As filed with the Securities and Exchange Commission on June 25, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1311	23-1128670
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 N. Cascade Avenue, 14th Floor
Colorado Springs, CO 80903
(719) 442-2600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Keith E. Alessi
Interim President and interim Chief Executive Officer
WESTMORELAND COAL COMPANY
2 N. Cascade Avenue, 14th Floor
Colorado Springs, CO 80903
(719) 442-2600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Roger D. Wiegley General Counsel and Secretary WESTMORELAND COAL COMPANY 2 N. Cascade Avenue, 14th Floor Colorado Springs, CO 80903 Telephone: (719) 442-2600 Telecopy: (719) 448-5824	Michael J. Levitin WILMER CUTLER PICKERING HALE AND DORR LLP 1875 Pennsylvania Avenue, N.W. Washington, DC 20006 Telephone: (202) 663-6000 Telecopy: (202) 663-6363

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Common Stock, $2.50 par value per share(1)	5,810,000(2)	$18.00	$104,580,000	$3,211
Subscription Rights	8,969,343(3)	N/A	N/A	$-0-(4)

(1)	This Registration Statement also relates to rights to purchase shares of the Registrant’s Series B Junior Participating Preferred Stock (the “Preferred Stock Rights”), which are attached to all shares of Common Stock. Until the occurrence of certain prescribed events, the Preferred Stock Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferable along with and only with the Common Stock. The value attributable to the Preferred Stock Rights, if any, is reflected in the value of the Common Stock.

(2)	This figure represents the maximum number of shares of Common Stock issuable upon the exercise of the Subscription Rights by holders other than Tontine Capital Partners, L.P., as the Standby Purchaser.

(3)	Based on the assumption that each holder of Common Stock as of June 4, 2007, other than Tontine Capital Partners, L.P. as the Standby Purchaser, including each holder of Series A Convertible Exchangeable Preferred Stock on an as-converted basis, will be granted one Subscription Right for each share of Common Stock held by such holder.

(4)	The Subscription Rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the Subscription Rights.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 25, 2007

PROSPECTUS
WESTMORELAND COAL COMPANY

           SUBSCRIPTION RIGHTS TO PURCHASE
           SHARES OF COMMON STOCK AT $18.00 PER SHARE

We are distributing at no charge to the holders of record of our common stock on          , 2007 non-transferable subscription rights to purchase up to an aggregate of           shares of our common stock. You will receive one subscription right for every share of common stock you held as of the record date. Each subscription right entitles you to purchase           of a share of our common stock at the subscription price of $18.00 per share. This is your “basic subscription privilege.” Each subscription right also entitles you to subscribe for additional shares of our common stock, at the same subscription price of $18.00 per share, if you fully exercise your rights and to the extent other stockholders do not purchase all the shares that we are offering. This is your “over-subscription privilege.”

We will not issue fractional shares. If the number of subscription rights you are receiving would otherwise permit you to purchase a fraction of a share with your basic subscription privilege, the number of shares that you may purchase with your basic subscription privilege is being rounded down to the nearest whole share.

We are distributing the rights in order to provide additional liquidity for working capital, to support our growth and development strategy, to redeem our outstanding Series A Convertible Exchangeable Preferred Stock, and for other general corporate purposes.

The rights will expire if they are not exercised by 5:00 p.m. New York City time, on          , 2007, the expiration date of this offering. We may extend the time period for exercising the rights. Rights that are not exercised by the expiration date of this offering will expire and will have no value. Rights may not be transferred or sold. You should carefully consider whether to exercise your rights before the expiration date. Our Board of Directors is making no recommendations regarding your exercise of the rights.

Concurrently with this offering, we are distributing           rights to purchase           shares of our common stock in a private placement to one of our stockholders that has agreed to act as a standby purchaser in this offering. The standby purchaser may exercise these rights at the same $18.00 per share price that you may exercise your rights. The           rights and           shares referred to here and elsewhere in this prospectus include the           rights to purchase           shares distributed to the standby purchaser. If any shares remain unsubscribed for by you and our other stockholders when this offering expires, the standby purchaser has agreed, subject to the conditions and limitations contained in a standby purchase agreement, to purchase all such shares at the $18.00 per share subscription price.

Our common stock is traded on the American Stock Exchange under the symbol “WLB.” On          , 2007, the last reported sales price for our common stock was           per share.

AN INVESTMENT IN OUR COMMON STOCK IS RISKY. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE EXERCISING YOUR RIGHTS.

We are offering the shares directly without the services of an underwriter or selling agent.

	Per Share	Total

Subscription price	$18.00	$
Underwriter’s discounts and commissions	None		None
Net proceeds to Westmoreland (before expenses)	$18.00	$

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2007.

FORWARD-LOOKING STATEMENTS

Throughout this Prospectus, we make statements that are not historical facts or information and that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, levels of activity, performance, or achievements, or industry results, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; our ability to raise additional equity capital through a rights offering; the material weakness in our internal controls over financial reporting identified in our annual report on Form 10-K for the year ended December 31, 2006, and the associated ineffectiveness of our disclosure controls; health care cost trends; the cost and capacity of the surety bond market; our ability to manage growth and significantly expanded operations; our ability to implement our growth and development strategy; our ability to pay the preferred stock dividends that are accumulated but unpaid; our ability to retain key senior management; our ability to maintain compliance with debt covenant requirements or obtain waivers from our lenders in cases of non-compliance; our ability to achieve anticipated cost savings and profitability targets; our ability to successfully identify new business opportunities; our ability

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to negotiate profitable coal contracts, price reopeners, and extensions; our ability to predict or anticipate commodity price changes; our ability to maintain satisfactory labor relations; changes in the industry; competition; our ability to reinvest cash, including cash that has been deposited in reclamation accounts, at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; the demand for electricity; the performance of ROVA and the structure of ROVA’s contracts with its lenders and Dominion Virginia Power; the effect of regulatory and legal proceedings; environmental issues, including the cost of compliance with existing and future environmental requirements; and the other factors discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Properties” sections of this prospectus and in Note 18 to our consolidated financial statements for 2006 included in this prospectus. As a result of the foregoing and other factors, we cannot provide any assurance about our future results or achievements. We disclaim any duty to update these statements, even if subsequent events cause our views to change.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q.	What is the rights offering?

A.	The rights offering is a distribution to holders of our common stock, at no charge, of subscription rights. We are distributing one right for each share of common stock owned as of , 2007, the record date. Each right is evidenced by a rights certificate.

Q.	What is a subscription right?

A.	Each subscription right is a right to purchase of a share of our common stock and carries with it a basic subscription privilege and an over-subscription privilege.

Q.	What is the basic subscription privilege?

A.	The basic subscription privilege of each right entitles you to purchase of a share of our common stock at the subscription price of $18.00 per each share purchased. We will not issue fractional shares. If the number of subscription rights you are receiving would otherwise permit you to purchase a fraction of a share with your basic subscription privilege, the number of shares that you may purchase with your basic subscription privilege is being rounded down to the nearest whole share.

Q.	What is the over-subscription privilege?

A.	We do not expect that all of our stockholders will exercise all of their basic subscription privileges. By extending over-subscription privileges to our stockholders, we are providing stockholders that exercise all of their basic subscription privileges with the opportunity to purchase shares that are not purchased by other stockholders through the exercise of their basic subscription privileges. We call these the unsubscribed shares. If you fully exercise your basic subscription privilege, the over-subscription privilege entitles you to subscribe for additional shares of our common stock at the same subscription price of $18.00 per share that applies to your basic subscription privilege. For the purpose of determining your eligibility for the over-subscription privilege, you will be deemed to have exercised your basic subscription privilege in full if you subscribe for the maximum number of whole shares of our common stock available under your basic subscription privilege. You may purchase up to your pro rata portion of the unsubscribed shares. For example, if you owned 0.01% of our outstanding common stock on the record date, you may purchase up to 0.01% of the unsubscribed shares with your over-subscription privilege. You will be required to submit payment in full for all the shares you wish to buy with your over-subscription privilege. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the rights offering.

Q.	How long will this offering last?

A.	You will be able to exercise your subscription rights only during a limited period. If you do not exercise your subscription rights before 5:00 p.m., New York City time, on , 2007, your subscription rights will expire. We may, in our discretion, extend this offering until some later time but not later than 5:00 p.m., New York City time, on , 2007.

Q.	Why is Westmoreland engaging in a rights offering?

A.	Our Board of Directors has determined to seek additional equity capital for working capital, to support our growth and development strategy, to redeem our outstanding Series A Convertible Exchangeable Preferred Stock, and for other general corporate purposes. We currently project that we have sufficient capital resources and committed financing arrangements to provide us with adequate liquidity through early in the fourth quarter of 2007. However, based on our most recent internal calculations, we do not believe that we have capital resources or committed financing arrangements in place to provide adequate liquidity to meet the cash requirements that we currently project beginning towards the end of 2007. Our Board of Directors also believes that the Company has growth and development opportunities available to it that could be pursued only if we had additional liquidity. We do not currently have any agreement to acquire any business or assets (other than the capital expenditures we anticipate making in the ordinary course of our business) or any letter of intent with respect to any such acquisition. We intend to use a portion of the proceeds from the rights offering to redeem the outstanding shares of our Series A Preferred Stock. We have determined to seek equity capital through a rights offering because we would like to give all of our common stockholders the opportunity to purchase additional shares of our common stock.

Q.	What is the size of the rights offering?

A.	We are seeking to raise $ in the rights offering. This amount includes the amount attributable to the concurrent private placement that we are conducting with the standby purchaser. We are seeking $85,000,000 plus $ , which is the amount required to redeem, on , 2007, all of the shares of our Series A Preferred Stock that were outstanding on the record date.

Q.	How was the subscription price established?

A.	The subscription price was determined through negotiation between the Company and Tontine Capital Partners, L.P., the standby purchaser.

Q.	How do I exercise my subscription rights?

A.	You may exercise your rights by properly completing and signing your rights certificate. You must deliver your rights certificate with full payment of the subscription price (including any amounts in respect of the over-subscription privilege) to the subscription agent on or prior to the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”

If you wish to exercise your over-subscription privilege, you must pay in full for (1) the number of shares you purchase with your basic subscription privilege and (2) the number of shares you wish to purchase with your over-subscription privilege. You may pay the subscription price in a number of different ways. See “The Rights Offering — Method of Payment.” In order for you to timely exercise your rights, the subscription agent must actually receive good funds, in payment of the subscription price, before the expiration date.

An uncertified personal check may take five business days or more to clear. Accordingly, if you pay the subscription price by uncertified personal check, you should make payment sufficiently in advance of the expiration date to ensure that your check actually clears and the payment is received before the expiration date.

Q.	What should I do if I want to participate in this offering but my shares are held in the name of my broker, custodian bank, or other nominee?

A.	If you hold shares of our common stock through a broker, custodian bank, or other nominee, we will ask your broker, custodian bank, or other nominee to notify you of this offering. If you wish to exercise your rights, you will need to have your broker, custodian bank, or other nominee act for you.

To indicate your decisions, you should complete and return to your broker, custodian bank, or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank, or other nominee with the other rights offering materials. You should contact your broker, custodian bank, or other nominee if you believe you are entitled to participate in this offering but you have not received this form.

Q.	What should I do if I want to participate in this offering but I own shares through Westmoreland’s 401(k) plan?

A.	You will be notified of this offering if shares of our common stock are held by our 401(k) plan and allocated to your account as of the record date for the rights offering. If you wish to exercise some or all of your subscription rights, you will need to notify of your decision and will act for you. To indicate your decision, you should properly complete and return to by 5:00 p.m., New York City time, on , 2007 (which is days prior to the expiration date of this offering), the form entitled “401(k) Plan Participant Election Form.” If shares of our common stock are allocated to your account under our 401(k) plan, you may exercise your basic subscription privilege and, if you fully exercise your basic subscription privilege, you may also exercise the over-subscription privilege.

If you elect to exercise some or all of your subscription rights, you must ensure that the total dollar amount required for such exercise has been allocated to the Guaranteed Income Fund (an existing investment election under the 401(k) plan) no later than , 2007, the date that is days prior to the expiration date of this offering. On or before , 2007, , to exercise subscription rights on your behalf in this offering, will transfer the funds needed to pay the subscription price from your Guaranteed Income Fund account to the subscription agent. If the funds in your Guaranteed Income Fund account are insufficient to exercise all of your subscription rights in accordance with your election, the subscription rights will be exercised to the maximum extent possible with the amount you have invested in your Guaranteed Income Fund account.

You should receive the “401(k) Plan Participant Election Form” with the other rights offering materials. You should contact , the information agent for this offering, if you do not receive this form but you believe you are entitled to participate in this offering with respect to shares allocated to your account under the 401(k) plan.

If our 401(k) plan holds common stock allocated to your account, you should read this prospectus in its entirety, paying special attention to the section entitled “The Rights Offering — Special Instructions for Participants in Our 401(k) Plan,” which contains important information about your rights, including differences in the procedures for exercising rights associated with common stock in our 401(k) plan.

Q.	What if the market price per share of our common stock is less than the subscription price per share when I am deciding to exercise my subscription rights?

A.	Consult your broker. Depending on the market price of our common stock, it may be more cost effective for you to purchase shares of our common stock on the American Stock Exchange rather than exercise your subscription rights.

Q.	Will I be charged a sales commission or a fee by Westmoreland if I exercise my subscription rights?

A.	No. We will not charge a brokerage commission or a fee to rights holders for exercising their rights. However, if you exercise your rights through a broker or nominee, you will be responsible for any fees charged by your broker or nominee.

Q.	What is the Board of Directors’ recommendation regarding the rights offering?

A.	Our Board of Directors is not making any recommendation as to whether you should exercise your subscription rights. You are urged to make your decision based on your own assessment of the rights offering and Westmoreland.

Q.	Is exercising my subscription rights risky?

A.	Yes. The exercise of your rights involves risks. Exercising your rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors,” beginning on page 4.

Q.	May I transfer my rights if I do not want to purchase any shares?

A.	No. If you choose not to exercise your rights, you may not sell, give away, or otherwise transfer your rights.

Q.	Am I required to subscribe in the rights offering?

A.	No.

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Q.	Am I required to exercise my rights if I voted to approve the rights offering at the annual meeting? Am I permitted to exercise my rights if I did not vote to approve the rights offering at the annual meeting?

A.	How you voted at our annual meeting of stockholders has no impact on your decision as to whether to exercise your rights. You may exercise your rights if you did not vote to approve the rights offering at the annual meeting, and you are not required to exercise your rights if you voted to approve the rights offering at the annual meeting.

Q.	If I do exercise my rights, am I required to exercise all of the rights I receive in this offering?

A.	No. You may exercise any number of your rights, or you may choose not to exercise any rights.

Q.	What happens if I choose not to exercise my subscription rights?

A.	If you do not exercise your subscription rights, the rights offering will not affect the number of shares of common stock you now own. However, if you choose not to exercise your subscription rights and other stockholders do, the percentage of our common stock that you own after the offering will decrease. The purchase of shares by the standby purchaser will also dilute your percentage interest in the Company. Rights not exercised prior to the expiration of this offering will expire.

Q.	Is there any limitation on the number of shares that I can purchase in this offering?

A.	Yes. You may only purchase in this offering a number of shares equal to (x) the number of shares of common stock you owned on the record date, multiplied by , rounded down to the nearest whole share, plus (y) your pro rata portion of the unsubscribed shares.

Q.	After I exercise my rights, can I change my mind and cancel my purchase?

A.	After you exercise your rights, you will only be able to cancel your purchase if we give you the option to do so. We will only give you an option to cancel your purchase if (1) prior to the expiration date for this offering, the Standby Purchaser terminates the Standby Agreement or advises us that it does not intend to fulfill its Pro Rata Commitment or Standby Commitment or (2) we amend the terms of this offering in a way that we, in our sole discretion, determine is material. An extension of the expiration date will not, in and of itself, be deemed a material amendment of this offering. Except in these two circumstances, you will not have the ability to cancel your purchase, even if you later learn information about us that you consider to be unfavorable and even if the market price of our common stock is below the $18.00 per share subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of $18.00 per share.

Q.	What are the federal income tax consequences of exercising my subscription rights as a holder of common stock?

A.	A holder of common stock will not recognize income or loss for federal income tax purposes in connection with the receipt or exercise of subscription rights in this offering. See “United States Federal Income Tax Consequences,” beginning on page 115.

Q.	When will I receive my new shares?

A.	If you exercise rights that were issued in respect of shares that you own through a broker, custodian bank, or other nominee, the relevant shares will be issued directly to the broker, custodian bank, or other nominee, and you should contact your broker, custodian bank, or other nominee for more information. If you exercise rights that were issued in respect of shares that you own directly, and not through a nominee, the relevant shares will be issued to you as soon as practicable after the expiration of the rights offering. Subject to state securities laws and regulations, we have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your basic or over-subscription privilege in order to comply with state securities laws.

Q.	Will the new shares be initially listed on the American Stock Exchange and treated like other shares?

A.	Yes. Our common stock is traded on the American Stock Exchange under the symbol “WLB.” On , 2007, the last reported sales price of our common stock on the AMEX was $ per share.

Q.	Will the rights be listed on a stock exchange?

A.	No. Because the rights are not transferable, the rights will not be listed on the American Stock Exchange or any other exchange.

Q.	What is the role of the Standby Purchaser in the rights offering?

A.	In connection with the rights offering, we have entered into a standby purchase agreement with Tontine Capital Partners, L.P. In this prospectus, we refer to this agreement as the Standby Agreement and to Tontine Capital Partners, L.P. and its affiliates as the Standby Purchaser. The Standby Purchaser currently owns approximately 17% of our outstanding common stock. Subject to the conditions contained in the Standby Agreement, the Standby Agreement obligates us to sell, and requires the Standby Purchaser to subscribe for and purchase from us, all of the shares purchasable with its basic subscription privilege. This is the Standby Purchaser’s “Pro Rata Commitment.” In addition, the Standby Purchaser has agreed to purchase any and all shares that are offered in this offering if those shares are not purchased by other holders of our common stock through the exercise of their basic subscription privileges and over-subscription privileges. This is the Standby Purchaser’s “Standby Commitment.” If, after giving effect to the purchase of common stock pursuant to its Pro Rata Commitment and Standby Commitment, the Standby Purchaser owns less than 25% of the fully diluted issued and outstanding common stock (exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock), the Standby Purchaser will have the option to purchase an additional number of shares of common stock, up to such amount that will result in the Standby Purchaser’s owning not more than 25% of the fully diluted issued and outstanding shares of common stock (after giving effect to its purchase but exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock). This right is the Standby Purchaser’s “Additional Purchase Option.” We and the Standby Purchaser are conducting all of these transactions at a price equal to the $18.00 per share subscription price and in a private placement concurrently with this offering. For a more complete description of the role of the Standby Purchaser in the rights offering, see “The Rights Offering — Standby Agreement” and “Plan of Distribution.”

Q.	Is there any limit on the number of shares that the Standby Purchaser and its affiliates may acquire?

A.	Yes. The Standby Agreement limits the number of shares that the Standby Purchaser may acquire in the rights offering. Under the Standby Agreement, the Standby Purchaser has agreed that it will not purchase shares of common stock that would result in it or any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of which it is a member owning 30% or more of the issued and outstanding shares of our common stock on a fully diluted basis (after giving effect to the shares issued in this offering and the concurrent private placement but exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock).

Q.	Is the Standby Purchaser receiving any compensation for its Pro Rata Commitment or Standby Commitment?

A.	We are not paying the Standby Purchaser a commitment fee. However, as noted above, if, after giving effect to the purchase of common stock pursuant to its Pro Rata Commitment and Standby Commitment, the Standby Purchaser and its affiliates own less than 25% of the fully diluted issued and outstanding common stock, the Standby Purchaser will have the option to purchase an additional number of shares of common stock, up to such amount that will result in the Standby Purchaser and its affiliates’ owning not more than 25% of the fully diluted issued and outstanding shares of common stock (after giving effect to the shares issued in this offering and pursuant to the Pro Rata Commitment, Standby Commitment, and this option but exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock).

In addition, if the rights offering is not consummated, and subject to the circumstances described in the Standby Agreement and addressed in “The Rights Offering — Standby Agreement,” we may be obligated to pay the Standby Purchaser a fee of $10,000,000 or sell the Standby Purchaser up to 19.9% of the outstanding shares of our Common Stock, at the subscription price, but not to exceed that number of shares that would result in the Standby Purchaser and its affiliates’ owning more than 25% of the fully diluted outstanding shares of common stock (exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock).

Q.	Are there any conditions to the Pro Rata Commitment and Standby Commitment?

A.	Yes. The obligation of the Standby Purchaser to fulfill the Pro Rata Commitment and Standby Commitment is subject to a number of conditions. For a more detailed description of the conditions to the Pro Rata Commitment and Standby Commitment, see “The Rights Offering — Standby Agreement.”

Q.	What is the difference between the rights offering, this offering, and the concurrent private placement?

A.	The rights offering is a distribution to all holders of our common stock, including the Standby Purchaser, at no charge, of subscription rights. In this prospectus, the phrase “this offering” refers to the public offering of shares to stockholders other than the Standby Purchaser. We are offering shares to the Standby Purchaser in a private placement concurrently with this offering. This offering and the concurrent private placement are both elements of the rights offering.

Q.	How many shares will be outstanding after the rights offering? How many shares will the Standby Purchaser own?

A.	The number of shares outstanding at the conclusion of the rights offering, and the number of shares that the Standby Purchaser will own, will depend on the number of rights exercised by other stockholders and whether the Standby Purchaser elects to exercise its Additional Purchase Option. If no stockholder other than the Standby Purchaser exercises its subscription rights, then shares of common stock will be outstanding at the conclusion of the rights offering, the Standby Purchaser will acquire shares of our common stock in the rights offering pursuant to its Pro Rata Commitment and Standby Commitment, and the Standby Purchaser will own shares of common stock (equivalent to 30% of our fully diluted common stock). If our stockholders purchase all of the shares offered in this offering, and if the Standby Purchaser exercises its Additional Purchase Option, then shares of common stock will be outstanding at the conclusion of the rights offering, the Standby Purchaser will acquire shares of our common stock in the rights offering pursuant to its Pro Rata Commitment, Standby Commitment, and Additional Purchase Option, and the Standby Purchaser will own shares of common stock (equivalent to 25% of our fully diluted common stock). Each of these examples assumes no change in the number of shares of our fully diluted common stock between the record date and the date of the closing of the rights offering, the satisfaction of all conditions to the Pro Rata Commitment and Standby Commitment, and that no convertible securities are converted into shares of common stock between the record date and the date of the closing of the rights offering.

Q.	Will Westmoreland consummate this offering if stockholders do not subscribe for a minimum number of shares of common stock?

A.	We may consummate this offering even if we do not receive subscriptions for any specific number of shares. We are not obligated, prior to the completion of the rights offering, to inform you how many shares have been subscribed for, and we do not expect to announce publicly the results of the rights offering until after its completion.

Q.	Will Westmoreland consummate this offering if, prior to the expiration date, the Standby Purchaser terminates the Standby Agreement or advises us that it does not intend to fulfill its Pro Rata Commitment or Standby Commitment?

A.	Westmoreland may consummate this offering, if prior to the expiration date for this offering, the Standby Purchaser terminates the Standby Agreement or advises us that it does not intend to fulfill its Pro Rata

Commitment or Standby Commitment. However, if the Standby Purchaser advises us, prior to the expiration date for this offering, that it has terminated the Standby Agreement or that it does not intend to fulfill its Pro Rata Commitment or Standby Commitment, we will give you an option to cancel your subscription.

Q.	Are there any conditions to this offering?

A.	We may terminate this offering, in whole or in part, if at any time before completion of this offering there is any judgment, order, decree, injunction, statute, law, or regulation entered, enacted, amended, or held to be applicable to this offering that in the sole judgment of our Board of Directors would or might make this offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of this offering. We may waive any of these conditions and choose to proceed with this offering even if one or more of these events occur. If we terminate this offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.

Q.	Can Westmoreland cancel this offering?

A.	Yes. We may cancel this offering, in whole or in part, in our sole discretion at any time prior to the time this offering expires for any reason (including a change in the market price of our common stock).

Q.	Can Westmoreland amend or modify the terms of this offering?

A.	We reserve the right, in our sole discretion, to amend or modify the terms of this offering. If we amend or modify the terms of this offering in a way that we in our sole discretion consider material, we will mail notice of the amendment to all stockholders of record as of the record date, extend the expiration date by at least ten days, and give you the option to cancel your subscription. The extension of the expiration date will not, in and of itself, be treated as a material amendment for these purposes.

Q.	If this offering is not consummated, will my subscription payment be refunded to me?

A.	Yes. The subscription agent will hold all funds it receives in escrow until consummation of this offering. If this offering is not consummated, the subscription agent will return promptly, without interest, all subscription payments.

Q.	What should I do if I have other questions?

A.	If you have questions or need assistance, please contact , the subscription agent, at ( ) - . Banks and brokerage firms please call ( ) - . For a more complete description of the rights offering, see “The Rights Offering,” beginning on page .

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that is important to you. This prospectus includes information about our business and our financial and operating data. Before making an investment decision, we encourage you to read the entire prospectus carefully, including the risks discussed in the “Risk Factors” section. We also encourage you to review our financial statements and the other information we provide in the reports and other documents that we file with the Securities and Exchange Commission, or SEC, as described under “Where You Can Find More Information.”

We use the terms “we,” “us,” “our,” “the Company,” and “Westmoreland” in this prospectus to refer to Westmoreland Coal Company and our consolidated subsidiaries. We use the terms “Westmoreland Energy” to refer to our subsidiary Westmoreland Energy, LLC, and “Westmoreland Mining” to refer to our separate subsidiary, Westmoreland Mining LLC. We use the term “Westmoreland Resources” to refer to Westmoreland Resources, Inc., which owns the Absaloka Mine. We own 80% of Westmoreland Resources, and Washington Group International Inc. owns the remaining 20%. We own 100% of our other subsidiaries.

Our Company

We are an energy company. We mine coal, which is used to produce electric power, and we own, operate, and maintain power-generating plants.

We own five mines in Montana, North Dakota, and Texas. All of our mines are surface mines that provide coal to power-generating stations. In 2006, our mines produced 29.4 million tons of coal, about 3% of all coal produced in the United States, and we were the 9th largest coal producer in the United States, ranked by tons of coal mined.

We own interests in three power-generating plants. In 2006, we acquired the 50% of the Roanoke Valley power plant, or ROVA, that we did not previously own, and we now own 100% of ROVA. ROVA consists of two units, ROVA I and ROVA II, that collectively produced 1,639,000 megawatt, or MW, hours in 2006. The ROVA Project is located in Weldon, North Carolina. We also own a 4.49% interest in a project in Fort Lupton, Colorado, that produced 724,000 MW hours in 2006. We operate and maintain ROVA and four power plants owned by others.

The power-generating plants that we supply and ROVA are all baseloaded plants. The baseload is the minimum amount of electric power delivered or required over a given period of time at a steady rate, and a baseload or baseloaded power plant is a plant that is normally operated to provide all or part of the minimum load to a system and which consequently produces electricity whenever it is available. Although baseloaded plants typically run continuously when available, they do not run when they are unavailable because of scheduled or unscheduled maintenance or operating problems. Scheduled maintenance is usually performed in the spring and fall.

For a power-generating plant, three of the principal costs of using coal are the cost of the coal, the cost of transporting the coal from the mine to the plant, and the cost of complying with environmental standards. The principal customers of our Rosebud, Jewett, and Beulah mines are located adjacent to the mines, the principal customers for the Savage Mine are located 25 to 30 miles from the mine, and our Absaloka Mine is 300 rail miles closer to its principal customers than are this mine’s principal competitors. The principal customers of each of our mines have installed flue gas desulfurization systems, which are known as “scrubbers.”

We sell virtually all our coal under long-term contracts. Consequently, our mines enjoy relatively stable demand and pricing compared to competitors who sell more of their production on the spot market.

We terminated our coal operations in the eastern United States in the 1990s. We are obligated to provide postretirement medical benefits for our former employees, and individuals for whom responsibility has been assigned to us, under the Coal Industry Retiree Health Benefits Act of 1992, or Coal Act. Our Coal Act obligations are the predominant portion of the obligations that we call our heritage health benefit costs. They are our most significant long-term obligations.

We trace our origin to a corporation organized in 1854. We are the oldest independent coal company in the United States. We are organized under the laws of the State of Delaware. Our principal executive office is located at 2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado 80903, and our office telephone number is (719) 442-2600.

Our web site address is www.westmoreland.com. Information on our web site is not a part of this prospectus, and we have included our web site address in this document as an inactive textual link only.

The Rights Offering

The rights offering	We are distributing subscription rights to holders of our common stock, at no charge, at the rate of one right for each share of common stock owned as of , 2007. The rights will permit stockholders to purchase up to an aggregate of shares of common stock.

Basic subscription privilege	Each right entitles you to purchase of a share of our common stock at the subscription price of $18.00 per each share purchased. We will not issue fractional shares.

Over-subscription privilege	If you fully exercise your basic subscription privilege, the over-subscription privilege entitles you to subscribe for additional shares of our common stock at $18.00 per share. You may purchase, with your over-subscription privilege, up to your pro rata portion of the shares that we are offering that are not purchased by other stockholders through the exercise of their basic subscription privileges. For example, if you owned 0.01% of our outstanding common stock on the record date, you may purchase up to 0.01% of the unsubscribed shares with your over-subscription privilege.

Expiration date	5:00 p.m. New York City time, , 2007, unless otherwise extended by us to a later date.

Procedure for exercising rights	You may exercise your basic subscription privilege and your over-subscription privilege by properly completing the rights certificate and forwarding it to the subscription agent with payment of the subscription price, including payment for all the shares you wish to purchase with both the basic subscription privilege and the over-subscription privilege. The subscription agent must actually receive the rights certificate and payment at or prior to the expiration time. If you send rights certificates by mail, you are urged to use insured, registered mail.

Standby Purchase Agreement	We have entered into an agreement with Tontine Capital Partners, L.P. under which Tontine has agreed to subscribe for and purchase all of the shares purchasable with its basic subscription privilege. Tontine has also agreed to act as a “standby purchaser” to purchase any shares not subscribed for in this offering. If, after giving effect to such purchases, Tontine owns less than 25% of our fully diluted common stock, Tontine will have the option to purchase additional shares of common stock at the subscription price, up to such amount that will result in Tontine’s owning not more than 25% of our fully diluted common stock. Tontine has agreed that it will not purchase shares of common stock that would result in it, or any group of which it is a member, owning 30% or more of our fully diluted common stock.

Subscription agent	, , telephone number .

Use of proceeds	To provide additional liquidity for working capital, to support our growth and development strategy, to redeem our outstanding Series A Convertible Exchangeable Preferred Stock, and for other general corporate purposes.

Risk factors	You should read “Risk Factors” before you exercise your rights.

RISK FACTORS

An investment in our common stock involves risk. You should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before making any decision.

Risks Related to our Company

Our revenues, profitability, and cash flow could suffer significantly if negotiations between our subsidiary, Texas Westmoreland Coal Company, and its sole customer do not produce a new long-term agreement for the supply of lignite to the customer. In addition, if these negotiations do not produce a new long-term agreement, Westmoreland Mining’s ability to repay its debt and maintain compliance with its financial covenants could be materially affected.

Our subsidiary Texas Westmoreland Coal Company operates the Jewett Mine and sells lignite to NRG Texas, LLC, or NRGT, which operates the Limestone Electric Generating Station. The Limestone Station is adjacent to the Jewett Mine and NRGT is the only customer of Texas Westmoreland. The Jewett Mine supplies lignite to the Limestone Station under a long-term agreement that has been amended and supplemented a number of times. The most recent supplement was an interim agreement signed in 2005, which we refer to as the interim agreement. The interim agreement expires at the end of 2007.

Upon expiration of the interim agreement, the terms of the long-term agreement in effect prior to the interim agreement again become effective. Under those terms, the price of the lignite delivered to NRGT is determined each year by a set of calculations designed to approximate the equivalent cost of using Powder River Basin coal at the Limestone Station. If the parties are unable to agree on the applications or results of those calculations, the price is determined through expedited arbitration. However the price is determined, Texas Westmoreland has the right to designate the amount of lignite, if any, it will deliver at that price, up to 89 trillion Btu per year (approximately 6.8 million tons). If Texas Westmoreland designates zero tons, NRGT is no longer obligated to purchase lignite from the Jewett Mine for the remaining term of the contract.

During late 2006 and early 2007, Texas Westmoreland and NRGT were not able to determine a mutually acceptable lignite price for 2008 through negotiations or arbitration, and Texas Westmoreland gave notice to NRGT that it would deliver no lignite in 2008. As a result of this notice, NRGT is no longer obligated to purchase lignite from the Jewett Mine for the remaining term of the contract. It is highly unlikely that Texas Westmoreland would be able to find a new customer on economically acceptable terms for the lignite produced at the Jewett Mine because the cost of transporting lignite over long distances would make it non-competitive as a fuel source for other power plants. If Texas Westmoreland and NRGT cannot now agree upon a new long-term agreement, it is most probable that Texas Westmoreland would close the Jewett Mine. Such closure would have three material consequences.

•	First, it would eliminate Texas Westmoreland’s revenue and operating income from the Company’s consolidated financial statements. The Jewett Mine accounted for 29% of our consolidated coal segment revenues and 28% of our consolidated coal segment operating income in 2006. Closing the Jewett Mine would therefore have an adverse effect on our revenues, profitability, and cash flows.

•	Second, closure of the Jewett Mine would accelerate final reclamation costs for the mine. We are responsible under federal and state regulations for the ultimate reclamation of the mines we operate. At the Jewett Mine, NRGT has assumed by contract the liability to fund reclamation after the termination of mining and has posted bonds to secure its obligations. Based on the assumption that we would operate the mine through 2015 under the long-term agreement, our consolidated financial statements at March 31, 2007 included a $63.7 million obligation for final reclamation at the Jewett Mine, $27.0 million of which was recorded as a receivable from NRGT. We believe that these final reclamation costs are all the responsibility of NRGT under the current long-term agreement if the mine is shut down. However, NRGT has stated that it believes that it is responsible for substantially less than we believe it is responsible for. We have not been able to quantify the difference in our and NRGT’s positions. This dispute is scheduled to be determined through arbitration in July 2007. If the allocation of responsibility for final reclamation at the Jewett Mine is determined through arbitration in a manner that is contrary to our interpretation of the long-term contract, or if the total amount of the reclamation changes because the mine closes earlier than we assumed, this could further affect our costs and our profitability.

•	Third, the cash flow from the Jewett Mine contributes to the service of Westmoreland Mining’s term debt. Any cessation of operations at the Jewett Mine would affect Westmoreland Mining’s ability to repay its term debt and maintain compliance with its financial covenants. A default under Westmoreland Mining’s agreements with its lenders could adversely affect our financial condition.

We review and evaluate our long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. At March 31, 2007, our consolidated financial statements reflected approximately $97.9 million of long lived assets related to Texas Westmoreland’s operations. If Texas Westmoreland is unable to negotiate a new long-term agreement with NRGT, we will be required to conduct a review of Texas Westmoreland’s long-lived assets to determine whether any of the assets have become impaired. If we determine that some of the long-lived assets have become impaired, we would record an impairment charge to reduce the carrying value of the long-lived assets to their estimated fair value.

Although we believe that it is in the best interests of both Texas Westmoreland and NRGT to enter into a new long-term supply agreement for the Jewett Mine that would extend through the end of the useful life of the mine, there can be no assurance that we will be able to negotiate such an agreement with NRGT. We discuss Texas Westmoreland’s arrangements with NRGT in more detail in Management’s Discussion and Analysis of Financial Condition and Results of Operations under “Texas Westmoreland’s Arrangements with NRGT.”

Our coal mining operations are inherently subject to conditions that could affect levels of production and production costs at particular mines for varying lengths of time and could reduce our profitability.

Our coal mining operations are all surface mines. These mines are subject to conditions or events beyond our control that could disrupt operations, affect production, and increase the cost of mining at particular mines for varying lengths of time and negatively affect our profitability. These conditions or events include:

•	unplanned equipment failures, which could interrupt production and require us to expend significant sums to repair our capital equipment, including our draglines, the large machines we use to remove the soil that overlies coal deposits;

•	geological conditions, such as variations in the quality of the coal produced from a particular seam, variations in the thickness of coal seams, and variations in the amounts of rock and other natural materials that overlie the coal that we are mining; and

•	weather conditions.

Examples of recent conditions or events of these types include the following:

•	During the first quarter of 2006, the dragline at the Absaloka Mine was unable to operate for almost six weeks, while we were repairing a broken walking shoe and its electrical systems.

•	In May 2007, the Jewett Mine received approximately 12 inches of rain. Over the 22 year history of the Jewett Mine, the average rainfall for May has been approximately 5 inches. The rain reduced the Jewett Mine’s lignite sales by 5% as loading and haulage equipment could not safely access pit areas. In addition, the mine could not deliver lignite from its stockpile during these unusually intense rain events, as the increased moisture content of the lignite caused plugging in the customer’s lignite handling facility.

Our revenues and profitability could suffer if our customers reduce or suspend their coal purchases.

In 2006, we sold approximately 98% of the coal we produced under long-term agreements, with approximately 2% on a spot basis to utilities and shorter-term industrial/institutional sales. Three of our contracts, with the owners of the Limestone Station, Colstrip Units 3&4, and Colstrip Units 1&2, accounted for 29%, 23%, and 11%, respectively, of our coal revenues for 2006. Interruption in the purchases by or operations of our principal customers could significantly affect our revenues and profitability. Unscheduled maintenance outages at our customers’ power plants and unseasonably moderate weather are examples of conditions that might cause our customers to reduce their purchases. Four of our five mines are dedicated to supplying customers located adjacent to or near the mines, and these mines may have difficulty identifying alternative purchasers of their coal if their existing customers suspend or terminate their purchases.

Disputes relating to our coal supply agreements could harm our financial results.

From time to time, we may have disputes with customers under our coal supply agreements. These disputes could be associated with claims by our customers that may affect our revenue and profitability. Any dispute that resulted in litigation could cause us to pay significant legal fees, which could also affect our profitability.

We are a party to numerous legal proceedings, some of which, if determined unfavorably to us, could result in significant monetary damages.

We are a party to several legal proceedings which are described more fully in Note 18 to our consolidated financial statements for the year ended December 31, 2006, which we refer to as our December 31, 2006 Consolidated Financial Statements. Adverse outcomes in some or all of the pending cases could result in awards of substantial damages against us or harm our business.

Our financial results may also be affected by our obligations under our executive severance policy dated December 8, 1993. As reported on our Form 8-K filed on May 4, 2007, Christopher K. Seglem was terminated as our CEO and President effective May 1, 2007. Mr. Seglem is entitled to payment of severance benefits under the executive severance policy. The total amount payable to Mr. Seglem has not been determined because the executive severance policy is subject to different interpretations in regard to certain important terms. We and Mr. Seglem have been attempting to resolve the ambiguities in the policy through discussions but no assurances can be given that the ambiguities will be resolved. If Mr. Seglem were to bring litigation against us to enforce what he believes are his rights under the policy, the Company would be required to pay his attorney’s fees under the terms of the policy, unless a court were to determine that under the circumstances, recovery of all or a part of any such fees would be unjust. If Mr. Seglem’s interpretation of the policy were to be upheld by a court, he would be entitled to a payment of approximately $3.8 million.

We may not be able to manage our expanding operations effectively, which could impair our profitability.

At the end of 2000, we owned one mine and employed 31 people. In the spring of 2001, we acquired the Rosebud, Jewett, Beulah, and Savage mines. In June 2006, we acquired the half of ROVA that we did not previously own, and we also acquired contracts to operate and maintain ROVA and four other independent power projects. In March 2007, we assumed operation of the Absaloka Mine, and at March 31, 2007, we employed approximately 1,300 people, including employees at our subsidiaries. This growth has placed significant demands on our management as well as our resources and systems. One of the principal challenges associated with our growth has been, and we believe will continue to be, our need to attract and retain highly skilled employees and managers. If we are unable to attract and retain the personnel we need to manage our increasingly large and complex operations, our ability to manage our operations effectively and to pursue our business strategy could be compromised.

Our growth and development strategy could require significant resources and may not be successful.

We regularly seek opportunities to make additional strategic acquisitions, to expand existing businesses, to develop new operations, and to enter related businesses. We may not be able to identify suitable acquisition candidates or development opportunities, or complete any acquisition or project, on terms that are favorable to us. Acquisitions, investments, and other growth projects involve risks that could harm our operating results, including difficulties in integrating acquired and new operations, diversions of management resources, debt incurred in financing such activities, and unanticipated problems and liabilities. We anticipate that we would finance acquisitions and development activities by using our existing capital resources, borrowing under existing bank credit facilities, issuing equity securities, or incurring additional indebtedness. We may not have sufficient available capital resources or access to additional capital to execute potential acquisitions or take advantage of development opportunities.

Our expenditures for postretirement medical benefits could be materially higher than we have predicted if our underlying assumptions prove to be incorrect.

We provide various postretirement medical benefits to current and former employees and their dependents. We estimate the amounts of these obligations based on assumptions described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Estimates and Related Matters” herein. See Note 7 to our December 31, 2006 Consolidated Financial Statements for more detail. We accrue amounts for these obligations, which are unfunded, and we pay as costs are incurred. If our assumptions change, the amount of our obligations could increase, and if our assumptions are inaccurate, we could be required to expend greater amounts than we anticipate. We regularly revise our estimates, and the amount of our accrued obligations is subject to change.

We have a significant amount of debt, which imposes restrictions on us and may limit our flexibility, and a decline in our operating performance may materially affect our ability to meet our future financial commitments and liquidity needs.

As of March 31, 2007, our total gross indebtedness was approximately $281.5 million, the principal components of which are: $7.6 million of corporate revolving lines of credit, $94.3 million of Westmoreland Mining term debt, $148.9 million of ROVA term debt (which includes $4.7 million of debt premiums), and $30.7 million of ROVA acquisition debt. We may incur additional indebtedness in the future, including indebtedness under our two existing revolving credit facilities.

Westmoreland Mining’s term loan agreement restricts its ability to distribute cash to Westmoreland Coal Company through 2011 and limits the types of transactions that Westmoreland Mining and its subsidiaries can engage in with Westmoreland Coal Company and our other subsidiaries. Westmoreland Mining executed the term loan agreement, which we refer to as Westmoreland Mining’s acquisition debt, in 2001 and used the proceeds to finance its acquisition of the Rosebud, Jewett, Beulah, and Savage mines. The final payment on this indebtedness is $30.0 million and is due on December 31, 2008. Until December 31, 2008, 25% of Westmoreland Mining’s surplus cash flow is dedicated to an account to fund this final payment. In 2004, Westmoreland Mining incurred an additional $35.0 million of indebtedness, which we call the add-on facility. Westmoreland Mining is scheduled to pay off the add-on facility from 2009 through 2011. Westmoreland Mining has pledged or mortgaged substantially all of its assets and the assets of the Rosebud, Jewett, Beulah, and Savage mines, and we have pledged all of our interests in Westmoreland Mining as security for Westmoreland Mining’s indebtedness.

In addition, Westmoreland Mining must comply with financial ratios and other covenants specified in the agreements with its lenders. One of those covenants requires Westmoreland Mining to prepay its term debt if a “Parent Change in Control” occurs. The amount that Westmoreland Mining is required to pay in such a case includes a “make-whole amount” in the case of Westmoreland Mining’s Series B and Series C notes and “breakage amount” in the case of its Series D notes. The make-whole amount and breakage amount are intended to compensate the holders of Westmoreland Mining’s notes for the cost of reinvesting the principal amount of those notes prior to their expected maturity dates. Because of the changes in Westmoreland Coal Company’s Board of Directors that we expect will take place by the end of 2007, we anticipate that, in the absence of a waiver from Westmoreland Mining’s lenders, a “Parent Change in Control” will be deemed to have taken place. If Westmoreland Mining had been required to prepay its term debt on March 31, 2007, we estimate that the total amount that Westmoreland Mining would have been required to pay was $93.1 million, which includes $88.6 million of principal and $4.5 million of make-whole and breakage fees. Westmoreland Mining intends to seek a waiver from its lenders, effectively waiving the non-compliance with the “Parent Change in Control” covenant.

Substantial debt was incurred to finance ROVA’s development. At March 31, 2007, ROVA owed $144.2 million to its lenders. Substantially all of ROVA’s assets are pledged to secure the repayment of this debt. We incurred indebtedness of $35 million in June 2006, in connection with our acquisition of the 50% interest in ROVA that we did not previously own. To secure the repayment of this debt, we have pledged the semi-annual cash distributions from ROVA commencing in January 2007 and the interests in our subsidiaries that operate and maintain ROVA and four other independent power projects. ROVA’s debt agreements also contain various restrictive covenants primarily related to construction of the facilities, maintenance of the property, and required insurance. Additionally, the ROVA financial covenants include restrictions on incurring additional indebtedness and property liens, paying cash distributions to the partners, and incurring various commitments without lender approval.

Failure to comply with the ratios and covenants in Westmoreland Mining’s or ROVA’s debt agreements, or to make regular payments of principal and interest, could result in an event of default.

A substantial portion of our cash flow must be used to pay principal and interest on our indebtedness and is not available to fund working capital, capital expenditures, or other general corporate uses. In addition, the degree to which we are leveraged could have other important consequences, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, or other general corporate requirements; and

•	limiting our flexibility in planning for, or reacting to, changes in our business and in the industry.

If our or Westmoreland Mining’s operating performance declines, or if we or Westmoreland Mining do not have sufficient cash flows and capital resources to meet our debt service obligations, we or Westmoreland Mining may be forced to sell assets, seek additional capital, or seek to restructure or refinance our indebtedness. If Westmoreland Mining were to default on its debt service obligations, a note holder may be able to foreclose on assets that are important to our business.

ROVA’s credit agreement restricts its ability to distribute cash, contains financial ratios and other covenants, and is secured by a pledge of the project and substantially all of the project’s assets. If ROVA fails to comply with these ratios and covenants or fails to make regular payments of principal and interest, an event of default could occur. A substantial portion of ROVA’s cash flow must be used to pay principal and interest on its indebtedness and is not available to us. If ROVA were to default on its debt service obligations, a creditor may be able to foreclose on assets that are important to our business.

If the cost of obtaining new reclamation bonds and renewing existing reclamation bonds continues to increase or if we are unable to obtain additional bonding capacity, our profitability could be reduced.

Federal and state laws require that we provide bonds to secure our obligations to reclaim lands used for mining. We must post a bond before we obtain a permit to mine any new area. These bonds are typically renewable on a yearly basis and have become increasingly expensive. Bonding companies are requiring that applicants collateralize a portion of their obligations to the bonding company. In 2006, we paid approximately $2.6 million in premiums for reclamation bonds. We anticipate that, as we permit additional areas for our mines in 2007 and 2008, our bonding requirements will increase significantly and our collateral requirements will increase as well. Any capital that we provide to collateralize our obligations to our bonding companies is not available to support our other business activities. If the cost of our reclamation bonds continues to increase, our profitability could be reduced. Additionally, if we are unable to obtain additional bonding capacity, it could reduce our ability to begin mining operations in newly permitted areas, or continue in existing areas if increased bond demands cannot be met, and our profitability could be reduced.

Our financial position could be adversely affected if we fail to maintain our Coal Act bonds.

The Coal Act established the 1992 UMWA Benefit Plan, or 1992 Plan. We were required to secure approximately three years of our obligations to that plan by posting a surety bond or a letter of credit or collateralizing our obligations with cash. At December 31, 2006, we secured these obligations with two bonds, one in an amount of approximately $21.3 million with XL Specialty Insurance Company, or XL, and affiliates, and another in the amount of approximately $4.0 million.

As a result of amendments to the Coal Act that were signed into law on December 20, 2006, we are now required to secure only one year of our obligations to the 1992 Plan. This reduced the amount of security we are required to post from approximately $25.3 million to approximately $8.8 million. In response to this reduction, in early 2007 we reduced our $4.0 million bond to $0.3 million and reduced the bond provided by XL from approximately $21.3 million to $9.0 million, which exceeds the requirement of $8.5 million.

In December 2003, XL indicated a desire to exit the business of bonding Coal Act obligations. Although we believe that XL must continue to renew our bond so long as we do not default on our obligations to the 1992 Plan, XL filed a Complaint for Declaratory Judgment on May 11, 2005 to force our payment of $21.3 million (now $9.0 million) and to cancel the bond. If XL were to cancel or fail to renew our bond, we may be required to post another bond or secure our obligations with a letter of credit or cash. At this time, we are not aware of any other company that would provide a surety bond to secure obligations under the Coal Act, without cash collateral. If the Company were now required to collateralize a new bond or letter of credit with $9.0 million of cash, it would have a material effect on the Company’s liquidity.

We face competition for sales to new and existing customers, and the loss of sales or a reduction in the prices we receive under new or renewed contracts would lower our revenues and could reduce our profitability.

Approximately one-third of the coal tonnage that we will produce in 2007 will be sold under long-term contracts to power plants that take delivery of our coal from common carrier railroads. Most of the Absaloka Mine’s sales are delivered by rail and about 20% of the sales from each of the Rosebud Mine and Beulah Mine are delivered by rail. Contracts covering 60% of those rail tons are scheduled to expire between January 2007 and December 2008. As a general matter, plants that take coal by rail can buy their coal from many different suppliers. We will face significant competition, primarily from mines in the Southern Powder River Basin of Wyoming, to renew our long-term contracts with our rail-served customers, and for contracts with new rail-served customers. Many of our competitors are larger and better capitalized than we are and have coal with a lower sulfur and ash content than our coal. As a result, our competitors may be able to adopt more aggressive pricing policies for their coal supply contracts than we can. If our existing customers fail to renew their contracts with us on terms that are at least equivalent to those in effect today, or if we are unable to replace our existing contracts with contracts of equal size and profitability from new customers, our revenues and profitability would be reduced.

Approximately 22% of the coal tonnage that we will sell in 2007 will be delivered to the Limestone Station. The risks associated with the Jewett Mine’s contract with the Limestone Station are discussed above.

Stricter environmental regulations, including regulations recently adopted by the EPA, could reduce the demand for coal as a fuel source and cause the volume of our sales to decline.

Coal contains impurities, including sulfur, mercury, nitrogen, and other elements or compounds, many of which are released into the air when coal is burned. Stricter environmental regulation of emissions from coal-fired electric generating plants could increase the costs of using coal, thereby reducing demand for coal as a fuel source generally, and could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future. The U.S. Environmental Protection Agency, or EPA, adopted regulations in March 2005, that could increase the costs of operating coal-fired power plants, including ROVA. Congress has considered legislation that would have this same effect. At this time, we are unable to predict the impact of these new regulations on our business. However, we expect that the new regulations may alter the relative competitiveness among coal suppliers and coal types. The new regulations could also disadvantage some or all of our mines, and notwithstanding our coal supply contracts we could lose all or a portion of our sales volumes and face increased pressure to reduce the price for our coal, thereby reducing our revenues, our profitability, and the value of our coal reserves.

In March 2005, the EPA issued the Clean Air Interstate Rule, or CAIR, and Clean Air Mercury Rule, or the Mercury Rule. The CAIR will reduce emissions of sulfur dioxide and nitrogen oxide in 28 Eastern States and the District of Columbia. Texas and Minnesota, in which customers of the Jewett and Absaloka mines are located, and North Carolina, where ROVA is located, are subject to the CAIR. The CAIR requires these States to achieve required reductions in emissions from electric generating units, or EGUs, in one of two ways: (1) through participation in an EPA-administered, interstate “cap and trade” system that caps emissions in two stages, or (2) through measures of the State’s choice. Under the cap and trade system, the EPA will allocate emission “allowances” for nitrogen oxide to each State. The 28 States will distribute those allowances to EGUs, which can trade them. To control sulfur dioxide, the EPA will reduce the existing allowance allocations for sulfur dioxide that are currently provided under the acid rain program established pursuant to Title IV of the Clean Air Act Amendments. EGUs may choose among compliance alternatives, including installing pollution control equipment, switching fuels, or buying excess allowances from other EGUs that have reduced their emissions. Aggregate sulfur dioxide emissions are to be reduced from 2003 levels in two stages, a 45% reduction by 2010 and a 57% reduction by 2015. Aggregate nitrogen oxide emissions are also to be reduced from 2003 levels in two stages, a 53% reduction by 2009 and a 61% reduction by 2015.

The Mercury Rule applies to all States. The Mercury Rule establishes a two-stage, nationwide cap on mercury emissions from coal-fired EGUs. Aggregate mercury emissions are to be reduced from 1999 levels in two stages, a 20% reduction by 2010 and a 70% reduction by 2018. The EPA expects that, in the first stage, emissions of mercury will be reduced in conjunction with the reductions of sulfur dioxide and nitrogen oxide under the CAIR. The EPA has assigned each State an emissions “budget” for mercury, and each state must submit a State Plan detailing how it will meet its budget for reducing mercury from coal-fired EGUs. Again, States may participate in an interstate “cap and trade” system or achieve reductions through measures of the States’ choice. The Mercury Rule also establishes mercury emissions limits for new coal-fired EGUs. (New EGUs are power plants for which construction, modification, or reconstruction commenced after January 30, 2004.) Of the states in which we operate, Montana, North Dakota, and North Carolina are considering or have adopted rules that are different from and, in some respects more stringent than, the EPA rule. Two states we serve, Minnesota and Virginia, have also adopted rules that differ from and may in practice be stricter than the EPA rule. Texas adopted the EPA rule.

These new rules are likely to affect the market for coal for at least three reasons:

•	Different types of coal vary in their chemical composition and combustion characteristics. For example, the lignite from our Jewett and Beulah mines is inherently higher in mercury than bituminous and sub-bituminous coal, and sub-bituminous coal from different seams can differ significantly.

•	Different EGUs have different levels of emissions control technology. For example, ROVA has “state of the art” emissions control technology that reduces its emissions of sulfur dioxide, nitrogen oxide, and, collaterally, mercury.

•	The CAIR is likely to affect the existing national market for sulfur dioxide emissions allowances, thereby indirectly affecting coal producers and consumers that are not directly subject to the CAIR.

For all the foregoing reasons, and because it is unclear how states will allocate their emissions budgets, we are unable to predict at this time how these new rules will affect us.

Our contracts protect our sales positions, including volumes and prices, to varying degrees. However, we could face disadvantages under the new regulations that could result in our inability to renew some or all of our contracts as they expire or reach scheduled price reopeners or that could result in relatively lower prices upon renewal, thereby reducing our relative revenue, profitability, and/or the value of our coal reserves.

New legislation or regulations in the United States aimed at limiting emissions of greenhouse gases could increase the cost of using coal or restrict the use of coal, which could reduce demand for our coal, cause our profitability to suffer and reduce the value of our assets.

A variety of international and domestic environmental initiatives are currently aimed at reducing emissions of greenhouse gases, such as carbon dioxide, which is emitted when coal is burned. If these initiatives were to be successful, the cost to our customers of using coal could increase, or the use of coal could be restricted. This could cause the demand for our coal to decrease or the price we receive for our coal to fall, and the demand for coal generally might diminish. Restrictions on the use of coal or increases in the cost of burning coal could cause us to lose sales and revenues, cause our profitability to decline, or reduce the value of our coal reserves.

Demand for our coal could also be reduced by environmental regulations at the state level.

Environmental regulations by the states in which our mines are located, or in which the generating plants they supply operate, may negatively affect demand for coal in general or for our coal in particular. For example, Texas passed regulations requiring all fossil fuel-fired generating facilities in the state to reduce nitrogen oxide emissions beginning in May 2003. In January 2004, we entered into a supplemental settlement agreement with NRGT pursuant to which the Limestone Station must purchase a specified volume of lignite from the Jewett Mine through 2007. In order to burn this lignite without violating the Texas nitrogen oxide regulations, the Limestone Station is blending our lignite with coal produced by others in the Southern Powder River Basin, and using emissions credits. Considerations involving the Texas nitrogen oxide regulations might affect the demand for lignite from the Jewett Mine in the period after 2007, which is the last year covered by the supplemental settlement agreement, and might affect NRGT’s position in its negotiations with us for a restructured lignite supply agreement. Other states are evaluating various legislative and regulatory strategies for improving air quality and reducing emissions from electric generating units. Passage of other state-specific environmental laws could reduce the demand for our coal.

We have significant reclamation and mine closure obligations. If the assumptions underlying our accruals are materially inaccurate, or if we are required to cover reclamation obligations that have been assumed by our customers or contractors, we could be required to expend greater amounts than we currently anticipate, which could affect our profitability in future periods.

As the permittee, we are responsible under federal and state regulations for the ultimate reclamation of the mines we operate. In some cases, our customers and contractors have assumed these liabilities by contract and have posted bonds or have funded escrows to secure their obligations. We estimate our future liabilities for reclamation and other mine-closing costs from time to time based on a variety of assumptions. If our assumptions are incorrect, we could be required in future periods to spend more on reclamation and mine-closing activities than we currently estimate, which could harm our profitability. Likewise, if our customers or contractors default on the unfunded portion of their contractual obligations to pay for reclamation, we could be forced to make these expenditures ourselves and the cost of reclamation could exceed any amount we might recover in litigation, which would also increase our costs and reduce our profitability.

We estimate that our reclamation and mine-closing liabilities, which are based upon projected mine lives, current mine plans, permit requirements, and our experience, were $183.0 million (on a present value basis) at March 31, 2007. Of these March 31, 2007 liabilities, our customers have assumed $30.7 million by contract. Responsibility for the final reclamation amounts may change. For example, the responsibility for reclamation at the Jewett Mine is discussed in the first Risk Factor, above. We estimate that our obligation for final reclamation that is not the contractual responsibility of others was $152.3 million at March 31, 2007. We held funding reclamation escrow accounts of approximately $63.7 million at March 31, 2007 with respect to those obligations. The remainder of the $152.3 million estimated obligation must be recovered in the price we receive for the coal shipped to our customers or from other sources.

Our profitability could be affected by unscheduled outages at the power plants we supply or own or if the scheduled maintenance outages at the power plants we supply or own last longer than anticipated.

Scheduled and unscheduled outages at the power plants that we supply could reduce our coal sales and revenues, because any such plant would not use coal while it was undergoing maintenance. We cannot anticipate if or when unscheduled outages may occur.

Our profitability could be affected by unscheduled outages at ROVA or if scheduled outages at ROVA last longer than we anticipate.

Increases in the cost of the fuel, electricity, and materials and the availability of tires we use in the operation of our mines could affect our profitability.

Under several of our existing coal supply agreements, our mines bear the cost of the diesel fuel, lubricants, and other petroleum products, electricity, and other materials and supplies necessary to operate their draglines and other mobile equipment. The cost of tires for our heavy equipment at the mines increased significantly in 2005 and 2006 as world-wide demand increased and supply did not keep pace with demand. A shortage of tires could effect our mines’ productivity, and the mines’ productivity could be reduced if we are not able to obtain replacement tires. The prices of many other commodities we use have increased significantly in the last year, and continued escalation of these costs would hurt our profitability or threaten the financial condition of our operations in the absence of corresponding increases in revenue.

The implementation of a new company-wide computer system could disrupt our internal operations.

We are in the process of implementing a new company-wide computer system to replace the various systems that have been in place at our corporate offices, at the operations we owned in 2001, and at the operations we acquired in 2001 and in 2006. Once implementation is fully complete, we expect this system to help establish standard, uniform, best practices and reporting in a number of areas, increase productivity and efficiency, and enhance management of our business. Aspects of our information technology infrastructure and operational activities have and may continue to experience difficulties in connection with this transition and implementation. Such difficulties can cause delay, be time consuming and more resource intensive than planned, divert the attention of our management, and cost more than we anticipated.

If we experience unanticipated increases in the capital expenditures we expect to make over the next several years, our liquidity and/or profitability could suffer.

Some of our contracts provide for our customers to reimburse us for our capital expenditures on a depreciation and amortization basis, plus in some instances, a stated return-on-investment. Other contracts provide reimbursement of capital expenditures in full as such expenditures are incurred. Other contracts feature set prices that adjust only for changes in a general inflation index. When we spend capital at our operations, it affects our near term liquidity in most instances and if capital is spent where the customer is not specifically obligated to reimburse us, that capital could be at risk if the contract with our customer ends before we can recover the investment.

Our ability to operate effectively and achieve our strategic goals could be impaired if we lose key personnel.

Our future success is substantially dependent upon the continued service of our key senior management personnel. We do not have employment contracts with any of our key senior management. We do not have key-person life insurance policies for any of our employees. The loss of the services of any of our executive officers or other key employees could make it more difficult for us to pursue our business goals.

Our ability to operate effectively and achieve our strategic goals depends on maintaining satisfactory labor relations.

A significant portion of the workforce at each of our mines, except Jewett, is represented by labor unions. While we believe that our relationships with our employees at the mines are satisfactory, the nature of collective bargaining is such that there is a risk of a disruption in operations when any collective bargaining agreement reaches its expiration date unless a renewal or extension has been accepted by the employees who are covered by the agreement. While labor strikes are generally a force majeure event in long-term coal supply agreements, thereby exempting the mine from its delivery obligations, the loss of revenue for even a short period of time could have a material adverse effect on the Company’s financial results.

If we are not able to consummate the rights offering, or if we raise less than expected, we will need to raise additional funding, sell assets that are important to our business, or significantly cut our costs in order to continue to operate.

We currently project that we have sufficient capital resources and committed financing arrangements to provide us with adequate liquidity through early in the fourth quarter of 2007. However, based on our most recent internal calculations, we do not believe that we have capital resources or committed financing arrangements in place to provide adequate liquidity to meet the cash requirements that we currently project beginning towards the end of 2007. The rights offering is intended to address our liquidity needs. If we are unable to consummate the rights offering, or if we raise less than expected, we will need to raise additional funds, sell assets that are important to our business, or significantly cut our costs in the very near term if our business is to survive.

We have had material weaknesses in internal control over financial reporting in the past and cannot assure that additional material weaknesses will not be identified in the future. Our failure to maintain effective internal control over financial reporting could result in material misstatements in our financial statements which could require us to restate financial statements, cause investors to lose confidence in our reported financial information, and have a negative effect on our stock price.

During 2005, the Company identified five material weaknesses in internal controls over financial reporting as defined in the Public Company Accounting Oversight Board’s Auditing Standard No. 2. The material weaknesses in our internal control over financial reporting were described in Amendment No. 1 to our Form 10-K for 2005 and in our Form 10-K for 2006 under “Item 9A — Controls and Procedures.” We believe we have remediated these material weaknesses.

We cannot assure that additional significant deficiencies or material weaknesses in our internal control over financial reporting will not be identified in the future. Any failure to maintain or implement new or improved controls, or any difficulties we encounter in their implementation, could result in additional significant deficiencies or material weaknesses, and cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated under Section 404. The existence of a material weakness could result in errors in our financial statements that could result in a restatement of financial statements, cause us to fail to meet our reporting obligations, and cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

Provisions of our certificate of incorporation, bylaws, and Delaware law, and our stockholder rights plan may have anti-takeover effects that could prevent a change of control of our company that stockholders may consider favorable, and the market price of our common stock may be lower as a result.

Provisions in our certificate of incorporation and bylaws and Delaware law could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. Provisions of our bylaws impose various procedural and other requirements that could make it more difficult for stockholders to bring about some types of corporate actions. In addition, a change of control of our Company may be delayed or deterred as a result of our stockholder rights plan, which was initially adopted by our Board of Directors in early 1993 and amended and restated in February 2003. Our ability to issue preferred stock in the future may influence the willingness of an investor to seek to acquire our company. These provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock and may have the effect of delaying or preventing a change in control of Westmoreland.

Risks Relating to the Rights Offering

The standby purchaser, whose interests may not be the same as yours, will own a significant percentage of our common stock and have the right to select members of our board following the rights offering.

Following the rights offering, the standby purchaser, Tontine Capital Partners, L.P. and its affiliates, or the Standby Purchaser, may own up to 30% of our common stock on a fully diluted basis. As a result, the Standby Purchaser will have the voting power to significantly influence the election of our Board of Directors and the approval of other matters presented for consideration by the stockholders, which could include mergers, acquisitions, amendments to our charter, and various corporate governance actions. In addition, from and after the Standby Purchaser’s purchase of shares pursuant to its Pro Rata Commitment and Standby Commitment, the Standby Purchaser will have the right to designate two persons for election to the Board who are reasonably acceptable to the Board, and for so long as the Standby Purchaser owns at least 10% of our outstanding Common Stock, the Standby Purchaser will have the right to designate one person who is either a Tontine employee or otherwise reasonably acceptable to the Board to act as an observer to the Board. This observer will receive all materials provided to directors in connection with their service on the Board and will be permitted to attend all meetings of the Board and its Committees (other than the portions of meetings that are potentially adverse to the Standby Purchaser, the portions of meetings attended only by directors in executive session, and the portions of meetings if the observer’s attendance would jeopardize any legal privilege). The Standby Purchaser is a private investment firm that currently owns approximately 17% of our common stock. The Standby Purchaser’s interests may not be the same as yours or those of our other stockholders.

The subscription price determined for this offering is not an indication of the value of our common stock.

The subscription price is $18.00. The subscription price does not necessarily bear any relationship to the results of our past operations, cash flows, net income, or financial condition; the book value of our assets; or any other established criteria for value, nor does the trading history of our common stock accurately predict its future market performance. Because of the manner in which we have established the subscription price, the trading price of the common stock may be below the subscription price even at the closing of the rights offering. The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our operating results, cash flows, net income, and financial condition; developments that affect us or our customers, competitors, or markets; governmental legislation or regulation; and general economic and market conditions, such as recessions. On          , 2007, the last reported sales price for our common stock on the American Stock Exchange was          per share. You should not consider the subscription price an indication of our value or any assurance of future value. After the date of this prospectus, our common stock may trade at prices above or below the subscription price.

Once you exercise your subscription rights, you will only be able to cancel your purchase if we give you the option to do so. You may not be able to revoke the exercise of your rights even if you no longer desire to invest in us, and even if we decide to extend the expiration date of the subscription period.

After you exercise your rights, you will only be able to cancel your purchase if we give you the option to do so. We will only give you an option to cancel your purchase if (1) prior to the expiration date for this offering, the Standby Purchaser terminates the Standby Agreement or advises us that it does not intend to fulfill its Pro Rata Commitment or Standby Commitment or (2) we amend the terms of this offering in a way that we, in our sole discretion, determine is material. An extension of the expiration date will not, in and of itself, be deemed a material amendment of this offering. Except in these two circumstances, you will not have the ability to cancel your purchase, even if you later learn information about us that you consider to be unfavorable, even if the market price of our common stock is below the $18.00 per share subscription price, and even if circumstances arise after you have subscribed in the offering that eliminate your interest in investing in our common stock. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of $18.00 per share.

We may, in our discretion, extend the expiration date of the subscription period for up to an additional 30 days. During the subscription period, including any potential extension of time, our common stock price may decline below the subscription price and result in a loss on your investment upon the exercise of rights to acquire shares of our common stock.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use them, and we may not invest those proceeds successfully.

We intend to use approximately $      of the net proceeds from the rights offering to redeem the Series A Preferred Stock that is outstanding at the completion of the offering. The Series A Preferred Stock is convertible at the option of the holder into shares of our common stock, and conversions after the record date for the rights offering may reduce the amount we must pay to redeem the Series A Preferred Stock. Except for the funds that we currently expect to use to redeem our outstanding preferred stock, the net proceeds from the rights offering have not been allocated for any particular purpose, and our management will have broad discretion as to the use of these proceeds. While we currently anticipate that we will use the net proceeds of the rights offering to provide additional liquidity for working capital, to support our growth and development strategy, and for general corporate purposes, our management may allocate the proceeds among these purposes as it determines is necessary. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.

If you exercise your rights, you may lose money if there is a decline in the trading price of our shares of common stock.

The trading price of our common stock may be below the subscription price at the closing of this offering or may in the future decline below the subscription price. In that event, you will suffer a loss on your investment.

You may have to wait to resell the shares you purchase in this offering.

Until certificates are delivered, you may not be able to sell the shares of common stock that you have purchased in this offering. This means that you may have to wait until you (or your broker or other nominee) have received a stock certificate. We will endeavor to prepare and issue the appropriate certificates as soon as practicable after the expiration of this offering. However, we cannot assure you that the market price of the common stock purchased pursuant to the exercise of rights will not decline below the subscription price before we are able to deliver your certificates. For shares purchased pursuant to the over-subscription privilege, delivery of certificates will occur as soon as practicable after all prorations and adjustments contemplated by the terms of the offering have been effected.

You will not receive interest on subscription funds, including any funds ultimately returned to you.

You will not earn any interest on your subscription funds while they are being held by the subscription agent pending the closing of this offering. In addition, if we cancel this offering, or if you exercise your oversubscription privilege and are not allocated all the shares for which you over-subscribed, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

The subscription rights are not transferable, and there is no market for the rights.

You may not sell, give away, or otherwise transfer your subscription rights. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value.

USE OF PROCEEDS

We intend to use the net proceeds from the rights offering to provide additional liquidity for working capital, to support our growth and development strategy, to redeem our Series A Preferred Stock, and for general corporate purposes.

We are seeking $      million. The amount we receive will depend in part on the number of shares that are purchased by stockholders other than the Standby Purchaser and in part on whether the Standby Purchaser elects to exercise its Additional Purchase Option.

The Standby Purchaser currently owns approximately 17% of our outstanding common stock. Subject to the limitations and conditions contained in the Standby Agreement, the Standby Purchaser has agreed to subscribe for and purchase all of the shares purchasable with its basic subscription privilege. This is the Standby Purchaser’s “Pro Rata Commitment.” In addition, the Standby Purchaser has agreed to purchase any and all shares that are offered in this offering if those shares are not purchased by other holders of our common stock through the exercise of their basic subscription privileges and over-subscription privileges. This is the Standby Purchaser’s “Standby Commitment.” If, after giving effect to the purchase of common stock pursuant to its Pro Rata Commitment and Standby Commitment, the Standby Purchaser owns less than 25% of the fully diluted issued and outstanding common stock (exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock), the Standby Purchaser will have the option to purchase an additional number of shares of common stock, up to such amount that will result in the Standby Purchaser’s owning not more than 25% of the fully diluted issued and outstanding shares of common stock (after giving effect to its purchase but exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock). This right is the Standby Purchaser’s “Additional Purchase Option.” We and the Standby Purchaser are conducting all of these transactions at a price equal to the $18.00 per share subscription price and in a private placement concurrently with this offering.

If stockholders exercise subscription rights for all of the common stock that we are offering, and if the Standby Purchaser purchases all the shares that it may acquire with its Pro Rata Commitment and Standby Commitment but does not exercise its Additional Purchase Option, we will receive gross proceeds of approximately $      million, and after related offering expenses that we estimate will approximate $      million, our net proceeds from this offering and the concurrent private placement would be approximately $      million. If stockholders purchase all the shares that we are offering and the Standby Purchaser purchases the maximum number of shares it may purchase pursuant to its Pro Rata Commitment, Standby Commitment, and Additional Purchase Option, our net proceeds from this offering and the concurrent private placement would be approximately $      million.

We do not currently have any agreement to acquire any business or assets (other than the capital expenditures we anticipate making in the ordinary course of our business) or any letter of intent with respect to any such acquisition. On the record date for this rights offering,           shares of Series A Preferred Stock (represented by           Depositary Shares) were outstanding. At the conclusion of the rights offering, we expect to give a notice of redemption to the holders of the Series A Preferred Stock. If the redemption date is          , 2007, and if none of the Series A Preferred Stock is converted into shares of our common stock prior to the redemption date, the amount required to redeem all of the Series A Preferred Stock that is currently outstanding would be approximately $     . The Series A Preferred Stock is convertible at the option of the holder into shares of our common stock, and conversions after the record date for the rights offering may reduce the amount we must pay to redeem the Series A Preferred Stock.

DETERMINATION OF OFFERING PRICE

The subscription price of $18.00 per share was determined through negotiation between the Company and Tontine Capital Partners, L.P., the standby purchaser.

PRICE RANGE OF COMMON STOCK, DIVIDENDS, AND
RELATED STOCKHOLDER MATTERS

Our common stock is listed on the American Stock Exchange under the symbol “WLB.” The following table sets forth the high and low closing sales prices per share of our common stock for the periods indicated.

	High	Low

Year Ended December 31, 2005
First Quarter	$33.65	$24.26
Second Quarter	25.80	16.92
Third Quarter	28.70	20.54
Fourth Quarter	29.42	20.48
Year Ended December 31, 2006
First Quarter	$26.25	$22.40
Second Quarter	33.55	23.05
Third Quarter	25.61	18.65
Fourth Quarter	23.85	18.76
Year Ending December 31, 2007
First Quarter	$23.40	$17.83
Second Quarter (through June 19, 2007)	28.75	18.90

As of          , 2007, there were approximately           holders of record of our common stock.

On          , 2007, the last reported sales price of our common stock was $      per share.

Dividends

We issued the Depositary Shares on July 19, 1992. Each Depositary Share represents one-quarter of a share of our Series A Convertible Exchangeable Preferred Stock. We paid quarterly dividends on the Depositary Shares until the third quarter of 1995, when we suspended dividend payments pursuant to the requirements of Delaware law, described below. We resumed dividends to preferred shareholders on October 1, 2002 and suspended them on July 2, 2006. The quarterly dividends that are accumulated through and including April 1, 2007 amount to $14.8 million in the aggregate ($92.65 per preferred share or $23.16 per Depositary Share). We cannot pay dividends on our common stock until we pay the accumulated preferred dividends in full.

There are statutory restrictions limiting the payment of dividends on our capital stock under Delaware law, the state in which we are incorporated. Under Delaware law, we are permitted to pay dividends only: (1) out of surplus, surplus being the amount of net assets in excess of the par value of the issued shares of our two classes of stock; or (2) in the event there is no surplus, out of net profits for the fiscal year in which a preferred stock dividend is declared (and/or out of net profits from the preceding fiscal year), subject to certain limitations. The par value of all issued shares of preferred stock and shares of common stock aggregated $22.8 million at March 31, 2007. We reported a deficit in shareholders’ equity of $114.0 million as of March 31, 2007. As a result, we believe we are now prohibited from paying dividends on our preferred stock.

CAPITALIZATION

The following table sets forth our summary capitalization as of March 31, 2007, and our summary capitalization as of March 31, 2007 as adjusted to reflect the sale of           shares of our common stock at an offering price of $18.00 per share and the receipt of the estimated net proceeds therefrom, after deducting estimated offering expenses of $     .

There is no minimum number of shares that we must sell in the offering in order to close, and our net proceeds from the rights offering could be less than $      million. If stockholders purchase all the shares that we are offering and the Standby Purchaser purchases the maximum number of shares it may purchase pursuant to its Pro Rata Commitment, Standby Commitment, and Additional Purchase Option, our net proceeds would be approximately $      million.

	March 31, 2007
	Actual	As Adjusted
	(In thousands)

Long-term debt, less current maturities	$198,548		$198,548

Stockholders’ Deficit:
Preferred Stock of $1.00 par value, authorized 5,000,000 shares, issued and outstanding 160,130 shares (actual)	160
Common Stock, $2.50 par value, authorized 20,000,000 shares, issued and outstanding 9,014,078 shares (actual) and shares (as adjusted)	22,642
Other paid-in capital	80,153
Accumulated other comprehensive loss	(102,815)
Accumulated deficit	(114,115)

Total stockholders’ deficit	(113,975)

Total capitalization	$84,573	$

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and notes thereto, and other financial information included elsewhere in this prospectus. Our consolidated statements of operations information set forth below for the years ended December 31, 2006, 2005, and 2004 and the consolidated balance sheet information as of December 31, 2006 and 2005 have been derived from our audited consolidated financial statements which are included elsewhere in this prospectus. The consolidated balance sheet information as of March 31, 2007 and the consolidated statements of operations information set forth below for the three months ended March 31, 2007 and 2006 have been derived from our unaudited financial statements included elsewhere in this prospectus, which we believe have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, which we consider necessary for a fair presentation of the selected financial data shown.

Westmoreland Coal Company and Subsidiaries	2006						Three Months Ended March 31,
Five-Year Review	Proforma	2006	2005	2004	2003	2002	2007	2006
	(In thousands; except per share data)						(Unaudited)

Consolidated Statements of Operations Information
Revenues:
Coal	$393,482	$393,482	$361,017	$319,648	$294,892	$301,235	$103,080	$94,634
Energy	89,262	47,904	—	—	—	—	24,608	—
Independent power and other	461	7,681	12,727	12,741	15,824	14,506	136	4,458

Total revenues	483,205	449,067	373,744	332,389	310,716	315,741	127,824	99,092
Cost and expenses	473,454	438,322	373,025	331,428	306,504	299,925	113,822	91,219
Operating income	9,751	10,745	719	961	4,212	15,816	14,002	7,873
Interest expense	(27,612)	(19,234)	(10,948)	(10,966)	(10,804)	(11,511)	(6,545)	(2,654)
Minority interest	(2,244)	(2,244)	(950)	(1,154)	(773)	(800)	(588)	(483)
Interest and other income	7,157	6,162	5,250	4,808	3,121	4,128	2,527	1,330

Income (loss) from continuing operations before income taxes	(12,948)	(4,571)	(5,929)	(6,351)	(4,244)	7,633	9,396	6,066
Income tax benefit (expense)	(3,080)	(3,022)	(2,667)	(896)	1,132	(3,288)	(182)	(277)

Income (loss) from continuing operations	(16,028)	(7,593)	(8,596)	(7,247)	(3,112)	4,345	9,214	5,789
Income (loss) from discontinued operations	—	—	—	—	2,113	(3,583)	—	—

Net income (loss) before cumulative effect of changes in accounting principles	(16,028)	(7,593)	(8,596)	(7,247)	(999)	762	9,214	5,789

Cumulative effect of changes in accounting principles, net	—	—	2,662	—	(22)	—	—	—
Net income (loss)	(16,028)	(7,593)	(5,934)	(7,247)	(1,021)	762	9,214	5,789
Less preferred stock dividend requirements	1,585	1,585	1,744	1,744	1,752	1,772	340	436
Less premium on exchange of preferred stock for common stock	791	791	—	—	—	—	—	—

Net income (loss) applicable to common shareholders	$(18,404)	$(9,969)	$(7,678)	$(8,991)	$(2,773)	$(1,010)	$8,874	$5,353

Net income (loss) per share applicable to common shareholders:
Basic	$(2.10)	$(1.14)	$(0.93)	$(1.11)	$(0.36)	$(0.13)	$0.98	$0.63
Diluted	$(2.10)	$(1.14)	$(0.93)	$(1.11)	$(0.36)	$(0.13)	$0.96	$0.60
Weighted average number of common shares outstanding:
Basic	8,748	8,748	8,280	8,099	7,799	7,608	9,039	8,430
Diluted	9,105	9,105	8,868	8,662	8,338	8,147	9,286	8,928

Balance Sheet Information
Working capital (deficit)		$(67,362)	$(20,138)	$(6,608)	$(16,485)	$(25,954)	$(55,005)	$(30,408)
Net property, plant and equipment		431,452	211,157	204,557	194,357	238,954	438,156	207,737
Total assets		761,382	495,871	462,730	424,086	434,208	759,337	482,559
Total debt		306,007	112,243	117,259	93,469	100,157	281,480	108,500
Shareholders’ equity (deficit)		(126,185)	(10,192)	(3,371)	2,417	1,712	(113,975)	(19,664)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Competitive, Economic, and Industry Factors

We are an energy company. We mine coal, which is used to produce electric power, and we own power-generating plants. All of our five mines supply baseloaded power plants. Several of these power plants are located adjacent to our mines, and we sell virtually all our coal under long-term contracts. Consequently, our mines enjoy relatively stable demand and pricing compared to competitors who sell more of their production on the spot market.

We now own 100% of ROVA, which is also baseloaded and supplies power pursuant to long-term contracts. We operate and maintain ROVA and four power projects owned by others. In partnership with others, we developed eight independent power projects totaling 866 MW of generating capacity. We sold our interests in five of those projects and retain our interest in ROVA and a 4.49% interest in the gas-fired Ft. Lupton Project, which has a generating capacity of 290 MW and provides peaking power to the local utility.

According to the 2006 Annual Energy Outlook prepared by the U.S. Energy Information Administration, or EIA, approximately 50% of all electricity generated in the United States in 2005 was produced by coal-fired units. The EIA projects that the demand for coal used to generate electricity will increase approximately 2.6% per year from 2005 through 2030. Consequently, we believe that the demand for coal will grow, in part because coal is the lowest cost fossil-fuel used for generating baseload electric power.

Revenues and Expenses

In 2006, we generated $10.7 million of operating income, of which $33.5 million came from coal operations and $12.3 million from independent power operations, offset by $28.0 million of expenses attributable to our heritage segment and $7.1 million of expenses from our corporate segment.

Challenges

We believe that our principal challenges today include the following:

•	negotiating a long-term contract between the Jewett Mine and its customer;

•	obtaining adequate capital for our on-going operations and our growth initiatives;

•	renegotiating sales prices to reflect higher market prices and fully recover commodity and production costs;

•	continuing to fund high heritage health benefit expenses which continue to be adversely affected by inflation in medical costs, longer life expectancies for retirees, and the failure of the UMWA retirement fund trustees to manage medical costs;

•	maintaining and collateralizing, where necessary, our Coal Act and reclamation bonds;

•	funding required contributions to pension plans that are underfunded;

•	complying with new environmental regulations, which have the potential to significantly reduce sales from our mines; and

•	defending against claims for potential taxes and royalties assessed by various governmental entities, some of which we believe are subject to reimbursement by our customers.

We discuss these issues, as well as the other challenges we face, elsewhere in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, and under “Risk Factors.”

Critical Accounting Estimates and Related Matters

Our discussion and analysis of financial condition, results of operations, liquidity, and capital resources is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Generally accepted accounting principles require that we make estimates and judgments. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ materially from these estimates.

We have made significant judgments and estimates in connection with the following accounting matters. Our senior management has discussed the development, selection, and disclosure of the accounting estimates in the section below with the Audit Committee of our Board of Directors.

In connection with our discussion of these critical accounting matters, we also use this section to present information related to these judgments and estimates.

Impairment of Long-lived Assets

We review and evaluate our long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Generally the fair value of the assets to be impaired is based on the present value of the projected future cash flows to be generated from the assets. If different estimates of the projected future cash flows or a different selection of an appropriate discount rate were made, these changes could materially alter the projected value of the cash flows of the Company’s long-lived assets. As a consequence, materially different amounts would be reported in the financial statements in the event an asset is impaired. The development of projected future cash flows involves highly sensitive assumptions specific to our operations, including estimates of future coal prices, ground conditions we may encounter, productivity, and costs of fuel and other commodities, among others.

Postretirement Benefits and Pension Obligations

Our most significant long-term obligations are the obligations to provide postretirement medical, pension, workers’ compensation, and pneumoconiosis (black lung) benefits. We provide these benefits to our current and former employees and their dependents. See Notes 7 and 8 of our December 31, 2006 Consolidated Financial Statements for more information about the assumptions and estimates associated with these obligations.

We estimate the total amount of these obligations with the help of third party actuaries using actuarial assumptions and information. Our estimates are sensitive to judgments we make about the discount rate, about the rate of inflation in medical costs, about mortality rates, and about the effect of the Medicare Prescription Drug Improvement and Modernization Act of 2003, or Medicare Reform Act, on the benefits payable. We review these estimates and the obligations at least annually. Effective December 31, 2006, we adopted Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans,” or SFAS 158. Upon the adoption of SFAS 158, the entire amount of the underfunded status of our pension and postretirement benefits is reflected as a liability on our financial statements.

Actuarial valuations project that our heritage health benefit payments for retirees will increase annually until 2011 and then decline to zero over the next approximately sixty years as the number of eligible beneficiaries declines at a rate sufficient to overcome the rate of medical cost inflation for those remaining. Beginning in 2006, we began receiving Medicare Part D prescription drug reimbursements. We expect that these reimbursements will reduce our cash payments by approximately $1.8 million in 2007.

The effect of a one percent change on our health care cost trend rate on our postretirement medical periodic costs and benefit obligations is summarized in the table below:

	Postretirement Benefits
	1% Increase	1% Decrease
	(In thousands)

Effect on service and interest cost components	$1,596	(1,347)
Effect in postretirement benefit obligation	$24,935	(21,125)

In order to estimate the total cost of our obligation to provide medical benefits, we must make a judgment about the rate of inflation in medical costs. As our estimate of the rate of inflation of medical costs increases, our calculation of the total cost of providing these benefits increases. We have assumed that health care costs would increase by 10.0% in 2007 and that this rate of increase would decrease by 1% per year to 5.0% per year in 2012 and beyond. If the rate of inflation in medical costs were 1.0% higher per year, we estimate that our total obligation to provide postretirement medical benefits would increase by $24.9 million.

One of the estimates we have made relates to the implementation of the Medicare Reform Act. As provided for under that Act, we recognized a benefit to our anticipated future prescription drug costs for retirees and their dependents in 2003 based on a coordinated implementation of the Medicare Reform Act and our existing benefit programs, including the 1992 UMWA Benefit Plan, or 1992 Plan. In 2005, the government issued regulations which made the subsidy approach the only practical alternative given our existing programs. In October 2005, we adopted the subsidy approach for 2006 and we will continue using the subsidy approach for 2007. The subsidy approach will limit our annual benefit to 28% (to a maximum of $1,330 per participant) of actual costs.

We expect to incur lower cash payments for workers’ compensation benefits in 2007 than in 2006 and expect that amount to decline over time. We anticipate that these payments will decline because we are no longer self-insured for workers’ compensation benefits and have had no new claimants since 1995.

We do not pay pension or black lung benefits directly. These benefits are paid from trusts that we established and fund. As of December 31, 2006, our pension trusts were underfunded, and we expect to contribute approximately $4.2 million to these trusts in 2007. As of December 31, 2006, our Black Lung trust was overfunded by $7.8 million, and during 2007 we expect to withdraw approximately $5.6 million of this surplus from this trust.

Asset Retirement Obligations, Reclamation Costs, and Reserve Estimates

Asset retirement obligations primarily relate to the closure of mines and the reclamation of land upon cessation of mining. We account for reclamation costs, along with other costs related to mine closure, in accordance with Statement of Financial Accounting Standards No. 143, “Asset Retirement Obligations,” or SFAS 143. This statement requires us to recognize the fair value of an asset retirement obligation in the period in which we incur that obligation. We capitalize the present value of our estimated asset retirement costs as part of the carrying amount of our long-lived assets.

Some of our customers have either agreed to reimburse us for reclamation expenditures as they are incurred or have pre-funded a portion of the expected reclamation costs. These funds will serve as sources for use in final reclamation activities.

The liability “Asset retirement obligations” on our consolidated balance sheet represents our estimate of the present value of the cost of closing our mines and reclaiming land disturbed by mining. This liability increases as land is mined and decreases as reclamation work is performed and cash expended. The asset, “Property, plant and equipment — capitalized asset retirement costs,” remains constant until new liabilities are incurred or old liabilities are re-estimated. We estimate the future costs of reclamation using standards for mine reclamation that have been established by the government agencies that regulate our operations as well as our own experience in performing reclamation activities. These estimates can and do change. Developments in our mining program also affect this estimate by influencing the timing of reclamation expenditures.

We amortize our development costs, capitalized asset retirement costs, and some plant and equipment using the units-of-production method and estimates of recoverable proven and probable reserves. We review these estimates on a regular basis and adjust them to reflect our current mining plans. The rate at which we record depletion also depends on the estimates of our reserves. If the estimates of recoverable proven and probable reserves decline, the rate at which we record depletion increases. Such a decline in reserves may result from geological conditions, coal quality, effects of governmental, environmental, and tax regulations, and assumptions about future prices and future operating costs.

See Note 10 to our December 31, 2006 Consolidated Financial Statements for current information about these obligations, costs, and reserve estimates.

Deferred Income Taxes

As of December 31, 2006, we have significant deferred tax assets. For the reasons discussed below, among others, we may not be able to use our deferred tax assets. Our deferred tax assets include federal and state regular net operating losses, or NOLs, alternative minimum tax, or AMT, credit carryforwards, and net deductible reversing temporary differences related to on-going differences between book and taxable income. We have reduced our deferred income tax assets by a full valuation allowance. The valuation allowance is primarily an estimate of the deferred tax assets that will more likely than not expire before they can be realized in the future by our current operations existing as of December 31, 2006. These estimates and judgments are reviewed annually and also when new, material events take place, such as when we make an acquisition.

We believe that we will be taxed under the AMT system for the foreseeable future because of the significant amount of statutory tax depletion in excess of book depletion expected to be generated by our mining operations. As a result, we have determined that a valuation allowance is required for all of our regular federal net operating loss carryforwards, since they are not available to reduce AMT income in the future. We have also determined that a full valuation allowance is required for all our AMT credit carryforwards, since they are only available to offset future regular income taxes payable. In addition, we have determined that, because our net deductible temporary differences will not reverse for the foreseeable future, and because we are unable to forecast that we will have taxable income when they do reverse, a full valuation allowance is required for these deferred tax assets. We have also therefore recorded a full valuation allowance for our state net operating losses, since we believe that it is not more likely than not that they will be realized.

AMT NOLs reduce our current income tax expense each year until the AMT NOLs have been fully used. At December 31, 2006, we had fully used all of our AMT NOLs.

The AMT credits that we accumulate do not expire. However, their value has not been recognized, and will not be recognized, until we can forecast paying regular income taxes and are therefore able to use the credits. This will not occur until all of our regular NOLs are used or expire and our regular income tax exceeds our AMT.

In August 2005 the Energy Policy Act of 2005 was enacted. Among other provisions, it contains a tax credit for the production of coal owned by Indian tribes. The credit is $1.50 per ton beginning 2006 through 2009 and $2.00 per ton from 2010 through 2012, with both amounts escalating for inflation. The credit may be used against regular corporate income tax for all years and against AMT for the initial period. Our 80%-owned Absaloka Mine, which produces coal under a lease with the Crow Tribe, produces about 7 million tons per year. The savings are expected to be shared with the Crow Tribe when they are realized.

Internal Control over Financial Reporting

We are committed to maintaining effective internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our accounting personnel report regularly to our Audit Committee on all accounting and financial matters. In addition, our Audit Committee actively communicates with and oversees the engagement of our independent registered public accounting firm.

During 2006 we believe we have remediated four of the five material weaknesses that were identified in 2005 and 2006, in connection with the preparation of the 2005 Form 10-K and Amendment No. 1 to our 2005 Form 10-K. To remediate the fifth material weakness and enhance our internal control over financial reporting, the following improvements to our internal controls have been or will be implemented during 2007:

•	The calculations for asset retirement obligations will be standardized at all of our mines and will be simplified.

•	An additional layer of financial supervision and review has been added at each of our mines.

•	Personnel in our corporate office will perform a detailed review of all asset retirement obligation calculations.

•	Additional training will be provided to those responsible for performing and reviewing asset retirement obligation calculations.

We cannot assure you that additional material weaknesses in our internal control over financial reporting will not be identified in the future. Failure to implement and maintain effective internal control over financial reporting could result in material misstatements in our financial statements. See “Risk Factors” above.

Meeting Our Commitment to Preferred Stockholders

We remain committed to meeting our obligations to our preferred stockholders. We intend to use a portion of the proceeds from the rights offering to redeem all of the Series A Preferred Stock that is outstanding at the conclusion of the rights offering. The redemption would be carried out in accordance with the provisions of the Certificate of Designation governing the Series A Preferred Stock.

During 2006, we exchanged a total of 179,818 Depositary Shares at an exchange ratio of 1.8691 shares of Common Stock for each Depositary Share, compared to the conversion ratio of 1.708 provided for under the terms of the Certificate of Designation governing the preferred stock. As a result of these preferred stock exchanges, $0.8 million of premium on the exchange of preferred stock for common stock was recorded in 2006, as an increase in net loss applicable to common shareholders. This premium on the exchange of preferred stock for common stock represents the excess of the fair value of consideration transferred to the preferred stockholders over the value of consideration that would have been exchanged under the conversion terms set forth in the Certificate of Designation. We agreed to these negotiated exchanges as a cash conservation measure and because they reduced the number of outstanding Depositary Shares, thereby eliminating $3.9 million of accumulated dividends and associated future dividend requirements.

Contractual Obligations and Commitments

The following table presents information about our contractual obligations and commitments as of December 31, 2006. Some of the amounts below are estimates. We discuss these obligations and commitments elsewhere in this prospectus.

	Payments Due by Period
	Total	2007	2008	2009	2010	2011	After 2011
	(In thousands of dollars)

Contractual Obligations and Commitments
Westmoreland Mining term debt(1)	91,600	12,000	44,600	11,500	11,500	12,000	—
ROVA term debt(2)	158,000	27,696	32,269	31,232	15,306	8,500	43,000
ROVA acquisition debt	35,000	35,000	—	—	—	—	—
Other debt	16,474	1,311	14,011	770	382	—	—
Interest on debt(3)	69,851	22,016	16,135	9,552	7,340	5,337	9,471
Operating leases	7,498	4,613	1,855	1,014	16	—	—
Workers’ compensation	9,538	949	895	837	785	736	5,336
Combined Benefit Fund (Multiemployer plan)(4)	33,229	3,613	3,383	3,159	2,936	2,733	17,406
Postretirement medical benefits(5)	240,382	16,968	17,696	18,262	18,717	18,845	149,894
Qualified pension benefits(6)	67,411	4,140	2,626	6,270	4,435	3,369	46,571
SERP benefits(7)	2,506	76	74	71	68	255	1,962
Black lung benefits	14,902	1,987	1,488	1,440	1,387	1,330	7,270
Reclamation costs(8)	488,437	10,543	11,110	16,640	14,077	15,380	420,687
ROVA coal supply agreement(9)	217,160	26,488	26,488	26,488	26,488	26,488	84,720

(1)	At December 31, 2006, Westmoreland Mining had deposited $25.4 million in two restricted accounts as collateral against these obligations.

(2)	At December 31, 2006, ROVA had deposited $28.1 million in a restricted debt account as collateral against these obligations.

(3)	In calculating the amount of interest on debt, we have assumed that the interest rates applicable to our floating rate debt would not increase or decrease from the rates in effect at December 31, 2006.

(4)	We have not accrued the present value of this obligation, because this plan is a multiemployer plan. We expense our premium payments when due.

(5)	The table presents our estimate of our discounted benefit obligation.

(6)	The fair value of plan assets at December 31, 2006 was $47 million. The obligations shown above are our expected contributions to the plan assets.

(7)	The table presents our estimate of our discounted benefit obligations.

(8)	The table presents our estimate of the undiscounted cost for final reclamation. The accrued liability of $184.1 million as of December 31, 2006 will increase in present value as mine closures draw nearer. The accrued liability does not consider the contractual obligations at December 31, 2006, of our customers and of Washington Group, the contract miner at the Absaloka Mine, to perform reclamation. Effective March 30, 2007, Westmoreland Resources acquired the contract to mine the Absaloka Mine, and assumed the final reclamation obligation. We estimate that the present value of Washington Group’s receivable that we assumed is $11.6 million, and the receivables of our other customers total $30.4 million. The accrued liability also does not reflect $62.5 million held in escrow as of December 31, 2006 from contributions by customers for reclamation of the Rosebud Mine, or $1.2 million in restricted cash for reclamation of other mines. In addition, Washington Group was funding a separate reclamation escrow account that had a balance of approximately $6.5 million as of December 31, 2006. We estimate that the present value of our net obligation for final reclamation of our mines— that is, the costs of final reclamation that are not the contractual responsibilities of others — was $142.1 million at December 31, 2006. Responsibility for these amounts may change. For example, at the Jewett Mine, if there is a cessation of mining, we believe that NRGT is required to assume responsibility for all reclamation, and NRGT has provided a corporate guarantee to the Railroad Commission of Texas in support of its responsibility. At December 31, 2006, if there had been a cessation of mining at the Jewett Mine, we believe that NRGT would have been responsible for approximately $37.1 million (on a present value basis) of the reclamation obligation that is currently reflected as the responsibility of the Company. NRGT believes that the amount of reclamation it is responsible for is less than we believe it to be.

(9)	ROVA has two coal supply agreements with TECO Coal Corporation. The amounts shown assume that ROVA continues to purchase coal under these contracts at the current volume and does not extend these contracts and that the price per ton payable under these contracts does not increase.

Financial Implications of the ROVA Acquisition

In June 2006, we acquired the 50% interest in ROVA that we did not previously own. As part of that transaction, we also acquired five contracts from LG&E Power Services. Pursuant to these contracts two new subsidiaries of the Company, Westmoreland Power Operations and Westmoreland Utility Operations, will now operate ROVA and four other power plants.

ROVA sells electric power under two power sales agreements, one that expires in 2019 and one that expires in 2020. Capacity charges are calculated based on a rate for each MW hour of electricity produced. The capacity charge that ROVA I receives per MW hour is fixed from 2006 through 2008 and then steps down to a new lower rate in May 2009 through the end of the power sales agreement in 2019. The capacity charge that ROVA II receives per MW hour is fixed from 2006 through 2009 and then steps down to a new lower rate in June 2010 through the end of the power sales agreement in 2020. ROVA’s indebtedness was structured so that ROVA’s principal and interest payments are relatively higher through 2009 and relatively lower thereafter. ROVA’s power sales agreements are structured to provide ROVA sufficient cash to repay its lenders and thus the capacity charges are relatively higher through 2009 and relatively lower thereafter.

ROVA’s historical accounting policy for revenue recognition of these capacity charges has been to record them as revenue as amounts were invoiced pursuant to the provisions of the power sales agreements. As discussed below, revenue recognition rules now require the Company to record these capacity charges ratably over the remaining term of the power sales agreements, irrespective of when the amounts are billed and collected. This change, while having no effect on cash flow or total revenue recognized over the remaining term of the power sales agreements, will have a significant impact on the timing of the recognition of revenue and income at ROVA.

These two power sales agreements were entered into prior to the effective date of two pronouncements from the Emerging Issues Task Force, or EITF: EITF 91-06, “Revenue Recognition of Long-Term Power Sales Contracts” and EITF 01-08, “Determining Whether an Arrangement Contains a Lease.” Accordingly, ROVA’s power sales agreements were not subject to the accounting requirements of these pronouncements. The completion of the ROVA acquisition triggered the two power sales agreements to be within the scope of EITF 01-08. Under EITF 01-08, each of the power sales agreements is considered to contain a lease within the scope of SFAS 13, “Accounting for Leases.” Each such lease is classified as an operating lease. As a result, we must recognize revenue for future capacity charges ratably over the remaining term of the power sales agreements.

In our historical financial statements, earnings from our original 50% interest in ROVA appeared as Independent power projects-equity in earnings because we accounted for our interest in ROVA using the equity method. Because we now own 100% of ROVA, it is now fully consolidated in our financial statements. The pro forma impact of our ownership of 100% of ROVA is shown beginning on page F-75 of this prospectus. If the ROVA transaction had occurred on January 1, 2006, the net loss applicable to common shareholders for 2006 would have been $18.4 million. The pro forma financial statements included in this prospectus include pro forma adjustments to reflect the recognition of capacity charges under the power sales agreements ratably over the term of the agreements, adjustments to reflect interest expense on debt incurred to finance the acquisition, and adjustments to reflect depreciation and amortization on the adjusted basis in the asset and liabilities acquired.

Substantial debt was incurred to finance ROVA’s development. Westmoreland Partners, which owns ROVA, is required to make principal payments on its indebtedness of $27.7 million in 2007, $32.3 million in 2008, $31.2 million in 2009, $15.3 million in 2010, and $51.5 million from 2011 through 2015, when ROVA’s project debt is completely repaid.

We incurred $35 million of indebtedness to fund the ROVA acquisition. For more information about this indebtedness, see Notes 2 and 6 to our December 31, 2006 Consolidated Financial Statements. Our agreement with SOF Investments, L.P. permits us to extend the maturity of that debt from June 2007 to June 2010. In June 2007, we extended the maturity of the $25.7 million principal that was then outstanding. As required by our agreement with SOF Investments, we issued SOF Investments warrants to purchase 150,000 shares of our common stock at a price of $     , a premium of 15% to the then current stock price. The number of shares subject to that warrant, and the exercise price for the warrant, are subject to adjustment. The warrant is exercisable for a three-year period from the date of issuance. All cash distributions from ROVA are now required to be applied to the principal and interest payments on this loan through its term.

Our cash and cash equivalents, trade receivables and trade payables, plant and equipment, and intangible assets also increased significantly as a result of the ROVA acquisition.

Texas Westmoreland’s Arrangements with NRGT

Our subsidiary Texas Westmoreland Coal Company operates the Jewett Mine and sells lignite to NRG Texas, LLC, or NRGT, which operates the Limestone Electric Generating Station. The Limestone Station is adjacent to the Jewett Mine and NRGT is the only customer of Texas Westmoreland.

The Jewett Mine supplies lignite to the Limestone Station under a long-term agreement that has been amended and supplemented a number of times over the past eight years. The most recent supplement was an interim agreement signed in 2005, which we refer to as the interim agreement. The interim agreement set the price for the lignite produced at the Jewett Mine and the production levels for the period through the end of 2007, which was 89 trillion Btu per year (approximately 6.8 million tons). In addition, the interim agreement required NRGT to pay for the capital expenditures made by Texas Westmoreland at the Jewett Mine during the term of the interim agreement. The interim agreement expires at the end of 2007.

Upon expiration of the interim agreement, the terms of the long-term agreement in effect prior to the interim agreement again become effective. Under those terms, the price of the lignite delivered to NRGT is determined each year by a set of calculations designed to approximate the equivalent cost of using Powder River Basin coal at the Limestone Station. If the parties are unable to agree on the applications or results of those calculations, the price is determined through expedited arbitration. If Texas Westmoreland does not find the price determined through arbitration to be acceptable, it can require NRGT to obtain a price quote from an alternative supplier, which would be a mine in the Powder River Basin of Wyoming, and Texas Westmoreland then has the right but not the obligation to deliver lignite at the quoted price. However the price is determined, Texas Westmoreland has the right to designate the amount of lignite, if any, it will deliver at that price, up to 89 trillion Btu per year (approximately 6.8 million tons). If Texas Westmoreland designates zero tons, NRGT is no longer obligated to purchase lignite from the Jewett Mine for the remaining term of the contract. In determining whether a price is acceptable, Texas Westmoreland must consider the capital expenditures required to maintain the mine because capital expenditures are the responsibility of Texas Westmoreland under the contract terms that again become applicable following the expiration of the interim agreement.

During late 2006 and early 2007, Texas Westmoreland and NRGT were not able to determine a mutually acceptable lignite price for 2008 through negotiations. The parties then went to arbitration and the price determined by the arbitrator was not acceptable to Texas Westmoreland. NRGT then went through a competitive bidding process to determine a market price, which Texas Westmoreland had the right to match. However, Texas Westmoreland found the market price obtained by NRGT to be unacceptable and it gave notice to NRGT that it would deliver no lignite in 2008. As a result of this notice, NRGT is no longer obligated to purchase lignite from the Jewett Mine for the remaining term of the contract. It is highly unlikely that Texas Westmoreland would be able to find a new customer on economically acceptable terms for the lignite produced at the Jewett Mine because the cost of transporting lignite over long distances would make it non-competitive as a fuel source for other power plants. If Texas Westmoreland and NRGT cannot now agree upon a new long-term agreement, it is most probable that Texas Westmoreland would close the Jewett Mine. Such closure would have three material consequences.

•	First, it would eliminate Texas Westmoreland’s revenue and operating income from the Company’s consolidated financial statements. The Jewett Mine accounted for 29% of our consolidated coal segment revenues and 28% of our consolidated coal segment operating income in 2006. Closing the Jewett Mine would therefore have an adverse effect on our revenues, profitability, and cash flows.

•	Second, closure of the Jewett Mine would accelerate final reclamation costs for the mine. We are responsible under federal and state regulations for the ultimate reclamation of the mines we operate. At the Jewett Mine, NRGT has assumed by contract the liability to fund reclamation after the termination of mining and has posted bonds to secure its obligations. Based on the assumption that we would operate the mine through 2015 under the long-term agreement, our consolidated financial statements at March 31, 2007 included a $63.7 million obligation for final reclamation at the Jewett Mine, $27.0 million of which was recorded as a receivable from NRGT. We believe that these final reclamation costs are all the responsibility of NRGT under the current long-term agreement if the mine is shut down. However, NRGT has stated that it believes that it is responsible for substantially less than we believe it is responsible for. We have not been able to quantify the difference in our and NRGT’s positions. This dispute is scheduled to be determined through arbitration in July 2007. If the allocation of responsibility for final reclamation at the Jewett Mine is determined through arbitration in a manner that is contrary to our interpretation of the long-term contract, or if the total amount of the reclamation changes because the mine closes earlier than we assumed, this could further affect our costs and our profitability.

•	Third, the cash flow from the Jewett Mine contributes to the service of Westmoreland Mining’s term debt. Any cessation of operations at the Jewett Mine would affect Westmoreland Mining’s ability to repay its term debt and maintain compliance with its financial covenants. A default under Westmoreland Mining’s agreements with its lenders could adversely affect our financial condition.

We review and evaluate our long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. At March 31, 2007, our consolidated financial statements reflected approximately $97.9 million of long lived assets related to Texas Westmoreland’s operations. If Texas Westmoreland is unable to negotiate a new long-term agreement with NRGT, we will be required to conduct a review of Texas Westmoreland’s long-lived assets to determine whether any of the assets have become impaired. If we determine that some of the long-lived assets have become impaired, we would record an impairment charge to reduce the carrying value of the long-lived assets to their estimated fair value.

We believe that it is in the best interests of both Texas Westmoreland and NRGT to enter into a new long-term supply agreement for the Jewett Mine that would extend through the end of the useful life of the mine, which we currently project will be between 2015 and 2018, depending on annual lignite production. We base our belief on, among other things, the facts that, if Texas Westmoreland and NRGT do not reach a new long-term agreement, the Limestone Station will be exposed to changes in Powder River Basin coal prices and rail transportation costs, and the fuel for the Limestone Station will need to be delivered over approximately 1,350 miles from the Powder River Basin. Although we believe that it is in the best interests of both Texas Westmoreland and NRGT to enter into a new long-term supply agreement, there can be no assurance that we will be able to negotiate such an agreement with NRGT.

Liquidity and Capital Resources

General

We currently project that we have sufficient capital resources and committed financing arrangements to provide us with adequate liquidity through early in the fourth quarter of 2007. However, based on our most recent internal calculations, we do not believe that we have capital resources or committed financing arrangements in place to provide adequate liquidity to meet the cash requirements that we currently project towards the end of 2007. The proceeds from the rights offering are intended to address this projected liquidity shortfall.

The major factors impacting our liquidity are: payments due on the term loan we entered into to acquire various operations and assets from Montana Power and Knife River in 2001; payments due on the acquisition debt associated with our purchase of the ROVA interest; additional capital expenditures we plan to make because we took responsibility for operating the Absaloka Mine; cash collateral requirements for additional reclamation bonds in new mining areas; and payments for our heritage health benefit costs. See “— Factors Affecting our Liquidity.” Unforeseen changes in our ongoing business requirements could also impact our liquidity. Our principal sources of cash flow at Westmoreland Coal Company are dividends from Westmoreland Resources, distributions from ROVA and Westmoreland Mining LLC, subject to the provisions in their respective debt agreements, and dividends from our subsidiaries that operate independent power plants.

The variability inherent in our mining and power operations and the variability of payments under our postretirement medical plans may adversely impact our actual cash requirements and cash flows.

This rights offering is intended to address our liquidity needs. If we are unable to consummate this rights offering, we will need to raise additional funds, sell assets that are important to our business, or significantly cut our costs in the very near term if our business is to survive.

We believe that one of the other alternatives available to us is the sale of one or more of our assets. There can be no assurance that any sale could be completed on terms acceptable to us. Other capital-raising options may be available to us such as a private placement of equity, although we can not be assured that pursuing such an option will be successful. While no assurance can be given that any of these alternatives can be successfully implemented, management believes that sufficient capital can be raised to meet the Company’s liquidity requirements.

Factors Affecting our Liquidity

Our heritage health benefit costs consist primarily of payments for post retirement medical and workers’ compensation benefits. We are also obligated for employee pension and pneumoconiosis benefits. Our costs for providing health benefits to retirees are directly affected by increases in medical costs, prescription drug costs, and mortality rates. The most recent actuarial valuations of our heritage health benefits obligations, which pertain primarily to former employees who worked in our Eastern mines and are guaranteed life-time benefits under the federal Coal Act, indicated that our 2007 heritage health benefit payments would increase annually through 2011 and then decline to zero over the next approximately sixty years as the number of eligible beneficiaries declines. In 2006, we paid $18.0 million for postretirement benefit expenses, $3.6 million for Combined Benefit Fund, or CBF, premiums and $0.9 million for workers’ compensation benefits and received $1.3 million in offsetting Medicare D subsidies. In 2007, we expect to pay $20.6 million in cash costs for postretirement medical benefits and receive $1.8 million of offsetting federal subsidies. In 2007, we expect to make payments for CBF premiums in the amount of $3.7 million and $1.0 million of payments for workers’ compensation benefits.

The Westmoreland Mining acquisitions in 2001 greatly increased our revenues and operating cash flow. The financing obtained to make those acquisitions requires quarterly interest and principal payments of approximately $4.2 million. This debt financing also requires that 25% of excess cash flow, as defined, be set aside to fund the $30 million debt payment due in December 2008. Therefore, only 75% of Westmoreland Mining’s excess cash flow is available to the Company until this debt is paid off in 2008. Westmoreland Mining also entered into the add-on debt facility in 2004 which requires the use of approximately $0.7 million of cash each quarter for debt service. The add-on facility permitted Westmoreland Mining to undertake significant capital projects, principally at the Rosebud and Jewett mines, without adversely affecting cash available to Westmoreland Coal Company. The terms of the add-on facility permitted Westmoreland Mining to distribute this $35 million to Westmoreland Coal Company. Westmoreland Mining’s distributions of $3.5 million in 2006 and $9.1 million in 2005 represented the remainder available from the $35 million add-on facility.

In June 2006, we acquired the 50% interest in ROVA that we did not previously own, which also increased our revenues and operating cash flow. This acquisition was funded with $35 million in debt as described in Note 2 to our December 31, 2006 Consolidated Financial Statements. ROVA also has project-level debt that funded the original development of the power plants. The project-level debt requires semi-annual principal payments as described in Note 6 to our December 31, 2006 Consolidated Financial Statements as well as ongoing interest payments. As described above, we have extended the maturity of the outstanding $25.7 million acquisition debt to 2010. We will now make semi-annual principal payments of approximately $4.3 million to SOF Investments, which are expected to approximate substantially all of the cash distributions generated by ROVA through the maturity of that debt.

On March 6, 2007, Westmoreland Resources reached an agreement to settle all contract disputes with Washington Group International, Inc., or WGI. As a result of that settlement, Westmoreland Resources assumed operation of the Absaloka Mine on March 30, 2007. We expect that we will need additional capital for investment in mine development projects and mining equipment and to support bonding requirements.

Our ongoing and future business needs may also affect liquidity. We do not anticipate that either our coal or our power production revenues will diminish materially as a result of any future downturn in economic conditions because ROVA and the power plants that purchase our coal produce relatively low-cost, baseload power. In addition, most of our coal and power production are sold under long-term contracts, which help insulate us from unfavorable market developments. However, contract price reopeners, contract renegotiations, expirations, or terminations (including the negotiations with NRGT affecting the Jewett Mine), and market competition could affect future coal revenues.

Cash Balances and Line of Credit

Consolidated cash and cash equivalents at March 31, 2007 totaled $25.7 million, including $11.2 million at ROVA, $1.2 million at Westmoreland Power Inc., $2.2 million at Westmoreland Mining, $2.5 million at Westmoreland Resources, and $1.3 million at our captive insurance subsidiary. The cash at Westmoreland Mining is available to the Company through quarterly distributions, as described below. The cash at our captive insurance subsidiary and Westmoreland Resources is available to the Company through dividends. The cash at ROVA is available to the Company through distributions after debt service and debt reserve account requirements are met. Under the provisions of the ROVA acquisition loan, all cash distributions from ROVA subsequent to March 31, 2007, are to be applied to the principal balance of the loan and related interest and will therefore not be available to the Company through distributions until the SOF Investments debt has been repaid.

As of March 31, 2007, Westmoreland Coal Company had $6.4 million of its $14.0 million revolving line of credit available to borrow.

Restricted Cash

We had restricted cash and bond collateral, which were not classified as cash or cash equivalents, of $68.1 million at March 31, 2007 compared to $69.7 million at December 31, 2006. The restricted cash at March 31, 2007 included $29.8 million in ROVA’s debt service accounts and prepayment accounts and $25.6 million in Westmoreland Mining’s debt service reserve, and long-term prepayment accounts. At March 31, 2007 our reclamation, workers’ compensation, and postretirement medical cost obligation bonds were collateralized by interest-bearing cash deposits of $12.7 million, which we have classified as non-current assets in the consolidated balance sheet. In addition, we had accumulated reclamation deposits of $63.7 million at March 31, 2007, representing cash received from customers of the Rosebud Mine to pay for reclamation, plus interest earned on the investments.

Westmoreland Mining Debt Facilities

The original term loan agreement, which financed our acquisition of the Rosebud, Jewett, Beulah, and Savage mines, continues to restrict Westmoreland Mining’s ability to make distributions to Westmoreland Coal Company. Until Westmoreland Mining has fully paid the original acquisition debt, which is scheduled for December 31, 2008, Westmoreland Mining may only pay Westmoreland Coal Company a management fee and distribute to Westmoreland Coal Company 75% of Westmoreland Mining’s surplus cash flow. Westmoreland Mining is depositing the remaining 25% into an account that will be applied to the $30 million balloon payment due December 31, 2008. In 2004 when Westmoreland Mining entered into the add-on facility, it also extended its revolving credit facility to 2007 and reduced the amount of the facility to $12 million. In December 2005, Westmoreland Mining amended the revolving facility to increase the borrowing base to $20 million and to extend its maturity to April 2008 to better align with its operating needs. The increase includes the ability to issue letters of credit up to $10 million which Westmoreland Mining expects to use for reclamation bond collateral requirements. As of March 31, 2007, a letter of credit for $1.9 million was supported by Westmoreland Mining’s revolving credit facility, and Westmoreland Mining had the remaining $18.1 million of the credit facility’s borrowing base available.

Historical Sources and Uses of Cash

Quarter ended March 31, 2007

Cash provided by operating activities was $19.5 million for the first three months of 2007 compared with $2.8 million for the first three months of 2006. In the first three months of 2007, the increase in net income increased cash provided by operating activities by $3.4 million, and the increase in non-cash charges to income, which includes depreciation, amortization, stock compensation, gain on sale of assets, and minority interest increased cash provided by operating activities by $5.2 million. Cash provided by operating activities in the first quarter of 2007 reflects $7.3 million of revenue deferred under ROVA’s long-term sales agreements. We received only $0.1 million of cash distributions from independent power projects for the first three months of 2007 because, following our June 2006 acquisition of the remaining 50% of ROVA, ROVA’s financial results are consolidated in our financial results. Cash distributions from ROVA of $1.1 million were recorded for the first three months of 2006. Changes in working capital decreased cash provided by operating activities in the first three months of 2007 by $4.3 million compared to a decrease in cash from changes in working capital of $1.6 million in the first three months of 2006.

Our working capital deficit was $55.0 million at March 31, 2007 compared to $67.4 million at December 31, 2006. The decrease in our working capital deficit resulted primarily from a $10.0 million increase in accounts receivable. The increase in accounts receivable resulted from a $10.0 million reserve dedication receivable recorded during the first quarter of 2007.

Cash provided by investing activities during the three months ended March 31, 2007 was $6.4 million compared to $0.4 million in the three months ended March 31, 2006. The increase in cash provided by investing activities was driven by the $12.7 million of proceeds from sale of our royalty interest at the Caballo Mine in Wyoming. This increase was offset by the $3.4 million paid in connection with the assumption of the Absaloka mining operations from WGI. Cash provided by investing activities in the first three months of 2006 included $5.1 million received from the sale of mineral interests in Colorado. Cash provided by investing activities in the first three months of 2007 included a decrease in our restricted cash accounts of $0.3 million. In the first three months of 2006, cash of $2.7 million was deposited into our restricted cash accounts. This decrease was due to a refund of the collateral as a result of a reduction in our postretirement health benefit bonds in the first quarter of 2007. Additions to property, plant, and equipment increased in the first three months of 2007 to $3.7 million compared to $1.9 million in the first three months of 2006.

We used $26.9 million of cash for our financing activities in the first three months of 2007 compared to $4.5 million in the first three months of 2006. This increase was the result of a $21.7 million repayment of long-term debt and a $5.4 repayment on revolving lines of credit in the first three months of 2007. The repayment of long-term debt and revolving lines of credit in the first three months of 2006 were $4.6 million.

Year ended December 31, 2006

Cash provided by operating activities was $33.2 million for 2006 compared with $28.8 million for 2005. The increase in net loss in 2006 reduced cash provided by operating activities by $1.7 million, which was offset by $13.9 million of increases in non-cash charges to income. Cash provided by operating activities in 2006 includes $14.5 million invoiced under our power sales agreements, which has been recorded as deferred revenue. Cash distributions from independent power projects decreased $9.4 million in 2006, primarily because our ROVA distributions received after the acquisition were eliminated in consolidation. Unscheduled maintenance outages at ROVA during late 2005 also decreased cash distributions from independent power projects in 2006. Changes in working capital increased cash provided by operating activities in 2006 by $1.1 million compared to an increase in cash provided by changes in working capital of $14.1 million in 2005.

Cash provided by operating activities was $28.8 million for 2005 compared with $9.5 million for 2004. Cash provided by operating activities increased in 2005 due to a decrease in the net loss of $1.3 million, an increase in net non-cash charges to income of $0.6 million, and an increase in cash distributions from independent power projects of $7.5 million. Changes in working capital increased cash provided by operating activities in 2005 by $14.1 million, compared to an increase of $4.3 million in 2004.

Our working capital deficit was $67.4 million at December 31, 2006 compared to $20.1 million at December 31, 2005. The increase in our working capital deficit resulted primarily from the $35.0 million ROVA acquisition financing, which was a current liability before we extended the maturity of the outstanding debt to 2010, the consolidation of ROVA, which had $28.2 million of negative working capital, and the elimination of $14.1 million in deferred overburden removal costs as the result of a change in accounting principle discussed in Note 3 to our December 31, 2006 Consolidated Financial Statements. This accounting change had no effect on cash flows.

Our working capital deficit was $20.1 million at December 31, 2005 compared to $6.6 million at December 31, 2004. The increase in our working capital deficit resulted primarily from a $12.6 million increase in the current portion of our asset retirement obligation and an $8.5 million increase in trade accounts payable.

We used $33.9 million of cash in investing activities in 2006 compared to $22.8 million in 2005. The increase was primarily driven by our $7.7 million investment for our ROVA acquisition (net of cash acquired). Cash provided by investing activities in 2006 included $5.1 million received from the sale of mineral interests. Cash used in investing activities in 2006 included $20.9 million of additions to property, plant, and equipment for mine development and equipment and investment in a company-wide software system. Cash flows from investing activities in 2006 also included a $10.5 million increase in our restricted cash accounts, pursuant to Westmoreland Mining’s term loan agreement and as collateral for our surety bonds. Additions to property, mine equipment, development projects, and investment in a new company-wide software system were $18.3 million in 2005. Increases in restricted cash accounts, bond collateral, and reclamation deposits were $5.1 million in 2005.

We used $22.8 million of cash in investing activities in 2005 compared to $28.5 million in 2004. The decrease was primarily driven by a decrease in our restricted cash of $5.3 million. Cash used in investing activities in 2005 included $18.3 million of additions to property, plant, and equipment for mine equipment and investment in a company-wide software system.

We received $16.3 million of cash from our financing activities in 2006. This increase was primarily a result of $35 million of borrowings to finance the ROVA acquisition and was offset by the repayment of $25.6 million of long-term debt. Cash used in financing activities of $5.8 million in 2005 was primarily the result of $7.2 million in borrowings under our long-term debt and revolving lines of credit offset by $12.2 million used for the repayment of long-term debt. In March 2004, Westmoreland Mining entered into the add-on facility. This facility made $35.0 million available to us in 2004. The add-on facility permitted

Westmoreland Mining to undertake significant capital projects, principally at the Rosebud and Jewett mines, without adversely affecting cash available to Westmoreland Coal Company. The terms of the add-on facility permitted Westmoreland Mining to distribute this $35 million to Westmoreland Coal Company. Westmoreland Mining’s distributions of $3.5 million in 2006 and $9.1 million in 2005 represented the remainder available from the $35 million add-on facility.

Operational and Capital Expenditure Outlook

We anticipate that the following events and developments will affect our 2007 liquidity and earnings.

•	Tons sold in 2007 are expected to increase by approximately 2% compared to tons sold in 2006. Coal margins are expected to increase reflecting higher prices from customer contract renewals offset in part by increases in the costs of operating the mines.

•	We received a reserve dedication payment of $10 million from a customer in early 2007.

•	We anticipate that capital expenditures and new investments related to our mining activities will increase in 2007 from 2006 as a result of the replacement of operational equipment at our mines. As a result, we expect higher depreciation, depletion, and amortization expense.

•	In February 2007, the Company sold its interest in a coal royalty for $12.7 million and recognized a $5.6 million gain on the sale in the first quarter.

•	We anticipate a reduction in our 2007 heritage health benefit expenses as a result of lower health care costs, combined benefit fund premiums, and workers’ compensation costs, as well as the effect of the $5.8 million refund received from the CBF, which was recorded in the first quarter of 2007.

•	2007 results will reflect the consolidation of the operating results of ROVA for a full year, compared to only six months of consolidation in 2006.

•	The Energy Policy Act of 2005 contains a tax credit for the production of coal owned by Indian tribes. Our Absaloka Mine produces coal owned by the Crow Tribe. In 2007, we anticipate negotiating an agreement with the Crow that will share with the Crow some of the tax savings we expect to realize from this credit. After we reach this agreement, we will accrue an amount we expect to pay the Crow for credits based upon our AMT for 2006 and prospectively for credits expected to be realized and shared for our AMT in 2007. Actual payments to the Crow are expected to be made after each year’s tax return is filed with the Internal Revenue Service.

Pricing Outlook

Pricing for about 3.5% of our sales tons expired on December 31, 2006 and were renewed effective January 1, 2007 at a 44% price increase. Contracts covering about 11% of our expected sales tonnage are scheduled to expire on December 31, 2007, with anticipated renewals and repricing effective January 1, 2008.

Contracts covering approximately 10% of the tons that we expect to sell in 2007 are scheduled to expire in 2008. However, the customers under these contracts have the option to renew them in the circumstances specified in the contracts. If those conditions are satisfied, we expect that these options will be exercised. As a result, we expect that less than 1% of our expected sales tonnage will be repriced effective January 1, 2009. Contracts covering approximately 7% of the Company’s expected sales tonnage are scheduled to expire on December 31, 2009 and are anticipated to be renewed and repriced on January 1, 2010.

Sales from the Jewett Mine to NRGT’s Limestone Station currently account for approximately 22% of our sales volume. The long-term agreement in effect at the beginning of this year provided for annual price redeterminations from January 1, 2008 through contract expiration in 2015. However, the price for 2008 that was determined in accordance with the contract was not acceptable to Texas Westmoreland and Texas Westmoreland gave notice to NRGT pursuant to the contract that it would deliver no lignite in 2008. As a result of this notice, NRGT is no longer obligated to purchase lignite from the Jewett Mine for the remaining term of the contract. Texas Westmoreland and NRGT are currently discussing various alternatives for a new long-term agreement. There can be no assurance that we will be able to negotiate such an agreement with NRGT. If Texas Westmoreland and NRGT cannot now agree upon a new long-term agreement, it is most probable that Texas Westmoreland would close the Jewett Mine. See “Risk Factors.”

We may also, from time-to-time, choose to negotiate contract renewals or other modifications earlier than the expiration and reopener dates scheduled in those contracts.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements within the meaning of the rules of the Securities and Exchange Commission.

Results of Operations

Quarter ended March 31, 2007 Compared to Quarter ended March 31, 2006

Coal Operations

The following table shows comparative coal revenues, sales volumes, cost of sales, and percentage changes between the periods:

	Three Months Ended March 31,
	2007	2006	Change

Revenues — thousands	$103,080	$94,634	9%
Volumes — millions of equivalent coal tons	7.5	7.4	1%
Cost of sales — thousands	$83,050	$73,865	12%

Tons of coal sold increased by approximately 0.1 million tons in the first three months of 2007 from the first three months of 2006. Our tons sold increased primarily as a result of improved performance at our Jewett and Absaloka mines during the first quarter of 2007. These increases were offset by decreases at our Rosebud, Beulah, and Savage mines, primarily caused by unscheduled customer plant outages.

Our coal revenues increased by approximately $8.4 million from the first quarter of 2006 to the first quarter of 2007. This was due in part to the increase in tonnage, but was primarily driven by increased pricing. At the Rosebud and Beulah mines, we achieved approximately 13% and 10% revenue per ton increases, respectively, as our coal sales contracts provided for pass-through adjustments for higher costs, and we renewed an expiring contract in January 2007 at current market prices. At the Absaloka Mine, we achieved an 8% revenue per ton increase due to market price reopeners. Lastly, at our Jewett Mine, our revenues increased slightly as the increase in tons sold was partially offset by a 5% decrease in price resulting from our current interim price agreement.

Our coal segment’s cost of sales in the first three months of 2007 also increased by approximately $9.2 million from the first three months of 2006. This increase was primarily driven by $4.3 million increase in base reclamation, stripping, and other operating costs at our Rosebud Mine. Our Absaloka Mine’s cost of sales also increased by $3.0 million due to the increase in tons sold driving increases in royalties, production taxes, and contract mining costs. The remainder of our costs of sales increase was driven by increases in hauling costs, accretion of our reclamation obligations, and increases in commodity costs at our Jewett and Beulah mines.

Our coal segment’s depreciation, depletion, and amortization expense in the first three months of 2007 increased by approximately $0.5 million from the first three months of 2006. This increase resulted from increased depletion expenses from asset retirement cost assets, which increased at the end of 2006 as a result of updated engineering studies.

Our coal segment’s selling and administrative expenses in the first three months of 2007 remained essentially unchanged from the first three months of 2006.

Independent Power

The power segment includes the ownership of interests in cogeneration and other non-regulated independent power plants, our power operations and maintenance business, and business development expenses. Power segment operating income was $4.8 million in the first quarter of 2007 compared to $3.6 million in the first quarter of 2006. Our energy revenues and costs of sales were $24.7 million and $14.3 million, respectively, during the first quarter of 2007.

In connection with the ROVA acquisition, we changed our method of recognizing revenue under ROVA’s long-term power sales agreements effective July 1, 2006. For the first quarter of 2007, revenue billed under these agreements totaling $7.3 million was deferred to future periods. We also began consolidation of ROVA’s results of operations effective July 1, 2006. Previously the ROVA results were reported using the equity method. The equity method reported only earnings (calculated net of interest expense, interest income, depreciation, depletion, and amortization).

The following table summarizes the power segment’s results for the three months ended March 31, 2007 and 2006 (in thousands):

	Three Months Ended March 31,
	2007	2006

50% share of ROVA earnings shown as equity in earnings	$—	$4,341
Ft. Lupton equity earnings	136	117

Total equity earnings	136	4,458

Energy revenue(1)	24,608	—
Costs and expenses:
Cost of sales — energy	(14,308)	—
Depreciation, depletion, and amortization	(2,423)	(8)
Selling and administrative	(3,219)	(854)
Gain on sales of assets	4	—

Power segment revenue less costs and expenses	4,662	(862)

Independent power segment operating income	4,798	3,596
Other income (expense):
Interest expense	(3,748)	—
Interest income	517	—
Minority interest	—	—
Other income	(3)	126

Income before income taxes	$1,564	$3,722

(1)	The Company recorded $7.3 million in deferred revenue in 2007 related to capacity payments billed at ROVA.

For the first three months of 2007 and 2006, ROVA produced 427,000 and 426,000 MW hours, respectively, and achieved average capacity factors of 94% and 93%, respectively.

We also recognized $136,000 in equity earnings in the first three months of 2007, compared to $117,000 in the first three months of 2006, from our 4.49% interest in the Ft. Lupton project.

During the first three months of 2007, our Westmoreland Utilities subsidiary, which operates and provides maintenance services to four power plants in Virginia owned by Dominion Virginia Power, contributed $2.7 million of revenue which is shown as energy revenue and had $2.1 million of costs and expenses which are shown as Cost of sales — energy.

Heritage

During the first three months of 2007, heritage costs decreased by $6.3 million from the first three months of 2006. This decrease resulted primarily from a $5.8 million settlement reached with the Combined Benefit Fund that was recorded in the first three months of 2007.

Our heritage costs also decreased during the first quarter of 2007 as a result of decreases in retiree health and workers’ compensation costs. These costs decreased as a result of an increase in the discount rate used in our postretirement medical benefit projections and favorable trends in our first quarter workers’ compensation costs. These cost decreases were partially offset by a small decrease in the benefit we received from our Black Lung trust in the first quarter of 2007, as compared to the first quarter of 2006.

Corporate

Our corporate segment selling and administrative expenses increased by $0.9 million from the first three months of 2007 compared to 2006. This increase resulted primarily from an increase in professional fees, labor, and information technology consulting fees for our systems implementation. The first quarter of 2007 includes a gain of $5.6 million on the sale of our royalty interest at the Caballo Mine in Wyoming, while the first quarter of 2006 includes a gain of $5.1 million from the sale of mineral interests in Colorado.

Selling and Administrative

Our selling and administrative costs increased from $9.4 million in first quarter of 2006 to $13.0 million in first quarter of 2007. $2.4 million of this increase is the result of consolidating ROVA.

Interest

Interest expense was $6.5 million and $2.7 million for the first three months of 2007 and 2006, respectively. The increase resulted from the $2.9 million in interest expense from ROVA’s project debt following its acquisition and approximately $0.9 million in increased interest expense primarily driven by our ROVA acquisition debt. Interest income increased by $1.3 million in the first three months of 2007 as a result of $0.6 million in interest income received from our settlement with the Combined Benefit Fund, $0.5 million in ROVA interest income, and increased interest income from our restricted cash and bond collateral accounts due to increases in those balances and interest rates.

Income Tax

Current income tax expense for the first three months of 2007 decreased by $0.1 million from the first three months of 2006. Income tax expense in both periods relates to obligations for state income taxes in North Carolina, Texas, and Minnesota.

Results of Operations

2006 Compared to 2005

Coal Operations

The following table shows comparative coal revenues, sales volumes, cost of sales, and percentage changes between the periods:

	Year Ended December 31,
	2006	2005	Change

Revenues — thousands	$393,482	$361,017	9%
Volumes — millions of equivalent coal tons	29.4	30.0	(2)%
Cost of sales — thousands	$311,629	$288,728	8%

Tons of coal sold decreased in 2006 by approximately 0.6 million tons from 2005. However, our coal revenues increased by approximately $32.5 million. Our tons sold decreased primarily as a result of reduced generation due to high hydroelectric availability and an extended planned outage at one of our Rosebud Mine’s primary customer’s plant. Tons sold at our other mines in 2006 did not differ significantly from 2005 tons sold. We were able to offset our decrease in tons sold by increasing our 2006 average price per ton approximately 12%. At the Rosebud and Beulah mines, we achieved approximately 19% and 16% revenue per ton increases, respectively, as our coal sales contracts provided for pass-through adjustments for higher costs and we renewed an expiring contract at current market prices. At the Absaloka Mine, we achieved a 27% revenue per ton increase due to market price reopeners. Lastly, at the Jewett Mine, we received a 3% revenue per ton increase in 2006 as a result of the interim supply agreement negotiated in 2005.

Our coal segment’s cost of sales in 2006 increased by $22.9 million from 2005. This increase was primarily driven by an $18.0 million increase in cost of sales at the Rosebud Mine, which was driven primarily by increased base reclamation activities, higher strip ratios, higher commodity costs, and increased taxes and royalties. The Absaloka Mine’s cost of sales accounted for the remaining $4.9 million increase, which was driven mainly by higher contract mining costs and higher taxes and royalties. Cost of sales in 2006 at our other mines did not differ significantly from 2005.

Our coal segment’s depreciation, depletion, and amortization expenses in 2006 increased by approximately $2.8 million from 2005. This increase resulted from increased depletion expenses for asset retirement obligation assets, which increased at the end of 2005 as a result of updated engineering studies.

Our coal segment’s 2006 selling and administrative expenses decreased by $0.7 million from 2005, primarily as a result of a $1.2 million in settlement costs and related legal fees incurred in 2005.

Independent Power

Power segment operating income was $12.3 million in 2006 compared to $9.6 million in 2005. Our 2006 energy revenues and costs of sales and expenses were $47.9 million and $31.4 million, respectively. In connection with the ROVA acquisition, we changed our method of recognizing revenue under ROVA’s long-term power sales agreements (see “— Financial Implications of the ROVA Acquisition”). For 2006, revenue received under these agreements totaling $14.5 million was deferred. We reported equity in earnings from independent power operations of $7.7 million in 2006 and $12.7 million in 2005. This change resulted from our 2006 acquisition and consolidation of ROVA’s results of operations effective July 1, 2006.

The following table summarizes the power segment’s results for the years ended December 31, 2006 and 2005:

	2006	2005

50% share of ROVA earnings shown as equity in earnings	$7,315	$12,272
Ft. Lupton equity earnings	366	455

Total equity earnings	7,681	12,727

Energy revenues(1)	47,904	—
Costs and expenses:
Cost of sales — energy	(31,381)	—
Depreciation, depletion, and amortization	(4,795)	(24)
Selling and administrative	(6,946)	(3,076)
Gain on sales of assets	(123)	—

Energy revenues less costs and expenses	4,659	(3,100)

Independent power segment operating income	$12,340	$9,627

(1)	The Company recorded $14.5 million in deferred revenue in 2006 related to capacity payments at ROVA.

For 2006 and 2005, ROVA produced 1,639,000 and 1,601,000 MW hours, respectively, and achieved average capacity factors of 89% and 87%, respectively.

We also recognized $366,000 in equity earnings in 2006, compared to $455,000 in 2005, from our 4.49% interest in the Ft. Lupton project.

During 2006, our Westmoreland Utilities subsidiary, which operates and provides maintenance services to four power plants in Virginia owned by Dominion Virginia Power, contributed $4.1 million of revenue which is shown as energy revenue and had $3.7 million of costs and expenses which are shown as Cost of sales-energy.

Heritage

Our 2006 heritage costs increased by $0.4 million over 2005 expenses. Our black lung benefit recorded in 2006 was $0.4 million compared to a benefit of $3.1 million in 2005. The $3.1 million benefit in 2005 resulted from favorable actuarial projections which decreased our obligations. The change in the black lung benefit was partially offset by a decrease from 2005 to 2006, of $2.2 million in our heritage health benefit, Combined Benefit Fund, and workers’ compensation expenses. These costs decreased as a result of lower postretirement medical benefit projections and workers’ compensation costs driven by favorable 2006 trends in our health care expenses.

Corporate

Our corporate selling and administrative expenses increased by $4.4 million from 2005 to 2006. This increase resulted primarily from a $2.3 million increase in compensation expenses combined with increased personnel costs for the finance staff and the impact of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” or SFAS 123(R). Compensation expense increased in part because 2005 benefited from $0.9 million of decreased cost associated with our long-term incentive performance unit plan. Also contributing to the increase in 2006 was a $1.3 million increase in professional fees, including costs of the restatement of our 2005 financial statements and a $0.9 million increase in information technology consulting fees for our systems implementation.

Interest

Interest expense was $19.2 million and $10.9 million for 2006 and 2005, respectively. The increase resulted from the $6.8 million in interest expense from ROVA’s project debt following its acquisition and approximately $1.5 million in increased interest expense primarily from ROVA acquisition debt. Interest income increased by $2.6 million in 2006 as a result of $1.2 million in ROVA interest income and increased interest income from our restricted cash and bond collateral accounts due to increasing interest rates.

Income Tax

Current income tax expense in both 2006 and 2005 relates to obligations for state income taxes. In each of 2006 and 2005 we accrued $2.1 million for tax assessments in North Carolina for prior years.

Results of Operations 2005

Compared to 2004

Coal Operations

The following table shows comparative coal revenues, sales volumes, cost of sales, and percentage changes between the periods:

	Year Ended December 31,
	2005	2004	Change

Revenues — thousands	$361,017	$319,648	13%
Volumes — millions of equivalent coal tons	30.0	29.0	3%
Cost of sales — thousands	$288,728	$249,131	16%

Coal segment revenues increased from 2004 primarily as a result of a 1.0 million increase in tons sold and because of higher prices, including a one-time “catch-up” payment of $2.4 million received in the first quarter of 2005, for past cost increases for commodities at the Jewett Mine. The increase in tons sold in 2005 came from new or extended sales contracts at the Rosebud Mine, as well as increases at the Jewett and

Absaloka mines. The revenue in 2004 includes a $16.3 million award that we received in an arbitration with the owners of Colstrip Units 1&2. The arbitration related in part to the price for coal shipped to Colstrip Units 1&2 from July 30, 2001 to May 31, 2004.

Coal segment cost of sales increased in 2005 compared to 2004 primarily as a result of increased tons produced, higher commodity prices (for diesel fuel, electricity, and explosives), and higher stripping ratios. Very difficult mining conditions and unusually heavy rainfall increased costs at the Beulah Mine in 2005. Production taxes and royalties on the $16.3 million Colstrip Units 1&2 arbitration award increased cost of sales by $5.1 million in 2004. Costs at the Jewett Mine in 2004 included unplanned repairs to a primary dragline combined with significant weather-related production interruptions.

Coal segment depreciation, depletion, and amortization increased to $21.3 million in 2005 compared to $18.2 million in 2004. The increase is primarily related to increased coal production, increased capital expenditures at the mines for both continued mine development and the replacement of mining equipment and increased amortization of capitalized asset retirement costs.

Our coal segment’s 2005 selling and administrative expenses increased from 2004 by approximately $5.8 million primarily as a result of $1.2 million in settlement costs which were incurred in 2005 along with associated legal fees. Also contributing to the increase were increased legal fees associated with the company’s litigation, increased consulting fees related to Sarbanes-Oxley compliance, and increased compensation expense.

Independent Power

We had equity in earnings from independent power projects of $12.7 million in both 2005 and 2004. For 2005 and 2004, ROVA produced 1,601,000 and 1,625,000 MW hours, respectively, and achieved capacity factors of 87% in 2005 and 88% in 2004. The slightly lower capacity factor in 2005 was the result of increased start-up hours after scheduled outages. In 2005 and 2004, equity in earnings was reduced by $2.7 and $2.0 million, respectively, for costs associated with higher Halifax County personal property tax assessments from prior years, which we unsuccessfully contested. Most of the contested claims were paid to Halifax County in early 2006. In 2005, the ROVA I and II units had more scheduled outages for planned repairs that decreased the capacity factor, and they experienced more unscheduled outages for repairs than in 2004. We recognized $455,000 in equity earnings in 2005, compared to $317,000 in 2004, from our 4.49% interest in the Ft. Lupton project.

Heritage

Heritage health benefit expenses, exclusive of the cumulative effect of change in accounting principle associated with workers’ compensation, were $5.7 million lower in 2005 compared to 2004 due primarily to three factors:

•	Costs for pneumoconiosis (black lung) benefits were $1.6 million in 2004, compared to a benefit of $3.1 million recorded in 2005 as a result of updated actuarial projections.

•	Workers’ compensation expense was $0.9 million less than in 2004 with the conclusion of the case audits discussed below.

•	Costs for the Combined Benefit Fund were $0.8 million less than in 2004 as a result of a court ruling that reduced our 2005 CBF premiums.

Workers’ compensation expense was significantly higher in 2005 and 2004 relative to 2003 because we conducted and completed case audits of all active claims, and because we used updated mortality tables for those claims. Cash payments, however, declined because indemnity payments for a majority of the beneficiaries were satisfied.

We incurred cash costs of $16.9 million for postretirement medical costs during 2005 compared to $16.7 million in 2004. We incurred cash costs of $1.3 million for workers’ compensation during 2005 compared to $1.9 million in 2004.

Corporate

Our corporate selling and administrative expenses decreased by $2.7 million during 2005 compared to 2004. As a result of the decline in the market price of our common stock in 2005, the projected cost of our long-term incentive performance unit plan declined and resulted in a benefit reflected in selling and administrative expenses of $0.9 million compared to an expense of $2.3 million in 2004.

Interest

Interest expense was $10.9 million and $11.0 million for 2005 and 2004, respectively. Interest expense associated with the increased debt outstanding under Westmoreland Mining’s add-on facility and borrowings under our revolving credit facilities was offset by the lower interest expense on the acquisition financing obtained in 2001 as principal balances were reduced. Interest income decreased in 2005 in spite of larger balances in our restricted cash and surety bond collateral accounts because 2004 included $0.7 million in interest relating to the Colstrip Units 1&2 arbitration decision. Both years include amortization of debt financing costs.

Income Tax

Current income tax expense in both 2005 and 2004 related to obligations for state income taxes and federal AMT. In 2005 we accrued $2.1 million for tax assessments for prior years in North Carolina.

New Accounting Pronouncements

On July 13, 2006, the Financial Accounting Standards Board, or FASB, issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109”, or FIN 48. FIN 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN 48 requires companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each annual period. The disclosures also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN 48 requires a company to recognize a financial statement benefit for a position taken for tax return purposes when it is more likely than not that the position will be sustained. We adopted FIN 48 on January 1, 2007 and the adoption did not have an impact on our consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risk, including the effects of changes in commodity prices and interest rates as discussed below.

Commodity Price Risk

We produce and sell commodities — principally coal and electric power — and also purchase commodities — principally diesel fuel, steel, and electricity.

We produce and sell coal through our subsidiaries, Westmoreland Resources, Westmoreland Mining, and Westmoreland Coal Sales Company, and we produce and sell electricity and steam through our subsidiary Westmoreland Energy. Nearly all of our coal production and all of our electricity and steam production are sold through long-term contracts with customers. These long-term contracts reduce our exposure to changes in commodity prices. These contracts typically contain price escalation and adjustment provisions, pursuant to which the price for our coal may be periodically revised. The price may be adjusted in accordance with changes in broad economic indicators, such as the consumer price index, commodity-specific indices, such as the PPI-light fuel oils index, and/or changes in our actual costs. Contracts may also contain periodic price reopeners or renewal provisions, which give us the opportunity to adjust the price of our coal to reflect developments in the marketplace.

In October 2006, we entered into a derivative contract to manage a portion of our exposure to the price volatility of diesel fuel to be used in our operations in 2007. The contract covers 2.4 million gallons of diesel fuel at a weighted average fixed price of $2.02 per gallon. This contract settles monthly from January to December, 2007.

In January 2007, we entered into an additional derivative contract to be used in our operations in 2007. The contract covers 1.1 million gallons of diesel fuel at a weighted average fixed price of $1.75 per gallon. This contract settles monthly from February to December, 2007.

We account for these derivative instruments on a mark-to-market basis through earnings. Our consolidated financial statements as of March 31, 2007 reflect unrealized gains on these contracts of $0.3 million, which is recorded in accounts receivable. Unrealized gains during the three months ended March 31, 2007 were $0.7 million, which is recorded as Costs of sales — coal. During the three months ended March 31, 2007, we settled a portion of these contracts covering approximately 0.8 million gallons of fuel, which resulted in a loss of less than $0.1 million.

Interest Rate Risk

We and our subsidiaries are subject to interest rate risk on our debt obligations. Westmoreland Coal Company’s revolving lines of credit have a variable rate of interest indexed to either the prime rate or LIBOR. Based on balances outstanding on the lines of credit as of March 31, 2007, a one percent change in the prime interest rate or LIBOR would increase or decrease interest expense by $76,000 on an annual basis. Westmoreland Mining’s Series D Notes under its term loan agreement have a variable interest rate based on LIBOR. A one percent change in LIBOR would increase or decrease interest expense on the Series D Notes by $146,000 on an annual basis. A portion of ROVA’s project debt under its Credit Agreement also has a variable interest rate based on LIBOR. A one percent change in LIBOR would increase or decrease interest expense on ROVA’s debt by $0.8 million on an annual basis. Westmoreland Coal Company’s ROVA acquisition debt also has variable interest rates based on LIBOR. A one percent change in LIBOR would increase or decrease interest expense on the acquisition term loan by approximately $0.3 million on an annual basis. The Rosebud Mine has capital leases with variable interest rates. A one percent change in the interest rates for these leases would increase or decrease interest expenses by less than $0.1 million on an annual basis.

The carrying value and estimated fair value of our long-term debt with fixed interest rates at March 31, 2007 were $152.1 million and $160.8 million, respectively.

Our heritage health benefit expenses are also impacted by interest rate changes because our workers compensation, pension, pneumoconiosis, and postretirement medical benefit obligations are recorded on a discounted basis.

BUSINESS

Overview

We are an energy company. We mine coal, which is used to produce electric power, and we own power-generating plants. We own five mines that supply baseload power plants. Several of these power plants are located adjacent to our mines, and we sell virtually all our coal under long-term contracts. Consequently, our mines enjoy relatively stable demand and pricing compared to competitors who sell more of their production on the spot market.

We own the Roanoke Valley, or ROVA, independent power project. ROVA consists of two coal-fired units with a total generating capacity of 230 megawatts, or MW. ROVA is baseloaded and supplies power pursuant to long-term contracts. We also operate and maintain ROVA and four power projects owned by others. We acquired the 50% interest in ROVA that we did not previously own, and the contracts to operate and maintain the four other power projects, on June 29, 2006.

We own a 4.49% interest in the gas-fired Ft. Lupton project, which has a generating capacity of 290 MW and provides peaking power.

We also sell coal produced by others.

Coal Operations

We produced 29.4 million tons of coal in 2006, about 3% of all the coal produced in the United States. We were the 9th largest coal producer in the United States, ranked by tons of coal mined in 2006.

Mines

We own five mines; all except the Jewett Mine are located in the northern tier, a niche coal market extending from Montana through Minnesota and other upper Midwestern states. Our mines are:

•	the Absaloka Mine,

•	the Rosebud Mine,

•	the Jewett Mine,

•	the Beulah Mine, and

•	the Savage Mine.

The Absaloka Mine is owned by our subsidiary, Westmoreland Resources. The Rosebud, Jewett, Beulah, and Savage mines are owned by our separate subsidiary, Westmoreland Mining.

All of these mines are surface mines. At large surface mines like ours, coal is frequently mined from more than one area or pit at any given time. Surface mining involves extracting coal that lies close to the surface. Where the surface layer contains rock, overburden drills are used to drill holes in the rock, explosives are inserted, and the blast loosens the layer of rock. Earth-moving equipment removes the overburden — the layer of dirt and rock that lies between the surface and the coal. A machine called a dragline is typically used to remove a substantial portion of the overburden. Draglines are very large — our largest dragline weighs approximately 7,000 tons and has a bucket capacity of 128 cubic yards. Smaller pieces of equipment, including bulldozers, front-end loaders, scrapers, and dump trucks, move the remainder of the overburden. Once the coal has been exposed, front-end loaders, backhoes, or electric shovels load the coal in dump trucks. After the coal has been extracted, it is processed (typically by crushing), sampled (or “assayed”), and then shipped to customers.

The Absaloka Mine is located on approximately 15,000 acres in Big Horn County, Montana, near the town of Hardin. Coal was first extracted from the Absaloka Mine in 1974. Westmoreland Resources owns the Absaloka Mine. We own 80% of the stock of Westmoreland Resources. Washington Group International, Inc., or WGI, owns the remaining 20%. We own 100% of each of our other subsidiaries.

The Rosebud Mine is located on approximately 25,000 acres in Rosebud and Treasure Counties, Montana, near the town of Colstrip, about 130 miles east of Billings. Coal was first mined near Colstrip in 1924, and production from the existing mine complex began in 1968. Westmoreland Mining’s subsidiary, Western Energy Company, owns and operates the Rosebud Mine. Westmoreland Mining acquired the stock of Western Energy from Entech, Inc., a subsidiary of the Montana Power Company, in April 2001.

The Jewett Mine is located on approximately 35,000 acres in Freestone, Leon, and Limestone Counties, Texas, near the town of Jewett, about half way between Dallas and Houston. The Jewett Mine produces lignite, a type of coal with a lower Btu value per ton than sub-bituminous or bituminous coal. “Btu” is a measure of heat energy. The higher the Btu value, the more energy is produced when the coal is burned. Lignite was first extracted from the Jewett Mine in 1985. Westmoreland Mining’s subsidiary, Texas Westmoreland Coal Company (formerly Northwestern Resources Co.), owns and operates the Jewett Mine. Westmoreland Mining acquired the stock of Northwestern Resources from Entech in April 2001.

The Beulah Mine is located on approximately 9,300 acres in Mercer and Oliver Counties, North Dakota, near the town of Beulah. The Beulah Mine also produces lignite. Lignite was first extracted from the Beulah Mine in 1963. Westmoreland Mining’s subsidiary, Dakota Westmoreland Corporation, owns and operates the Beulah Mine. Westmoreland Mining acquired the Beulah Mine in May 2001 from Knife River Corporation, a subsidiary of MDU Resources Group, Inc.

The Savage Mine is located on approximately 1,600 acres in Richland County, Montana, near the town of Sidney. The Savage Mine produces lignite. Production began at the Savage Mine in 1958. Westmoreland Mining’s subsidiary, Westmoreland Savage Corporation, owns and operates the Savage Mine. Westmoreland Mining acquired the Savage Mine in May 2001 from Knife River Corporation.

The following table presents the sales from our mines in the last three years (in thousands of tons):

	Coal Sales by Mine
Year	Absaloka	Rosebud	Jewett	Beulah	Savage	Total
	(In tons)

2006	7,079	12,430	6,798	2,702	376	29,385
2005	6,463	13,377	6,951	2,873	326	29,990
2004	6,488	12,655	6,453	3,053	375	29,024

Coal and the Production of Electricity

Over the last fifty years, coal has played a significant role in generating electricity in the United States. The following table, derived from data published by the U.S. Energy Information Administration, or EIA, shows coal’s share in the production of all electricity in the United States:

			Coal-Generated
			Electricity as a
	Electricity Generated	Electricity	Percentage of all
Year	by all Sources(1)	Generated by Coal	Electricity
	(Billions of	(Billions of
	kilowatt hours)	kilowatt hours)

1950	334	154	46%
1960	759	403	53%
1970	1,535	704	46%
1980	2,290	1,162	51%
1990	3,038	1,594	52%
2000	3,802	1,966	52%
2004	3,971	1,979	50%
2006	4,053	1,987	49%

(1)	All sources include all fossil fuels, nuclear electric power, hydroelectric pumped storage, renewable energy (including conventional hydroelectric power), and other.

The EIA projects that the output of coal-fired plants used to generate electricity will increase from 2,015 billion kilowatt hours in 2005 (50% of total generation) to 3,234 billion kilowatt hours in 2030 (56% of total generation). Although most of the growth is projected to occur from 2025 to 2030 as new coal fired plants come on line during that period, the average annual increase over the next 24 years is 2.6%.

Customers, Competition, and Coal Supply Agreements

We sell almost all of the coal that we produce to plants that generate electricity. In 2006, for example, we sold less than 1% of our coal to industrial and institutional users and the remainder to power-generating plants. These plants compete with all other producers of electricity to be “dispatched,” or called upon to generate power. We compete with many other suppliers of coal to provide fuel to these plants.

We believe that the competitive advantage of our mines derives from three facts:

•	all of our mines are the most economic suppliers to each of their respective principal customers;

•	nearly all of the power plants we supply were specifically designed to use our coal; and

•	the plants we supply are among the lower cost producers of electric power in their respective regions and are among the cleaner producers of power from fossil fuels.

As a result, we believe that the power-generating plants that we supply are more likely to be dispatched, and that our mines will be supplying the coal that powers these generating units. All of the power-generating plants we supply are baseloaded. The baseload is the part of the total demand for energy that does not vary over a given period of time, and a baseload or baseloaded power plant is a plant that supplies this relatively consistent demand.

From the standpoint of a purchaser of coal, two of the principal costs of burning coal are the cost of the coal and the cost of transporting the coal from the point of extraction to the purchaser. The principal customers of the Rosebud, Jewett, and Beulah mines are located adjacent to the mines, so that the coal for these customers can be delivered by conveyor belt or off road truck rather than by more expensive means such as on-road truck or rail. The customers of the Savage Mine are located approximately 20 to 25 miles from the mine, so that coal can be transported most economically by on-road truck. The Absaloka Mine enjoys about a 300 mile rail advantage over its principal competitors from the Southern Powder River Basin, or SPRB. We believe that all of our mines are the most economic suppliers to each of their respective principal customers, a result of a transportation advantage they have compared to our competitors. We also believe that the next most economic suppliers to these customers could be other mines of ours.

The Absaloka Mine faces a different competitive situation than our other mines. The Absaloka Mine sells its coal in the rail market to utilities located in the northern tier of the United States that are served by the Burlington Northern Santa Fe Railway, or BNSF. These utilities may purchase coal from us or from other producers, and we compete with other producers on the basis of price and quality, with the purchasers also taking into account the cost of transporting the coal to their plants. The Absaloka Mine was developed in part to supply the Sherburne County Station, a three unit power plant operated by Xcel Energy near Minneapolis, Minnesota, with a generating capacity of 2,292 MW. The Absaloka Mine has a transportation advantage to the Sherburne County Station because it is located about 300 rail miles closer to that power plant than other mines competing for that business. The Absaloka Mine has supplied the Sherburne County Station since 1976, when the station commenced commercial operations. The Absaloka Mine has three separate coal sales contracts to supply the Sherburne County Station:

•	The Absaloka Mine supplies coal to Xcel Energy under two primary contracts, one covering 3.0 to 3.4 million tons per year that expires at the end of 2007 and one covering 1.3 million tons per year that was renewed effective January 1, 2007 and expires at the end of 2010. We receive prices under these contracts that are adjusted throughout their terms by specified inflation indices.

•	The Absaloka Mine also supplies coal to Western Fuels Association, the fuel buyer for Southern Minnesota Municipal Power Agency or SMMPA, covering almost all of SMMPA’s fuel requirements for Unit 3 at the Sherburne County Station, or approximately 1.5 million tons per year. This contract expires at the end of 2009. The price we receive under this contract is adjusted throughout its term by specified inflation indices.

The Absaloka Mine also sold coal to Xcel Energy’s A.S. King Station, which is located in Bayport, Minnesota, until September 2006 and sells coal to Consumers Energy Company through Midwest Energy Resources Company for Consumers’ Cobb and Weadock stations, which are located in Muskegon and Essexville, Michigan, under contracts expiring at the end of 2007 but which may be extended to the end of 2009. The mine also sells coal to Rocky Mountain Power, a subsidiary of MDU Resources Group, under an agreement that expires at the end of 2008, but which may be extended to the end of 2010. This coal is delivered to the customer’s plant in Hardin, Montana, via highway truck. The Absaloka Mine also sold spot coal in 2006 to several other rail-served customers. The Absaloka Mine produces coal from land leased from the Crow Tribe of Indians. In February 2004, we reached agreement with the Crow Tribe for exploration of new coal reserves in order to continue serving customers beyond exhaustion of the reserves in our existing lease.

The Rosebud Mine’s primary customers are the owners of the four-unit Colstrip Station, which has a generating capacity of approximately 2,200 MW, and is located adjacent to the mine. The Rosebud Mine has supplied the Colstrip Station since 1975 and 1976, when Colstrip Units 1&2 commenced commercial operations. Western Energy sells this coal under long-term contracts expiring in 2009 for Colstrip Units 1&2 and in 2019 for Colstrip Units 3&4. In March 2007, Western Energy signed a new agreement with Colstrip Units 1&2 for a term commencing in 2010 and expiring at an indefinite date that we project will be no sooner than 2019. The current contract with Colstrip Units 1&2 specifies a base price per ton that is subject to adjustment for changes in our costs and indices specified in the contract, and we are also entitled to receive a reasonable profit. Western Energy’s coal supply agreement with the owners of Colstrip Units 3&4 is a cost-plus arrangement that provides a return on investment on mine assets as well as specified fees. The new Colstrip Units 1&2 contract also provides for cost-plus pricing, but with different provisions for return on investment and fees. The owners of Colstrip Units 3&4 also compensate Western Energy under a separate contract for transporting the coal to them on a conveyor belt that Western Energy owns. With some exceptions, the contracts with the owners of the Colstrip Station are full requirements contracts; that is, the Colstrip Units are required to purchase all their coal requirements from or through the Rosebud Mine. The Rosebud Mine also supplies coal to Minnesota Power under a coal supply agreement that expires in 2008 and contains two one-year extensions at the customer’s option. Under this contract, Minnesota Power pays a base price per ton, which increases annually by a fixed percentage.

The Jewett Mine’s sole customer is the two-unit Limestone Electric Generating Station, which has a generating capacity of approximately 1,820 MW and is located adjacent to the mine. The Limestone Station is currently owned by NRG Texas, LLC, or NRGT, a wholly owned subsidiary of NRG Energy, Inc. The Jewett Mine has supplied the Limestone Station since 1985, when it commenced commercial operations. The Jewett Mine has supplied lignite to the Limestone Station under a long-term agreement that has been amended and supplemented a number of times over the past eight years. The most recent supplement was an interim agreement entered into in 2005, which we refer to as the interim agreement. The interim agreement set the price for the lignite produced at the Jewett Mine and the production levels for the period through the end of 2007, which was 89 trillion Btu per year (approximately 6.8 million tons). In addition, the interim agreement required NRGT to cover the capital expenditures made by Texas Westmoreland at the Jewett Mine during the term of the interim agreement. The interim agreement expires at the end of 2007.

Upon expiration of the interim agreement, the terms of the long-term agreement in effect prior to the interim agreement again become effective. Under those terms, the price of the lignite delivered to NRGT is determined each year by a set of calculations designed to approximate the equivalent cost of using Powder River Basin coal at the Limestone Station. If the parties are unable to agree on the applications or results of those calculations, the price is determined through expedited arbitration. If Texas Westmoreland does not find the price determined through arbitration to be acceptable, it can require NRGT to obtain a price quote from an alternative supplier, which would be a mine in the Powder River Basin of Wyoming, and Texas Westmoreland then has the right but not the obligation to deliver lignite at the quoted price. However the price is determined, Texas Westmoreland has the right to designate the amount of lignite, if any, it will deliver at that price, up to

89 trillion Btu per year (approximately 6.8 million tons). If Texas Westmoreland designates zero tons, NRGT is no longer obligated to purchase lignite from the Jewett Mine for the remaining term of the contract. In determining whether a price is acceptable, Texas Westmoreland must consider the capital expenditures required to maintain the mine because capital expenditures are the responsibility of Texas Westmoreland under the contract terms that again become applicable following the expiration of the interim agreement.

During late 2006 and early 2007, Texas Westmoreland and NRGT were not able to determine a mutually acceptable lignite price for 2008 through negotiations. The parties then went to arbitration and the price determined by the arbitrator was not acceptable to Texas Westmoreland. NRGT then went through a competitive bidding process to determine a market price, which Texas Westmoreland had the right to match. However, Texas Westmoreland found the market price obtained by NRGT to be unacceptable and it gave notice to NRGT that it would deliver no lignite in 2008. As a result of this notice, NRGT is no longer obligated to purchase lignite from the Jewett Mine for the remaining term of the contract. If Texas Westmoreland and NRGT cannot now agree upon a new long-term agreement, it is most probable that Texas Westmoreland would close the Jewett Mine.

Although we believe that it is in the best interests of both Texas Westmoreland and NRGT to enter into a new long-term supply agreement for the Jewett Mine that would run through the end of the useful life of the mine, there can be no assurance that we will be able to negotiate such an agreement with NRGT. See “Risk Factors.”

The Beulah Mine supplies the Coyote Station, which has a generating capacity of approximately 420 MW and is located adjacent to the mine, and the Heskett Station, which has a generating capacity of approximately 100 MW and is located in Mandan, North Dakota, approximately 74 miles from the mine. Coal is shipped to the Heskett Station on the BNSF. The Beulah Mine has supplied the Coyote Station since 1981, when it commenced commercial operations, and the Heskett Station since 1963. The contract with the Coyote Station expires in 2016. The contract with the Heskett Station was renewed at a higher price in 2006 and expires in 2011. The price of the coal under these contracts is adjusted for mine costs and indices specified in these contracts, and for the Coyote Station is supplemented by a provision setting forth guaranteed minimum and maximum net income levels. The Beulah Mine’s contracts with the Coyote Station and, with a minor exception, the Heskett Station, are each full requirements contracts.

The Savage Mine supplies lignite to the Lewis & Clark Station, which has a generating capacity of approximately 49 MW, and the American Crystal Sugar’s Sidney Sugars plant, which uses coal from the Savage Mine to heat its boilers and process sugar beets. These facilities are located approximately 20 and 25 miles from the mine, respectively, so that coal can be transported to them economically by on-road truck. The Savage Mine has supplied the Lewis & Clark Station since 1958, when it commenced commercial operations. The Savage Mine’s contracts with the Lewis & Clark Station and the Sidney Sugars plant run until December 2007 and August 2008, respectively. These contracts, which involve smaller volumes than our other coal supply contracts, are with minor exceptions each full requirements contracts.

We consider a contract that calls for deliveries to be made over a period longer than one year a long-term contract. The following table shows, for each of the past five years, our coal revenues, the tons sold from our mines, the percentage of our coal sales made under long-term contracts, and the weighted average price per ton that we received under these long-term contracts.

					Weighted Average
				Percentage of Coal	Price per Ton
			Coal Sales in	Sales under	Received under
Year	Coal Revenues		Equivalent Tons	Long-Term Contracts	Long-Term Contracts
	(In 000’s)		(In 000’s)

2006	$393,482		29,385	98%	$13.36
2005	361,017		29,990	99%	11.44
2004	319,648	(1)	29,024	98%	11.38	(1)
2003	294,892		27,762	99%	10.45
2002	301,235		26,062	100%	11.29	(2)

(1)	In 2004, we concluded arbitration with the owners of Colstrip Units 1&2. The arbitration determined the price we received for coal that we delivered to Colstrip Units 1&2 from July 2001. Our coal revenues for 2004, and the weighted average price per ton received under long-term contracts in 2004, include the entire amount we received pursuant to this arbitration. Excluding the portion of the arbitration award that covered coal that we had delivered to Colstrip Units 1&2 in previous years, we earned coal revenues of $302,753,000 and received a weighted average price of $10.78 per ton under long-term contracts in 2004.

(2)	The weighted average price per ton that we received declined from 2002 to 2003 principally because the Jewett Mine transitioned from cost-plus-fees pricing to a market-based pricing mechanism, effective July 1, 2002. That mechanism was, in turn, replaced by a fixed price agreement in January 2004 and then a modified cost and index-based agreement in September 2005.

Our coal revenues include amounts earned by our coal sales company from sales of coal produced by mines other than ours. In 2006, 2005, and 2004, such amounts were $5.6 million, $9.8 million, and $5.8 million, respectively.

In 2006, our three largest contracts, with the owners of Colstrip Units 1&2, Colstrip Units 3&4, and Limestone Station, accounted for 11%, 23%, and 29%, respectively, of our coal revenues. No other contract accounted for as much as 10% of our coal revenues in 2006.

As part of our strategy, we seek long-term coal sales contracts. These contracts typically contain price escalation and adjustment provisions, pursuant to which the price for our coal may be periodically revised. The price may be adjusted in accordance with changes in broad economic indicators, such as the consumer price index; commodity-specific indices, such as the Producer Price Index-light fuel oils; and/or changes in our actual costs. Contracts may also contain periodic price reopeners, or renewal provisions, which give us the opportunity to adjust the price of our coal to reflect developments in the marketplace.

The following table presents our estimate of the sales under our existing long-term contracts for the next five years. The prices for all of these tons are subject to revision and adjustments based upon market prices, indices, and/or cost recovery. We also expect to continue to supply customers whose contracts expire before the end of 2011 but have not included those tonnages in this projection.

Projected Sales Tonnage under
Year	Existing Long-Term Contracts
(In millions of tons)

2007	30.0
2008	20.3
2009	19.8
2010	17.9
2011	13.7

This table reflects existing contracts only and takes into account the scheduled outages at our customers’ plants, where known. We anticipate replacing sales as contracts expire with extensions, new contracts or spot sales over the life of our coal reserves. The figures above assume that we will not reach an agreement with NRGT to continue selling approximately 6.7 million tons per year to the Limestone Station; as noted above, there can be no assurance that we will be able to reach such an agreement.

Protecting the Environment

We consider ourselves stewards of the environment. We reclaim the areas that we mine, and we believe that our activities have been in compliance with all federal, state, and local laws and regulations.

Our reclamation activities consist of filling the voids created during coal removal, replacing sub-soils and top-soils, and then re-establishing the vegetative cover. At the conclusion of our reclamation activities the area disturbed by our mining will look similar to what it did before we mined. Before we are released from all liability under our permits, we will have restored the area where we removed coal to a productive state that meets or exceeds the non-mining use of the land before we mined.

We address the impacts our mining operations have on wildlife habitat and on sites with cultural significance. At the Jewett Mine, we preserve the nesting area of the Interior Least Tern, a bird threatened in the region. The Rosebud Mine has altered its mining plan to preserve Native American petroglyphs on rock formations. Similar culturally significant sites have been excavated by trained archeologists. Historic buildings on mine property have been moved to preserve them. We endeavor to operate as good environmental stewards, citizens, and neighbors.

Safety

Safety is our first priority. We maintain active safety programs involving all employees at all of our mines. Our mines focus on 100% compliance with safe practices, safety rules, and regulations.

In 2006, our mines performed better than the national average for surface mines. Based on data from the Mine Safety and Health Administration, an agency of the U.S. Department of Labor, our five mines had a lost-time incident rate of 1.36, compared to the national average of 1.53 for surface mines. Our value was skewed higher due to disappointing performance at one mine. The Jewett and Savage mines completed the year without a lost time incident. Beulah and Absaloka had one incident each. The Rosebud Mine had 12 incidents during 2006. We have implemented a behavior-based safety program at the Rosebud Mine, to bring its safety record back to zero incidents, as we achieved in 2005 with all of our mines.

Independent Power Operations

Through Westmoreland Energy and its direct and indirect subsidiaries, we own interests in three power-generating plants:

•	100% of the interests in the 180 MW and 50 MW ROVA I and ROVA II coal-fired plants located in Weldon, North Carolina; and

•	a 4.49% interest in the Ft. Lupton Project, a 290 MW natural gas-fired plant located in Ft. Lupton, Colorado.

ROVA and the Ft. Lupton Project are each independent power projects. Independent power projects are power-generating plants that were not built by the regulated utility that purchases the plant’s output. We operate and maintain ROVA. We also operate and maintain four power projects that are owned by others.

ROVA purchases coal under a long-term contract with a fuel supplier. ROVA supplies steam under a long-term contract with a “steam host,” a business that uses the steam that is generated in the production of power. ROVA and Ft. Lupton supply power under long-term contracts with electric utilities, which purchase the power that the projects generate. The table below presents information about each of our projects.

Project	Roanoke Valley I	Roanoke Valley II	Ft. Lupton

Location	Weldon, North Carolina	Weldon, North Carolina	Ft. Lupton, Colorado
Gross capacity (MW)	180 MW	50 MW	290 MW
Our equity ownership	100.0%	100.0%	4.49%
Electricity purchaser	Dominion Virginia Power	Dominion Virginia Power	Public Service of Colorado
Steam host	Patch Rubber Company	Patch Rubber Company	Rocky Mtn. Produce, Ltd.
Fuel type	Coal	Coal	Natural Gas
Fuel supplier	TECO Coal	TECO Coal	Xcel Energy
Contracts with fuel supplier expire in	2014	2015	Unit 1 — 2019 Unit 2 — 2009
Commercial operation commencement date	1994	1995	1994
Contracts with electricity purchaser expire in	2019(1)	2020(1)	Unit 1 — 2019 Unit 2 — 2009
Contracts with steam host expire in	2010(2)	2010(2)	N/A

(1)	ROVA and Dominion Virginia Power can extend these contracts by mutual consent for five-year terms at mutually agreeable pricing.

(2)	ROVA and Patch Rubber Company can extend these contracts for three successive five-year terms.

Like the power plants to which we sell coal, these projects compete with all other producers of electricity. ROVA is baseloaded. In 2006, ROVA I had a capacity factor of 90% and ROVA II had a capacity factor of 86%. A plant’s capacity factor is the ratio of the amount of electricity it produced to the amount of electricity it could produce if it operated at maximum output. ROVA I produced 1,303,000 MW hours in 2006; ROVA II produced 336,000 MW hours during the year. The Ft. Lupton Project is a “peaking” plant. It provides power only when the demand for electricity exceeds the output of baseloaded units. In 2006, Ft. Lupton produced 724,000 MW hours.

Other Activities

As part of our April 2001 acquisition of the coal business of Montana Power Company, we obtained the stock of North Central Energy Company. North Central owned property and mineral rights in southern Colorado. In 2003, North Central leased the rights to explore, drill, and produce coalbed methane gas to Petrogulf Corporation for $0.3 million and a royalty interest on production from wells drilled on North Central’s properties. Commercial production began in early 2004. In 2003, North Central sold certain surface and mineral property to local landowners for $1.4 million. In 2006, North Central sold its undivided mineral interests including the royalty interest on coalbed methane production for net proceeds of $5.1 million.

As part of the Montana Power transaction, we also acquired the stock of Horizon Coal Services, Inc. In February 2007, we sold Horizon’s only asset, a royalty interest in coal reserves located at the Caballo Mine in Wyoming, for $12.7 million.

Insurance Subsidiary

We have elected to retain some of the risks associated with operating our company. To do this, in 2002 we established a wholly-owned, consolidated insurance subsidiary, Westmoreland Risk Management Ltd., which provides our primary layer of property and casualty insurance. By using this insurance subsidiary, we have mitigated the effect of escalating property and casualty insurance premiums and retained some of the economic benefits of our excellent loss record, which has had minimal claims since we established the subsidiary. We have paid premiums at market rates into Westmoreland Risk Management, which as a result has cash reserves of $1.5 million after paying a $2.9 million dividend to the Company in 2006. We reduce our major exposure by insuring for losses in excess of our retained limits with a number of third party insurance companies. Westmoreland Risk Management is a Bermuda corporation. We have elected to report Westmoreland Risk Management as a taxable entity in the United States.

Except for the assets of Westmoreland Risk Management, all of our assets are located in the United States. We had no export sales and derived no revenues from outside the United States during the five-year period ended December 31, 2006, except for de minimis coal sales to a Canadian utility.

Seasonality

Our business is somewhat seasonal:

•	The owners of the power plants to which we supply coal typically schedule maintenance for those plants in the spring and fall, when demand for electric power is typically less than it is during other seasons. For this reason, our coal revenues are usually higher in the winter and summer.

•	ROVA also typically undergoes scheduled maintenance in the spring and fall, so our earnings from independent power are also lower in those seasons.

Government Regulation

Numerous federal, state, and local governmental permits and approvals are required for mining and independent power operations. Both our coal mining business and our independent power operations are subject to extensive governmental regulation, particularly with regard to matters such as employee health and safety, and permitting and licensing requirements which cover all phases of environmental protection. The permitting process encompasses both federal and state laws addressing reclamation and restoration of mined land and protection of hydrologic resources. Federal regulations also protect the benefits of current and retired coal miners.

We believe that our operations comply with all applicable laws and regulations, and it is our policy to operate in compliance with all applicable laws and regulations, including those involving environmental matters. However, because of extensive and comprehensive regulatory requirements, violations occur from time to time in the mining and independent power industries. None of the violations to date or the monetary penalties assessed upon us has been material.

Environmental Laws

We are subject to various federal, state, and local environmental laws. Some of these laws, discussed below, place many requirements on our mines and independent power plants.

Surface Mining Control and Reclamation Act.  The Surface Mining Control and Reclamation Act of 1977, or SMCRA, which is administered by the Office of Surface Mining Reclamation and Enforcement, or OSM, establishes mining, environmental protection, and reclamation standards for all aspects of surface mining. OSM may delegate authority to state regulatory programs if they meet OSM standards. OSM has approved state regulatory programs in Montana, North Dakota, and Texas, and these states’ regulatory agencies have assumed primacy in mine environmental protection and compliance. Mine operators must obtain permits issued by the state regulatory authority. OSM maintains oversight authority on the permitting and reclamation process. We endeavor to comply with approved state regulations and those of OSM through contemporaneous reclamation, maintenance, and monitoring activities. Contemporaneous reclamation is reclamation conducted on a reasonably current basis following the mining of an area.

Each of our mining operations must obtain all required permits before any activity can occur. Under the states’ approved programs, an applicant for a permit must address requirements for coal prospecting; mine plan development; topsoil removal, storage, and replacement; selective handling of overburden materials; mine pit backfilling and grading; protection of the hydrologic balance; subsidence control for underground mines;

surface drainage control; mine drainage and mine discharge control and treatment; and re-vegetation. While there may be some general differences among the states’ SMCRA-approved programs, they are all similar. A permit applicant must supply detailed information regarding its proposed operation including detailed studies of site-conditions before active mining begins, extensive mine plans that describe mining methods and impacts, and reclamation plans that provide for restoration of all disturbed areas. The state regulatory authority reviews the submission for compliance with SMCRA and generally engages in a process that involves critical comments designed to ensure regulatory compliance and successful reclamation. When the state is satisfied that the permit application satisfies the requirements of SMCRA, it will issue a permit. To ensure that the required final reclamation will be performed, the state requires the permit-applicant to post a bond that secures the reclamation obligation. The bond will remain in place until all reclamation has been completed.

SMCRA requires compliance with many other major environmental programs. These programs include the Clean Air Act; Clean Water Act; Resource Conservation and Recovery Act or RCRA; and Comprehensive Environmental Response, Compensation, and Liability Act or CERCLA. Besides OSM, other Federal regulatory agencies are involved in monitoring or permitting specific aspects of mining operations. The Environmental Protection Agency, or EPA, is the lead agency for states or Indian Tribes with no authorized programs under the Clean Water Act, RCRA, and CERCLA. The U.S. Bureau of Alcohol, Tobacco and Firearms, or ATF, regulates the storage, handling, and use of explosives.

Clean Air Act.  The Clean Air Act, the 1990 amendments to the Clean Air Act, which we call the Clean Air Act Amendments, and the corresponding state laws that regulate air emissions affect our independent power interests and our mines both directly and indirectly. The Clean Air Act’s permitting requirements and/or emission control requirements affect our coal mining and processing operations. The Clean Air Act directly affects ROVA and indirectly affects our mines by extensively regulating the emissions from power plants into the air of particulates, fugitive dust, sulfur dioxide, nitrogen oxides, and other compounds emitted by coal-fired generating plants.

Title IV of the Clean Air Act Amendments places limits on sulfur dioxide, or SO 2, emissions from power-generating plants and sets baseline emission standards for these facilities. The affected electricity generators have been able to meet these requirements by, among other ways, switching to lower sulfur fuels, installing pollution control devices, such as flue gas desulphurization systems, which are known as “scrubbers,” reducing electricity generating levels, or purchasing sulfur dioxide emission allowances. Power-generating plants receive sulfur dioxide emission allowances each year from the EPA, which the plants may use, trade, or sell. ROVA is exempt from the Title IV SO 2 program.

The Clean Air Act Amendments also require power plants that are major sources of nitrogen oxides in moderate or higher ozone non-attainment areas to install reasonably available control technology for nitrogen oxides, which are precursors of ozone. In addition, the EPA promulgated final rules that require coal-burning power plants in 19 Eastern states and Washington, D.C. to make substantial reductions in nitrogen oxide emissions beginning in May 2004. Installation of additional control measures required under the final rules will make it more costly to operate coal-fired generating plants. We discuss these rules below in more detail.

Clean Water Act.  The Clean Water Act of 1972 affects coal mining operations by establishing the National Pollutant Discharge Elimination System, or NPDES, which sets standards for in-stream water quality and treatment for effluent and/or waste water discharges. Regular monitoring, reporting requirements, and performance standards are requirements of NPDES permits that govern the discharge of pollutants into water. States are also adopting anti-degradation regulations in which a state designates certain water bodies or streams as “high quality.” These regulations prohibit the diminution of water quality in these streams. Waters discharged from coal mines to high quality streams will be required to meet or exceed new high quality standards. The designation of high quality streams at our coal mines could require more costly water treatment and could adversely affect our coal production. We believe that all of our mines are in compliance with current discharge requirements.

Resource Conservation and Recovery Act.  The Resource Conservation and Recovery Act, which was enacted in 1976, affects coal mining operations by establishing requirements for the treatment, storage, and disposal of hazardous wastes. Coal mine wastes, such as overburden and coal cleaning wastes, are exempted from hazardous waste management. The EPA has also exempted coal combustion wastes from hazardous waste management under RCRA. Although coal combustion wastes disposed in surface impoundments and landfills or used as mine-fill are subject to regulation as non-hazardous wastes under RCRA, we do not anticipate that the regulation of coal combustion wastes will have any material effect on the amount of coal used by electricity generators so long as the EPA continues to exempt coal combustion wastes from hazardous waste management.

New Environmental Rules

Environmental laws and regulations are subject to change. In March 2005, the EPA adopted new rules that affect airborne emissions. Because different types of coal vary in their chemical composition and combustion characteristics, the new regulations could alter the relative competitiveness among coal suppliers and coal types.

Clean Air Interstate Rule.  In the Clean Air Interstate Rule, or CAIR, the EPA required that 28 Eastern states and the District of Columbia reduce emissions of sulfur dioxide and nitrogen oxide. The EPA asserts that, when fully implemented, the CAIR will reduce SO 2 emissions in these states by over 70% and nitrogen oxide emissions in those states by over 60% from 2003 levels. The CAIR covers the states in which ROVA, the principal customers of the Jewett and Absaloka mines, and one of the customers of the Rosebud Mine are located. According to the EPA, states will achieve the required emissions reductions using one of two options for compliance:

•	A state may require power plants to participate in an EPA-administered interstate cap and trade system that caps emissions in two stages, or

•	A state may meet an air emission budget specific to it through measures of the state’s choosing.

The EPA adopted the CAIR on March 10, 2005. The effect of the rule on the power industry is still uncertain, and at this time we are unable to determine how it might affect our business.

Mercury Rule.  The EPA issued regulations pertaining to airborne emissions of mercury from power plants, known as the Clean Air Mercury Rule, on March 15, 2005. Each state must either adopt the EPA rule or adopt a rule as or more stringent than the EPA rule. Of the states in which we operate, Montana, North Dakota, and North Carolina are considering or have adopted rules that are different from and, in some respects more stringent than, the EPA rule. Two states we serve, Minnesota and Virginia, have also adopted rules that differ from and may in practice be stricter than the EPA rule. Texas adopted the EPA rule. The EPA rule requires that emissions of mercury from power plants be reduced by 70% from 2000 levels by 2018. Stricter state rules may increase the reductions required, or advance the date by which reductions must occur, or both. Under the EPA program, each power plant will be required to hold mercury emissions allowances sufficient to cover the plant’s mercury emissions. EPA has established a two-phase nationwide cap on the total number of available allowances. The first phase cap applies each year from 2010-2017, and the second phase cap (which contains significantly fewer allowances) applies beginning in 2018. This “cap and trade” system, which allows the purchase of allowances to cover emissions, is the mechanism by which plants can obtain the necessary allowances to cover their annual emissions of mercury. New plants must also meet a strict new mercury emission standard in order to receive a permit to operate. We are unable at this time to determine how the federal or state regulations could affect the coal industry and our business.

Health and Benefits

Mine Safety and Health.  Congress enacted the Coal Mine Health and Safety Act in 1969. The Federal Mine Safety and Health Act of 1977 significantly expanded the enforcement of safety and health standards and imposed safety and health standards on all aspects of mining operations. The states in which we operate have programs for mine safety and health regulation and enforcement. Our safety activities are discussed above.

Black Lung.  Under the Black Lung Benefits Revenue Act of 1977 and the Black Lung Benefits Reform Act of 1977, as amended in 1981, each coal mine operator must secure payment of federal black lung benefits to claimants who are current and former employees by payments to a trust fund for the payment of benefits and medical expenses to claimants who last worked in the coal industry prior to July 1, 1973.

Coal Act.  The Coal Industry Retiree Health Benefit Act of 1992 established three benefit plans:

•	First, the statute merged the UMWA 1950 and 1974 Plans into the Combined Benefit Fund, or CBF. The CBF provides benefits to a closed pool of beneficiaries, retirees who were actually receiving benefits from either the 1950 or the 1974 Plan as of July 20, 1992. The Coal Act requires that the benefits provided to this group remain substantially the same as provided by the 1950 and 1974 Plans as of January 1, 1992.

•	Second, the Coal Act requires companies, like our company, that had established individual employer plans, or IEPs, pursuant to prior collective bargaining agreements to maintain those IEPs and provide the beneficiaries a level of benefits substantially the same as they received as of January 1, 1992.

•	Third, the Coal Act established the 1992 UMWA Benefit Plan which serves three distinct populations: miners who were eligible to retire as of February 1, 1993 and actually retired before September 30, 1992 and whose employers are no longer in business; miners receiving benefits under an IEP but whose former employer went out of business; and new spouses or new dependants of retirees in the CBF.

Workers’ Compensation.  We are subject to various state laws where we have or previously had employees to provide workers’ compensation benefits. We were self-insured prior to and through December 31, 1995. Beginning in 1996, we purchased third party insurance for new workers’ compensation claims.

Independent Power

Many of the environmental laws and regulations described above, including the Clean Air Act Amendments, the Clean Water Act, and RCRA, apply to our independent power plants as well as to our coal mining operations. These laws and regulations require a lengthy and complex process of obtaining licenses, permits, and approvals from federal, state, and local agencies. Meeting the requirements of each jurisdiction with authority over a project can delay or sometimes prevent the completion of a proposed project, as well as require extensive modifications to existing projects. At ROVA, we are responsible for obtaining the required permits and complying with the relevant environmental laws. The operator of the Ft. Lupton project bears this responsibility.

On December 17, 1999, the EPA issued regulations under Section 126 of the Clean Air Act, which we refer to as the Section 126 rule. The Section 126 rule requires combined nitrogen oxide reductions of 510,000 tons during each annual ozone season (May 1 — September 30) from specified power stations in the Eastern United States, including ROVA. Each source is assigned a nitrogen oxide emissions allocation, and sources can reduce emissions to meet the allocation or purchase allowances.

North Carolina adopted regulations that required compliance with the new nitrogen oxide limits beginning in June 2004. ROVA is in compliance with these regulations. In 2000, ROVA installed a neural network in its boilers. The neural network increases boiler efficiency and reduces nitrogen oxide and carbon monoxide emissions. While the neural network reduces the level of nitrogen oxide and carbon monoxide emissions from ROVA, we are evaluating additional strategies for compliance with the Section 126 rule, including installation of additional pollution control equipment and/or emissions trading.

Employees

Including our subsidiaries, we directly employed 1,176 people on December 31, 2006, compared with 960 people on December 31, 2005. We acquired 136 employees in connection with the June 29, 2006 acquisition of the 50% interest in ROVA that we did not previously own and the contracts to operate and maintain four other power projects. Effective March 30, 2007, we added 183 additional employees when we assumed the operation of the Absaloka Mine.

Westmoreland Coal Company is not party to any agreement with the United Mine Workers of America, or UMWA, and its last agreement with the UMWA expired on August 1, 1998. However, our Western Energy subsidiary is party to an agreement with Local 400 of the International Union of Operating Engineers, or IUOE. In addition, our Dakota Westmoreland and Westmoreland Savage subsidiaries assumed agreements with Local 1101 of the UMWA and Local 400 of the IUOE, respectively, when we purchased Knife River’s assets. Approximately 152 employees at the Absaloka Mine are members of Local 400 of the IUOE.

Information about Segments

Please refer to Note 19 of our December 31, 2006 Consolidated Financial Statements for additional information about the segments of our business.

Available Information

Our Internet address is www.westmoreland.com. We do not intend for the information on our website to constitute part of this prospectus. We make available, free of charge on or through our Internet website, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, as soon as reasonably practicable after we file those materials electronically with, or furnish them to, the Securities and Exchange Commission. The SEC maintains an Internet site that contains reports, proxy information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system. You can access this website at http://www.sec.gov.

PROPERTIES

We operate mines in Montana, Texas, and North Dakota. All of these mines are surface (open-pit) mines. These properties contain coal reserves and coal deposits. A “coal reserve” is that part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination. Coal does not qualify as a “coal reserve” until, among other things, we conduct a final comprehensive evaluation based upon unit cost per ton, recoverability, and other material factors and conclude that it is legally and economically feasible to mine the coal.

We include in “coal reserves” 216.5 million tons that are not fully permitted but that otherwise meet the definition of “coal reserves.” Montana, Texas, and North Dakota each use a permitting process approved by the Office of Surface Mining. We describe the permitting process above, under “Business — Governmental Regulation,” and we explain our assessment of that process as applied to these unpermitted tons below.

All of our final reclamation obligations are secured by bonds as required by the respective state agencies. Contemporaneous reclamation activities are performed at each mine in the normal course of operations and coal production.

The following table provides information about our mines as of December 31, 2006:

	Absaloka Mine	Rosebud Mine	Jewett Mine	Beulah Mine	Savage Mine

Owned by	Westmoreland Resources, Inc.	Western Energy Company	Texas Westmoreland Coal Co.	Dakota Westmoreland Corporation	Westmoreland Savage Corporation
Location	Big Horn County, MT	Rosebud and Treasure Counties, MT	Leon, Freestone, and Limestone Counties, TX	Mercer and Oliver Counties, ND	Richland County, MT
Coal Reserves (thousands of tons)
Proven(1)(2)(4)	95,076	230,086	68,681	41,411	8,000
Probable(3)	0	0	0	81,218	0
Permitted Reserves (thousands of tons)	20,445	155,766	68,621	19,500	2,191
2006 Production (thousands of tons)	6,778	12,732	6,799	2,679	379
Lessor	Crow Tribe	Federal Govt; State of MT; Great Northern Properties	Private parties; State of Texas	Private parties; State of ND Federal Govt	Federal Govt; Private parties
Lease Term	Through exhaustion	Varies	Varies	2009-2019	Varies
Current production capacity (thousands of tons)	7,000	13,300	7,000	3,200	400
Coal type	Sub-bituminous	Sub-bituminous	Lignite	Lignite	Lignite
Acres disturbed by mining	3,858	15,819	14,973	4,521	534
Acres for which reclamation is complete	2,637	7,374	11,140	3,237	209
Major customers	Xcel Energy, Western Fuels Assoc., Midwest Energy, Rocky Mountain Power	Colstrip 1&2 owners, Colstrip 3&4 owners, Minnesota Power	NRGT	Otter Tail, MDU, Minnkota, Northwestern Public Service	MDU, Sidney Sugars
Delivery method	Rail/Truck	Truck/Rail/ Conveyor	Conveyor	Conveyor/Rail	Truck
Approx. heat content (BTU/lb.)(5)	8,700	8,529	6,642	7,016	6,371
Approx. sulfur content (%)(6)	0.65	0.74	0.90	0.91	0.45
Year opened	1974	1968(7)	1985	1963	1958
Total tons mined since inception (thousands of tons)	148,381	384,910	161,000	90,770	13,080

(1)	Proven coal reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings, or drill holes; grade and/or quality are computed from the results of detailed sampling; and (b) the sites for inspection, sampling, and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth, and mineral content of reserves are well-established. In addition, all coal reserves are “assigned” coal reserves: coal that we have committed to operating mining equipment and plant facilities.

(2)	We have assigned all proven reserves to operating mining equipment and plant facilities.

(3)	Probable reserves are reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

(4)	Includes tons for each mine as described below that are not fully permitted but otherwise meet the definition of “proven” coal reserves.

(5)	Approximate heat content applies to the coal mined in 2006.

(6)	Approximate sulfur content applies to the tons mined in 2006.

(7)	Initial sales from the current mine complex began in 1968. Mining first occurred at the site in 1924.

We lease all our coal properties except at the Jewett Mine, where some reserves are controlled through fee ownership. We believe that we have satisfied all conditions that we must meet in order to retain the properties and keep the leases in force.

Absaloka Mine

Our Westmoreland Resources subsidiary began constructing the mine in late 1972. Construction was completed in early 1974. Westmoreland Resources has been the mine’s only owner.

The Absaloka Mine’s primary excavating machine (completed in 1979) is a dragline with a bucket capacity of 110 cubic yards. Westmoreland Resources owns the dragline. The Absaloka Mine’s facilities consist of a truck dump, primary and secondary crushers, conveyors, coal storage barn, train loadout, rail loop, shop, warehouse, boiler house, deep well and water treatment plant, and other support facilities. These facilities date from the construction of the mine.

We believe that all the coal reserves shown in the table above for the Absaloka Mine are recoverable through the Absaloka Mine’s existing facilities with current technology and the existing infrastructure. These reserves were estimated to be 800 million tons as of January 1, 1980, based principally upon a report by IntraSearch, Inc., an independent firm of consulting geologists, prepared that year.

Westmoreland Resources leases all of its coal reserves from the Crow Tribe of Indians. The lease runs until exhaustion of the mineable and merchantable coal in the acreage subject to the lease. In February 2004, Westmoreland Resources reached an agreement with the Crow Tribe to explore and develop additional acreage located on the Crow reservation immediately adjacent to the Absaloka Mine. This agreement was approved by the U.S. Department of the Interior in September 2004 and the initial exploration core drilling was completed in 2004 in order to fully prove the coal reserves. Further core drilling was completed in the fall of 2005 for final mine plan development and permit submittal.

At December 31, 2006, Washington Group International, or WGI, was contractually responsible for reclaiming the Absaloka Mine, whatever the cost, except for $2.6 million, which was the responsibility of Westmoreland Resources. Westmoreland Resources had reclamation bond collateral in place for its share of the reclamation obligations at December 31, 2006. WGI was also contractually obligated to fund a reclamation escrow account or post security for its reclamation obligation, and Westmoreland Resources was responsible for maintaining and monitoring the reclaimed property until the release of the reclamation bond. On March 6, 2007, the Company, Westmoreland Resources and WGI signed a comprehensive agreement. Pursuant to that agreement, and effective March 30, 2007, Westmoreland Resources assumed direct responsibility for mining operations at the Absaloka Mine, purchased WGI’s equipment, and assumed all liability for reclaiming the mine. In addition, pursuant to the agreement, WGI transferred approximately $7.0 million in a reclamation escrow account to Westmoreland Resources, Westmoreland Resources paid WGI approximately $4 million, and the parties terminated all the litigation between them.

Of the 95.1 million tons shown for the Absaloka Mine in the table above as proven and probable coal reserves, 74.6 million tons are not fully permitted but otherwise meet the definition of “coal reserves.” Westmoreland Resources has chosen to permit coal reserves on an incremental basis and currently has sufficient permitted coal to meet production, given the current rate of mining and demand, through 2009. In Montana, the Department of Environmental Quality, or DEQ, regulates surface mining and issues mining permits under its OSM-approved program. In Montana, it typically takes two to four years from the time an initial application is filed to obtain a new permit. Westmoreland Resources filed an application with DEQ covering an estimated 25 million tons of unpermitted reserves in June 2004, expanding the mine into Tract III South. The permit application for the first 14.4 million tons of the Tract III South reserve was approved in July 2006. Based upon the current status of the application for the remaining tons in the Tract III South reserve, and our knowledge of the permitting process in Montana and the Tract III South reserves, we expect approval for the remaining tons near the end of 2007, as required to meet production requirements.

The Absaloka Mine purchases electric power under a long-term contract with NorthWestern Energy, the local utility. The mine is accessed from Route 384 via County Road 42.

Rosebud Mine

The Northern Pacific Railroad began mining coal for its steam locomotives at Colstrip in 1924 and continued to do so until 1958. In 1959, the Montana Power Company purchased the property. Montana Power formed Western Energy Company in 1966 and began selling coal to customers in 1968. Colstrip Station Units 1&2 entered commercial operation in 1975 and 1976. The long-term contracts required for this plant provided the foundation for a major expansion of the Rosebud Mine. We acquired the stock of Western Energy in 2001.

The Rosebud Mine’s primary excavating machines are four draglines, three with bucket-capacities of 60 cubic yards, purchased in 1975, 1976, and 1980, and one with a bucket-capacity of 80 cubic yards, purchased in 1983. The Rosebud Mine’s facilities consist of truck dumps, crushing, storage and conveying systems, a rail loadout, rail loop, shops, warehouses, and other support facilities. These facilities date from 1974.

We estimate that the Rosebud Mine had coal reserves of 230.1 million tons as of December 31, 2006. This estimate is based on a study of the Rosebud Mine’s reserves dated October 1, 2005 conducted by Western Energy and adjusted for tons mined since that date. We believe that all of these reserves are recoverable through the Rosebud Mine’s existing facilities with current technology and the existing infrastructure.

We are responsible for performing reclamation activities at the Rosebud Mine. The owners of the Colstrip Station are responsible for paying the costs of reclamation relating to mine areas where their coal supply is produced. Several of the owners have satisfied these obligations by prefunding their respective portions of those costs.

Of the 230.1 million tons shown for the Rosebud Mine in the table above as proven coal reserves, 74.3 million tons are not fully permitted but otherwise meet the definition of “coal reserves.” Western Energy has chosen not to permit all of the coal reserves in its mine plan because it already has sufficient coal in its current permitted mine plan, given the current rate of mining and demand for its production, through 2019. Based upon our current knowledge of the nature of the remaining reserves and the permitting process in Montana, we believe that there are no matters that would hinder Western Energy’s ability to obtain additional mining permits in the future.

The Rosebud Mine purchases electric power from NorthWestern Energy under regulated default supply pricing. Access to the mine is from Highway 39 via Castle Rock Road.

Jewett Mine

Development of the Jewett Mine began in 1979, when Northwestern Resources Co. and Utility Fuels, Inc. signed an agreement calling for production of “the most economic 240 million tons” from the project area to supply the planned Limestone Station. The coal reserves were evaluated through a series of exploration programs, including physical and chemical analysis, according to predetermined criteria. The Jewett Mine has been in continuous operation since 1985 and consists of five active areas with as many as four lignite seams within each area. Since 1979, ownership of the Limestone Station has been transferred several times, most recently to NRGT. We acquired the stock of Northwestern Resources in 2001 and renamed the company Texas Westmoreland Coal Company in 2004.

The Jewett Mine’s primary excavating machines consist of three walking draglines, each with a bucket-capacity of 84 cubic yards, one walking dragline with a bucket-capacity of 128 cubic yards, and one bucketwheel excavator. The Jewett Mine’s facilities consist of a truck dump, crusher, conveyors, coal storage, shop/warehouse complex, administrative support buildings, and water treatment facilities. These facilities date from the construction of the mine. NRGT owns the draglines, the bucketwheel, and a majority of the other mobile equipment used to extract lignite and provides this equipment to Texas Westmoreland without charge. Texas Westmoreland is obligated to maintain the draglines and all other plant and equipment so that they continue to be serviceable and support production comparable to the original specifications.

Exploration work for the mine commenced in the late 1970s, and Texas Westmoreland’s geologists and engineers prepared the initial estimates of the mine’s reserves at a time when Montana Power owned the

Jewett Mine. To further define the coal reserve, exploration drilling was utilized to delineate that part of the reserve that could economically be mined. Through 2004, additional drilling was conducted from time to time to further define the limits of the coal seams. We believe that all the Jewett Mine’s coal reserves are recoverable through its existing facilities with current technology and the existing infrastructure.

We discuss the responsibility for final reclamation at the Jewett Mine in the first Risk Factor, above.

The Railroad Commission of Texas, or RCT, regulates surface mining in Texas and issues mining permits under its OSM-approved program. In Texas, it typically takes eighteen months to two years from the time an initial application is filed to obtain a new permit. A permit term encompasses five years of mining. The Jewett Mine currently holds two mining permits, 32F and 47. Permit 32F is a renewal of the original mining permit that has been in place and actively mined since the mine opened in 1985. This permit is valid through July 2008. A renewal of Permit 32 will be submitted in mid-2007 to extend Permit 32F until mid-2013. Permit 47 was issued in December 2001 and has a term that runs through December 2006. We filed a revision for Permit 47 in 2006. We sought to revise the permit and renew it for another five years. Upon approval of the revision and renewal, the permit will allow mining to continue through December 2011. We are allowed to continue mining under the existing Permit 47 while the permit approval process is in process.

The Jewett Mine purchases electric power from the Brazos Electric Power Cooperative, Inc. and Navasota Valley Electric Cooperative. The mine may be accessed on Farm to Market Road 39.

Beulah Mine

Knife River Corporation began producing lignite at the Beulah Mine in 1963. The mine has two working areas, the West Brush Creek area and the East Beulah area. We purchased the assets of the Beulah Mine from Knife River in 2001.

On July 11, 2005, we executed an option and acquired additional reserves in the South Beulah area. Initial drilling and mine plans have been completed. The South Beulah reserves have improved quality, lower sodium, and lower strip ratios than the existing mine areas. (The strip ratio is a measure of the overburden that must be removed to allow the extraction of coal; a strip ratio of 10:1 means that 10 cubic yards of overburden must be removed to permit the extraction of one ton of coal.) The owners of the Coyote Station have agreed to include the acquisition costs and development capital in the cost base under the Coyote contract.

The Beulah Mine’s primary excavating machines are a dragline with a bucket-capacity of 17 cubic yards, constructed in 1963, which operates in the West Brush Creek area, and a dragline with a bucket-capacity of 84 cubic yards, constructed in 1980, which removes overburden at East Beulah. The Beulah Mine’s facilities consist of a truck dump hopper, primary and secondary crushers, conveyors, train loadout, railroad spur, coal storage bin, and coal stockpile. The support facilities include several maintenance shops, equipment storage buildings, warehouse, employee change houses, and mine office and trailers. These facilities date from 1963 and have been replaced or maintained consistent with normal industry practices.

The Beulah Mine’s engineering staff has estimated the mine’s reserves and updated the reserves annually, adjusted for tons mined. We estimate that the total owned and leased coal reserves at the Beulah Mine were approximately 81.2 million tons at December 31, 2006. We believe that all of these reserves are recoverable through the Beulah Mine’s existing facilities with current technology and the existing infrastructure.

We are responsible for reclaiming the Beulah Mine and paying the cost of our reclamation obligations.

Of the 81.2 million tons shown for the Beulah Mine in the table above as proven and probable coal reserves, 61.7 million tons are not fully permitted but otherwise meet the definition of “coal reserves.” Of the total reserves shown, approximately 4.6 million tons in the West Brush Creek area and 14.9 million tons at East Beulah are fully permitted at this time. Based on the current estimated production rates of 1.0 million and 2.0 million tons respectively, there are roughly five to seven years, respectively, remaining under the current permitted mine plans. The North Dakota Public Service Commission regulates surface mining in North Dakota and issues mining permits under its OSM-approved program. In North Dakota, it typically takes one to two years from the time an initial application is filed to obtain a new permit. Based on our current knowledge of the permitting process in North Dakota and the environmental issues associated with these reserves, we believe that there are no matters that would hinder our ability to obtain any mining permits in the future.

The Beulah Mine purchases electric power from MDU. The mine is accessed from North Dakota Highway 49.

Savage Mine

Knife River began producing lignite at the Savage Mine in 1958. We purchased the assets of the Savage Mine from Knife River in 2001.

The Savage Mine’s primary excavating machine is a walking dragline with a bucket-capacity of 12 cubic yards. The Savage Mine’s facilities consist of a truck dump, near-pit crushing unit, conveyors, and coal stockpile. Support facilities include a shop, warehouse, and mine office. These facilities date from 1958 and have been replaced or maintained consistent with normal industry practices. The processing facilities were constructed in 1996. The facilities were modified and upgraded in 2001.

We estimate that the total owned and leased coal reserves at the Savage Mine were approximately 8.0 million tons at December 31, 2006. These reserves were estimated as of January 1, 1999, based principally on a report prepared by Weir International Mining Consultants, an independent consulting firm, and updated by our engineering staff in 2005 based on drilling completed in 2004. We believe that all of these reserves are recoverable through the Savage Mine’s existing facilities with current technology and the existing infrastructure.

We are responsible for reclaiming the Savage Mine and paying the cost of our reclamation obligations.

Of the tons shown for the Savage Mine in the table above as coal reserves, approximately 2.2 million tons are fully permitted at this time and 5.8 million tons are not fully permitted but otherwise meet the definition of “coal reserves.” We have chosen not to permit all of the coal reserves in the Savage Mine’s plan because the mine already has sufficient coal in its current permitted mine plan given the current rate of mining and demand for its production into 2013. Based upon our current knowledge of the nature of the remaining reserves and the permitting process in Montana, we believe that there are no matters that would hinder our ability to obtain additional mining permits at the Savage Mine in the future.

The Savage Mine purchases electric power from MDU. The mine is accessed from Montana Highway 16 via County Road 107.

Other

Refer to Note 4 to our December 31, 2006 Consolidated Financial Statements for a description of Westmoreland Energy’s properties.

LEGAL PROCEEDINGS

We are involved in legal proceedings, the outcome of which could be material to the Company.

1992 UMWA Benefit Plan Surety Bond

On May 11, 2005, XL Specialty Insurance Company and XL Reinsurance America, Inc., which we refer to collectively as XL, filed in the U.S. District Court, Southern District of New York, a Complaint for Declaratory Judgment against Westmoreland Coal Company and named Westmoreland Mining LLC as a co-defendant. The Complaint asked the court to confirm XL’s right to cancel a $21.3 million bond that secures our obligation to pay premiums to the UMWA 1992 Plan, and also asked the court to direct us to pay

$21.3 million to XL to reimburse XL for the $21.3 million that would be drawn under the bond by the 1992 Plan Trustees upon cancellation of the bond.

At a hearing held on January 31, 2006, the judge advised the parties that the United States District Court for New Jersey would be a more appropriate venue. On March 1, 2006, the plaintiffs filed their complaint in the New Jersey District Court. On April 12, 2006, the defendants filed a motion to dismiss for lack of jurisdiction because there is no diversity of citizenship. The motion was granted on March 21, 2007 and the case was dismissed. The plaintiffs refiled their complaint in New Jersey State Court, Somerset County, on March 23, 2007.

On February 7, 2007, we voluntarily reduced the amount of the XL bond, with the consent of XL, from approximately $21.3 million to $9.0 million. This reduction was permitted by amendments to the Coal Act that were signed into law on December 20, 2006.

We believe that we have no obligation to reimburse XL for draws under the bond unless the draw is the result of a default by us under our obligations to the UMWA 1992 Plan. No default has occurred. If XL prevails on its claim, we will be required to provide cash collateral of $9.0 million for our obligations to the 1992 Plan or, alternatively, provide a letter of credit.

Royalty Claims by Minerals Management Service and Related Tax Claims by Montana Department of Revenue

We acquired Western Energy Company from Montana Power Company in 2001. Western Energy produces coal from the Rosebud Mine, which includes federal leases, a state lease, and some privately owned leases near Colstrip, Montana. The Rosebud Mine supplies coal to the four units of the adjacent Colstrip Power Plant. In the late 1970’s, a consortium of six utilities, including Montana Power, entered into negotiations with Western Energy for the long-term supply of coal to Units 3&4 of the Colstrip Plant, which would not be operational until 1984 and 1985, respectively. The parties could not reach agreement on all the relevant terms of the coal price and arbitration was commenced. The arbitration panel issued its opinion in 1980. As a result of the arbitration order, Western Energy and the Colstrip owners entered into a Coal Supply Agreement and a separate Coal Transportation Agreement. Under the Coal Supply Agreement, the Colstrip Units 3&4 owners pay a price for the coal F.O.B. mine. Under the Coal Transportation Agreement, the Colstrip Units 3&4 owners pay a separate fee for the transportation of the coal from the mine to Colstrip Units 3&4 on a conveyor belt that was designed and constructed by Western Energy and has been continuously operated and maintained by Western Energy.

In 2002 and 2006, the State of Montana, as agent for the Minerals Management Service, or MMS, of the U.S. Department of the Interior, conducted audits of the royalty payments made by Western Energy on the production of coal from the federal leases. The audits covered three periods: October 1991 through December 1995, January 1996 through December 2001, and January 2002 through December 2004. Based on these audits, the Office of Minerals Revenue Management, or MRM, of the Department of the Interior issued orders directing Western Energy to pay royalties in the amount of $8.6 million on the proceeds received from the Colstrip owners under the Coal Transportation Agreement during the three audit periods. The orders held that the payments for transportation were payments for the production of coal. We believe that only the costs paid for coal production are subject to the federal royalty, not payments for transportation.

We appealed the orders of the MRM to the Director of the MMS. On March 28, 2005, the MMS issued a decision stating that payments to Western Energy for transportation across the conveyor belt were part of the purchase price of the coal and therefore subject to the royalty charged by the federal government under the federal leases. However, the MMS dismissed the royalty claims for periods more than seven years before the date of the order on the basis that the statute of limitations had expired, which reduced the total demand from $8.6 million to $5.0 million.

On June 17, 2005, we appealed the decision of the MMS on the transportation charges to the United States Department of the Interior, Office of Hearings and Appeals, Interior Board of Land Appeals, or IBLA. On September 6, 2005, the MMS filed its answer to our appeal. This matter is still pending before the IBLA.

The total amount of the MMS royalty claims including interest through the end of 2003 was approximately $5.0 million. This amount, if payable, is subject to interest through the date of payment, and as discussed above, the audit only covered the period through 2004.

By decision dated September 26, 2006, the MMS issued a demand to Western Energy assessing a royalty underpayment charge of $1.6 million, which the MMS asserts is attributable to coal production from Federal Coal Lease No. M18-080697-0. This assessment is based on the same MMS analysis as the assessments previously asserted by the MMS pursuant to its decisions dated September 23, 2002 but applies to a later period. The amount of the potential liability is $1.6 million, plus interest.

In 2003, the State of Montana Department of Revenue, or DOR, assessed state taxes for years 1997 and 1998 on the transportation charges collected by Western Energy from the Colstrip Units 3&4 owners. The taxes are payable only if the transportation charges are considered payments for the production of coal. The DOR is relying upon the same arguments used by the MMS in its royalty claims. We have disputed the state tax claims.

In 2006, DOR issued additional assessments for some of these taxes for years 1998-2001. We appealed and DOR elected to proceed to hearing on these objections using its internal administrative hearing process. This is the first stage of the eventual adjudication which could ultimately conclude with the Montana Supreme Court. It is likely that the IBLA will rule on the MMS issue before this DOR process reaches the Montana state court system, and it is likely that the federal court will have ruled on any appeal from the IBLA before the DOR issue reaches the Montana Supreme Court. The total of the state tax claims through the end of 2001, including interest through the end of 2006, was approximately $20.4 million. If this amount is payable it is subject to interest from the time the tax payment was due until it is paid.

The MMS has asserted two other royalty claims against Western Energy. In 2002, the MMS held that “take or pay” payments received by Western Energy during the period from October 1, 1991 to December 31, 1995 from two Colstrip Units 3&4 owners were subject to the federal royalty. The MMS is claiming that these “take or pay” payments are payments for the production of coal, notwithstanding that no coal was produced. We filed a notice of appeal with MMS on October 22, 2002, disputing this royalty demand. No ruling has yet been issued by MMS. The total amount of the royalty demand, including interest through August 2003, is approximately $2.7 million.

In 2004, the MMS issued a demand for a royalty payment in connection with a settlement agreement dated February 21, 1997 between Western Energy and one of the Colstrip owners, Puget Sound Energy. This settlement agreement reduced the coal price payable by Puget Sound as a result of “inequities” caused by the fact that the mine owner at the time, Montana Power, was also one of the Colstrip customers. The MMS has claimed that the coal price reduction is subject to the federal royalty. We have appealed this demand to the MMS, which has not yet ruled on the appeal. The amount of the royalty demand, with interest through mid-2003, is approximately $1.3 million.

Finally, in May 2005 the State of Montana asserted a demand for unpaid royalties on the state lease for the period from January 1, 1996 through December 31, 2001. This demand, which was for $0.8 million, is based on the same arguments as those used by the MMS in its claim for payment of royalties on transportation charges and the 1997 retroactive “inequities” adjustment of the coal price payable by Puget Sound.

Neither the MMS nor the DOR has made royalty or tax demands for all periods during which Western Energy has received payments for transportation of coal. Presumably, the royalty and tax demands for periods after the years in dispute-generally, 1997 to 2004, and future years will be determined by the outcome of the pending proceedings. However, if the MMS and DOR were to make demands for all periods through the present, including interest, the total amount claimed against Western Energy, including the pending claims and interest thereon through December 31, 2006, could exceed $33 million.

We believe that Western Energy has meritorious defenses against the royalty and tax demands made by the MMS and the DOR. We expect a favorable ruling from the IBLA, although it could be a year or more before the IBLA issues its decision. If the outcome is not favorable to Western Energy, we plan to seek relief in Federal district court.

Moreover, in the event of a final adverse outcome with DOR and MMS, we believe that the owners of Colstrip Units 3&4 are contractually obligated to reimburse us for any royalties and taxes imposed on us for the production of coal sold to the Colstrip owners, plus our legal expenses. Consequently, we have not recorded any provisions for these matters. Legal expenses associated with these matters are expensed as incurred.

McGreevey Litigation

In late 2002, we were served with a complaint in a case styled McGreevey et al. v. Montana Power Company et al. in a Montana State court. The plaintiffs are former stockholders of Montana Power who filed their first complaint on August 16, 2001. This was the Plaintiffs’ Fourth Amended Complaint; it added Westmoreland as a defendant to a suit against Montana Power Company, various officers of Montana Power Company, the Board of Directors of Montana Power Company, financial advisors and lawyers representing Montana Power Company, and the purchasers of some of the businesses formerly owned by Montana Power Company and Entech, Inc., a subsidiary of Montana Power Company. The plaintiffs seek to rescind the sale by Montana Power of its generating, oil and gas, and transmission businesses, and the sale by Entech of its coal business, or to compel the purchasers to hold these businesses in trust for the shareholders. The plaintiffs contend that they were entitled to vote to approve the sale by Entech to the Company even though they were not shareholders of Entech. We have filed an answer, various affirmative defenses, and a counterclaim against the plaintiffs. Shortly after we were named as a defendant, the litigation was transferred from Montana State Court to the U.S. District Court in Billings, Montana.

There has been no significant activity in the case involving us for the past four years. Settlement discussions between the plaintiffs and other defendants appear to have been unsuccessful. We have never participated in settlement discussions with the plaintiffs because we believe that the case against us is totally without merit. Even if the plaintiffs could establish that shareholder consent was required for the sale of Montana Power’s coal business in 2001, there is virtually no legal support for the argument that such a sale to a buyer acting in good faith, purchasing from a wholly owned subsidiary, and relying on the seller’s representations can be rescinded. Indeed, the practical issues relating to such rescission would present a significant obstacle to such a result, particularly when the business has been operated by the buyer for six years, significant amounts of capital have been invested, reserves have been depleted, and the original seller is in bankruptcy and has no means to complete a repurchase or operate the business following a repurchase.

We have considered seeking a dismissal of the claims against us but are waiting for the outcome of a matter under review in the bankruptcy proceedings in Delaware involving Touch America (formerly Montana Power Company). In those proceedings, the unsecured creditors have asserted that the claims originally filed by McGreevey in Montana — the claims against the officers and directors which, if successful, would likely result in a payment by the insurance carrier that provided D&O insurance to Montana Power Company — belong to the creditors, not the shareholders who are the plaintiffs in the McGreevey action. If the Delaware Bankruptcy Court holds that those claims are “derivative” and thus belong to the corporation, then the unsecured creditors may have a right to those claims. Although the Delaware Bankruptcy Court will not directly decide that issue with respect to the claims against the various asset purchasers, including us, such a decision would likely affect the analysis of the Montana District Court where our case is pending. We have not accrued any reserve for this matter.

Subsidence claim

On June 13, 2007, the Colorado Mined Land Reclamation Board issued an order confirming a notice of violation, or NOV, that it had previously issued on February 15, 2007 requiring our subsidiary, Basin

Resources Inc. to compensate Jim and Ann Tatum for the “full amount of the diminution of value resulting from subsidence.” The order requires Basin to pay $622,000 to the Tatums. This relates to litigation brought by the Tatums in 2001 against Basin for subsidence damage to their property caused by mining operations during the period before Basin was acquired by the Company from Montana Power Company. The Las Animas County District Court awarded $622,000 in damages to the Tatums. Basin appealed this award to the Colorado Court of Appeals but the appeal was denied. Basin has no assets with which to pay the judgment or the interest and legal fees relating to the judgment that are also claimed by the Tatums. Westmoreland Coal Company, the sole shareholder of Basin, advanced the funds to Basin and Basin paid the $622,000 to the Tatums on June 15, 2007. Westmoreland had no legal obligation to provide funding to Basin but did so in order to abate the NOV because under Federal mining legislation an unabated NOV can affect the ability of not only the violator but any of the violator’s affiliates, including those in other states, from obtaining mining permits in the future. Westmoreland Coal Company is not legally responsible for any interest or legal fees owed by Basin relating to the judgment of the Las Animas County District Court and the NOV, now abated, did not require Basin to pay interest or legal fees.

Other

In the ordinary course of our business, we and our subsidiaries are party to other legal proceedings that are not material.

MANAGEMENT

Executive Officers and Directors

The following table shows our executive officers and directors, their ages as of June 18, 2007, and the positions they hold. All of the officers are elected annually by the Board of Directors and serve at the pleasure of the Board of Directors.

Name	Age	Position

Keith E. Alessi	52	Interim President and interim Chief Executive Officer
David J. Blair	53	Chief Financial Officer
Roger D. Wiegley	58	General Counsel and Secretary
Robert W. Holzwarth	59	Senior Vice President, Power
John V. O’Laughlin	56	Vice President, Coal Operations
Todd A. Myers	43	Vice President, Coal Sales
Ronald H. Beck	62	Vice President, Finance and Treasurer
Mark K. Seglem	49	Vice President, Strategic Planning and Administration
Thomas G. Durham	58	Vice President, Planning and Engineering
Douglas P. Kathol	54	Vice President, Development
Mary S. Dymond	54	Vice President, Human Resources and Risk Management
Gregory S. Woods	54	Vice President, Eastern Operations
Diane S. Jones	49	Vice President, Corporate Relations and Assistant Secretary
Bronwen J. Turner	52	Vice President, Government and Community Relations
Kevin A. Paprzycki	36	Controller and Principal Accounting Officer
Morris W. Kegley	59	Assistant General Counsel and Assistant Secretary
Michael Armstrong	56	Director
Thomas J. Coffey	54	Director
Robert E. Killen	66	Interim, non-executive Chairman of the Board and Director
Richard M. Klingaman	72	Director
Thomas W. Ostrander	56	Director
William M. Stern	62	Director
Donald A. Tortorice	64	Director

Keith E. Alessi was elected interim President and interim Chief Executive Officer in May 2007. Mr. Alessi is a member of the Board of Directors and chairman of the audit committee of both Town Sports International Holdings, Inc. and H&E Equipment Services, Inc. He is also a member of the Board of Directors of MWI Veterinary Supply, Inc. Since 1999, Mr. Alessi has been an adjunct professor of law at The Washington and Lee University School of Law and since 2001 he has been an adjunct lecturer of business at the Ross School of Business at the University of Michigan. He served previously as CEO and CFO of a number of public companies.

David J. Blair joined Westmoreland in April 2005. He joined Westmoreland after seventeen years with Nalco Chemical Company where he was most recently acting Chief Financial Officer for Ondeo Nalco Company, a global specialty chemical company.

Roger D. Wiegley joined Westmoreland in May 2005. Prior to joining Westmoreland he held legal positions with Credit Suisse Group from 1999 to 2005 and served as General Counsel for one of its affiliates. Mr. Wiegley served as outside counsel for Westmoreland from 1992 to 1994 while a partner with Sidley Austin LLP and from 1994 to 1997 with Pillsbury Winthrop Shaw Pittman LLP. Mr. Wiegley submitted his resignation on May 1, 2007, effective June 1. Mr. Wiegley has postponed his resignation to July 31, 2007. Mr. Wiegley has orally advised the Board that he is willing to further postpone his departure to provide an additional transition period, and the effective date of Mr. Wiegley’s resignation has not been finally determined.

Robert W. Holzwarth joined Westmoreland in November 2004. Prior to joining Westmoreland, he was Chief Executive Officer of United Energy, a publicly-traded utility in Australia. From 1993 to 2003 he was employed by Aquila, Inc. in various management positions, including from 1997 to 2000 as Vice President and General Manager of Power Services and Generation, in which capacity he managed power plants capable of generating over 2,000 MW of electricity, and from 2002 to 2003 as Chief Executive Officer of United Energy, Australia, an electric distribution utility serving 600,000 customers.

John V. O’Laughlin joined Westmoreland in February 2001 as Vice President, Mining, and was named President and General Manager of Dakota Westmoreland Corporation in March 2001. He later became President and General Manager of Western Energy Company and President of Texas Westmoreland Coal Company and was promoted to Vice President of Coal Operations for Westmoreland Coal Company in May 2005. Prior to joining Westmoreland, Mr. O’Laughlin was with Morrison Knudsen Corporation’s mining group for twenty-eight years, most recently as Vice President of Mine Operations, which included responsibility for the contract mining services at the Absaloka Mine.

Todd A. Myers rejoined Westmoreland in January 2000 as Vice President, Marketing and Business Development and in 2002 became Vice President, Sales and Marketing. He originally joined Westmoreland in 1989 as a Market Analyst and was promoted in 1991 to Manager of the Contract Administration Department. He left Westmoreland in 1994. Between 1994 and 2000, he was Senior Consultant and Manager of the environmental consulting group of a nationally recognized energy consulting firm, specializing in coal markets, independent power development, and environmental regulation.

Ronald H. Beck joined Westmoreland in July 2001 as Vice President, Finance and Treasurer. From September 2003 to April 2005, he also served as Acting Chief Financial Officer. He was appointed Assistant Secretary in April 2005. Prior to joining Westmoreland he was a financial officer at Columbus Energy Corp. from 1985 to 2000, lastly as Vice President and Chief Financial Officer.

Mark K. Seglem joined Westmoreland in July 2003 as Vice President, Business Operations of Texas Westmoreland Coal Company. In May 2006 he was promoted to President of Texas Westmoreland and elected Vice President, Strategic Planning and Administration of Westmoreland Coal Company. Mr. Seglem came to Westmoreland from the Secretary of Defense’s office where he had served as a division director since August of 2001. Prior to that he worked for two years as a manager of the defense consulting firm, Whitney, Bradley, and Brown of Vienna, Virginia. Mr. Seglem served in the United States Navy as a Surface Warfare Officer from 1979 to 1999 retiring at the grade of Captain (select).

Thomas G. Durham joined Westmoreland as Vice President, Coal Operations in April 2000 and was named Vice President, Planning and Engineering in May 2005. For the four years prior to joining Westmoreland, he was a Vice President of NorWest Mine Services, Inc. which provides worldwide mining consulting services on surface mining and other projects. Mr. Durham has over 30 years of surface mine management and operations experience. He became a registered professional engineer in 1976.

Douglas P. Kathol joined Westmorland in August 2003. Prior to joining Westmoreland, Mr. Kathol was Vice President and Controller of NorWest Mine Services, Inc. which provides worldwide mining consulting services. Mr. Kathol has over 27 years experience evaluating and developing energy related projects.

Mary S. Dymond joined Westmoreland in June 2006, as Vice President, Human Resources and became Vice President, Human Resources and Risk Management in November 2006. From 2000 to June 2006, she was with Cenveo, Inc., a publicly-held printing and paper conversion company, where she served as Vice

President of Human Resources. Ms. Dymond has held senior human resources and risk management positions with publicly-held companies in the energy and manufacturing sectors since 1987 including serving as Vice President of Human Resources of ACX Technologies, the publicly-held spin-off of the Adolph Coors Brewing Co. Ms. Dymond is a Certified Compensation Professional.

Gregory S. Woods joined Westmoreland in May 1973 and held various corporate accounting and management information systems positions while at Westmoreland’s Virginia and West Virginia coal mining operations. Mr. Woods has been with Westmoreland Energy LLC since 1990 and has held the positions of Controller, Asset Manager, and Vice President, Finance and Asset Management. Mr. Woods was elected to his current positions as Vice President, Eastern Operations of Westmoreland Coal Company in June 2000, as Executive Vice President of Westmoreland Energy LLC in February 1997, and as President of Westmoreland Technical Services, Inc. in April 2001.

Diane S. Jones joined Westmoreland in March 1993 as Manager, Business Development of Westmoreland Energy LLC and became Manager of Business Development and Corporate Relations for Westmoreland Coal Company in 1995. She was named Vice President, Corporate Business Development and Corporate Relations in 2000 and then named Vice President, Corporate Relations in August 2003. Prior to joining Westmoreland, Ms. Jones held engineering and business development positions in the utility industry. She became a registered professional engineer in 1985.

Bronwen J. Turner joined Westmoreland in August 2003 as Director, Government and Community Relations and was named Vice President, Corporate Government and Community Relations in January 2006. Prior to joining Westmoreland she was a policy analyst for the Education Commission of the States and director of marketing and communications for Quark Inc. She has over 25 years experience in various positions in marketing, communications, and public policy, including representing communities impacted by energy development.

Kevin A. Paprzycki joined Westmoreland as Controller and Principal Accounting Officer in June 2006. Prior to joining Westmoreland he held positions at Applied Films Corporation as Corporate Controller from November 2005 to June 2006. From June 2004 to November 2005, he was Chief Financial Officer at Evans and Sutherland Computer Corporation and was that company’s Director of Finance from June 2001 to June 2004. Mr. Paprzycki became a certified public accountant in 1994 and a certified financial manager and certified management accountant in 2004.

Morris W. Kegley joined Westmoreland in October 2005. Prior to joining Westmoreland he held legal positions with Peabody Energy Company from February 2004 to October 2005, AngloGold North America from June 2001 to February 2004, Kennecott Energy Company from August 1998 to June 2001, and Amax Coal Company and Cyprus Amax Minerals Company from February 1981 to July 1998. He is a member of the bar of Indiana, Illinois, Wyoming, and Colorado.

Michael Armstrong has been a director since 2000. Since 1995, Mr. Armstrong has been a private investor. From 1983 to 1995, Mr. Armstrong was a stockbroker with Southwest Securities, a stock brokerage company.

Thomas J. Coffey has been a director since 2000. Since December 2005, Mr. Coffey has been a Partner of B2BCFO/CIO, LLP, a professional services organization. From July 1999 to May 2005, Mr. Coffey was Vice President-Finance, Global Infrastructure Services and Vice President-Operations Analysis of Unisys Corporation, a technology services company. From 1995 to September 1997, Mr. Coffey was Senior Vice President, Chief Financial Officer and Treasurer of Intelligent Electronics, Inc., a technology distribution company. From 1985 to 1995, Mr. Coffey was a Partner of KPMG.

Robert E. Killen has been a director since 1996. Since May 2007, Mr. Killen has served as interim, non-executive Chairman of the Board of Westmoreland Coal Company. From May 2006 to May 2007, he was Vice Chairman of the Company. Mr. Killen has been Chairman of the Board and Chief Executive Officer of The Killen Group, Inc., an investment advisory firm, since April 1996, and Chairman of the Board of Berwyn Financial Services, an institutional and retail brokerage company, since October 1991.

Richard M. Klingaman has been a director since 2006. Since May 1992, Mr. Klingaman has been a consultant, specializing in natural resources and energy. From 1977 to 1992, Mr. Klingaman was Senior Vice President of Penn Virginia Corporation, a natural resources company that owned interests in coal, oil, natural gas, timber, lime, and limestone properties. From 1980 to 1993, Mr. Klingaman was a director of Westmoreland Resources.

Thomas W. Ostrander has been a director since 1995. Since November 2006, Mr. Ostrander has been Managing Director, Global Industries Group, Banc of America Securities LLC, an investment banking firm. From 1989 to September 2006, Mr. Ostrander was Managing Director, Citigroup Global Markets Inc., an investment banking firm (and predecessor firms).

William M. Stern has been a director since 2000. Since 1999, Mr. Stern has been Executive Vice President, Stern Brothers & Company, a broker-dealer. From 1998 to 1999, Mr. Stern was Vice President, Mercantile Bank Capital Markets Group, a banking company. From 1983 to 1998, Mr. Stern was Senior Vice President, Mark Twain Capital Markets Group, a banking company.

Donald A. Tortorice has been a director since 2003. Since January 1999, Mr. Tortorice has been St. George Tucker Adjunct Professor of Law at the College of William & Mary School of Law. From September 2002 until May 2003, Mr. Tortorice was an Affiliate Professor of Law and Medicine at the Medical College of Virginia. Mr. Tortorice was a partner in the law firm of Duane, Morris & Heckscher from 1979 until 1998 and served as managing partner of the Harrisburg, Pennsylvania office of that firm from 1979 until 1998. Mr. Tortorice also served as a director of Gear CGI, Ltd. from 1998 until 1999; Eastern Holding Co. Ltd. from 1985 until 1999; Eastern Alliance Insurance Co., Ltd. from 1985 until 1999; and Educators Alliance Insurance Co. from 1997 until 1999.

Director Independence

Under the applicable rules of the American Stock Exchange, a director will qualify as an “independent director” only if (1) he is not an executive officer or employee of our company and (2) the Board affirmatively determines that he does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

None of Messrs. Armstrong, Coffey, Killen, Klingaman, Ostrander, Stern, and Tortorice is an executive officer or employee of our company. Our Board has determined that none of Messrs. Armstrong, Coffey, Killen, Klingaman, Ostrander, Stern, and Tortorice has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Section 121A(2) of the American Stock Exchange Company Guide.

Director Compensation

The following table summarizes the compensation paid in 2006 to the members of our Board of Directors:

						Change
						in Pension
						Value and
	Fees					Nonqualified
	Earned or				Non-Equity	Deferred
	Paid in	Stock	Option		Incentive Plan	Compensation	All Other
	Cash	Awards	Awards(2)		Compensation	Earnings	Compensation	Total
Name(1)	($)	($)	($)		($)	($)	($)	($)

Michael Armstrong	46,000	—	3,444	(3)	—	—	—	49,444
Thomas J. Coffey	52,875	—	3,444	(4)	—	—	—	56,319
Robert E. Killen	53,175	—	3,444	(5)	—	—	—	56,619
Richard M. Klingaman	39,000	—	14,793	(6)	—	—	—	53,793
Thomas W. Ostrander	44,000	—	3,444	(7)	—	—	—	47,444
James W. Sight	29,500	—	3,444	(8)	—	—	—	32,944
William M. Stern	44,000	—	3,444	(9)	—	—	—	47,444
Donald A. Tortorice	48,800	—	4,882	(10)	—	—	—	53,682

(1)	Christopher K. Seglem served as our President and Chief Executive Officer until May 2007 and was a member of our Board of Directors until he resigned in May 2007. Employees, including Mr. Seglem, do not receive additional compensation for serving on the Board. Mr. Seglem’s compensation for 2006 is described below, under “— Executive Compensation.”

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes of the stock appreciation rights granted to the directors in 2006. The grant date fair value of these awards, computed in accordance with FAS 123(R), was, for Mr. Klingaman, $14.13 per SAR, or $52,763, and for each of Messrs. Armstrong, Coffey, Killen, Ostrander, Sight, Stern, and Tortorice, $14.94 per SAR, or $26,324.

(3)	Mr. Armstrong had no stock options and 1,762 SARS outstanding at December 31, 2006.

(4)	Mr. Coffey had 15,000 stock options and 1,762 SARs outstanding at December 31, 2006.

(5)	Mr. Killen had 7,500 stock options and 1,762 SARs outstanding at December 31, 2006.

(6)	Mr. Klingaman had no stock options and 3,733 SARs outstanding at December 31, 2006.

(7)	Mr. Ostrander had 66,000 stock options and 1,762 SARs outstanding at December 31, 2006.

(8)	Mr. Sight had no stock options and 1,762 SARS outstanding at December 31, 2006. Mr. Sight resigned from our Board in November 2006.

(9)	Mr. Stern had 10,000 stock options and 1,762 SARs outstanding at December 31, 2006.

(10)	Mr. Tortorice had 7,500 stock options and 1,762 SARs outstanding at December 31, 2006.

We compensate the members of our Board of Directors who are not our employees, whom we refer to as our non-employee directors, by paying them an annual retainer and a fee for each meeting of the Board or committee that they attend and by granting equity in the form of stock options, SARs, or restricted shares of common stock based on the 2000 Director Plan. These cash payments and equity grants are the sole compensation the non-employee directors receive from us, and we do not grant loans or credits.

Annual Retainer and Meeting Fees

In 2006, each non-employee director received an annual retainer of $30,000 paid in quarterly installments. Each non-employee director also received $1,000 per meeting attended of the Board and of each committee of which he was a member. In addition, the Chairman of the Audit Committee received an additional $750 per meeting, the Chairman of the Compensation and Benefits Committee received an additional $650 per meeting, and all other committee chairmen received an additional $500 per meeting attended and chaired. In December

2006, the Board approved a separate additional retainer effective May 19, 2006 of $15,000 for the Vice Chairman of the Board and $11,000 for the Chairman of the Audit Committee, also paid in quarterly installments and prorated in any quarterly period in which the director is not the Chairman for the entire quarterly period. Beginning in 2007, fees for participation in meetings by telephone, rather than in person, were reduced to $500 per meeting, except in the case where the meeting is scheduled as a telephonic meeting.

Long-Term Compensation

We have historically delivered long-term compensation to directors in the form of options or restricted stock. In December 2005, the Board of Directors approved the restated and amended 2000 Director Plan to allow the use of SARs as a form of award in order to conserve shares available for grant. Each non-employee director is entitled to receive, as an initial grant upon his or her first joining the Board, restricted stock, options to purchase a number of shares of common stock, or SARs equal to $60,000 in value. Thereafter, each non-employee director is entitled to receive, upon his or her re-election to the Board, a grant of restricted stock, options, or SARs equal to $30,000 in value. In 2006, Mr. Klingaman received an initial grant of SARs equal to $60,000 in value and each other non-employee director received a grant of SARs equal to $30,000 in value. Directors’ fees to employee-directors were discontinued in 2000.

With assistance from Mercer, we use Black-Scholes modeling to determine the number of SARs required to equal the value of the grant made to each director. The base value of the SARs is determined based on the market price, defined by the 2000 Director Plan as the average of the high and low trading prices of the common stock on the day of grant. The value shown above under the column “Option Awards” reflects the value of the 2006 SAR grants as determined under FAS 123(R). Each grant vests over a period of four years and expires ten years from the grant date.

Compensation Committee Interlocks and Insider Participation

During 2006, Messrs. Armstrong, Killen, Klingaman, Stern, and Tortorice served on the Board’s Compensation and Benefits Committee. None of these directors was a current or former officer or employee of our company, and none had any related person transaction involving our company.

Executive Compensation

Compensation Discussion and Analysis

Business Context

We are a U.S. energy company that produces approximately 30 million tons of coal and generates 1.6 million MW hours of electric power annually. We also broker coal for others, operate power facilities for others under contract, and provide repair and maintenance services to utility, independent power, and industrial generation facilities. We have been mining coal for over 150 years. Between 1992 and 2001 we transitioned from primarily underground coal production, most of which was in the Eastern United States, to current production from surface mines in Montana, North Dakota, and Texas. Working in combination with others, we also diversified into the production of independent power, and we brought eight projects to commercial operations during this period. Our principal power production facility today is in North Carolina. We now employ approximately 1,300 people in seven states, and our Company is ranked as the ninth largest coal producer in the country based on tons of coal mined in 2006.

We have faced a number of financial challenges over the past two decades. By the late 1980’s our underground mining operations were characterized by depleted reserves and high costs causing significant operating losses. Coal markets were soft and prices declining. We also faced high and growing post-retirement medical costs for retired members of the UMWA. How to finance a turnaround itself posed a very substantial challenge. By the early 1990s we were in default on various bank covenants and could not pay dividends on our preferred stock. In response, we initiated a plan to transform our company into a profitable enterprise by shutting down non-performing operations, monetizing existing assets wherever possible, capping UMWA post-retirement medical costs to the extent possible, and reinvesting available proceeds in a new business plan and strategy emphasizing western surface mining and independent power production. Our financial situation forced us to rely primarily on asset based financing, which limited the amount of free cash available to us from operations. As a result, we have been cash constrained over the past two decades. In recognition of this, management and the Compensation and Benefits Committee have kept cash compensation levels relatively low and flat. This has meant often deferring or limiting pay increases and the pay-out of some incentive compensation earned.

Successful execution of our strategic plan has been predicated on attracting and retaining a talented and highly motivated executive team with a deep technical and operational knowledge of the energy markets. The skill sets, educational requirements, experience, and personal qualities of our executives are in demand by many of our competitors. At the same time, we have had to address the financial constraints imposed on us in transforming our company from a mature but struggling enterprise to a growing one with sustainable positive cash flow and profitability. Within professional compensation circles we have been in what is known as the renewal stage. Companies at this stage use guidelines for compensation policy and design that emphasize proportionally greater reliance on annual and long-term incentive compensation. At the same time, the relatively small number of our shares outstanding has limited our ability to deliver long-term incentives at the level of value typically indicated for a company in the renewal stage. Therefore, compensation levels for our executives have changed only minimally from prior years’ levels.

The competition for executive talent in the energy industry has always been considerable, but never more so than today as the worldwide demand for energy has risen to new levels, increasing the pressure on energy companies to permit and construct new power generation facilities, find and develop new fuel reserves, extract resources under challenging geological conditions, comply with new environmental and reclamation requirements, manage higher production costs associated with dramatic increases in the prices of key supplies such as diesel fuel and electricity, and address the scarcity of supplies such as tires. Unwanted turnover among our key executives could be very costly to our shareholders. Therefore, our executive compensation program has been designed to support our long-term strategic objectives, as well as address the realities of the competitive market for talent.

It is the intention of the Compensation and Benefits Committee to set the compensation levels of our executives at appropriate levels in line with stated compensation principles and objectives discussed below, in part through the use of long-term equity awards.

Compensation Principles and Objectives

Our executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives with the business and technical knowledge necessary to capably manage our business.

Our executive compensation program is guided by several key principles:

•	Target compensation levels that are at least at the median of our industry, peer group, and the markets in which we compete for executive talent;

•	Structure executive compensation to reflect our presence in the renewal stage;

•	Link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” by relying on annual and long-term incentive compensation programs;

•	Use equity awards, or awards with equity-like features, to align executive compensation with shareholder interests; and

•	Provide a total compensation program that emphasizes direct compensation over indirect compensation such as perquisites and other benefits.

Establishing the Executive Compensation Program

Our executive compensation program takes into consideration our stage in the business cycle, the marketplace for similar positions, our past practices, and the experience and talents that each individual executive brings to our company.

At Westmoreland, the Compensation and Benefits Committee, a committee of the Board of Directors consisting of three independent directors, administers our executive compensation program. The Compensation and Benefits Committee establishes our overall compensation strategy to ensure that our executives are rewarded appropriately and that executive compensation supports our business strategy and objectives.

The Compensation-Setting Process

The Compensation and Benefits Committee is responsible for setting the salaries and incentive compensation of our executive officers. The committee’s objective is to oversee and administer compensation programs that attract, retain, reward, and motivate highly qualified executive officers to perform their duties in a competent and efficient manner, increase our long-term profitability, and build stockholder value. The Compensation and Benefits Committee establishes our overall compensation strategy to ensure that our executives are rewarded appropriately and that executive compensation supports our business strategy and objectives. In discharging its duties, the Compensation and Benefits Committee reviews and determines the compensation, including base salaries, annual incentives, long-term incentives, and other benefits of our Chief Executive Officer, our Chief Financial Officer, and the three most highly-compensated executive officers other than our Chief Executive Officer and Chief Financial Officer. We refer to these five officers as our named executive officers. The Compensation and Benefits Committee also determines the compensation for other key executives who are not identified in this prospectus.

The Compensation and Benefits Committee has the authority to retain consultants directly and has engaged a nationally recognized executive compensation consultant, Mercer Human Resource Consulting, or Mercer, to assist in performing its duties. Mercer was engaged to assist with the development of our compensation strategy, to annually review the competitiveness of our executive compensation programs, and to provide recommendations for changes or adjustments to these programs. The compensation strategy was specifically designed to support our business strategy, with an expectation that changes to our company would affect pay delivery programs.

Our compensation planning process, including business and succession planning, evaluation of our executive officers’ performance, and consideration of our business environment, is ongoing throughout the year.

Our Chief Executive Officer, members of management, and our Vice President of Human Resources work with the Chairman of the Compensation and Benefits Committee to establish the agenda for Compensation and Benefits Committee meetings and in the preparation of meeting information. We seek the input of our management, our Vice President of Human Resources, and Mercer in making executive compensation decisions. Our Chief Executive Officer also participates in Compensation and Benefits Committee meetings at its request to provide background information on our strategic objectives, his evaluation of the performance of the named executive officers, and compensation recommendations as to senior executive officers (other than for himself). In determining the appropriate compensation level for our Chief Executive Officer, the committee meets in executive session and reviews performance of our company and our Chief Executive Officer’s performance against pre-established goals.

The Compensation and Benefits Committee has implemented an annual performance review program for our executives, under which annual performance goals are determined and set each calendar year for our company as a whole, and for the power segment and each mining operation. The corporate goals target the achievement of specific regulatory, financial, and operational milestones. Individual mine and power segment goals are proposed by each mine manager or senior power executive and approved by our Chief Executive Officer. Our Chief Executive Officer’s goals are approved by the Compensation and Benefits Committee. Annual salary increases, annual bonuses, and annual long-term incentive awards, including any stock option,

SAR, performance unit, and restricted stock awards, granted to our executives are tied to the achievement of the corporate, the power segment or mine performance goals, and individual accomplishments.

During the first calendar quarter of each year we evaluate performance against the goal, and individual accomplishments for the recently completed year. Generally, each executive’s evaluation begins with a self-assessment, which is submitted in writing or discussed with our Chief Executive Officer. Our Chief Executive Officer then formulates an evaluation based on the executive’s self-assessment, the Chief Executive Officer’s own evaluation, and input from others within our company. This process leads to a recommendation by the Chief Executive Officer for annual executive salary increases, annual incentive bonuses, and annual long-term incentive awards, if any, which is then reviewed and approved by the Compensation and Benefits Committee. In the case of our Chief Executive Officer, his individual performance evaluation is conducted by the Compensation and Benefits Committee, which determines his compensation changes and awards. For all executives, annual incentive bonuses, to the extent granted, are implemented during the first calendar quarter of the year. Annual base salary increases, and annual long term incentive awards, including stock option, SAR, performance unit, and restricted stock awards, to the extent granted, are implemented at the end of the second calendar quarter of the year for all executives.

The Compensation and Benefits Committee reviews director compensation every other year, engaging Mercer to assist in its evaluation of the competitiveness of current compensation levels for non-employee directors. Mercer uses the Mercer General Industry Survey and a review of proxy data of the same Westmoreland peer group used for a comparison of executive compensation, to determine the competitiveness of Westmoreland’s director compensation. Mercer, at the request of the Compensation and Benefits Committee, updated its 2005 report in 2006, and provided an additional report regarding director compensation to the Compensation and Benefits Committee in December 2006. Our Vice President of Human Resources, a certified compensation professional, also provides information to the Compensation and Benefits Committee regarding director compensation, including information from the National Association of Corporate Directors’ 2006 report on directors’ compensation. Our Chief Executive Officer makes recommendations to the Compensation and Benefits Committee regarding directors’ compensation, based on the information provided by Mercer and the Vice President of Human Resources. The committee makes the final determination regarding director compensation recommendations to present to the full Board for their approval.

Setting Compensation Targets

In general, our executive compensation program is intended to deliver compensation that is competitive within our industry and the markets in which we compete for executive talent. In making executive compensation decisions, we are guided by the compensation principles described above. However, fulfillment of these objectives has been limited by our cash constraints and the relatively small pool of shares available for stock options and grants. We also consider historical compensation levels, competitive pay practices at the companies in our peer group, and the relative compensation levels of our named executive officers. We may also consider industry conditions, industry life cycle, corporate performance as compared to internal goals as well as to the peer group, and the overall effectiveness of the compensation program in achieving desired results.

Our program offers our named executive officers the opportunity to be compensated above or below target, depending upon various measures of performance. As a result, the compensation program is designed to result in compensation to our executives that can be significantly above target in times of relatively superior performance and significantly below target in times of relatively poor performance. Base salary and incentive pay performance targets have typically reflected our cash and equity constraints.

As targeted total compensation levels are determined, the Compensation and Benefits Committee also determines the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes cash bonuses under the annual incentive plan mostly for achievement of specified performance objectives and cash generated, and stock-based or similar incentive compensation whose value is dependent upon long-term or relative appreciation in stock price.

The Compensation and Benefits Committee reviews, on an annual basis, its performance and the effectiveness of our compensation program in obtaining desired results.

Peer Comparisons

The Compensation and Benefits Committee periodically benchmarks the competitiveness of our compensation programs to determine how well our actual compensation levels compare to our overall philosophy and target markets. Our historic benchmarking peer group has consisted of other mining and energy companies, with a focus on size based on revenues. The committee believes revenue is an appropriate reference point for determining the composition of the peer group because it provides a reasonable basis for comparing like positions and scope of responsibility.

The peer group for 2006 was selected by the Compensation and Benefits Committee based on the recommendation of Mercer. The peer group included Alliance Resource Partners, Cabot Oil and Gas Corp., Cimarex Energy Co., Comstock Resources, Inc., Denbury Resources, Inc., Houston Exploration Co., Plains Exploration and Production Co., Range Resources Co., St. Mary Land and Exploration Co., and Swift Energy Co. The proxy statements of this peer group are analyzed for comparison purposes in regard to the compensation of our Chief Executive Officer and other named executive officers. Given the changing nature of our business and industry, the companies included in the peer group will vary from year to year, and it is the Compensation and Benefits Committee’s intent in 2007 to again thoroughly review the peer group and make changes as appropriate. The Compensation and Benefits Committee also reviews industry-wide compensation survey data.

Because of the relatively small size of our company compared to the other publicly-traded coal companies and because we are also a power developer and operator, the Compensation and Benefits Committee receives compensation data for other publicly traded coal companies for informational purposes only.

Components of the Executive Compensation Program

Our executive compensation program consists of three elements:

•	Base salary,

•	Annual incentive compensation, and

•	Long-term incentive compensation.

Base Salary

Base salary is designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, the Compensation and Benefits Committee considers each executive’s role and responsibility, unique skills, future potential with our company, salary levels for similar positions in our target market, and internal pay equity. Our compensation philosophy is to target base salaries at the 60th percentile for each named executive officer since our incentive compensation levels have typically been far below target and market median levels. As described earlier, our overall pay levels remain below market levels, while most of our base salaries fell within a median range in 2006.

In general, base salary is intended to represent approximately 30% of the overall compensation package, assuming that we are achieving targeted performance levels for our incentive programs.

Due to the cash constraints mentioned above, salary increases for all of our senior management were limited to a 2.5% adjustment effective July 1, 2006.

Annual Incentive Compensation

The Annual Incentive Plan is intended to provide incentive compensation at the median level for targeted performance levels.

The Compensation and Benefits Committee provides our executives, including our named executive officers, with the opportunity to earn an annual cash incentive award each year. Our annual incentive plan is designed to reward the achievement of specific, pre-established financial and operational objectives. In 2006 and in other years it has also included a discretionary component equivalent to about one-third of the total potential value designed to reward individual effort and performance.

Our Annual Incentive Plan provides annual incentive award opportunities for executives, including our named executive officers, using objectives that are consistent with annual award opportunities provided to the broader employee population. Our selection of specific performance metrics reflects this company-wide consistency in objectives.

In recent years, including 2006, we established performance objectives for our named executive officers, with targeted levels based on the safety of our operations (35% weight) and our financial performance (30% weight). Better than industry average safety performance is required for a payout under the safety component. Better than budgeted cash and pretax income generated is required for payout under the financial objectives. Award opportunities also included a discretionary component (35% weight) to recognize the relative contributions of each named executive officer to the accomplishment of strategic objectives, outstanding performance, special efforts, and similar factors.

The formula used to calculate the payout under each annual incentive award is (i) the performance in each of the three areas — safety, financial, and discretionary — multiplied by (ii) the weight assigned to each area, which in turn is multiplied by the (iii) the executive’s tier level, which is a percentage of the executive’s base salary, and is then multiplied by (iv) the executive’s base salary. The sum of the payout of each component represents the total annual incentive payout.

The safety objective compares the lost-time incident rate of our mine operations to nation-wide industry averages as reported by the Mine Safety and Health Administration.

Two components were selected to reflect our financial performance in 2006. The first objective compared the net increase in budgeted cash to the Board-approved budgeted cash, which measures an increase in cash including capital expenditures, net of cash from investing and financing. To achieve target, a 7.5% increase in net cash over budget was required. The second component relates to our 2006 pretax income, which required a 7.5% (adjusted to reflect accounting changes resulting from the ROVA acquisition) increase over budgeted pretax income, or pretax income target of approximately $6 million.

The discretionary component is based upon the individual results and accomplishments of each participant and is approved by the Compensation and Benefits Committee. The full Board of Directors participated in the review and award of 2006 annual incentive awards.

In recent years, including 2006, the bonus targets for our named executive officers, set according to the executive’s tier level, ranged from 40% to 60% of base salary. Maximum payouts are capped at two times the targeted percent of salary. On average, if payouts are made at target levels, these awards represent 15% of the total compensation package.

In general, we pay incentive bonuses in the year following the annual performance period. Due to cash constraints in 2006, annual incentive amounts earned for 2005 performance, which would have normally been paid in 2006, were deferred for our named executive officers and paid in the first quarter of 2007.

In addition to the incentive award practices above, in any year the Compensation and Benefits Committee has the discretion to approve a special President’s Award to executive officers, key management, and administrative staff recognizing outstanding individual leadership, effort, and contribution to the strategic success of our company. Recommendations for this special award are made exclusively by our Chief Executive Officer, or in the case where the Chief Executive Officer is a recipient, the Compensation and Benefits Committee determines that award. No President’s Awards were made in 2006 to any of the named executive officers.

Long-Term Incentive Compensation

General.  A key component of our executive compensation program is the use of long-term incentives. The Compensation and Benefits Committee believes that long-term incentive compensation plays an essential role in attracting and retaining executive talent and providing executives with incentives to maximize the value of our shareholders’ investments in the Company. In 2000, the Board of Directors adopted a Performance Unit Plan, or the 2000 PUP, as part of our long-term incentive program because an insufficient number of shares were available for issuance under shareholder-approved equity plans to support our program. The 2000 PUP offers the opportunity for cash or stock to be earned based on the absolute or relative performance of our common stock over three year periods. The 2000 PUP is intended to provide a strong link between executive performance and the enhancement of shareholder value.

Long-term incentive awards for executives are based on a tier structure that targets a percentage of salary, adjusted for market conditions. The annualized value of the long-term incentive awards for our named executive officers is intended to be the largest component of our total compensation package and, as a company in the renewal stage of the business cycle, is targeted at the 50th-75th percentile of market. On average, if the plan targets are met, these awards represent more than 50% of the total compensation package. However, again as a result of cash constraints and the limited number of stock options, stock grants, and stock appreciation rights available to the Company, award values have frequently been set below the 50th percentile of market and have delivered even less value over most performance periods.

Timing of Grants Disclosure and Rationale.  Except for certain initial awards granted as of the date of hire for new executives, the timing of long-term incentive compensation awards is typically July 1st and intended to allow for the continuity of awards from year-to-year. The Compensation and Benefits Committee approves the award types, amounts, and award terms and conditions for each award to our named executive officers. It delegates administration of the plan to our Human Resources and Investor Relations Departments. To achieve continuity, the awards, and specifically, the actual number of shares to be awarded to each named executive officer, are approved at a meeting of the Compensation and Benefits Committee held generally in the week prior to July 1st each year. The grant date, or effective date, of each award is set by the Compensation and Benefits Committee as July 1st in each year. We do not engage in the practice of timing grants with the release of non-public information.

Current Framework.  In 2005 and 2006, awards under our long-term incentive compensation plan consisted of stock appreciation rights, or SARs, which were intended to approximate 60% of the total value of the long-term incentive award, and performance units, which represented the remaining 40% of intended award value. These award vehicles have been selected by the Compensation and Benefits Committee due to their performance orientation and to conserve shares available under approved equity plans. The use of SARs requires the commitment of fewer shares than restricted stock or stock options. A key feature of these vehicles is the link to our stock price.

Stock Appreciation Rights (SARs).  SARs are designed to maximize long-term shareholder value since awards have no value unless our stock increases after the award date. SARs are a key component of executive compensation at our company. SARs are granted under the shareholder approved 2002 Long-Term Incentive Stock Plan, or the 2002 Plan. We currently grant SARs to our named executive officers because stock-settled SARs generally require fewer shares than do options to deliver similar value to an executive.

Under the 2002 Plan, the exercise price of options and SARs is set to be not less than the market price of our common stock on the grant date. In addition, option or SAR re-pricing is expressly prohibited.

Awards generally vest over a period of three years, with one-third becoming exercisable on each anniversary of the grant date as long as the executive is still employed by us on the date of vesting. The Compensation and Benefits Committee selected a three-year vesting period to reinforce the link between these incentives and our long-term performance. Awards generally expire after ten years. SARs only have value if our stock price appreciates after the day of grant.

Although awards generally vest over three years, on December 30, 2005, we accelerated the vesting of all unvested SARs previously awarded to executive officers and other employees under the 2002 Plan, including those granted during 2005. The decision to accelerate the vesting of these SARs was made primarily to reduce the compensation expense that would have been recorded in future periods following our adoption of SFAS 123(R).

Performance Units.  Performance units are also granted to our named executive officers under the 2000 PUP in lieu of stock options or grants. As with options or grants, the 2000 PUP is designed to link employees’ long-term economic interest with those of our shareholders. Use of a multi-year performance period emphasizes the importance of longer-term results and the enhancement of the value of shareholders’ investments.

Each performance unit entitles the recipient to receive a payment in cash or stock, at the election of the Compensation and Benefits Committee, subject to the achievement of certain performance metrics measured over a three-year performance period from the date of the grant. The Compensation and Benefits Committee may also elect to defer full payment of amounts earned over time.

The value of each performance unit under the 2000 PUP is a function of three separate components, each expressed as a percentage, measured over the three-year performance period: total shareholder return, total shareholder return relative to two market indices, and return on shareholders’ equity. These three performance measures and the goals set by the Compensation and Benefits Committee were selected to be consistent with the compensation principles of aligning executive incentive compensation to shareholder interest.

Performance units vest in one-third annual increments beginning on the first anniversary of the date of the grant. The Compensation and Benefits Committee selected a three-year vesting period to reinforce the link between these incentives and our long-term performance.

Awards under the 2000 PUP were granted in the years 2000-2002 and 2004-2006. The Company awarded stock options to implement its long term incentive program in 2003. Those units granted in 2002 that vested in 2005 resulted in no value and no payments because we did not achieve the aggressive performance targets established in 2002. Performance units granted in 2004 and 2005 will be valued at the end of the performance periods occurring the end of June, 2007 and 2008, respectively. Based on the Company’s stock performance as of December 31, 2006, the performance units granted in 2004 and 2005 were not “in-the money,” meaning if settled at that time, they would result in no payments.

For 2006, the number of performance units awarded to our named executive officers ranged from 40% to 125% of base salary, with a target value of $100 per unit and a cap of $200 per unit. Further information about the 2000 PUP and awards to our named executive officers are shown below, and target dollar values in the “2006 Grants of Plan-Based Awards” table below.

Tax Deductibility Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for certain compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer, and our other named executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if the requirements of that section are met. The Compensation and Benefits Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to our executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation and Benefits Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation and Benefits Committee believes such payments are appropriate and in the best interests of our company and our stockholders, after taking into consideration changing business conditions and the performance of its employees.

Benefits

Benefits for our named executive officers are established based upon an assessment of competitive market factors, a determination of what is needed to attract and retain high caliber executives and our financial condition. Our primary benefits for executives include participation in the broad-based plans available to most of our other employees: defined benefit retirement plans, savings plans, health and dental plans, and various insurance plans, including disability and life insurance.

We also provide some of our executives, including our named executive officers, the following benefits:

•	Supplemental Retirement and Savings. The Internal Revenue Code limits the amount of compensation that may be taken into account for the purpose of determining the retirement benefits payable under tax-qualified ERISA retirement plans. The limitation for 2006 is $220,000. Consequently, so that we could provide retirement income to our senior executives and other key individuals that is commensurate as a percentage of pre-retirement income with that paid to other employees, we have established a nonqualified Supplemental Executive Retirement Plan, or SERP, effective January 1, 1992. Of our employees at December 31, 2006, only Christopher K. Seglem was eligible for benefits under the SERP.

•	Deferred Compensation. The Compensation and Benefits Committee has the authority under the 2000 PUP to mandate deferral of any 2000 PUP award. Several named executive officers are currently subject to deferrals under this plan. Deferred compensation is also discussed under the heading “— Deferred Compensation” below.

Perquisites

Perquisites for our executives, including our named executive officers, are very limited. We eliminated virtually all perquisites provided to executives in 1992. During 2006, Mr. Seglem was the named designee on a corporate country club membership and was reimbursed for the monthly dues and business related expenses for a local business luncheon club. We are in the process of terminating these two corporate club memberships.

We offer financial planning assistance to senior executives, including our named executive officers, up to 80% of the cost, capped at $1,600 per year. In addition, we will reimburse named executive officers for 80% of the cost of an annual physical examination, up to $500 per year.

It is not our practice or policy to provide a company vehicle or a vehicle allowance to our executives. However, in the case of Mr. O’Laughlin, who has responsibility for the executive management of multiple coal mining operations that are reasonably reachable by vehicle but located a significant driving distance apart, we provide for the use of a company-owned vehicle specifically for traveling between locations.

The value of these benefits, in the case that such benefits exceed $10,000, is included in the “All Other Compensation” column of the Summary Compensation Table below. Except for Mr. Wiegley, none of the named executive officers currently receive benefits valued in aggregate of $10,000.

Employment Contracts

We do not have contracts of employment with our executives, except for the severance arrangements described below.

Post-Termination Compensation

We and our subsidiaries have severance policies that are designed to provide our employees with financial protection against the loss of their employment as the result of circumstances beyond their control. At December 31, 2006, our severance policies consisted of an Executive Severance Policy, or the Executive Policy, which covered Mr. Seglem, and a Severance Policy, or the Employee Policy, which covered all other full-time non-union employees, including our named executive officers, other than Mr. Seglem. Effective May 21, 2007, we have adopted a revised severance policy that applies to all active full-time employees other than our interim President and interim Chief Executive Officer.

The Executive Policy provides for severance payments and benefits if a termination occurs, which is defined as (i) discharge for unacceptable job performance (other than that resulting from gross or willful misconduct), (ii) discharge due to a mistake in the recruiting process, or (iii) a significant reduction, or increase without adequate compensation, in the nature or scope of the executive’s authority or duties. There is also additional compensation provided in circumstances under the termination of employment following a change in control, as defined in the Executive Policy. The Employee Policy provided for severance payments and benefits if termination of employment occurs without cause, or in the case of a reduction in work force or upon liquidation of the company. The revised severance policy provides for severance payments and benefits in the following circumstances: involuntary termination that is not for cause; termination due to sale of a facility, division, or business segment; or relocation of more than 50 miles that the employee declines. Severance benefits are not payable if the employee receives an offer of similar employment within 30 days from an affiliate of the company, or if the employee is terminated due to outsourcing, from a company to which the relevant work is outsourced.

Additional information regarding the severance policies, including a definition of key terms and an estimated quantification of benefits that would have been received by our named executive officers had termination occurred on December 31, 2006, is found under the heading “— Severance Benefits” below.

Executive Compensation

Summary Compensation

The following table summarizes the compensation paid in 2006 to the persons who held the position of Chief Executive Officer and Chief Financial Officer during 2006 and our other three most highly compensated executive officers at the end of 2006, whom we refer to as our named executive officers. The determination of our most highly compensated executive officers is based on total compensation for 2006 as calculated in the “Summary Compensation” table (excluding the change in the actuarial value of pension and defined benefit plan benefits and above-market or preferential earnings on deferred compensation) shown below.

2006 Summary Compensation Table

							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred	All Other
				Stock	Option	Incentive Plan	Compensation	Compensation
Name and		Salary	Bonus	Awards	Awards(1)	Compensation	Earnings(2)	(3)(4)	Total
Principal Positions	Year	($)	($)	($)	($)	($)	($)	($)	($)

Christopher K. Seglem, Chief Executive Officer and President(5)	2006	536,780	225,296	—	177,934	—	353,103	16,025	1,309,138
David J. Blair, Chief Financial Officer	2006	256,250	110,551	—	19,742	—	17,115	7,508	411,166
Roger D. Wiegley, General Counsel and Secretary	2006	253,688	128,947	—	44,847	—	23,840	24,204	475,526
Robert W. Holzwarth, Senior Vice President, Power	2006	241,913	113,667	—	58,034	—	26,449	8,169	448,232
John V. O’Laughlin, Vice President, Coal Operations	2006	198,044	81,657	—	29,756	—	23,263	8,445	341,165

(1)	The amounts in this column reflect the amount expensed by us in 2006 for financial reporting purposes pursuant to SFAS 123(R). The assumptions used in calculating these amounts are discussed in note 12 to our financial statements for the year ended December 31, 2006. Unlike the amount reflected in our financial statements, these amounts do not reflect any estimate of forfeitures related to service-based vesting. Instead, these amounts assume that each executive will perform the requisite service to vest in his award.

(2)	Includes “above-market” interest on deferred compensation for Messrs. Seglem and O’Laughlin of $36,404 and $1,501, respectively. Also includes change in pension value for Messrs. Seglem, Blair, Wiegley, Holzwarth, and O’Laughlin of $316,699, $17,115, $23,840, $26,449, and $21,762, respectively. The change in pension value for Mr. Seglem includes $265,224 from the Supplemental Executive Retirement Plan. Pension economic assumptions utilized for our SFAS 87 financial reporting for fiscal years ended in

2006 and 2005 were used for calculations at the end of those years respectively. A discount rate of 5.7% was used for 2005 and 5.95% for 2006.

(3)	“All Other Compensation” includes reimbursements and payments, as applicable, for our contributions to the 401(k) Plan and life insurance premiums. We contributed $6,600 in matching contributions to the 401(k) Plan during 2006 on behalf of each of Messrs. Seglem, Blair, Wiegley, and Holzwarth and $7,714 on behalf of Mr. O’Laughlin. In 2006, we paid life insurance premiums of $9,425; $908; $1,637; $1,569; and $731 for Messrs. Seglem, Blair, Wiegley, Holzwarth, and O’Laughlin, respectively. For Mr. Wiegley, “All Other Compensation” includes $1,600 in financial planning fees and $14,367 for temporary living and transportation expenses.

(4)	In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate of such perquisites and other personal benefits is less than $10,000. Further information regarding our practices with respect to perquisites may be found in the “Perquisites” section of the “Compensation Discussion and Analysis” above.

(5)	Mr. Seglem served as our President and Chief Executive Officer and as Chairman of our Board of Directors in 2006 and through May 1, 2007.

Executive compensation consists of three elements: base salary, annual incentive bonus, and long-term incentive compensation. We made no internal equity or merit adjustments to base salaries for executives in July 2006 due to cash constraints; however, we did make a cost-of-living adjustment of 2.5% effective July 1, 2006.

Annual bonus amounts shown in the “2006 Summary Compensation” table are based on performance compared against three weighted performance objectives (safety 35%, financial 30%, and discretionary 35%) as described in the “Compensation Disclosure and Analysis” section above. To achieve the targeted bonus level for 2006 required a lost-time incident rate 25% better than the industry average, a net increase of 7.5% over budgeted cash as approved by the Board, attaining pretax income 7.5% higher than budgeted pretax income, plus a discretionary component based on individual performance at the median level. Safety performance in 2006 was 11% better than the industry average which resulted in achieving a 31% payout of that component. We achieved a 283% increase in budgeted cash resulting in achieving the maximum payout of that component and a 130% increase over our budgeted pretax income (adjusted to reflect accounting changes resulting from the ROVA acquisition) resulting in achieving the maximum payout of that component. The discretionary component provides for recognition of individual contributions to the accomplishment of strategic objectives, outstanding performance, special efforts, and similar factors. We paid bonuses earned for 2006 performance in the second quarter of 2007.

The deferred compensation earnings shown in the “Summary Compensation” table reflect interest paid on deferred performance unit awards under the 2000 PUP.

None of the individuals listed in the table above received any loans or credits from us.

Grants of Plan Based Awards

The following table summarizes the performance units (which are referred to in the table below as non-equity incentive plan awards) and awards of stock appreciation rights (which are referred to in the table below as options) in 2006 to our named executive officers:

2006 Grants of Plan Based Awards Table

			Number							All Other	All Other		Grant
			of							Stock	Option	Exercise	Date Fair
			Non-							Awards:	Awards:	or Base	Value of
			Equity				Estimated Future Payouts			Number of	Number of	Price of	Stock and
			Incentive	Estimated Future Payouts under			under Equity Incentive Plan			Shares of	Securities	Option	Option
			Plan Units	Non-Equity Incentive Plan Awards			Awards			Stock or	Underlying	Awards	Awards
	Grant	Approval	Granted	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	(2)	(3)
Name	Date	Date	(#)	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Share)	($)

Christopher K. Seglem	7/1/06	6/23/06	6,808	0	680,800	1,361,600	—	—	—	—	—	—	—
	7/1/06	6/23/06	—	—	—	—	—	—	—	—	52,700	24.41	768,366
David J. Blair	7/1/06	6/23/06	1,050	0	105,000	210,000	—	—	—	—	—	—	—
	7/1/06	6/23/06	—	—	—	—	—	—	—	—	8,100	24.41	118,098
Roger D. Wiegley	7/1/06	6/23/06	2,376	0	237,600	475,200	—	—	—	—	—	—	—
	7/1/06	6/23/06	—	—	—	—	—	—	—	—	18,400	24.41	268,272
Robert W. Holzwarth	7/1/06	6/23/06	1,558	0	155,800	311,600	—	—	—	—	—	—	—
	7/1/06	6/23/06	—	—	—	—	—	—	—	—	12,100	24.41	176,418
John V. O’Laughlin	7/1/06	6/23/06	1,275	0	127,500	255,000	—	—	—	—	—	—	—
	7/1/06	6/23/06	—	—	—	—	—	—	—	—	9,900	24.41	144,342

(1)	Performance units granted pursuant to the 2000 PUP for the performance period July 2006-July 2009. Performance units vest in one-third increments but payout is not determined until the end of the three-year performance period. Payouts may then be deferred by the Compensation and Benefits Committee as allowed under the 2000 PUP.

(2)	The base price is defined by the 2002 Plan as the average of the high and low prices per share on the date of grant. The corresponding closing price on the date of grant was $23.72.

(3)	Represents a grant date fair value of $14.58 per SAR.

As described in the “Compensation Discussion and Analysis” section above, the value of each performance unit is a function of three separate components, each expressed as a percentage, measured over the three-year performance period: absolute total shareholder return (weighted 50%), total shareholder return relative to two market indices (weighted 25%), and return on shareholders’ equity (weighted 25%). To determine the value of the performance units, a “weighted average” of these components in calculated. The maximum value for each performance unit is $200. Values between $0 and $200 are extrapolated. Target value is $100. To achieve target requires (i) total average annual shareholder return of 9%, (ii) total average annual shareholder return that would rank our company on average at the 60th percentile among companies in each of the Russell 2000 and S&P Utility indices, and (iii) average annual return on shareholder’s equity of 9.5%. Each of these comparisons is determined over the three-year performance period.

The formula used to calculate the payout under each three-year performance period is (i) the performance of each component measured as a percentage of the goal at target, multiplied by (ii) the weight assigned to each area, which in turn is multiplied by (iii) the performance unit value at target, which has historically been $100. The sum of the payout of each component is then multiplied by (iv) the number of performance units granted to the executive resulting in the total payout for the performance period.

Performance units granted in 2006 are for the performance period 2006-2009. The values shown reflect the target value, or $100, per performance unit. Actual payout can range from $0 to $200 per unit. For more information about long-term incentive compensation, see “Compensation Discussion and Analysis”, above.

The SARs granted in 2006 vest in one-third increments over a three-year period. The base price of the SARs is defined by the 2002 Plan as the average of the high and low prices per share of our common stock on the date of grant, July 1, 2006, or $24.41. The corresponding closing price on the date of grant was $23.72. SARs will result in value to the executive as the price of our common stock increases.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding options and SARs as of December 31, 2006 for our named executive officers. Included in the table are initial grants of long-term incentive options or SARs made in connection with the hiring of Messrs. Blair, Holzwarth, Wiegley, and O’Laughlin in 2005, 2004, 2005, and 2001, respectively, and annual long-term incentive awards. Approval of annual long-term incentive awards is made by the Compensation and Benefits Committee in advance of the grant date as described in the “Compensation Discussion and Analysis” section above. Approval occurred on June 23, 2006 for awards effective July 1, 2006.

2006 Outstanding Equity Awards at Fiscal Year-End

											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
					Equity					Plan	Market or
					Incentive					Awards:	Payout
					Plan					Number of	Value of
					Awards:				Market	Unearned	Unearned
					Number of			Number of	Value of	Shares,	Shares,
					Securities			Shares or	Shares or	Units	Units or
					Underlying			Units of	Units of	or Other	Other
	Number of Securities				Unexercised	Option		Stock That	Stock That	Rights That	Rights
	Underlying Unexercised				Unearned	Exercise	Option	Have not	Have not	Have not	That Have
	Options (#)				Options	Price	Expiration	Vested	Vested	Vested	not Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

Christopher K. Seglem	117,200	(1)	—		—	2.81	6/8/10	—	—	—	—
	10,000	(2)	—		—	3.00	6/7/09	—	—	—	—
	31,900	(3)	—		—	12.86	6/23/12	—	—	—	—
	32,100	(4)	—		—	17.80	12/30/13	—	—	—	—
	32,100	(5)	—		—	18.08	6/29/13	—	—	—	—
	3,352	(6)	—		—	18.09	5/28/11	—	—	—	—
	12,348	(6)	—		—	18.19	5/28/11	—	—	—	—
	63,300	(7)	—		—	19.37	6/30/14	—	—	—	—
	82,100	(8)	—		—	20.98	6/30/15	—	—	—	—
	—		52,700	(12)	—	24.41	6/30/16	—	—	—	—
David J. Blair	10,000	(8)	—		—	19.78	4/24/15	—	—	—	—
	19,900	(8)	—		—	20.98	6/30/15	—	—	—	—
	—		8,100	(12)	—	24.41	6/30/16	—	—	—	—
Roger D. Wiegley	10,000	(8)	—		—	18.035	5/15/15	—	—	—	—
	17,900	(8)	—		—	20.98	6/30/15	—	—	—	—
	—		18,400	(12)	—	24.41	6/30/16	—	—	—	—
Robert W. Holzwarth	6,666	(9)	3,334	(13)	—	27.86	10/31/14	—	—	—	—
	17,900	(8)	—		—	20.98	6/30/15	—	—	—	—
	13,300	(10)	—		—	22.86	10/31/14	—	—	—	—
	—		12,100	(12)	—	24.41	6/30/16	—	—	—	—
John V. O’Laughlin	20,000	(1)	—		—	12.04	3/4/11	—	—	—	—
	4,700	(3)	—		—	12.86	6/23/12	—	—	—	—
	3,650	(4)	—		—	17.80	12/30/13	—	—	—	—
	3,650	(5)	—		—	18.08	6/29/13	—	—	—	—
	491	(6)	—		—	18.09	5/28/11	—	—	—	—
	1,809	(6)	—		—	18.19	5/28/11	—	—	—	—
	9,800	(7)	—		—	19.37	6/30/14	—	—	—	—
	14,600	(8)	—		—	20.98	6/30/15	—	—	—	—
	—		9,900		—	24.41	6/30/16	—	—	—	—

(1)	Vested in two annual increments beginning 6/9/01.

(2)	Vested in four annual increments beginning 6/8/00.

(3)	Vested in two annual increments beginning 6/24/03.

(4)	Vested in three annual increments beginning 12/31/04.

(5)	Vested in three annual increments beginning 6/30/04.

(6)	Vested in two annual increments beginning 5/29/02.

(7)	SARs; one third vested on 7/1/05 and the balance vested 12/30/05.

(8)	SARs vested 12/30/05.

(9)	Vested in two annual increments beginning 11/1/05.

(10)	SARs; one third vested on 11/1/05 and the balance vested 12/30/05.

(11)	Vested in two annual increments beginning 3/5/02.

(12)	SARs vest in 3 equal annual installments, with the first increment vesting on 7/1/07.

(13)	3,334 options vest on 11/1/07.

Option Exercises and Vested Stock

The following table presents information regarding option exercises during 2006 for our named executive officers. No SARs held by our named executive officers vested during 2006 and no SARs were exercised. There were no restricted stock awards outstanding during 2006.

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Christopher K. Seglem	40,000	793,200	—	—
David J. Blair	—	—	—	—
Roger D. Wiegley	—	—	—	—
Robert W. Holzwarth	—	—	—	—
John V. O’Laughlin	—	—	—	—

Pension Benefits

The following table presents pension plan benefits for each of our named executive officers:

2006 Pension Benefits

			Present Value
			of
		Number of	Accumulated
		Years	Benefit as of	Payments
		Credited	December 31,	During Last
		Service	2006(1)	Fiscal Year
Name	Plan Name	(#)	($)	($)

Christopher K. Seglem	Pension Plan	26.33	363,680	—
	SERP(2)	26.33	2,255,949	—
David J. Blair	Pension Plan	1.67	27,831	—
Roger D. Wiegley	Pension Plan	1.58	36,622	—
Robert W. Holzwarth	Pension Plan	2.17	54,149	—
John V. O’Laughlin	Pension Plan	4.75	88,617	—

(1)	Pension economic assumptions are consistent with our SFAS 87 financial reporting for fiscal year 2006. Demographic assumptions are also consistent with our pension financial reporting, with the exception that per SEC guidance, pre-retirement decrements are not used. A discount rate of 5.95% was used for 2006.

(2)	Supplemental Executive Retirement Plan — see description below.

Pension Plan.  We sponsor a Pension Plan, which we refer to as the Plan, for eligible employees of our company and our subsidiaries to which employees make no contributions. The Plan is a merger of the Westmoreland Pension Plan and other plans that were in place at subsidiaries at the time of their acquisition. The Plan maintains the formulas for benefit calculations which are associated with each of the original plans. All employees whose terms and conditions of employment are not subject to collective bargaining and who work 1,000 or more hours per year are eligible for participation in the Plan. Eligible employees become fully vested after five years of service, or, in any event, upon attaining age 65.

The Plan was adopted effective December 1, 1997 as a qualified replacement plan for a previous plan, which was terminated effective November 30, 1996. In general, the Plan provides for payment of annual retirement benefits to eligible employees and also provides for disability benefits and for reduced benefits upon retirement prior to the normal retirement age of 65. For the purpose of benefit calculation under the Plan for Mr. Seglem, credited service under the previous plan is included with credited service under the current Plan. The amount of the accrued benefit paid upon termination of the previous plan, calculated as of the termination date of the previous plan, is subtracted to arrive at the benefit amount payable under the Plan. The amounts shown in the table above have been reduced by $174,424, the amount of accrued benefit under the previous plan for Mr. Seglem. Since Messrs. Blair, Wiegley, Holzwarth, and O’Laughlin were not employees of our company at the time the previous plan was terminated, they have no accrued benefit under the previous plan but participate in our current pension plan.

Mr. O’Laughlin’s pension benefits are calculated differently than the method for our other named executive officers as he is a participant in the portion of the Plan which is a cash balance plan associated with Western Energy Company. Each year the cash balance account may be credited with three types of credits: basic credit, additional credit, and interest credit, based on total points and eligible earnings for the year. Total points are determined by adding attained age and completed years of service at the beginning of the year; eligible earnings include base pay, commissions, and the straight time portion of any overtime for the year, subject to IRS limitations.

The current compensation covered by the Plan for any named executive officer is that amount reported in the salary column of the Summary Compensation table, subject to limitations imposed by the Internal Revenue Code. In 2006 that limit was $220,000.

Each of Messrs. Seglem, Blair, Wiegley, and Holzwarth are covered under the Westmoreland Coal Company provisions of the Pension Plan as follows and which also provide for disability benefits and for reduced benefits upon early retirement.

•	The benefit equals 1.2% of average earnings plus 0.5% of average earnings in excess of covered compensation times years of service. Covered compensation is a 35 year average of Social Security wage bases at Social Security retirement age.

•	Normal retirement age is 65. Early retirement benefits are available at age 55 with 10 years of service. Benefits are reduced actuarially for early commencement before age 65. Participants with 20 or more years of service may retire at age 62, instead of 65, with no reduction in benefits. At December 31, 2006, Mr. Seglem had 26 years of service and was eligible to retire with full benefits at age 62. None of the other executives covered under this plan are eligible to retire.

•	The executive may choose optional forms of benefit, all reduced to be actuarially equivalent to the single life annuity benefit. The optional forms available are 50%, 66 2/3%, and 100% joint and survivor options, a 10-year certain and life option, and a single life annuity.

•	Mr. Seglem is also eligible to benefit under the SERP. This plan has the same plan provisions discussed above, with the exception of the pay considered for the calculation of the benefit formula. Bonuses are included in the definition of compensation. Additionally, the limitations on pay allowed to be considered in qualified pension plans are disregarded.

Mr. O’Laughlin is covered under the Western Energy Company benefit provisions in the Pension Plan as follows:

•	The benefit value equals a cash balance account increasing with 6% interest annually and credited annually with pay credits of 3% to 12% of pay based on age plus service, plus 1.5% to 6.0% of pay in excess of 50% of the Social Security Wage Base, again based on age plus service.

•	The account balance is converted to an annuity based on actuarial equivalent conversion factors based on age.

•	Early retirement benefits are available at age 50 with 5 years of service. Benefits are reduced actuarially for early commencement before age 65, based on the conversion factors discussed above. Mr. O’Laughlin is eligible for early retirement.

Mr. O’Laughlin may choose optional forms of benefit, all reduced to be actuarially equivalent to the single life annuity benefit. The optional forms available are a 50% joint and survivor option and a single life annuity.

Our new employees hired on or after July 1, 2006 and who are not subject to collective bargaining and who work 1,000 or more hours per year are covered under a new benefit plan. There are two components to the new benefit plan design, the first being a defined benefit plan to which employees make no contributions. Eligible employees become fully vested after five years of service, or in any event, upon attaining age 65. The second component is a defined contribution plan, or 401(k) Plan, in which employees may elect to have a pre-tax deduction from their pay deposited in a 401(k) Plan account. Employees’ contributions are matched by the Company at 50% of the first 6% of compensation the employee contributes. The matching contribution is made in common stock and employees become vested in the matching contribution over a two year period. This benefit also provides for a monthly Special Contribution paid by the Company in common stock to employees’ 401(k) plan account equal to 1.5% of their gross pay. Employees are immediately 100% vested in the Special Contribution. The Special Contribution will be made without regard to any contributions the employees make to the Plan. If an employee has not elected to make contributions under the Plan, the Company will create an account for the employee into which the Special Contribution will be made. None of the named executive officers are participants in the new benefit plan.

Supplemental Executive Retirement Plan.  The Internal Revenue Code limits the amount of compensation that may be taken into account for the purpose of determining the retirement benefit payable under retirement plans, such as the Plan, that are qualified under ERISA. The limitation for 2006 is $220,000. So that we may provide retirement income to our senior executives and other key individuals that is commensurate as a percentage of pre-retirement income with that paid to other company employees, we established a nonqualified Supplemental Executive Retirement Plan, or the SERP, effective January 1, 1992. Mr. Seglem, who served as our President and CEO through May 2007, is covered by the SERP.

To become vested in the SERP, a participant must attain age 55 and generally complete 10 years of service. Bonus payments are included in a participant’s compensation under the SERP, although excluded under the Plan. Benefits are payable out of our general assets, and shall commence and be payable at the same time and in the same form as benefits under the Plan.

Pension Benefits Upon Retirement/Termination, Disability, or Death.  Mr. Seglem and Mr. O’Laughlin are each vested in the pension plan and are entitled to an annual lifetime benefit payable upon retirement, voluntary or involuntary termination, disability, or death (paid for the life of the spouse). The following table shows benefits for Mr. Seglem and Mr. O’Laughlin assuming the event occurred on December 31, 2006:

2006 Pension Benefits upon Retirement/Termination, Disability, or Death

					Time or
	Type of		Benefit	Form of	Period of
Name	Termination	Plan	Amount	Payment	Payment

Christopher K. Seglem	Retirement/Termination	Pension Plan	$2,579	Monthly Annuity	Life
		SERP	$15,997	Monthly Annuity	Life
	Disability	Pension Plan	$2,964	Monthly Annuity	Life
		SERP	$18,388	Monthly Annuity	Life
	Death	Pension Plan	$2,066	Monthly Annuity	Life of Spouse
		SERP	$12,814	Monthly Annuity	Life of Spouse
John V. O’Laughlin	Retirement/Termination	Pension Plan	$592	Monthly Annuity	Life
	Disability	Pension Plan	$592	Monthly Annuity	Life
	Death	Pension Plan	$283	Monthly Annuity	Life of Spouse

Retiree Medical Benefits

Each of Messrs. Blair, Wiegley, and Holzwarth are covered under our broad-based retiree medical plan that provides for continued medical coverage upon retirement at age 62 and with twenty years of service, or age 65 with five years of service. At December 31, 2006, Mr. Seglem was also covered by this broad-based retiree medical plan; following the termination of his employment in May 2007, his medical benefits are provided pursuant to the Executive Policy described below. Mr. O’Laughlin’s retiree medical benefits are different than those for our other named executive officers as he is a participant in the retiree medical plan associated with Western Energy Company. Mr. O’Laughlin would be eligible for benefits at age 50 with five years of service. Both of these plans are closed to individuals hired after July 1, 2006. The Company adopted an alternative, less costly retiree medical plan for new employees hired after July 1, 2006.

Deferred Compensation

The following table presents information regarding deferred compensation during 2006 for our named executive officers:

2006 Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate			Aggregate
	Contributions	Contributions	Earnings	Aggregate		Balance
	in Last	in Last Fiscal	in Last Fiscal	Withdrawals/		at Last Fiscal
	Fiscal Year	Year(1)	Year(2)	Distributions		Year-End
Name	($)	($)	($)	($)		($)

Christopher K. Seglem(3)	—	346,620	95,959	735,796	(4)	852,175	(5)
David J. Blair	—	68,581	—	—		—
Roger D. Wiegley	—	137,051	—	—		—
Robert W. Holzwarth	—	100,963	—	—		—
John V. O’Laughlin(6)	—	92,531	4,025	16,902	(7)	34,787	(8)

(1)	Amounts reported in this column represent annual bonus amounts for 2005 performance that would generally have been paid in 2006, but were deferred by the Compensation and Benefits Committee and paid in the first quarter of 2007. These amounts were reported as “bonus” in the Summary Compensation Table for 2005, except for Mr. Blair who was not included among the top five most highly compensated officers in 2005.

(2)	Aggregate Earnings represents interest earned on all deferred compensation during 2006. The portion included in this total that is considered at an “above-market” rate is also reported in the “Summary Compensation” table.

(3)	We deferred payments related to the 2000 award of performance units which vested in 2003 and payments related to the 2001 award of performance units which vested in 2004, the value of which was reported in the Summary Compensation Table for 2003 and 2004, respectively.

(4)	Includes interest of $130,389.

(5)	Includes $146,207 in accrued interest.

(6)	We deferred payments related to the 2001 award of performance units which vested in 2004.

(7)	Includes interest of $2,465.

(8)	Includes $5,912 in accrued interest.

Deferred Compensation Plan.  We previously had a Deferred Compensation Plan but terminated that plan following a change in applicable regulations. No named executive officer deferred any compensation in 2006 under that plan.

Performance Unit Plan Deferral Provision.  Under the 2000 PUP, the Compensation and Benefits Committee has the discretion and authority to defer payment of vested performance units in a lump sum or in installments over any period of time not to exceed ten years. Participants in the 2000 PUP may not voluntarily defer any payments under this plan.

In 2000, Mr. Seglem was awarded performance units under the 2000 PUP. Each performance unit entitled the recipient to receive a payment in cash or stock, at the election of the Compensation and Benefits Committee, equal to an amount based on the increase in our common stock over a three year period. Upon vesting in 2003, and as permitted by the 2000 PUP, the Compensation and Benefits Committee elected to pay approximately one-fifth of the 2000 awards through a combination of cash and common stock and defer payment of the balance in cash over a period of up to four years.

In 2001, Messrs. Seglem and O’Laughlin were awarded performance units under the 2000 PUP. Each performance unit entitled the recipient to receive a payment in cash or common stock, at the election of the Compensation and Benefits Committee, equal to an amount based upon the total stockholder return percentage on our common stock over a three year period. In 2004, and as permitted by the 2000 PUP, the Compensation and Benefits Committee elected to pay in cash approximately one-fifth of the 2001 awards and defer payment of the balance over a period of up to four years.

Interest at the rate of Prime plus 1% is paid on all long-term compensation amounts deferred by the Compensation and Benefits Committee.

In addition, the Annual Incentive Plan payments for performance during 2005 that would normally be paid in 2006 were deferred without interest by the Compensation and Benefits Committee. They were paid in full in the first quarter of 2007.

Severance Benefits

At December 31, 2006, we and our subsidiaries had severance policies, including our Executive Severance Policy, dated December 8, 1993, which is the same as the policy established in 1990 and filed with the Securities and Exchange Commission as an Exhibit to our Form S-1 on July 28, 2004. We refer to this policy, which covers Mr. Seglem, as the Executive Policy. We also had a Severance Policy dated July 26, 2004, which we refer to as the Employee Policy, which covered all other non-union employees who had six months of service, including Messrs. Blair, Wiegley, Holzwarth, and O’Laughlin. On May 21, 2007, we adopted a revised severance policy that applies to all active full-time employees other than our interim President and interim Chief Executive Officer.

Executive Policy.  The Executive Policy provides for severance payments and benefits if a termination occurs for any of the following reasons:

•	Unacceptable job performance other than that resulting from gross or willful misconduct, which is defined as an act or acts constituting larceny, fraud, gross negligence, crime or crimes, moral turpitude in the course of employment, or willful and material misrepresentation to our directors or officers,

•	A significant reduction or increase, without adequate compensation, in the nature or scope of the executive’s authority or duties,

•	A reduction in base compensation, the aggregate value of employee benefits, or cessation of eligibility for incentive bonus payments, or

•	A change in control of our company.

Three types of events qualify as changes in control: (1) the acquisition by any person of 20% or more of the combined voting power of our stock, or the acquisition by a person who already owns 20% or more of the combined voting power of our stock of an additional 5% or more of the combined voting power, unless the Board determines that the acquisition was not hostile or adverse, (2) a change in the composition of the Board over two years, so that the directors at the start of that period cease to be a majority of the Board, unless the new directors are nominated by the incumbent directors, and (3) a business combination transaction in which we are not the surviving entity, or the sale of all or substantially all of our assets, or the adoption of a plan of liquidation or dissolution.

The severance and benefits payable in the event of termination include (1) a cash payment, payable over a twenty-four month period, equal to twice the greater of the executive’s annual average cash compensation, defined as the greater of the annualized base salary at the time of severance plus the amount of bonus awarded (including amounts deferred) in that year or the annual average of the executive officer’s most recent five calendar years of base salary and bonus awarded (including amounts deferred), including the year of termination, (2) medical, dental, and life insurance coverage for two years, (3) treatment of incentive stock options and SARs in accordance with the provisions of the appropriate incentive plan, (4) financial planning for the year of termination and the following year, (5) outplacement services for up to two years from the termination date, and (6) payment for unused vacation. We are also required to pay any costs and expenses the executive incurs in enforcing this policy. These amounts are subject to reduction in certain circumstances, including if, following a business combination transaction, the executive takes a position with the surviving company.

If a termination under the Executive Policy had occurred on December 31, 2006, and if none of the events occurred that reduced the amounts payable to Mr. Seglem, such as acceptance of a position with a surviving or continuing corporation, then he would have been entitled to receive a cash payment in the range of $1,766,800 to $3,238,392, payable over twenty-four months. The amount within that range depends on the interpretation applied to the Executive Policy and assumes there was no change of control. In addition, Mr. Seglem would also have been entitled to receive perquisites and other personal benefits with a total cost to the Company of $66,426, of which $32,974 is the premium cost to us of providing medical, dental, and life insurance coverage for two years at the level specified by the Executive Policy, assuming that rates in effect at December 31, 2006 remained in effect over the two year period, $19,000 is the approximate cost to us of providing the financial planning and outplacement services over the period required by the Executive Policy, and $18,581 is the value of Mr. Seglem’s unused vacation. The actual cost of providing post-termination medical coverage to Mr. Seglem could be higher than the premium cost because the actual medical expenses covered by the Company under its self-insurance program could exceed its premium cost.

In the alternative, Mr. Seglem could have elected to receive the present value of his total severance discounted at the two-year Treasury bill rate, including the present value of the executive benefits listed above, in a lump sum cash distribution at the time of termination.

If Mr. Seglem’s employment had been terminated on December 31, 2006, he would also have been entitled to full payout of the 2006 Annual Incentive Plan bonus earned for performance during 2006 in the amount of $225,296, with payment occurring at a time consistent with the payments to other participants in the Annual Incentive Plan. In the event that a change in control occurred that was not hostile or adverse, Mr. Seglem would have been entitled to receive an amount equal to a 100% award under the bonus plan.

If Mr. Seglem’s employment had been terminated on December 31, 2006, he would have retained all SARs that had then vested, which consisted of 63,300 issued in 2004 and 82,100 issued in 2005. In the event of termination within twelve months following a change in control, Mr. Seglem’s 52,700 unvested SARs issued in 2006 would become fully vested, but would represent no additional value because the closing price of our common stock on December 31, 2006 was less than the exercise price of those SARs. For the purposes of this event, “termination” means involuntary dismissal, or a material change in the employee’s level of total compensation or a material change in his level of responsibility which, in either such case, causes the employee to voluntarily terminate his employment.

In addition, if Mr. Seglem’s employment had been terminated on December 31, 2006, he would have retained all performance units that had then vested, which consisted of 2,137 issued in 2004 and 2,269 issued in 2005, but would have forfeited all the performance units that had not yet vested. However, the value of those performance units would not be determinable until the completion of the performance periods in 2007 and 2008, respectively, so we would not have been required to make any payment in respect of these units at that time. Mr. Seglem had no unvested stock options at December 31, 2006.

If Mr. Seglem’s employment had terminated on December 31, 2006, he would also have been entitled to receive the pension benefits and deferred compensation described above.

Employee Policy.  The Employee Policy provided for severance payments and benefits if an eligible employee is terminated for one of the following reasons:

•	Involuntary termination not for cause, where cause is defined as unsatisfactory job performance, or gross or willful misconduct that is injurious to us,

•	A reduction in work force, or

•	A liquidation of our company.

All full-time, non-union employees with six months of service were eligible to receive severance and benefits under this policy. In order to receive severance and benefits under the policy, the employee must sign an employment release and settlement agreement waiving claims against us.

The severance and benefits payable in the event of termination included (1) for officers at or above the level of vice president or general manager, including Messrs. Blair, Wiegley, Holzwarth, and O’Laughlin, a severance payment equal to four weeks of base salary for every year of continuous and completed service, subject to a minimum of eight weeks and a maximum of 52 weeks, in equal installments on the normal payroll schedule and net of any tax, medical, or other required withholdings, (2) medical, vision, and dental benefits for the balance of the month in which discharge occurred, and the three following months, and (3) payment for any unused vacation.

If a termination not for cause had occurred on December 31, 2006, then Messrs. Blair, Wiegley, Holzwarth, and O’Laughlin would have received, upon execution of the release and settlement agreement described above, severance payments of $39,423, $39,029, $37,217, and $76,171, respectively, in equal installments on the normal payroll schedule and net of any tax, medical, or other required withholdings. We estimate that the cost of providing medical, vision, and dental benefits to Mr. Blair and Mr. O’Laughlin from January 1, 2007 through March 31, 2007, and the value of their unused vacation at December 31, 2006, to be $15,229 and $20,001, respectively. We estimate that the cost of providing medical, vision, and dental benefits to Messrs. Wiegley and Holzwarth from January 1, 2007 through March 31, 2007, and the value of their unused vacation at December 31, 2006, was less than $10,000 each.

If the employment of Messrs. Blair, Wiegley, Holzwarth, and O’Laughlin had been terminated on December 31, 2006, they would have retained all SARs that had then vested (for Mr. Blair, 29,900 issued in 2005; for Mr. Wiegley, 27,900 issued in 2005; for Mr. Holzwarth, 13,300 issued in 2004 and 17,900 issued in

2005; and for Mr. O’Laughlin, 9,800 issued in 2004 and 14,600 issued in 2005) but would have forfeited all the SARs that had not yet vested except if termination occurs within one year following a change in control in which case SARs issued in 2006 (for Mr. Blair, 8,100; for Mr. Wiegley, 18,400; for Mr. Holzwarth, 12,100; and for Mr. O’Laughlin, 9,900) would become fully vested, but would represent no additional value because the closing price of our common stock on December 31, 2006 was less than the base price of those SARs. For the purposes of this event, “termination” means involuntary dismissal or a material change in the employee’s level of total compensation or a material change in his or her level of responsibility which, in either such case, causes the employee to voluntarily terminate his or her employment. In addition, Mr. Holzwarth had 3,334 unvested options which would vest upon a change in control, but at no additional value because the closing price of our common stock on December 31, 2006 was less than the exercise price of those options.

In addition, if the employment of Messrs. Blair, Wiegley, Holzwarth, and O’Laughlin had been terminated on December 31, 2006, they would have retained all performance units that had then vested (for Mr. Blair, 550 issued in 2005; for Mr. Wiegley, 495 issued in 2005; for Mr. Holzwarth, 448 issued in 2004 and 494 issued in 2005; and for Mr. O’Laughlin, 332 issued in 2004 and 404 issued in 2005) but would have forfeited all the performance units that had not yet vested. However, the value of those performance units would not then have been determinable, so we would not have been required to make any payment in respect of these units at that time. If a change in control had occurred on December 31, 2006, and if our existence had ended, then performance units held by Messrs. Blair, Wiegley, Holzwarth, and O’Laughlin would have terminated without value. However, if our existence had continued following the change in control, then performance units held by Messrs. Blair, Holzwarth, O’Laughlin, and Wiegley would also have continued in existence, without acceleration of vesting, and would have been valued in the course of our business.

If the employment of Messrs. Blair, Holzwarth, O’Laughlin, and Wiegley had terminated on December 31, 2006, they would also have received the pension benefits and deferred compensation described above.

Revised Severance Policy.  We adopted a revised severance policy on May 21, 2007. This policy covers virtually all our employees, although the amount of the severance benefit depends upon which of the six employee categories an employee is in. The highest category, which includes twelve senior officers, provides for severance compensation equal to 12 months of monthly base pay, 12 months of outplacement assistance, and 12 months of health benefit continuation. The lowest category includes non-exempt and hourly employees and provides for severance compensation equal to one week’s base pay per year of service, but not less than two weeks and not more than 26 weeks base pay. Severance benefits are payable under the policy only in the following circumstances: involuntary termination that is not for cause; termination due to sale of a facility, division, or business segment; or relocation of more than 50 miles that the employee declines. Severance benefits are not payable if the employee receives an offer of similar employment within 30 days from an affiliate of the Company, or if the employee is terminated due to outsourcing, from a company to which the relevant work is outsourced.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which Westmoreland Coal Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board’s Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual consolidated gross revenues; and

•	compensation to an executive officer if the compensation has been approved, or recommended to the Board of Directors for approval, by the Compensation and Benefits Committee of the Board or a group of independent directors performing a similar function; or

•	an arrangement that is specifically contemplated by provisions of our certificate of incorporation or bylaws, such as the exculpation, indemnification, and directors’ and officers’ insurance arrangements contemplated by the certificate of incorporation and bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation and Benefits Committee in the manner specified in its charter.

Standby Purchase Agreement

The Standby Purchaser currently owns approximately 17% of our outstanding common stock. Subject to the limits and conditions contained in the Standby Agreement, the Standby Purchaser has agreed to subscribe for and purchase all of the shares purchasable with its basic subscription privilege. This is the Standby Purchaser’s “Pro Rata Commitment.” In addition, and again subject to the limits and conditions in the Standby Agreement, the Standby Purchaser has agreed to purchase any and all shares that are offered in this offering if those shares are not purchased by other holders of our common stock. This is the Standby Purchaser’s “Standby Commitment.” If, after giving effect to the purchase of common stock pursuant to its Pro Rata Commitment and Standby Commitment, the Standby Purchaser owns less than 25% of the fully diluted issued and outstanding common stock (exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock), the Standby Purchaser will have the option to purchase an additional number of shares of common stock, up to such amount that will result in the Standby Purchaser’s owning not more than 25% of the fully diluted issued and outstanding shares of common stock (exclusive of stock options and shares of Series A Preferred Stock). This is the Standby Purchaser’s “Additional Purchase Option.”

The Standby Agreement limits the number of shares that the Standby Purchaser may acquire. Under the Standby Agreement, the Standby Purchaser has agreed that it will not purchase shares of common stock that would result in it or any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of which it is a member owning 30% or more of the issued and outstanding shares of common stock on a fully diluted basis (after giving effect to the shares issued in the rights offering but exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock).

Assuming the satisfaction of all conditions to the Pro Rata Commitment, the Standby Purchaser will acquire           shares of common stock for a purchase price of $      million. The number of shares that the Standby Purchaser may acquire with its Standby Commitment and Additional Purchase Option cannot be determined at this time, because that number will depend in part on the number of shares that stockholders other than the Standby Purchaser acquire in this offering. However, if all stockholders exercise all of their rights, and if the Standby Purchaser exercises its Additional Purchase Option, the Standby Purchaser would acquire approximately           shares of common stock for a purchase price of $      million.

The closing of the transactions contemplated by the Standby Agreement is subject to a number of conditions. The closing is also conditioned on the appointment to our Board of two designees of the Standby Purchaser who are reasonably acceptable to our Board. We and the Standby Purchaser have not determined these two individuals. In approving the Standby Agreement, our Board considered, among other things, that the Standby Purchaser currently owns 17% of our outstanding Common Stock and the Board representation that the Standby Purchaser would receive upon the closing of the rights offering.

Other Related Person Transactions

Mr. Mark Seglem, the brother of Christopher Seglem, who served as our Chairman of the Board, President, and Chief Executive Officer through May 1, 2007, is the President of Texas Westmoreland Coal Company, an indirect subsidiary of our company. On May 4, 2006, Mr. Mark Seglem was also elected our Vice President, Strategic Planning and Administration by the Board of Directors, in addition to his duties at Texas Westmoreland. In 2006, Mr. Mark Seglem was paid $275,964 in total compensation and granted

7,400 SARs. Mr. Mark Seglem’s total compensation for 2006 included an annual incentive bonus that was based equally on the performance of Texas Westmoreland and Westmoreland Coal Company. The SARs vest over a three-year period, have a base value equal to the average of the high and low stock price on the date of grant, $24.41, and may be exercised over a ten-year period. Mr. Mark Seglem was also awarded 952 performance units in 2006 under the 2000 PUP. These performance units vest in one-third annual increments.

In 2005, Mr. Mark Seglem was paid $283,597 in total compensation and granted 5,100 SARs. Mr. Mark Seglem’s total compensation for 2005 included an annual incentive bonus that was based on the performance of Texas Westmoreland. The SARs have a base value equal to the average of the high and low stock price on the date of grant, $20.975, and may be exercised over a ten year period. On December 30, 2005 the Company accelerated the vesting of all unvested SARs including those granted in 2005. Mr. Mark Seglem was also awarded 423 performance units in 2005 under the 2000 PUP. These performance units vest in one-third annual increments.

In 2004, Mr. Mark Seglem was paid $167,976 in total compensation and granted 5,100 SARs. The SARs were valued based on the average of the high and low stock price on the date of grant, $19.365, and may be exercised over a ten year period. On December 30, 2005 the Company accelerated the vesting of all unvested SARs including those granted in 2004. Mr. Mark Seglem was also awarded 257 performance units in 2004 under the 2000 PUP. These performance units vest in one-third annual increments.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of May 15, 2007, concerning beneficial ownership of our common stock and our depositary shares, each of which represents one-quarter of a share of our Series A Preferred Stock, by (a) each director, (b) each executive officer named in our summary compensation table above, (c) all directors and executive officers as a group, and (d) each person, or group of affiliated persons, who is known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 15, 2007. The shares issuable pursuant to these options are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name. Except as otherwise set forth below, the address of the beneficial owner is c/o Westmoreland Coal Company, 2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado 80903.

The table also sets forth information on the beneficial ownership of our common stock as of May 15, 2007 by persons known to beneficially own more than 5% of our common stock, our directors, and our executive officers, and the potential effects of the rights offering. Note that beneficial ownership information includes shares that may be acquired by a specified person on the exercise of options, while the number of shares that may be purchased in the rights offering by such person is based only on the number of shares actually owned of record by such person.

Number of Shares and Nature of Beneficial Ownership(1)

					Common
				Common	Stock	Percentage
	Before Rights Offering			Stock	Purchasable in	of Common
			Percentage of	Purchasable	Concurrent	Stock after			Percentage of
Name and Address of	Common		Common	in this	Private	Rights	Depositary		Depositary
Beneficial Owner	Stock		Stock	Offering(2)	Placement(3)	Offering(4)	Shares		Shares

5% stockholders
Alan A. Blase	—		—				70,659	(5)	11.0%
1073 SW 119th Ave., #5 Davie, FL 33325
Jeffrey L. Gendell	1,543,600	(6)	17.0%				4,300	(7)	*
55 Railroad Avenue, 1st Fl Greenwich, CT 06830
Stephen D. Rosenbaum	28,924	(8)	*				60,000	(9)	9.4%
817 N. Calvert Street Baltimore, MD 21202
Wellington Management	549,900	(10)	6.1%				—		—
Company, LLP 75 State Street Boston, MA 02109
Directors, Named Executive Officers, and Directors and Executive Officers as a group
Michael Armstrong	53,984	(11)	*				11,334	(12)	1.8%
David J. Blair	658	(13)	*				—		—
Thomas J. Coffey	41,853	(14)	*				—		—
Robert W. Holzwarth	7,326	(15)	*				—		—
Robert E. Killen	239,814	(16)	2.6%				750	(17)	*
Richard M. Klingaman	500		*				—		—
John V. O’Laughlin	38,099	(18)	*				—		—
Thomas W. Ostrander	104,368	(19)	1.2%				—		—
Christopher K. Seglem	416,274	(20)	4.5%				1,188	(21)	*
William M. Stern	47,103	(22)	*				7,850	(23)	1.2%
Donald A. Tortorice	23,853	(24)	*				—		—
Roger D. Wiegley	393	(25)	*				—		—
Directors and Executive Officers as a Group (23 persons)	729,921	(26)	7.8%				19,934	(27)	3.1%

(1)	Information in this table is as of May 15, 2007, unless otherwise indicated, and is based solely on information contained in Schedules 13D, Schedules 13G, and Section 16 Forms filed by the beneficial owners with the Securities and Exchange Commission, or the SEC, or information furnished to us. Except as indicated below, the respective beneficial owners have reported that they have sole voting power and sole dispositive power with respect to the securities set forth opposite their names. For ease of analysis, the common stock information in the table and the related footnotes does not include the number of shares of common stock into which the depositary shares may be converted. A holder of depositary shares may convert such depositary shares into shares of common stock at any time at a conversion ratio of 1.708 shares of common stock for each depositary share. Consequently, a holder of depositary shares is deemed to beneficially own all of the shares of common stock into which such holder’s depositary shares may be converted. However, for so long as we are in arrears on six or more preferred stock dividends, holders of depositary shares are not entitled to vote for the election of directors to be elected by holders of the common stock unless such depositary shares are actually converted prior to the record date for the annual meeting. For executive officers and directors, the numbers include shares that may be purchased under equity incentive plans. Our equity incentive plans include our 1991 Non-Qualified Stock Option Plan for Non-Employee Directors, or 1991 Plan; our 1995 Long-Term Incentive Stock Plan, or 1995 Plan; our 1996 Directors’ Stock Incentive Plan, or 1996 Directors’ Plan; our 2000 Nonemployee Directors’ Stock Incentive Plan, as amended, or the 2000 Directors’ Plan; our 2000 Long-Term Incentive Stock Plan, or 2000 Employees’ Plan; and our 2002 Long-Term Incentive Stock Plan, or 2002 Plan. The Westmoreland Coal Company and Subsidiaries Employees’ Savings Plan, or the 401(k) Plan, provides investment alternatives that include a common stock fund and a depositary share fund. All amounts included herein held through the 401(k) Plan are as of May 15, 2007. Percentages of less than 1% are indicated by an asterisk.

(2)	Because each right carries a basic subscription privilege and an over-subscription privilege, the maximum number of shares that any stockholder may purchase in this offering depends in part on the number of shares purchased by other stockholders. The figures in this column assume that all stockholders exercise all rights issued to them.

(3)	The number of shares that the Standby Purchaser may acquire in the concurrent private placement depends in part on the number of shares that are acquired by stockholders other than the Standby Purchaser. The figure in this column assumes that all stockholders exercise all rights issued to them and that the Standby Purchaser exercises its Additional Purchase Option.

(4)	The percentages in this column show the percentage of the common stock owned immediately after the rights offering, assuming that all stockholders exercise all rights issued to them, that the Standby Purchaser exercises its Additional Purchase Option, and that stockholder listed in this table do not dispose of any shares they own between , 2007 and the completion of the rights offering.

(5)	According to a Schedule 13G filed on February 14, 2007, Mr. Alan Blase beneficially owns 70,659 depositary shares of which he has shared dispositive power over shares owned by several investors. No single investor has more than 5% ownership and only has shared dispositive power with Mr. Blase with respect to its, his, or her own shares. The depositary shares are convertible into 120,685 shares of common stock, which would represent 1.3% of the total shares of common stock outstanding at May 15, 2007. See Note (1).

(6)	According to a Schedule 13D filed May 4, 2007 with the SEC, Mr. Gendell owns 549,000 shares of common stock of which he has sole voting and dispositive power. The remaining 994,600 shares of common stock are held by Tontine Capital Partners, L.P. and other limited partnerships and limited liability companies that are affiliates of Tontine Capital Partners, L.P. Mr. Gendell is either a managing member of, or a managing member of the general partner of, these limited partnerships and limited liability companies and has shared voting and dispositive power over these shares. See Notes (1) and (7). Because of Mr. Gendell’s relationship with the Standby Purchaser, the shares owned by the Standby Purchaser are attributed to Mr. Gendell for purposes of calculating the beneficial ownership of our securities.

(7)	According to a Form 3/A filed December 9, 2003, Tontine Partners, L.P., an affiliate of Mr. Gendell and the Standby Purchaser, owns 4,300 depositary shares. These depositary shares are convertible into 7,343 shares of common stock, which shares of common stock together with the 1,543,600 shares of common stock reported in the table would represent 17.1% of the total shares of common stock outstanding at May 15, 2007. See Notes (1) and (6).

(8)	See Notes (1) and (9).

(9)	The depositary shares are convertible into 102,480 shares of common stock, which together with the 28,924 shares of common stock reported in the table, would represent 1.5% of the total shares of common stock outstanding at May 15, 2007. See Notes (1) and (8).

(10)	According to a Schedule 13G filed on February 14, 2007, Wellington Management Company, LLP, or Wellington, in its capacity as investment adviser, may be deemed to beneficially own 549,900 shares of common stock. Wellington has shared voting power over 265,300 shares and shared dispositive power over all 549,900 shares.

(11)	See Notes (1) and (12).

(12)	Includes 2,400 depositary shares held by a trust of which Mr. Armstrong is trustee, 3,834 depository shares held by Mr. Armstrong as a personal investment, and 5,100 depository shares held by an investment LLC that Mr. Armstrong manages and over which he exercises voting and dispositive power. The depositary shares are convertible into 19,358 shares of common stock, which together with the 53,984 shares of common stock reported in the table, would represent 0.8% of the total shares of common stock outstanding at May 15, 2007. See Notes (1) and (11).

(13)	Includes 658 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan.

(14)	Includes 15,000 shares of common stock which may be purchased upon exercise of options under our 2000 Directors’ Plan.

(15)	Includes 660 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan, and 6,666 shares of common stock which may be purchased upon exercise of options under our 2002 Plan.

(16)	Includes 88,990 shares of common stock owned by Mr. Killen as a personal investment, 59,184 shares of common stock held jointly by Mr. Killen and his spouse, 61,500 shares of common stock held by a limited partnership of which Mr. Killen and his spouse are general partners, and 22,640 shares of common stock held by a limited partnership of which Mr. Killen is the general partner. Mr. Killen has voting and dispositive power over all 22,640 shares. Also includes 7,500 shares of common stock which may be purchased upon exercise of options under the 2000 Directors’ Plan. See Notes (1) and (17).

(17)	Includes 750 depositary shares jointly held by Mr. Killen and his spouse. These depositary shares are convertible into 1,281 shares of common stock, which shares of common stock, together with the 239,814 shares of common stock reported in the table, would represent 2.7% of the total shares of common stock outstanding at May 15, 2007. See Notes (1) and (16).

(18)	Includes 2,199 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan. Also includes 34,300 shares of common stock which may be purchased upon exercise of options under the 1995 Plan, the 2000 Employees’ Plan, and the 2002 Plan.

(19)	Includes 56,000 shares of common stock which may be purchased upon exercise of options under the 1991 Plan, the 1996 Plan, and the 2000 Directors’ Plan.

(20)	Includes 4,720 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan and 239,000 shares of common stock which may be purchased upon exercise of options under the 1995 Plan, the 1996 Directors’ Plan, the 2000 Employees’ Plan, and the 2002 Plan. See Notes (1) and (21).

(21)	Includes 88 depositary shares held by Prudential Retirement, as trustee of the 401(k) Plan. The depositary shares are convertible into 2,029 shares of common stock, which together with the 416,274 shares of common stock reported in the table, would represent 4.5% of the total shares of common stock outstanding at May 15, 2007. See Notes (1) and (20).

(22)	Includes 10,000 shares of common stock which may be purchased upon exercise of options under the 2000 Directors’ Plan. See Notes (1) and (23).

(23)	Includes 2,800 depositary shares held in trust for which Mr. Stern is a trustee and beneficiary, 3,000 shares held by a trust for which Mr. Stern is sole trustee, and 2,050 shares held in trust for which Mr. Stern is sole trustee and beneficiary. The depositary shares are convertible into 13,407 shares of common stock, which together with the 47,103 shares of common stock reported in the table, would represent 0.7% of the total shares of common stock outstanding at May 15, 2007. See Notes (1) and (22).

(24)	Includes 12,500 shares of common stock which may be purchased upon exercise of options under the 2000 Directors’ Plan.

(25)	Includes 393 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan.

(26)	See Notes (11), (13) – (16), (18) – (19), (22), and (24) – (25).

(27)	See Notes (12), (17), and (23).

THE RIGHTS OFFERING

Background of the Rights Offering

We currently project that we have sufficient capital resources and committed financing arrangements to provide us with adequate liquidity through early in the fourth quarter of 2007. However, based on our most recent internal calculations, we do not believe that we have capital resources or committed financing arrangements in place to provide adequate liquidity to meet the cash requirements that we currently project towards the end of 2007. The major demands on our liquidity are the payments on the indebtedness we incurred in 2001 to acquire the Rosebud, Jewett, Beulah, and Savage mines and other assets from The Montana Power Company and Knife River Corporation; the payments on the indebtedness we incurred in 2006 to acquire the 50% interest in ROVA that we did not previously own, and the payments on the indebtedness incurred to finance ROVA’s construction; capital expenditures we expect to make following our assumption of the contract to operate the Absaloka Mine; cash collateral requirements for additional reclamation bonds as we obtain mining permits for new areas; payments of heritage health benefit costs; and the ongoing costs of operating our business. Our Board of Directors also believes that we have growth and development opportunities available to us that can be pursued only if we have additional liquidity.

Our Board has frequently considered how we could best finance our growth and development, while providing adequate capital to address our obligations. The Board considered selling a significant asset but concluded that an asset sale on the terms that were likely to be reasonably achievable would not be more favorable to us than a rights offering. The Board also concluded that, if we were required to generate capital solely from operations, we would not be able to address the liquidity shortfall currently projected for late 2007. In considering how best to finance our continued growth and the satisfaction of our obligations, our Board of Directors determined that raising additional equity capital is the best course available.

In deciding how to raise that equity capital, the Board determined that it would like to give all of our common stockholders the first opportunity to purchase additional shares of our common stock. The rights offering permits all of our common stockholders to purchase additional shares of our common stock.

If our 401(k) plan holds shares of our common stock that are allocated to your account, please see the information included below under the heading “— Special Instructions for Participants in Our 401(k) Plan.”

The Rights

We will distribute to each holder of record of our common stock on the record date for the rights offering, at no charge, one subscription right for each share of our common stock owned. The record date for the rights offering is 5:00 p.m., New York City time, on          , 2007. We will distribute approximately           subscription rights. The subscription rights will be evidenced by rights certificates. Each subscription right will allow you to purchase          of a share of our common stock at a subscription price of $18.00 per share. If you elect to exercise your basic subscription privilege in full, you may also subscribe, at the subscription price, for additional shares of our common stock under your over-subscription privilege to the extent that other rights holders do not exercise their basic subscription privileges in full. If a sufficient number of shares of our common stock is unavailable to fully satisfy the over-subscription privilege requests, the available shares of common stock will be sold pro rata among holders of subscription rights who exercised their over-subscription privilege based on the number of shares each subscription rights holder subscribed for under the basic subscription privilege.

If you hold your shares in a brokerage account or through a dealer or other nominee, please see the information included below the heading “ — Beneficial Owners.”

Non-Transferability of the Rights

The rights are not transferable and may be exercised only by the persons to whom they are issued. You may not sell, give away, or otherwise transfer your rights. Any attempt to transfer your rights will render them null and void.

No Fractional Shares

We will not issue fractional shares or cash in lieu of fractional shares. If the number of subscription rights you are receiving would otherwise permit you to purchase a fraction of a share with your basic subscription privilege, the number of shares that you may purchase with your basic subscription privilege is being rounded down to the nearest whole share. As an example, if you owned 100 shares of our common stock on the record date for the rights offering, you would receive 100 subscription rights. Each right permits you to purchase      of a share of our common stock with your basic subscription privilege. To calculate the number of shares you would have the right to purchase pursuant to your basic subscription privilege, you would multiply the           shares per right subscription ratio by your 100 rights to get a product of           shares. Since fractional shares of our common stock will not be issued in the rights offering, you would be entitled to purchase           shares of our common stock in the rights offering pursuant to your basic subscription privilege. To facilitate the administration of the rights offering, we rounded to four decimal places the ratio at which you are entitled to purchase shares of our common stock per subscription right.

Expiration of this Offering, Extensions, and Amendments

You may exercise your subscription rights at any time before 5:00 p.m., New York City time, on          , 2007, the expiration date for this offering. We may, in our sole discretion, extend the time for exercising the subscription rights, but not later than 5:00 p.m., New York City time, on          , 2007.

We will extend the duration of this offering as required by applicable law, and we may choose to extend it if we decide to give investors more time to exercise their subscription rights in this offering. We may extend the expiration date of this offering by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration of this offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.

We reserve the right, in our sole discretion, to amend or modify the terms of this offering. If we amend or modify the terms of this offering in a way that we in our sole discretion consider material, we will mail notice of the amendment to all stockholders of record as of the record date, extend the expiration date by at least ten days, and give you the option to cancel your subscription. The extension of the expiration date will not, in and of itself, be treated as a material amendment for these purposes.

If you do not exercise your subscription rights before the expiration date of this offering, your unexercised subscription rights will be null and void and will have no value. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after this offering expires, regardless of when you transmitted the documents, except if you have timely transmitted the documents under the guaranteed delivery procedures described below.

Subscription Privileges

Your subscription rights entitle you to a basic subscription privilege and an over-subscription privilege.

Basic Subscription Privilege

With your basic subscription privilege, you may purchase           of a share of our common stock per subscription right, upon delivery of the required documents and payment of the subscription price of $18.00 per share, before the expiration of this offering. You are not required to exercise all of your subscription rights unless you wish to purchase shares under your over-subscription privilege. We will deliver certificates representing shares of common stock purchased with the basic subscription privilege as soon as practicable after the rights offering has expired.

Over-Subscription Privilege

In addition to your basic subscription privilege, you may also subscribe for additional shares of our common stock, upon delivery of the required documents and payment of the subscription price of $18.00 per share, before the expiration of this offering. You may only exercise your over-subscription privilege if you exercised your basic subscription privilege in full. If you wish to exercise your over-subscription privilege, you must pay in full for (1) the number of shares you purchase with your basic subscription privilege and (2) the number of shares you wish to purchase with your over-subscription privilege.

The number of shares of common stock that will be available for sale pursuant to the over-subscription privilege will be equal to the number of shares for which holders have not exercised their basic subscription privileges. We call these the unsubscribed shares. Your over-subscription privilege entitles you to purchase up to your pro rata portion of the unsubscribed shares. For example, if you owned 0.01% of our outstanding common stock on the record date, you may purchase up to 0.01% of the unsubscribed shares with your over-subscription privilege You may purchase less than your pro rata portion of the unsubscribed shares, if you choose.

You can determine the theoretical maximum number of shares that you may be able to purchase with your over-subscription privilege. You can do so in three steps.

•	First, you calculate your percentage interest in the number of shares of common stock outstanding on the record date for the rights offering.

•	Next, you calculate the theoretical maximum number of unsubscribed shares. This number is equal to (x) , the number of shares we are offering, minus (y) the number of shares that you are purchasing with your basic subscription privilege and the number of shares that the Standby Purchaser is purchasing with its Pro Rata Commitment.

•	Finally, you multiply your percentage interest by the theoretical maximum number of unsubscribed shares.

For example, if you owned 1,000 shares, your percentage interest would be     % (1,000 divided by the           shares of common stock outstanding on the record date for the rights offering). The theoretical maximum number of unsubscribed shares would be           (           minus the           shares that you are purchasing with your basic subscription privilege and that the Standby Purchaser is purchasing with its Pro Rata Commitment). The theoretical maximum number of shares that you could purchase with your over-subscription privilege would be           (     % multiplied by          ). We call this the theoretical maximum number of shares that you could purchase with your over-subscription privilege because it assumes that no stockholder other than you and the Standby Purchaser exercises its rights. Purchases by other stockholders would reduce the number of unsubscribed shares and thereby reduce the number of shares that you will actually be able to purchase with your over-subscription privilege. This calculation also assumes that the conditions to the Standby Purchaser’s Pro Rata Commitment are satisfied.

As a practical matter, you will choose the maximum number of shares you wish to purchase with your over-subscription privilege by (1) indicating on your subscription rights certificate the maximum number of shares you wish to purchase with your over-subscription privilege, and (2) submitting payment for that number of shares (as well as the shares purchasable with your basic subscription privilege).

If your pro rata portion of the unsubscribed shares is larger than the number of shares you have chosen to purchase with your over-subscription privilege, you will be allocated only the number of unsubscribed shares that you have chosen to purchase with your over-subscription privilege. For example, if your pro rata portion of the unsubscribed shares is 5,000 shares, and if you indicated on your subscription rights certificate that you wished to purchase 1,000 shares with your over-subscription privilege and paid in full for those 1,000 shares (as well as the shares purchasable with your basic subscription privilege), then you will purchase 1,000 shares with your over-subscription privilege. By contrast, if your pro rata portion of the unsubscribed shares is smaller than the number of shares you have chosen to purchase with your over-subscription privilege, you will be allocated that smaller number of unsubscribed shares. For example, if your pro rata portion of the unsubscribed shares is 500 shares, and if you indicated on your subscription rights certificate that you wished to purchase 1,000 shares with your over-subscription privilege and paid in full for those 1,000 shares (as well as the shares purchasable with your basic subscription privilege), then you will purchase 500 shares with your over-subscription privilege.

If you exercise your over-subscription privilege and are allocated less than all of the shares of our common stock for which you wish to subscribe, your excess payment for shares that are not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the expiration date of this offering. We will deliver certificates representing shares of common stock purchased with the over-subscription privilege as soon as practicable after this offering has expired and after all pro rata allocations and adjustments have been completed.

You may exercise your over-subscription privilege only if you exercise your basic subscription privilege in full. For the purpose of determining your eligibility for the over-subscription privilege, you will be deemed to have exercised your basic subscription privilege in full if you subscribe for the maximum number of whole shares of our common stock available under your basic subscription privilege. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privileges held by you in the same capacity. For example, suppose that you were granted subscription rights for shares of our common stock that you own individually and shares of our common stock that you own collectively with your spouse. If you wish to exercise your over-subscription privilege with respect to the subscription rights you own individually, but not with respect to the subscription rights you own collectively with your spouse, you only need to exercise fully your basic subscription privilege with respect to the subscription rights you own individually, and you do not have to subscribe for any shares under the basic subscription privilege owned collectively with your spouse to exercise your individual over-subscription privilege. When you complete the portion of your subscription rights certificate to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your subscription privileges as to shares of our common stock that you hold in that capacity. You must exercise your over-subscription privilege at the same time you exercise your basic subscription privilege in full.

Conditions to this Offering

We may terminate this offering, in whole or in part, if at any time before completion of this offering there is any judgment, order, decree, injunction, statute, law, or regulation entered, enacted, amended, or held to be applicable to this offering that in the sole judgment of our Board of Directors would or might make this offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of this offering. We may waive any of these conditions and choose to proceed with this offering even if one or more of these events occur. We may consummate this offering even if the conditions to the Pro Rata Commitment and Standby Commitment are not satisfied and even if the Standby Purchaser does not fulfill the Pro Rata Commitment and Standby Commitment. However, if the Standby Purchaser advises us, prior to the expiration date for this offering, that it has terminated the Standby Agreement or that it does not intend to fulfill its Pro Rata Commitment or Standby Commitment, we will give you an option to cancel your subscription. If we terminate this offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction. See also “— Cancellation Rights.”

Method of Subscription — Exercise of Rights

You may exercise your subscription rights by delivering the following to the subscription agent, at or prior to 5:00 p.m., New York City time, on          , 2007, the expiration date of this offering:

•	your properly completed and executed subscription rights certificate with any required signature guarantees or other supplemental documentation; and

•	your full subscription price payment for each share subscribed for under your subscription privileges, including each share subscribed for under both your basic subscription privilege and your over-subscription privilege.

If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, custodian bank, or other nominee, you should instruct your broker, custodian bank, or other nominee to exercise your rights and deliver all documents and payment on your behalf prior to 5:00 p.m. New York City time on          , 2007, the expiration date of this offering.

Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian, or nominee, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., New York City time, on          , 2007, the expiration date of this offering.

Method of Payment

Your payment of the subscription price must be made in U.S. dollars for the full number of shares of our common stock for which you are subscribing by either:

•	check or bank draft drawn upon a U.S. bank or postal, telegraphic, or express money order payable to the subscription agent; or

•	wire transfer of immediately available funds, to the subscription account maintained by the subscription agent at , ABA No. , Account No. .

Receipt of Payment

Your payment will be considered received by the subscription agent only upon:

•	clearance of any uncertified check;

•	receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic, or express money order; or

•	receipt of collected funds in the subscription account designated above.

Clearance of Uncertified Checks

If you are paying by uncertified personal check, please note that uncertified checks may take at least five business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time this offering expires to ensure that your payment is received by the subscription agent and clears by the expiration date of this offering. If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check, money order, or wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration date.

Delivery of Subscription Materials and Payment

You should deliver your subscription rights certificate and payment of the subscription price or, if applicable, notices of guaranteed delivery, to the subscription agent by one of the methods described below:

By mail, hand delivery, or overnight courier to:

You may call the subscription agent at (          )          -          .

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares of our common stock with your over-payment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this offering.

Your Funds will be Held by the Subscription Agent until Shares of Common Stock are Issued

The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other holders of subscription rights until we issue your shares of our common stock to you upon consummation of this offering.

Medallion Guarantee may be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S., subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Instructions to Nominee Holders

If you are a broker, a trustee, or a depositary for securities who holds shares of our common stock for the account of others on          , 2007, the record date for the rights offering, you should notify the respective beneficial owners of such shares of this offering as soon as possible to find out their intentions with respect to their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the rights offering record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we are providing to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank, or other nominee, we are asking your broker, custodian bank, or other nominee to notify you of this offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank, or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank, or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank, or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, custodian bank, or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank, or other nominee if you do not receive this form but you believe you are entitled to participate in this offering. We are not responsible if you do not receive the form from your broker, custodian bank, or nominee or if you receive it without sufficient time to respond.

Instructions for Completing your Subscription Rights Certificate

You should read and follow the instructions accompanying the subscription rights certificates carefully.

You are responsible for the method of delivery of your subscription rights certificate(s) with your subscription price payment to the subscription agent. If you send your subscription rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time this offering expires. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of a certified or cashier’s check, money order, or wire transfer of funds.

Determinations Regarding the Exercise of your Subscription Rights

We will decide all questions concerning the timeliness, validity, form, and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of this offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law.

Special Instructions for Participants in our 401(k) Plan

Because our contributions to the 401(k) plan take the form of shares of our common stock, you probably hold shares of our common stock through the 401(k) plan if you participate in that plan. Subscription rights will be allocated to 401(k) plan participants in proportion to the number of shares of our common stock allocated to their plan account on the record date. Those participants will have the ability to direct           to exercise some or all of the subscription rights allocable to them. At          , 2007, the 401(k) plan was the record holder of approximately          shares of our common stock in the aggregate.

If shares of our common stock are held by our 401(k) plan and allocated to your account as of the record date for the rights offering, you will be notified of this offering and the number of subscription rights that have been allocated to your account under our 401(k) plan. Instead of receiving a subscription rights certificate, you will be notified on a 401(k) Plan Participant Election Form of the number of subscription rights that have been allocated to you. If you wish to exercise your subscription rights, in whole or in part, you will need to notify           of your decision, and           will act for you. To indicate your decision, you should complete and return to           the form entitled “401(k) Plan Participant Election Form.” You should receive this form with the other rights offering materials. If you do not receive this form, you should contact          , the information agent, if you believe you are entitled to participate in this offering with respect to shares you hold under the 401(k) plan.

           must receive your completed 401(k) Plan Participant Election Form no later than 5:00 p.m., New York City time, on          , 2007,     days prior to the expiration date of this offering, so that           can exercise the subscription rights on your behalf prior to the expiration date.

If you elect to exercise some or all of your subscription rights, you must ensure that the total dollar amount required for such exercise has been allocated to the Guaranteed Income Fund (an existing investment election under the 401(k) plan) on          , 2007,           days prior to the expiration date of this offering. On or before          , 2007,           days prior to the expiration date of this offering,          , to exercise subscription rights on your behalf in this offering, will transfer the funds needed to pay the subscription price from your Guaranteed Income Fund account to the subscription agent. DO NOT SEND YOUR SUBSCRIPTION PRICE PAYMENT TO US, THE SUBSCRIPTION AGENT, OR THE INFORMATION AGENT. To the extent you do not already have sufficient funds invested in your Guaranteed Income Fund account to exercise the subscription rights, you will need to liquidate a portion of your investments in one or more of your other investment funds under the 401(k) plan and transfer such funds into your existing or newly created Guaranteed Income Fund account by             , 2007,   days prior to the expiration date of this offering, in an amount sufficient to exercise the subscription rights in accordance with your election. If the amount that you have invested in your Guaranteed Income Fund account on             , 2007,   days prior to the expiration date of this offering, is insufficient to exercise all of your subscription rights in accordance with your election, the subscription rights will be exercised to the maximum extent possible with the amount you have invested in your Guaranteed Income Fund account.

All subscription payments received by the subscription agent from the 401(k) plan on your behalf and not applied to the purchase of shares of our common stock will be returned to your Guaranteed Income Fund account, without interest or deduction, where the funds will remain subject to your further investment directions in accordance with the terms of the 401(k) plan.

Any shares of our common stock purchased upon exercise of the subscription rights you hold under the 401(k) plan will be allocated to your account established under the 401(k) plan, where they will remain subject to your further investment directions in accordance with the terms of the 401(k) plan.

Once you send to           the 401(k) Plan Participant Election Form, you may not revoke your exercise instructions. If you elect to exercise your subscription rights, you should be aware that the market value of our common stock may go up or down during the period after you submit your 401(k) Plan Participant Election Form to           and before the time that common stock is purchased under the subscription rights and allocated to your account under the 401(k) plan. See “Risk Factors — Once you exercise your subscription rights, you will only be able to cancel your purchase if we give you the option to do so. You may not be able to revoke the exercise of your rights even if you no longer desire to invest in us, and even if we decide to extend the expiration date of the subscription period.”

Neither we nor the subscription agent nor the information agent nor the trustee of the 401(k) plan will be under any duty to notify you of any defect or irregularity in connection with your submission of the 401(k) Plan Participant Election Form, and we will not be liable for failure to notify you of any defect or irregularity with respect to the completion of such form. We reserve the right to reject your exercise or instructions if your exercise is not in accordance with the terms of this offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law.

The 401(k) Plan Participant Election Form must be delivered to           at the address set forth below:

By Mail:

By Hand Delivery or Overnight Courier:

Delivery to any address or by a method other than those set forth above does not constitute valid delivery.

Regulatory Limitation

We will not be required to issue to you shares of our common stock pursuant to this offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time this offering expires, you have not obtained such clearance or approval.

Guaranteed Delivery Procedures

If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your subscription rights to the subscription agent on or before the time this offering expires, you may exercise your subscription rights by the following guaranteed delivery procedures:

•	deliver to the subscription agent on or prior to the expiration date for this offering your subscription price payment in full for each share you subscribed for under your subscription privileges in the manner set forth above in “— Method of Payment”;

•	deliver to the subscription agent on or prior to the expiration date the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the “Instructions as to Use of Westmoreland Coal Company Rights Certificates” distributed with your subscription rights certificates; and

•	deliver the properly completed subscription rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the subscription agent within three New York Stock Exchange trading days following the date of your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to the Use of Westmoreland Coal Company Subscription Rights Certificates, which will be distributed to you with your subscription rights certificate. Your Notice of Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institutions that are members of, or participants in, a signature guarantee program acceptable to the subscription agent.

In your Notice of Guaranteed Delivery, you must state:

•	your name;

•	the number of subscription rights represented by your subscription rights certificates, the number of shares of our common stock for which you are subscribing under your basic subscription privilege, and the number of shares of our common stock for which you are subscribing under your over-subscription privilege, if any; and

•	your guarantee that you will deliver to the subscription agent any subscription rights certificates evidencing the subscription rights you are exercising within three business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your subscription rights certificates at the address set forth above under “— Delivery of Subscription Materials and Payment.” Alternatively, you may transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile transmission (telecopy no.: (          )          -          ). To confirm facsimile deliveries, you may call (          )          -          .

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call (          )          -          to request any copies of the form of Notice of Guaranteed Delivery. Banks and brokerage firms please call collect at (          )          -           to request any copies of the form of Notice of Guaranteed Delivery.

Questions about Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this prospectus, the Instructions as to the Use of Westmoreland Coal Company Subscription Rights Certificates, or the Notice of Guaranteed Delivery, you should contact the subscription agent at the address and telephone number set forth above.

Subscription Agent

We have appointed           to act as subscription agent for this offering. We will pay all fees and expenses of the subscription agent related to this offering and have also agreed to indemnify the subscription agent from liabilities that they may incur in connection with this offering.

No Revocation

After you exercise your rights, you will only be able to cancel your purchase if we give you the option to do so. We will only give you an option to cancel your purchase if (1) prior to the expiration date for this offering, the Standby Purchaser terminates the Standby Agreement or advises us that it does not intend to fulfill its Pro Rata Commitment or Standby Commitment or (2) we amend the terms of this offering in a way that we, in our sole discretion, determine is material. An extension of the expiration date will not, in and of itself, be deemed a material amendment of this offering. Except in these two circumstances, you will not have the ability to cancel your purchase, even if you later learn information about us that you consider to be unfavorable and even if the market price of our common stock is below the $18.00 per share subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of $18.00 per share.

Procedures for DTC Participants

We expect that the exercise of your basic subscription privilege and your over-subscription privilege may be made through the facilities of the Depository Trust Company. If your subscription rights are held of record through DTC, you may exercise your basic subscription privilege and your over-subscription privilege by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your subscription price payment for each share of our common stock that you subscribed for pursuant to your basic subscription privilege and your over-subscription privilege.

Subscription Price

The subscription price is $18.00 per share. The subscription price was determined through negotiation between the Company and the Standby Purchaser.

Listing

The shares of common stock issuable upon the exercise of the rights will be listed on the American Stock Exchange under the symbol “WLB.” Because the rights themselves are not transferable, they will not be listed on the American Stock Exchange or any other stock exchange.

Foreign and Other Stockholders

The subscription agent will mail rights certificates to you if you are a rights holder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent on or prior to the expiration date for this offering, and take all other steps which are necessary to exercise your rights, on or prior to that time. If you do not follow these procedures prior to the expiration of this offering, your rights will expire.

Cancellation Rights

Our Board of Directors may cancel this offering, in whole or in part, in its sole discretion at any time prior to the time this offering expires for any reason (including a change in the market price of our common stock). If we cancel this offering, any funds you paid to the subscription agent will be promptly refunded, without interest or deduction.

No Board Recommendation

An investment in shares of our common stock must be made according to each investor’s evaluation of its own best interests and after considering all of the information in this prospectus, including the “Risk Factors” section of this prospectus. Neither we nor our Board of Directors makes any recommendation to subscription rights holders regarding whether they should exercise their rights.

Standby Agreement

In connection with this offering, we entered into the Standby Agreement. The Standby Agreement obligates us to sell, and requires the Standby Purchaser to subscribe for and purchase from us, all of the shares purchasable with its basic subscription privilege. This is the Standby Purchaser’s “Pro Rata Commitment.” In addition, the Standby Purchaser has agreed to purchase any and all shares that are offered in this offering if those shares are not purchased by the other holders of our common stock. This is the Standby Purchaser’s “Standby Commitment.” If, after giving effect to the purchases of common stock described above, the Standby Purchaser owns less than 25% of the fully diluted issued and outstanding common stock (exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock), the Standby Purchaser will have the option to purchase an additional number of shares of common stock, up to such amount that will result in the Standby Purchaser’s owning not more than 25% of the fully diluted issued and outstanding shares of common stock (after giving effect to the shares issued in this offering and pursuant to the Pro Rata Commitment, Standby Commitment, and this option but exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock). This is the Standby Purchaser’s “Additional Purchase Option.” We and the Standby Purchaser are conducting all of these transactions at a price equal to the $18.00 per share subscription price and in a private placement concurrently with this offering.

The Standby Purchaser’s obligation to fulfill the Pro Rata Commitment and Standby Commitment is subject to:

•	customary closing conditions, including: (i) that our representations and warranties in the Standby Agreement are true and correct in all material respects, (ii) that we deliver a duly executed copy of a registration rights agreement, (iii) that subsequent to the execution of the Standby Agreement and prior to the closing of these transactions, there has not been a material adverse effect on our financial condition, earnings, financial position, operations, assets, results of operation, business, or prospects, or any event or circumstance that is reasonably likely to result in a material adverse effect on our financial condition, earnings, financial position, operations, assets, results of operation, business, or prospects, and (iv) that no market adverse effect (including (A) the suspension by the SEC or the American Stock Exchange of trading in our common stock, the suspension or limitation of trading in securities generally on the American or New York Stock Exchanges or Nasdaq Global Market, or the establishment of minimum prices on any of these markets, (B) the declaration of a banking moratorium by United States federal or New York State authorities, or (C) any material new outbreak or material escalation of hostilities or any declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets) has occurred and is continuing;

•	obtaining the approval by our stockholders of the transactions contemplated by the Standby Agreement;

•	the absence of a judgment or other legal restraint that prohibits or renders unachievable the completion of this offering or the transactions contemplated by the Standby Agreement;

•	the SEC shall have declared the registration statement for this offering effective, we shall have complied with any request of the SEC to include additional information in the registration statement, no stop order suspending the effectiveness of the registration statement shall have been issued, and the SEC shall not have initiated a proceeding seeking such an order; and

•	the shares of common stock to be issued in these transactions shall have been authorized for listing on the American Stock Exchange.

We refer to the condition in clause (iii) above as a Material Adverse Effect and the condition in clause (iv) above as a Market Adverse Effect. The Standby Purchaser’s obligation to fulfill the Pro Rata Commitment and Standby Commitment is also subject to the appointment, to our Board of Directors, of two individuals designated by the Standby Purchaser and reasonably acceptable to our Board.

The Standby Agreement limits the number of shares that the Standby Purchaser may acquire in these transactions. Under the Standby Agreement, the Standby Purchaser has agreed that it will not purchase shares of common stock that would result in it or any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of which it is a member owning 30% or more of the issued and outstanding shares of our common stock on a fully diluted basis (after giving effect to the shares issued in the rights offering but exclusive of stock options and unexchanged or unconverted shares of Series A Preferred Stock).

The Standby Agreement contains covenants that are customary for a transaction of this type. We have agreed, except as otherwise contemplated by the Standby Agreement

•	to seek stockholder approval for these transactions;

•	to file a proxy statement to obtain stockholder approval for the transactions contemplated by the Standby Agreement and the registration statement for this offering, and to use reasonable best efforts to have the SEC declare the registration statement effective;

•	to operate our business in the ordinary course, consistent with past practices;

•	not to issue shares of our capital stock, or securities convertible into or exchangeable for shares of our capital stock, except for (A) shares of common stock issuable in connection with a possible exchange offer with the holders of our Series A Preferred Stock, (B) shares of common stock issuable upon the exercise of stock options, (C) the conversion of Series A Preferred Stock, (D) the warrant issuable to SOF Investments, L.P., and the common stock issuable upon exercise of that warrant, (E) equity awards to our employees and directors consistent with past practices and covering not more than 185,000 shares of common stock, and (F) equity awards in connection with the hiring of new personnel and covering not more than 100,000 shares of common stock;

•	not to authorize any stock split, stock dividend, stock combination, or other similar transaction affecting the number of issued and outstanding shares of common stock;

•	not to declare or pay any dividends or repurchase any of our common stock or Series A Preferred Stock (except pursuant to a possible exchange offer with the holders of our Series A Preferred Stock); and

•	not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

The Standby Agreement also limits our ability, subject to the fiduciary duties of our Board of Directors, to directly or indirectly discuss, negotiate, recommend, propose, or enter into any alternative transaction to these transactions, or otherwise cooperate with, assist, or participate in or facilitate any such alternative transaction.

The Standby Purchaser may terminate the Standby Agreement if there is a Material Adverse Effect or Market Adverse Effect that is not cured within 21 days after the occurrence thereof. We and the Standby Purchaser can each terminate the Standby Agreement if the other materially breaches the agreement and does not cure that breach within 15 days after receipt of a written notice of the breach. We and the Standby Purchaser can also terminate the Standby Agreement if the closing of the rights offering has not occurred by November 15, 2007.

If our Board changes its recommendation of the Standby Agreement and the Standby Purchaser subsequently terminates the Standby Agreement under certain circumstances, or if the Standby Purchaser terminates the Standby Agreement because we have materially breached that Agreement, then we may be obligated to sell the Standby Purchaser a number of shares equal to up to 19.9% of the outstanding shares of our common stock, at $18.00 per share, but not to exceed that number of shares that would result in the Standby Purchaser’s owning more than 25% of the fully diluted outstanding shares of common stock. If the Standby Purchaser exercises its option to purchase those shares of common stock and we have received an Acquisition Proposal (a term defined in the Standby Agreement), we may elect to pay the Standby Purchaser a fee of $10,000,000 instead of selling the Standby Purchaser those shares of common stock.

The preceding description of the Standby Agreement summarizes the material terms of the Standby Agreement. The preceding description is qualified by reference to the text of the Standby Agreement, which was filed as an exhibit to our Form 8-K filed on May 4, 2007. We urge you to read that entire document carefully.

In connection with the Standby Agreement, we have agreed that upon the closing of the transactions contemplated by the Standby Agreement, we will enter into a registration rights agreement with the Standby Purchaser in the form attached to the Standby Agreement filed as an exhibit to our Form 8-K on May 4, 2007. Pursuant to that registration rights agreement, we will register the resale of the shares of common stock that the Standby Purchaser holds, including those shares it acquires under the Standby Agreement. As a result, once the registration statement with respect to such shares is declared effective by the SEC, such shares would be eligible for resale in the public market without restriction to the extent not already eligible for resale.

Pursuant to the registration rights agreement, we are required to:

•	use our reasonable best efforts to cause a registration statement to be filed and declared effective by the SEC within thirteen months following the closing under the Standby Agreement; and

•	use our reasonable best efforts to keep the registration statement continuously effective for so long as any of the Standby Purchaser or its permitted assigns holds our securities.

Until such time as we file the registration statement referred to above, the Standby Purchaser will have the demand registration rights specified in the Standby Agreement. In addition, if we propose to file on our behalf or on behalf of selling securityholders a registration statement, the Standby Purchaser or its permitted assigns may request that its securities be registered on such registration statement.

Subject to restrictions specified in the registration rights agreement, we may delay without penalty the foregoing obligations to file any registration statement or keep any registration statement usable for resales during one or more periods aggregating not more than 90 days in any twelve-month period in the event that we would be required to disclose in the registration statement information not otherwise then required by law to be publicly disclosed and in the judgment of our Board of Directors, there is a reasonable likelihood that such disclosure or any other action to be taken in connection with the registration statement would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect our company. If an officer or employee of the Standby Purchaser is serving as a member of, or observer to, our Board, the Standby Purchaser is not permitted to sell securities in the “blackout periods” during which our directors are prohibited from selling securities.

The preceding description of the registration rights agreement summarizes the material terms of that agreement. The preceding description is qualified by reference to the text of the registration rights agreement, which is an appendix to the Standby Agreement and filed as an exhibit to our Form 8-K filed on May 4, 2007. We urge you to read that entire document carefully.

Limitation on Exercise of the Rights

In no event may any subscriber (other than the Standby Purchaser) purchase shares of our common stock in this offering that, when aggregated with all of the shares of our common stock otherwise owned by the subscriber and his, her, or its affiliates, would represent, immediately following the closing of the rights offering, 20% or more of our issued and outstanding common stock. The Standby Purchaser is permitted to acquire the shares contemplated by the Standby Agreement.

Shares of Common Stock Outstanding after the Rights Offering

As of          , 2007, there were           shares of our common stock outstanding. The number of shares of common stock outstanding after the rights offering will depend in part on the number of rights that are exercised and whether the Standby Purchaser exercises its Additional Purchase Option. If no stockholder purchases shares in this offering, then the Standby Purchaser will purchase approximately           shares pursuant to its Pro Rata Commitment and Standby Commitment, and approximately           shares of common stock will be outstanding immediately after the acquisitions by the Standby Purchaser. If stockholders purchase all the shares that we are offering and the Standby Purchaser purchases the maximum number of shares it may purchase pursuant to its Pro Rata Commitment, Standby Commitment, and Additional Purchase Option, approximately           shares of common stock will be outstanding immediately after the acquisitions by our stockholders. In calculating the number of shares of common stock outstanding after the rights offering, we have assumed that no holders of convertible securities will convert those securities into common stock prior to the completion of this offering. Any such conversions would increase the number of shares of common stock outstanding immediately after the completion of the rights offering.

Effects of Rights Offering on Convertible Securities

We have three types of securities outstanding that are convertible or exercisable into common stock: a warrant, options, and our Series A Preferred Stock. The rights offering affects each of these.

The Certificate of Designation for the Series A Preferred Stock provides that, if we distribute rights like the subscription rights and those rights permit our common stockholders to purchase shares of our common stock at less than the “current market price,” as defined in the Certificate of Designation, then the conversion ratio for the Series A Preferred Stock shall be adjusted in accordance with a formula specified in the Certificate. Under the Certificate of Designation, the “current market price” of our common stock on any date is the average of the daily closing prices for thirty consecutive trading days commencing forty-five trading days before the day in question. On the date of this prospectus, the “current market price” of our common stock, as defined in the Certificate of Designation, is $     , and the subscription price for the shares of common stock offered hereby is $18.00. Pursuant to the formula specified in the Certificate, and immediately following this offering, each share of Series A Preferred Stock will be convertible into           shares of common stock, which is equivalent to a conversion ratio of           shares of common stock for each depositary share.

We borrowed $30 million from SOF Investments, L.P. in June 2006 to finance the acquisition of the 50% interest in ROVA that we did not previously own. In June 2007, as permitted by our agreement with SOF Investments, we extended the maturity of the $25.7 million principal that was then outstanding to June 2010. As required by our agreement with SOF Investments, we issued SOF Investments a warrant to purchase 150,000 shares of our common stock at a price of $     , a premium of 15% to the then current stock price. The number of shares subject to that warrant, and the exercise price for the warrant, are subject to adjustment pursuant to customary anti-dilution provisions. The components of the anti-dilution calculation are such that we will not be able to calculate the revised exercise price or number of shares that SOF Investments may purchase until after the rights offering is completed.

On          , 2007 there were           options to purchase shares outstanding and           stock appreciation rights, or SARs, outstanding. SARs entitle the holder to receive upon exercise of the SARs the number of shares of common stock equal in value, using the then current market price, to the difference between the issue price of the SARs (which was the market price of the common stock at the time of issuance of the SARs) and the market price of the common stock on the date of exercise of the SARs. All outstanding options and SARS will be adjusted on the record date for the rights offering in number and in exercise price to offset the dilutive effect of issuing shares at a discount in the rights offering. The adjustment formula has not yet been determined, but the effect of the formula will be consistent with the adjustment to the conversion rate for the Series A Preferred Stock discussed above.

Other Matters

We are not making this offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of this offering in those states or other jurisdictions, or change the terms of this offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. We may decline to make modifications to the terms of this offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in this offering.

DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. Copies of these documents have been filed with the Securities and Exchange Commission as exhibits to our registration statement, of which this prospectus forms a part.

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $2.50 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of          , 2007, we had           shares of common stock outstanding and           shares of preferred stock outstanding. As of that date, we also had outstanding options to purchase           shares of our common stock and a warrant to purchase           shares of common stock. Our common stock is listed on the American Stock Exchange under the symbol “WLB.” The depositary shares representing our Series A Preferred Stock are also listed on the American Stock Exchange.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election by the holders of our common shares. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our Board of Directors, subject to any preferential dividend rights of outstanding preferred stock. As described above under “Price Range of the Common Stock, Dividends, and Related Stockholder Matters,” we are currently prohibited from paying dividends on our common stock.

In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption, or conversion rights. Our outstanding shares of common stock are and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid, and nonassessable. The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by, the rights of the holders of the Series A Preferred Stock and the shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Series A Preferred Stock

Ranking.  The Series A Preferred Stock ranks prior to our common stock. Without the requisite vote of the holders of the Series A Preferred Stock, no class or series of capital stock can be created that ranks equally with or senior to the Series A Preferred Stock as to dividend rights or liquidation preference.

Dividend rights.  The holders of the Series A Preferred Stock are entitled to receive, when, as, and if declared by our Board of Directors out of funds of the Company legally available therefor, cumulative cash dividends at the rate of 8 1/2% per annum per share (equivalent to $2.125 per annum per depositary share), payable quarterly on April 1, July 1, October 1, and January 1 in each year. In general, and subject to the Certificate of Designation, dividends not so paid accumulate. At          , 2007, the accumulated dividends on our Series A Preferred Stock aggregated $      million ($      per depositary share). Unless full cumulative dividends on the Series A Preferred Stock have been paid or declared in full and sums set aside for the payment thereof, no dividends (other than dividends in common stock or other shares of our capital stock ranking junior to the Series A Preferred Stock as to dividends) may be paid or declared and set aside for the payment or other distribution made upon our common stock, nor may we redeem, purchase, or otherwise acquire for value any shares of our common stock.

Conversion rights.  Holders of the Series A Preferred Stock have the right, exercisable at any time and from time to time, except in the case of Series A Preferred Stock called for redemption or to be exchanged for exchange debentures, to convert all or any such preferred stock into shares of our common stock at the conversion ratio of 1.708 shares of common stock for each depositary share, subject to adjustment as described below. In the case of Series A Preferred Stock called for redemption or exchange, conversion rights will expire at the close of business on the last business day preceding the redemption date or exchange date. No fractional shares of common stock will be issued upon conversion and, if the conversion results in a fractional interest, we will pay an amount in cash equal to the value of such fractional interest based on the market price of our common stock on the last trading day prior to the date of conversion. The conversion price is subject to adjustment upon the occurrence of events specified in the Certificate of Designation, including (i) the issuance of shares of our common stock as a dividend or distribution on our common stock; (ii) the subdivision or combination of our outstanding common stock; and (iii) the issuance to substantially all holders of our common stock of rights or warrants to subscribe for or purchase common stock at a price per share less than the then current market price per share, as defined in the Certificate of Designation. For additional information, please refer to the information above under the heading “The Rights Offering — Effects of Rights Offering on Convertible Securities.”

Liquidation preference.  In the event of any liquidation, dissolution, or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, the holders of the Series A Preferred Stock will be entitled to receive, out of our remaining net assets, $100.00 in cash for each share of the Series A Preferred Stock (equivalent to $25.00 per depositary share), plus an amount in cash equal to all dividends accumulated on each such share up to the date fixed for distribution, before any distribution is made to the holders of our common stock or any other shares of our capital stock ranking (as to any such distribution) junior to the Series A Preferred Stock.

Optional redemption.  Subject to the requirements of Delaware law, we may redeem the Series A Preferred Stock, in whole or in part, at any time, at the redemption price of $25.00 per depositary share plus accumulated dividends.

Exchange.  On any dividend payment date, we may exchange the Series A Preferred Stock, in whole, for our exchange debentures, at an exchange rate of $25.00 principal amount of exchange debentures for each depositary share. We may only make such exchange if there are no accumulated dividends on the depositary shares at that time.

Voting rights.  In general, and subject to the Certificate of Designation, the holders of the Series A Preferred Stock may vote on any matter submitted to our stockholders, and on such matters, each share of Series A Preferred Stock is entitled to four votes (equivalent to one vote for each depositary share). However, if we have failed to declare and pay, or set apart for payment, in full the preferential dividends accumulated on the outstanding Series A Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive, then the holders of the Series A Preferred Stock have the rights with respect to the election of directors described below. In addition, the holders of Series A Preferred Stock have the following voting rights:

•	as provided under “Limitations” below,

•	if we have failed to declare and pay, or set apart for payment, in full the preferential dividends accumulated on the outstanding Series A Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive, and

•	as required by law.

There are currently six or more accumulated dividends on the Series A Preferred Stock, and the holders thereof, voting separately as a class, are entitled to elect two members of the Board of Directors until all accumulated dividends have been declared and paid or set apart for payment. Until such time, the holders of Series A Preferred Stock have no other rights with respect to the election of directors.

Limitations.  In addition to any other rights provided by applicable law, so long as any shares of the Series A Preferred Stock are outstanding, we will not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a class:

•	authorize or issue any class or series of, or rights to subscribe to or any security convertible into, capital stock ranking equally with or senior to the Series A Preferred Stock as to payment of dividends, in distribution of assets upon liquidation, or voting rights; or

•	change the preferences, rights, or powers with respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely.

Except as may otherwise be required by applicable law, a class vote or consent is not required (i) in connection with any increase in the total number of authorized shares of our common stock, or (ii) in connection with the authorization or increase of any class or series of shares ranking, as to dividends and distribution of assets upon liquidation, junior to the Series A Preferred Stock. No such vote or written consent of the holders of the Series A Preferred Stock is required if, at or prior to the time when the issuance of any such stock ranking prior to the Series A Preferred Stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all of the Series A Preferred Stock at the time outstanding.

Preemptive rights.  No holder of the Series A Preferred Stock has preemptive rights to subscribe for or acquire any of our unissued shares or securities convertible into or carrying a right to subscribe to or acquire our shares.

Series B Junior Participating Preferred Stock

We have designated 200,000 shares of our preferred stock as Series B Junior Participating Preferred Stock. These shares are issuable under our stockholder rights plan, which is described in more detail below. No shares of our Series B Junior Participating Preferred Stock are currently issued or outstanding.

Other Series of Preferred Stock

Subject to the limitations described above, under the terms of our certificate of incorporation, our Board of Directors is authorized to issue shares of preferred stock, in addition to the Series A Preferred Stock, in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Options and Warrant

At          , 2007, options to purchase           shares of our common stock at a weighted average exercise price of $      were outstanding.

We have issued SOF Investments a warrant to purchase           shares of common stock at an exercise price of $      per share. The number of shares subject to that warrant will be increased to           shares, and the exercise price for the warrant will be reduced to $      if a registration statement covering the warrant and those shares has not become effective by September  , 2007. In addition, if a registration statement covering the warrant and those shares has not become effective by December   , 2007, we are required to pay SOF Investments a fee equal to 1% of the principal amount that we owe SOF Investments. The number of shares subject to that warrant, and the exercise price for the warrant, are also subject to adjustment pursuant to customary anti-dilution provisions.

Antitakeover Provisions

We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the time that the person became an interested stockholder, unless, among other exceptions, the interested stockholder attained such status with the prior approval of our board of directors. A business combination includes mergers, consolidations, asset sales, and other transactions involving Westmoreland and an interested stockholder. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 do not currently apply to the Standby Purchaser, because the Standby Purchaser has owned more than 15% of our outstanding voting stock for more than three years.

Under our bylaws, any vacancy in a directorship elected by the holders of the Series A Preferred Stock, which we call a Preferred Stock Directorship, shall be filled in the manner specified in the Certificate of Designation. If any vacancy (other than a vacancy in a Preferred Stock Directorship) or any new directorship is created by an increase in the authorized number of directors, that vacancy or newly created directorship may be filled only by a majority vote of the directors (other than the directors elected by the holders of the Series A Preferred Stock) then in office, even if less than a quorum. This provision could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chief executive officer or a majority of our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders (or a special meeting in lieu of an annual meeting), including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting (or a special meeting in lieu of an annual meeting) may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting and provided the information required by our bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our bylaws may be amended or repealed by our board of directors or by the stockholders.

We currently have in effect a stockholder rights plan, which is governed by the terms and conditions contained in the Amended and Restated Rights Agreement dated as of February 7, 2003, between Westmoreland and Computershare Trust Company, N.A., as rights agent, as amended. The following summary description of the rights agreement does not purport to be complete and is qualified in its entirety by reference to the rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

Each share of common stock you purchase pursuant to this offering will have associated with it one preferred stock purchase right. Each preferred stock purchase right entitles the holder to purchase one one-hundredth of a share of our Series B Junior Participating Preferred Stock at an exercise price of $50.00, subject to adjustment by our Board of Directors. Preferred stock purchase rights will only be exercisable under limited circumstances specified in the Amended and Restated Rights Agreement when there has been a distribution of the preferred stock purchase rights and such rights are no longer redeemable by us.

If any person or group (other than the Standby Purchaser, which we discuss below) acquires beneficial ownership of 20% or more of the outstanding shares of our common stock, or 20% or more of the shares of our voting stock, or 20% or more of all of our equity securities, the “flip-in” provision of the Amended and Restated Rights Agreement will be triggered and the preferred stock purchase rights will entitle a holder, other than such person, any member of such group or any related person (as to whom such preferred stock purchase rights will be null and void) to acquire a number of additional shares of our common stock having a market value of twice the exercise price of each preferred stock purchase right. If we are involved in a merger or other business combination transaction, each preferred stock purchase right will entitle its holder to purchase, at the right’s then-current exercise price, a number of shares of the acquiring or surviving company’s common stock having a market value at that time of twice the preferred stock purchase right’s exercise price.

The preferred stock purchase rights will expire upon the tenth anniversary of the date of the Amended and Restated Rights Agreement unless such date is extended or the preferred stock purchase rights are earlier redeemed or exchanged by us. Until a preferred stock purchase right is exercised, the holder of a right will have no rights as a stockholder with respect to the shares purchasable upon exercise of the preferred stock purchase right, including without limitation the right to vote or to receive dividends. The provisions of the Amended and Restated Rights Agreement, including the exercise price of the preferred stock purchase rights, may be amended by our Board of Directors, subject to the limitations contained in that agreement.

We amended the Amended and Restated Rights Agreement to permit the Standby Purchaser to acquire the shares of common stock contemplated by the Standby Agreement. The acquisition of additional shares by the Standby Purchaser would require an additional amendment to the Amended and Restated Rights Agreement.

The preferred stock purchase rights have anti-takeover effects. The preferred stock purchase rights will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the preferred stock purchase rights may deter certain acquirors from making takeover proposals or tender offers. However, the preferred stock purchase rights are not intended to prevent a takeover, but rather are designed to enhance the ability of our Board of Directors to negotiate with a potential acquiror on behalf of all of our stockholders.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material United States federal income tax consequences of this offering to holders of common stock. This discussion addresses only the United States federal income tax consequences to holders of common stock that hold their shares as capital assets and does not address all of the United States federal income tax consequences that may be relevant to particular holders of shares of common stock in light of their individual circumstances. This discussion does not address the tax consequences to holders of common stock who are subject to special rules, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, broker-dealers, dealers in securities or foreign currencies, foreign holders, persons who hold their shares as or in a hedge against currency risk, persons who hold their shares as a result of a constructive sale or as part of a conversion transaction, or holders who acquired their shares of common stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this discussion does not address the tax consequences to holders of common stock under any state, local, or foreign tax laws or the alternative minimum tax provisions of the Internal Revenue Code.

This discussion is not binding on the Internal Revenue Service or a court. It is based on the Internal Revenue Code of 1986, as amended, laws, regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change or varying interpretation, possibly with retroactive effect, which could result in United States federal income tax consequences different from those described below. As a result, we cannot assure you that the tax consequences described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the United States federal income tax consequences of the rights offering to holders of common stock.

HOLDERS OF COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RIGHTS OFFERING TO THEM, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RIGHTS OFFERING TO THEM AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS.

Receipt of Subscription Rights

A holder of common stock will not recognize taxable income for United States federal income tax purposes upon the receipt of subscription rights in this offering.

Except as provided in the following sentence, the tax basis in the subscription rights received by a holder of common stock in this offering will be zero. If either (i) the fair market value of the subscription rights on the date the subscription rights are distributed is equal to at least 15% of the fair market value of our common stock on such date or (ii) the holder elects, by attaching a statement to its federal income tax return for the taxable year in which the subscription rights are received, to allocate part of the tax basis of the holder’s common stock to the subscription rights, then upon exercise, the holder’s tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscriptions rights are distributed. The holding period for the subscriptions rights received by a holder of common stock in this offering will include the holder’s holding period for the common stock with respect to which the subscriptions rights were received.

Exercise of Subscription Rights

A holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in this offering. The tax basis of the common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the common stock and the holder’s tax basis, if any, in the subscription rights as described above. The holding period for the common stock acquired through exercise of the subscription rights will begin on the date the subscriptions rights are exercised.

Expiration of Subscription Rights

A holder that allows the subscription rights received in this offering to expire will not recognize any gain or loss, and no portion of the tax basis of the common stock owned by such holder with respect to which such subscription rights were received will be allocated to the unexercised subscription rights.

PLAN OF DISTRIBUTION

We intend to distribute rights certificates and copies of this prospectus to those persons who were holders of our common stock on          , 2007, the record date for the rights offering, promptly following the effective date of the registration statement of which this prospectus forms a part, to all of our stockholders other than the Standby Purchaser.

Some of our employees, officers, or directors may solicit responses from you to this offering, but such individuals will not receive any commissions or compensation for such services other than their normal employment compensation.

We have entered into a standby purchase agreement with the Standby Purchaser, under which the Standby Purchaser agreed to certain standby commitments with respect to the rights offering. See the section “The Rights Offering — Standby Purchaser,” for more information.

We have not entered into any agreements regarding stabilization activities with respect to our securities.

We have agreed to pay the subscription agent a fee plus certain expenses, which we estimate will total approximately $     . We estimate that our total expenses in connection with the rights offering will be approximately $     .

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by Roger D. Wiegley, our General Counsel. As of June 21, 2007, Mr. Wiegley held 3,596 shares of our common stock and 36,300 stock appreciation rights. Mr. Wiegley also has an interest in 402 shares of our common stock held by our 401(k) plan.

EXPERTS

The consolidated financial statements of Westmoreland Coal Company as of December 31, 2006 and 2005 and for each of the years in the three year period ended December 31, 2006 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Westmoreland-LG&E Partners as of December 31, 2005 and 2004 and for each of the two years in the period ended December 31, 2005, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Westmoreland-LG&E Partners for the six months ended June 30, 2006 have been included herein and in the registration statement in reliance on the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The information appearing in this prospectus concerning estimates of the Absaloka Mine’s coal reserves made by IntraSearch Inc., independent consulting geologists, has been included herein upon the authority of that firm as experts.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 upon payment of the prescribed fees. The telephone number for the public reference room is (202) 942-8090. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval, or EDGAR, system. You can access this web site at http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC with respect to this offering. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement. You may wish to inspect the registration statement and the exhibit to that registration statement for further information with respect to us and the securities offered in this prospectus. Copies of the registration statement and the exhibit to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described above. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in our entirety by reference to the copy of the applicable document filed with the SEC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Westmoreland Coal Company

Audited Financial Statements
Consolidated Balance Sheets, December 31, 2006 and 2005	F-2
Consolidated Statements of Operations, Years ended December 31, 2006, 2005, and 2004	F-3
Consolidated Statement of Shareholders’ Deficit and Comprehensive Loss, Years ended December 31, 2006, 2005, and 2004	F-4
Consolidated Statements of Cash Flows, Years ended December 31, 2006, 2005, and 2004	F-5
Notes to Consolidated Financial Statements	F-6
Report of Independent Registered Public Accounting Firm	F-48

Unaudited Quarterly Financial Statements
Consolidated Balance Sheets, March 31, 2007 and December 31, 2006	F-49
Consolidated Statements of Operations, three months ended March 31, 2007 and 2006	F-51
Consolidated Statement of Shareholders’ Deficit and Comprehensive Income (Loss), year ended December 31, 2006 and three months ended March 31, 2007	F-52
Consolidated Statements of Cash Flows, three months ended March 31, 2007 and 2006	F-53
Notes to Consolidated Financial Statements	F-54

Pro forma Financial Statement
Unaudited Pro forma Combined Financial Statements	F-75
Unaudited Pro forma Combined Statement of Operations, Year ended December 31, 2006	F-76
Notes to Unaudited Pro forma Combined Financial Statements, Year ended December 31, 2006	F-77

Westmoreland-LG&E Partners

Audited Financial Statements
Balance Sheets, December 31, 2005 and 2004	F-81
Statements of Operations and Comprehensive Income, Six months ended June 30, 2006 and years ended December 31, 2005 and 2004	F-82
Statements of Partners’ Capital, Six months ended June 30, 2006 and years ended December 31, 2005 and 2004	F-83
Statements of Cash Flows, Six months ended June 30, 2006 and years ended December 31, 2005 and 2004	F-84
Notes to Financial Statements	F-85
Report of Independent Registered Public Accounting Firm	F-94
Independent Auditors’ Report	F-95

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,	December 31,
	2006	2005
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$26,738	$11,216
Receivables
Trade	56,923	29,138
Other	6,017	7,330

	62,940	36,468
Inventories	24,484	17,576
Deferred overburden removal costs	—	14,090
Restricted cash	3,300	—
Excess of trust assets over pneumoconiosis benefit obligation	5,566	—
Other current assets	4,992	4,816

Total current assets	128,020	84,166

Property, plant and equipment:
Land and mineral rights	79,442	77,591
Capitalized asset retirement cost	143,655	122,561
Plant and equipment	350,414	127,063

	573,511	327,215
Less accumulated depreciation, depletion and amortization	142,059	116,058

Net property, plant and equipment	431,452	211,157
Investment in independent power projects	—	50,869
Excess of trust assets over pneumoconiosis benefit obligation, less current portion	2,266	7,463
Advanced coal royalties	3,982	3,874
Deferred overburden removal costs	—	2,717
Reclamation deposits	62,486	58,823
Restricted cash and bond collateral, less current portion	66,353	34,563
Contractual third party reclamation receivables	41,938	31,615
Intangible assets	13,263	—
Other assets	11,622	10,624

Total Assets	$761,382	$495,871

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current installments of long-term debt	$76,803	$12,437
Accounts payable and accrued expenses:
Trade	54,603	33,307
Deferred revenue	886	583
Income taxes	4,769	2,293
Interest	2,907	—
Production taxes	23,589	19,609
Workers’ compensation	949	949
Pension and SERP obligations	76	76
Postretirement medical benefits	16,968	17,160
Asset retirement obligations	13,832	17,890

Total current liabilities	195,382	104,304

Long-term debt, less current installments	216,204	94,306
Revolving lines of credit	13,000	5,500
Workers’ compensation, less current portion	8,589	8,394
Postretirement medical costs, less current portion	223,414	124,746
Pension and SERP obligations, less current portions	22,815	16,095
Deferred revenue, less current portion	15,328	1,251
Asset retirement obligations, less current portion	170,230	140,517
Other liabilities	17,103	6,810
Minority interest	5,502	4,140
Commitments and contingent liabilities	—	—
Shareholders’ deficit:
Preferred stock of $1.00 par value
Authorized 5,000,000 shares;
Issued and outstanding 160,130 shares at December 31, 2006 and 205,083 shares at December 31, 2005	160	205
Common stock of $2.50 par value
Authorized 20,000,000 shares;
Issued and outstanding 9,014,078 shares at December 31, 2006 and 8,413,312 shares at December 31, 2005	22,535	21,033
Other paid-in capital	79,246	75,344
Accumulated other comprehensive loss	(104,797)	(11,409)
Accumulated deficit	(123,329)	(95,365)

Total shareholders’ deficit	(126,185)	(10,192)

Total Liabilities and Shareholders’ Deficit	$761,382	$495,871

See accompanying Notes to Consolidated Financial Statements.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31,
	2006	2005	2004
	(In thousands)

Revenues:
Coal	$393,482	$361,017	$319,648
Energy	47,904	—	—
Independent power projects — equity in earnings	7,681	12,727	12,741

	449,067	373,744	332,389

Cost and expenses:
Cost of sales — coal	311,629	288,728	249,131
Cost of sales — energy	31,381	—	—
Depreciation, depletion and amortization	29,342	21,603	18,409
Selling and administrative	42,853	35,156	30,762
Heritage health benefit expenses	27,902	27,471	33,203
Loss (gain) on sales of assets	(4,785)	67	(77)

	438,322	373,025	331,428

Operating income	10,745	719	961
Other income (expense):
Interest expense	(19,234)	(10,948)	(10,966)
Interest income	6,089	3,523	3,811
Minority interest	(2,244)	(950)	(1,154)
Other income	73	1,727	997

	(15,316)	(6,648)	(7,312)

Loss before income taxes and cumulative effect of change in accounting principle	(4,571)	(5,929)	(6,351)
Income tax expense	(3,022)	(2,667)	(896)

Loss before cumulative effect of change in accounting principle	(7,593)	(8,596)	(7,247)
Cumulative effect of change in accounting principle	—	2,662	—

Net loss	(7,593)	(5,934)	(7,247)
Less preferred stock dividend requirements	1,585	1,744	1,744
Less premium on exchange of preferred stock for common stock	791	—	—

Net loss applicable to common shareholders	$(9,969)	$(7,678)	$(8,991)

Net loss per share applicable to common shareholders before cumulative effect of change in accounting principle:
Basic	$(1.14)	$(1.25)	$(1.11)
Diluted	$(1.14)	$(1.25)	$(1.11)
Net income per share applicable to common shareholders from cumulative effect of change in accounting principle:
Basic	—	0.32	—
Diluted	—	0.30	—
Net loss per share applicable to common shareholders:
Basic	$(1.14)	$(0.93)	$(1.11)
Diluted	$(1.14)	$(0.93)	$(1.11)

Weighted average number of common shares outstanding
Basic	8,748	8,280	8,099
Diluted	9,105	8,868	8,662
Pro forma amounts assuming the change in accounting for workers’ compensation was applied retroactively:
Net loss applicable to common shareholders			$(8,167)
Net loss per share applicable to common shareholders:
Basic			$(1.01)
Diluted			$(1.01)

See accompanying Notes to Consolidated Financial Statements.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

Consolidated Statement of Shareholders’ Deficit and Comprehensive Loss
Years Ended December 31, 2004, 2005 and 2006

	Class A Convertible			Accumulated Other
	Exchangeable	Common	Other Paid-In	Comprehensive	Accumulated	Total Shareholders’
	Preferred Stock	Stock	Capital	Loss	Deficit	Equity (Deficit)
	(In thousands)

Balance at December 31, 2003 (205,083 preferred and 7,957,166 common shares outstanding)	$205	$19,893	$71,192	$(8,247)	$(80,626)	$2,417
Common stock issued as compensation (80,135 shares)	—	200	1,417	—	—	1,617
Common stock options exercised (131,300 shares)	—	328	534	—	—	862
Dividends declared	—	—	—	—	(738)	(738)
Net loss	—	—	—	—	(7,247)	(7,247)
Minimum pension liability	—	—	—	(1,222)	—	(1,222)
Net unrealized gain on interest rate swap agreement	—	—	—	940	—	940

Comprehensive loss						(7,529)

Balance at December 31, 2004 (205,083 preferred and 8,168,601 common shares outstanding)	205	20,421	73,143	(8,529)	(88,611)	(3,371)
Common stock issued as compensation (72,863 shares)	—	183	1,536	—	—	1,719
Common stock options exercised (171,848 shares)	—	429	665	—	—	1,094
Dividends declared	—	—	—	—	(820)	(820)
Net loss	—	—	—	—	(5,934)	(5,934)
Minimum pension liability	—	—	—	(3,388)	—	(3,388)
Net unrealized gain on interest rate swap agreement	—	—	—	508	—	508

Comprehensive loss						(8,814)

Balance at December 31, 2005 (205,083 preferred and 8,413,312, common shares outstanding)	205	21,033	75,344	(11,409)	(95,365)	(10,192)
Common stock issued as compensation (89,939 shares)	—	225	2,339	—	—	2,564
Common stock options exercised (174,732 shares)	—	437	561	—	—	998
Dividends declared	—	—	—	—	(387)	(387)
Exchange of preferred shares for common stock (336,095 shares)	(45)	840	(4)	—	(791)	—
Cumulative effect of change in accounting for deferred overburden removal costs	—	—	—	—	(16,805)	(16,805)
Adjustment for funded status of pension and postretirement medical benefit plans upon adoption of SFAS 158	—	—	—	(95,194)	—	(95,194)
Cumulative effect of adjustment upon adoption of SAB 108	—	—	—	—	(2,388)	(2,388)
Adjustment for stock appreciation rights previously classified as a liability upon adoption of SFAS 123(R)	—	—	1,006	—	—	1,006
Net loss	—	—	—	—	(7,593)	(7,593)
Minimum pension liability	—	—	—	1,744	—	1,744
Settlement of interest rate swap agreement	—	—	—	62	—	62

Comprehensive loss						(5,787)

Balance at December 31, 2006 (160,130 preferred shares and 9,014,078 common shares outstanding)	$160	$22,535	$79,246	$(104,797)	$(123,329)	$(126,185)

See accompanying Notes to Consolidated Financial Statements.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2006	2005	2004
		(In thousands)

Cash flows from operating activities:
Net loss	$(7,593)	$(5,934)	$(7,247)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred power sales revenue	14,545	—	—
Cash distributions from independent power projects	1,307	10,702	3,227
Equity in earnings of independent power projects	(7,681)	(12,727)	(12,741)
Depreciation, depletion and amortization	29,342	21,603	18,409
Stock compensation expense	2,564	1,719	1,617
Amortization of intangible assets and liabilities, net	493	—	—
Amortization deferred financing costs	1,626	941	882
Loss (gain) on sales of assets	(4,785)	67	(77)
Minority interest	2,244	950	1,154
Cumulative effect of change in accounting principle	—	(2,662)	—
Changes in operating assets and liabilities:
Receivables, net	(15,679)	(7,891)	(66)
Inventories	(5,751)	(2,624)	(663)
Excess of trust assets over pneumoconiosis benefit obligation	(369)	(3,000)	1,771
Accounts payable and accrued expenses	16,204	11,748	561
Income tax payable	2,476	2,222	71
Accrual for workers’ compensation	195	1,071	1,456
Accrual for postretirement medical costs	8,064	5,877	3,461
Pension and SERP obligations	3,682	1,689	(250)
Other assets and liabilities	(7,716)	5,008	(2,075)

Net cash provided by operating activities	33,168	28,759	9,490

Cash flows from investing activities:
Additions to property, plant and equipment	(20,852)	(18,344)	(18,324)
Change in restricted cash and bond collateral and reclamation deposits	(10,527)	(5,143)	(10,488)
ROVA acquisition, net of cash resulting from the ROVA consolidation of $21.9 million	(7,714)	—	—
Net proceeds from sales of assets	5,171	641	311

Net cash used in investing activities	(33,922)	(22,846)	(28,501)

Cash flows from financing activities:
Proceeds from long-term debt, net of debt issuance costs	—	1,712	34,104
Repayment of long-term debt	(25,570)	(12,228)	(11,679)
Net borrowings (repayments) on revolving lines of credit	42,115	5,500	(500)
Exercise of stock options	998	1,094	862
Dividends paid to minority shareholder of subsidiary	(880)	(1,080)	(1,180)
Dividends paid on preferred shares	(387)	(820)	(738)

Net cash provided by (used in) financing activities	16,276	(5,822)	20,869

Net increase in cash and cash equivalents	15,522	91	1,858
Cash and cash equivalents, beginning of year	11,216	11,125	9,267

Cash and cash equivalents, end of year	$26,738	$11,216	$11,125

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$16,649	$10,056	$9,629
Income taxes	713	446	552

See accompanying Notes to Consolidated Financial Statements.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Liquidity

Westmoreland Coal Company (“the Company”) is an energy company. The Company’s current principal activities, all conducted within the United States, are the production and sale of coal from Montana, North Dakota and Texas; and the development, ownership and management of interests in cogeneration and other non-regulated independent power plants. The Company’s activities are primarily conducted through wholly-owned or majority owned subsidiaries which generally have obtained separate financing.

The major factors impacting the Company’s liquidity are: payments due on the term loan it entered into to acquire various operations and assets from Montana Power and Knife River in May, 2001 (see note 6); payments due on the acquisition debt associated with its purchase of the ROVA interest (see note 6); payments due for the buyout of the Washington Group International mining contract at WRI (see note 21), and additional capital expenditures the Company plans to make when it takes responsibility to operate the mine; cash collateral requirements for additional reclamation bonds in new mining areas; and payments for its heritage health benefit costs. Unforeseen changes in the Company’s ongoing business requirements could also impact its liquidity. The principal sources of cash flow to Westmoreland Coal Company are dividends from WRI, distributions from ROVA and from Westmoreland Mining subject to the provisions in their respective debt agreements and dividends from the subsidiaries that operate power plants.

While the Company believes that it currently has sufficient capital resources and committed financing arrangements to provide it with adequate liquidity through 2007, the variability inherent in the Company’s mining and power operations and the variability of payments under its postretirement medical plans may adversely impact the Company’s actual cash requirements and cash flows. The Company does not believe it has capital resources or committed financing arrangements in place to provide adequate liquidity to meet currently projected cash requirements beginning in early 2008 based on its most recent forecast. The Company is considering several alternatives for raising additional capital during 2007.

One of the alternatives available to the Company is to refinance the $30 million bridge loan used to acquire ROVA with proceeds from an equity offering. Repaying this bridge loan would provide the Company access to the anticipated semi-annual cash distributions from ROVA which are currently required to be applied to the principal and interest payments due on the $30 million bridge loan. If the Company is unable to refinance the bridge loan, it has the option to extend the term of that loan to four years. If it elects to extend the loan beyond its initial one-year term, the Company will be required to issue warrants to the lender to purchase 150,000 shares of common stock at a premium of 15% to the then current stock price. These warrants would be exercisable for a three-year period from the date of issuance. If the term of the loan is extended, all cash distributions would continue to be required to be applied to the principal and interest payments on the loan through its term.

The Company is also considering a common stock rights offering which would allow the Company’s shareholders the opportunity to make an additional investment in the Company. There can be no assurance that a common stock rights offering can be completed on a timely basis, or at all.

The Company believes that one of the other alternatives available to it is the sale of one or more of the Company’s assets. There can be no assurance that any sale could be completed on terms acceptable to the Company.

The accompanying consolidated financial statements are prepared on a going concern basis and do not include any adjustments that might result from the outcome of the uncertainty regarding the Company’s ability to raise additional capital, refinance its debt obligations or sell some of its assets to meet its obligations.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Consolidation Policy

The Consolidated Financial Statements of Westmoreland Coal Company (the “Company”) include the accounts of the Company and its majority-owned subsidiaries, after elimination of intercompany balances and transactions. The Company uses the equity method of accounting for investments in affiliates where its ownership is between 20% and 50% and for partnerships and joint ventures in which less than a controlling interest is held.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has significant long-term liabilities relating to retiree health care, work-related injuries and illnesses, and defined benefit pension plans. Each of these liabilities is actuarially determined and the Company uses various actuarial assumptions, including discount rates and future cost trends, to estimate the costs and obligations for these items. In addition, the Company has significant asset retirement obligations that involve estimating the costs to reclaim mining lands and the timing of cash payments for such costs. If these assumptions do not materialize as expected, actual cash expenditures and costs incurred could differ materially from current estimates. Moreover, regulatory changes could increase the cost to satisfy these or additional obligations.

Coal Revenues

The Company recognizes coal sales revenue at the time title passes to the customer in accordance with the terms of the underlying sales agreements and after any contingent performance obligations have been satisfied. Coal sales revenue is recognized based on the pricing contained in the coal contracts in place at the time that title passes and any retroactive pricing adjustments to those contracts are recognized as revised agreements are reached with the customers and any performance obligations included in the revised agreements are satisfied.

Cash Equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents. All such instruments are carried at cost, which approximates market. Cash equivalents consist of Eurodollar time deposits, money market funds and bank repurchase agreements.

Inventories

Inventories, which include materials and supplies as well as raw coal, are stated at the lower of cost or market. Cost is determined using the average cost method.

Property, Plant and Equipment

Property, plant and equipment are carried at cost and include expenditures for new facilities and those expenditures that substantially increase the productive lives of existing plant and equipment. Maintenance and repair costs are expensed as incurred. Mineral rights and development costs are depleted based upon estimated recoverable proven and probable reserves. Plant and equipment are depreciated on a units-of-production or straight-line basis over the assets’ estimated useful lives, ranging from 3 to 40 years. The Company assesses the carrying value of its property, plant and equipment for impairment whenever events or changes in

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing estimated undiscounted cash flows expected to be generated from such assets to their net book value. If net book value exceeds estimated cash flows, the asset is written down to fair value. When an asset is retired or sold, its cost and related accumulated depreciation and depletion are removed from the accounts. The difference between the net book value of the asset and proceeds on disposition is recorded as a gain or loss. Fully depreciated plant and equipment still in use is not eliminated from the accounts.

Deferred Overburden Removal Costs

The Company accounts for the costs of removing overburden (stripping costs) in accordance with EITF Issue No. 04-6, “Accounting For Stripping Costs Incurred During Production In The Mining Industry” (“EITF No. 04-6”). All stripping costs incurred after January 1, 2006 during the production phase are absorbed into inventory and recognized as a component of cost of sales — coal in the same period the related revenue is recognized. Stripping costs incurred in 2005 and 2004, prior to the January 1, 2006 effective date of EITF No. 04-6, during the production phases were capitalized and deferred and then expensed as cost of sales — coal using methods and estimates consistent with those used to account for pre-production costs.

During the development of the Company’s mines, before production commences, the costs of removing overburden, net of amounts reimbursed by customers, are capitalized as part of the depreciable cost of building and constructing the mine. Those costs are amortized on a unit of production basis as the coal is produced, based on estimates of total reserves.

Income Taxes

The Company accounts for deferred income taxes using the asset and liability method. Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been reflected in the Company’s financial statements based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities, as well as net operating loss and tax credit carryforwards, using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company establishes a valuation allowance against its net deferred tax assets to the extent the Company believes that it is more likely than not that it will not realize the net deferred tax assets. The ultimate realization of deferred tax assets is dependent upon the generation of the appropriate type of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Postretirement Health Care Benefits and Pension Plans

The Company and its subsidiaries provide certain health care benefits for retired employees and their dependents either voluntarily or as a result of the Coal Act. Substantially all of the Company’s current employees may also become eligible for these benefits if certain age and service requirements are met at the time of termination or retirement as specified in the plan document. The majority of these benefits are provided through self-insured programs.

The Company accounts for postretirement benefits other than pensions in accordance with SFAS No. 106 “Employers’ Accounting for Postretirement Benefits Other Than Pensions” (“SFAS 106”), as amended by SFAS No. 158 “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS No. 106 requires the cost to provide the benefits to be accrued over the employees’ period of active service. These costs are determined on an actuarial basis.

The Company elected under SFAS No. 106 to amortize its transition obligation for past service costs relating to these benefits over a twenty year period. Unrecognized actuarial gains and losses are amortized

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

over the estimated average remaining service period for active employee plans and over the estimated average remaining life expectancy of the participants for retiree plans.

For UMWA represented union employees who retired prior to 1976, the Company provides similar medical benefits by making payments to a multiemployer union trust fund. The Company expenses such payments when they become due.

The Company sponsors non-contributory defined benefit pension plans which are accounted for in accordance with SFAS No. 87 “Employers’ Accounting for Pensions” (“SFAS 87”), as amended by SFAS No. 158. SFAS No. 87 requires the cost to provide the benefits to be accrued over the employees’ period of active service. These costs are determined on an actuarial basis.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS 158. This statement requires balance sheet recognition of the overfunded or underfunded status of pension and postretirement benefit plans. Under SFAS 158, actuarial gains and losses, prior service costs or credits, and any remaining transition assets or obligations that have not been recognized under previous accounting standards must be recognized as assets or liabilities with a corresponding adjustment to accumulated other comprehensive income, net of tax effects, until they are amortized as a component of net periodic benefit cost. SFAS 158 is effective for publicly-held companies for fiscal years ending after December 15, 2006. Based on the Company’s unfunded obligations as of December 31, 2006, the Company’s assets decreased by approximately $4.5 million, and liabilities for pension and other postretirement benefit plans were increased by approximately $90.7 million, which resulted in an increase in shareholders’ deficit of approximately $95.2 million. The adoption of SFAS 158 will not affect the Company’s future pension and postretirement medical benefit expenses, as determined under the provisions of SFAS 106 and SFAS 87.

Workers’ Compensation Benefits

The Company is self-insured for workers’ compensation claims incurred prior to 1996. Workers’ compensation claims incurred after January 1, 1996 are covered by a third party insurance provider.

The liabilities for workers’ compensation claims are actuarially determined estimates of the ultimate losses incurred based on the Company’s experience, and include a provision for incurred but not reported losses. Adjustments to the probable ultimate liabilities are made annually based on subsequent developments and experience and are included in operations at the time of the revised estimate.

Effective January 1, 2005, Westmoreland changed its method of accounting for workers’ compensation. Under the new method, the liability is recorded on a discounted basis. The gross obligation is actuarially determined using historical five year trends for workers’ compensation medical expenses and life expectancies. A risk-free interest rate (4.75% at December 31, 2006) is then used to present value the obligation. Westmoreland believes this change is preferable since it aligns the accounting of workers’ compensation liabilities with the Company’s other long-term employee benefit obligations, which are recorded on a discounted basis. In addition, these obligations have a predictable payment pattern. The change decreased the workers’ compensation liability by $2.7 million at January 1, 2005. If this change were applied retroactively, the loss for 2004 would have decreased by $1.0 million ($0.12 per share).

Asset Retirement Obligations

SFAS No. 143, “Accounting for Asset Retirement Obligations”, addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company’s asset retirement obligation (“ARO”) liabilities primarily consist of estimated costs related to reclaiming surface land and support facilities at its mines in accordance with federal and state reclamation laws as defined by each mining permit.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The Company estimates its ARO liabilities for final reclamation and mine closure based upon detailed engineering calculations of the amount and timing of the future costs for a third party to perform the required work. Cost estimates are escalated for inflation, and then discounted at the credit-adjusted risk-free rate. The Company records an ARO asset associated with the initial recorded liability. The ARO asset is amortized based on the units of production method over the estimated recoverable, proven and probable reserves at the related mine, and the ARO liability is accreted to the projected settlement date. Changes in estimates could occur due to revisions of mine plans, changes in estimated costs, and changes in timing of the performance of reclamation activities.

Reclamation Deposits and Contractual Third Party Reclamation Receivables

Certain of the Company’s customers have either agreed to reimburse the Company for reclamation expenditures as they are incurred or have pre-funded a portion of the expected reclamation costs. Amounts received from customers and held on deposit are recorded as reclamation deposits. Amounts that are reimbursable by customers are recorded as third party reclamation receivables when the related reclamation obligation is recorded.

Financial Instruments

Pursuant to SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, the Company is required to disclose the fair value of financial instruments where practicable. The carrying amounts of cash equivalents, accounts receivable and accounts payable reflected on the balance sheets approximate the fair value of these instruments due to the short duration to maturities. The fair value of long-term debt is based on the interest rates available to the Company for debt with similar terms and maturities.

Comprehensive Income

During 2006, 2005, and 2004, the Company recognized an additional minimum pension liability as a result of the accumulated pension benefit obligation exceeding the fair value of pension plan assets at year end. The additional minimum liability is reported as a separate component of other comprehensive loss. The additional minimum liability decreased by $1.7 million in 2006, and increased by $3.4 million and $1.2 million in 2005 and 2004, respectively.

During 2006, the Company adopted SFAS 158 (as discussed in note 3) and recognized the underfunded status of its pension and postretirement benefit plans. Based on its unfunded obligations, the Company recorded an unfunded pension liability of $4.8 million and an unfunded postretirement benefit obligation of $90.4 million as a cumulative effect adjustment to accumulated other comprehensive loss in shareholder’s deficit.

In 1992, ROVA entered into interest rate exchange agreements (“swap agreements”) with banks which were created for the purpose of securing a fixed interest rate. These swap agreements were classified as cash flow hedges, and therefore, unrealized gains and losses on these swap agreements were recorded as a separate component of accumulated other comprehensive loss in shareholder’s deficit. The swap agreements were settled during 2006.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following is a summary of other comprehensive loss for the years ending December 31, 2004, 2005, and 2006:

		Unfunded	Unrealized	Accumulated
	Unfunded	Postretirement	Gain (Loss) on	Other
	Pension	Benefit	Interest Rate	Comprehensive
	Liability	Obligation	Swap	Income (Loss)
	(In thousands)

Balance at January 1, 2004	$(6,737)	$—	$(1,510)	$(8,247)
Increase in minimum pension liability	(1,222)	—	—	(1,222)
Unrealized gain (loss) on interest rate swap	—	—	940	940

Balance at December 31, 2004	(7,959)	—	(570)	(8,529)
Increase in minimum pension liability	(3,388)	—	—	(3,388)
Unrealized gain (loss) on interest rate swap	—	—	508	508

Balance at December 31, 2005	(11,347)	—	(62)	(11,409)
Decrease in minimum pension liability	1,744	—	—	1,744
Adjustment for funded status of pension and postretirement medical benefit plans upon adoption of SFAS 158	(4,782)	(90,412)	—	(95,194)
Unrealized gain (loss) on interest rate swap	—	—	62	62

Balance at December 31, 2006	$(14,385)	$(90,412)	$—	$(104,797)

Earnings Per Share

Basic earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is determined on the same basis except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of stock options and stock appreciation rights (SARs), if dilutive, and the impact of restricted stock outstanding. The number of additional shares from options and SARs is calculated by assuming that outstanding stock options were exercised and that the proceeds from such exercises were used to acquire shares of common stock at the average market price during the reporting period. The number of additional shares from restricted stock is calculated by assuming that an amount equal to the unamortized compensation costs attributable to the restricted shares outstanding is used to acquire shares of common stock at the average market price during the reporting period. For the years ended December 31, 2006, 2005 and 2004, the Company reported a net loss applicable to common shareholders, as a result, all potential shares were antidilutive.

The following is a summary of the securities that could potentially dilute basic earnings per share, but have been excluded from the computations of diluted income loss per share for the years ended December 31, 2006, 2005 and 2004:

	Years Ended December 31,
	2006	2005	2004
	(Shares in thousands)

Outstanding SARs and options to purchase common stock excluded because the strike prices of the options exceeded the average price of common stock during the period	170	—	10
Other outstanding SARS and options to purchase common stock, and restricted stock excluded because the impact would have been antidilutive	946	1,166	1,062

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income tax positions. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 but does not believe the adoption of FIN 48 will have a material impact on its Consolidated Financial Statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which clarifies the definition of fair value, establishes guidelines for measuring fair value, and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements and eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 will be effective for the Company on January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 157 but does not believe the adoption of SFAS 157 will have a material impact on its Consolidated Financial Statements.

2.	ROVA ACQUISITION

On June 29, 2006, the Company acquired a 50% interest in a partnership which owns the 230 MW Roanoke Valley power plant located in Weldon, North Carolina (“ROVA”) from a subsidiary of E.ON U.S. LLC — formerly LG&E Energy LLC. The acquisition increased the Company’s ownership interest in the partnership to 100%. As part of the transaction, the Company acquired certain additional assets from LG&E Power Services LLC, a subsidiary of E.ON U.S. LLC, consisting primarily of five contracts under which two subsidiaries of the Company will now operate and provide maintenance services to ROVA and four power plants in Virginia owned by Dominion Virginia Power. These contracts are referred to as operating agreements.

The Company paid $27.5 million in cash at closing for the 50% interest in ROVA. In conjunction with the acquisition of ROVA, the Company paid a $2.5 million fee to Dominion North Carolina Power in exchange for its agreement to waive the right of first refusal which it claimed to have in connection with the transaction. The total purchase price of $30.3 million included $0.3 million in transaction costs. The Company also contributed $5.0 million to ROVA which was deposited into a debt protection account to replace collateral previously provided by E.ON U.S. LLC.

The Company financed the acquisition and the deposit to the debt protection account with a $30 million bridge loan facility from SOF Investments, L.P. (“SOF”), a $5 million term loan with First Interstate Bank, and with corporate funds (see Note 6).

As a result of the acquisition, the accounts of ROVA have been included in the consolidated balance sheet beginning on June 30, 2006. For financial reporting purposes, the acquisition is deemed to have occurred on June 30, 2006, and ROVA’s results of operations have been consolidated with the Company’s beginning July 1, 2006. The purchase price has been allocated based upon an appraised fair value of the identifiable assets acquired and liabilities assumed. The excess of fair value of the net identifiable assets acquired over the purchase price was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to property, plant, and equipment and intangible assets.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The $30.3 million purchase price for the additional 50% of ROVA acquired was allocated as follows (in thousands):

Assets:

Cash	$10,951
Accounts receivable	9,113
Inventory	570
Property, plant, and equipment	91,441
Restricted assets	11,613
Intangible assets	14,266
Other assets	276

Total assets	138,230

Liabilities:

Accounts payable	2,298
Accrued interest	896
Debt	90,660
Other liabilities	14,054

Total liabilities	107,908

Total purchase price	$30,322

Restricted assets represent restricted cash deposits required to be maintained under ROVA’s debt agreement. Debt consists of term loans and bonds issued which were used primarily to fund the construction of the facility and qualified expenditures.

The initial accounts of ROVA, including the effects of the purchase price adjustments attributable to the acquisition, that were included in the Company’s Consolidated Balance Sheet of June 30, 2006 as a result of the acquisition and consolidation of 100% of ROVA are as follows (in thousands):

Assets:

Cash	$21,901
Accounts receivable	10,794
Inventory	1,157
Property, plant, and equipment	205,720
Restricted assets	28,226
Intangible assets	14,266
Other assets	3,261

Total assets	285,325

Liabilities:

Account payable	5,368
Accrued interest	1,793
Debt	205,986
Other liabilities	14,856

Total liabilities	$228,003

Elimination of equity method investment in ROVA	$57,322

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Intangible assets and liabilities acquired include the estimated fair value of two power purchase agreements and two coal supply agreements. The Company recorded an asset of $0.3 million for one of the power purchase agreements, assets totaling $13.3 million for the two coal supply agreements, and a liability of $13.3 million for the other power purchase agreement. The intangible assets and liabilities are being amortized over the terms of the related agreements. The net amortization of the intangible asset for the coal supply agreement and the intangible liability for the power purchase agreement was $0.3 million in 2006.

The following table summarizes the consolidated pro forma results of operations for the combined companies for the years ended December 31, 2006 and 2005 had the ROVA acquisition taken place at the beginning of those periods (in thousands, except per share data):

	Pro Forma
	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005

Revenues	$483,205	$443,148
Income (loss) from operations	9,751	(3,126)
Net loss applicable to common shareholders	(18,404)	(26,662)
Earnings (loss) per share
Basic:	$(2.10)	$(3.22)
Diluted:	$(2.10)	$(3.22)

ROVA’s historical accounting policy for revenue recognition has been to record revenue as amounts were invoiced pursuant to the provisions of the power sales agreements. The power sales agreements were entered into prior to the effective date of EITF 91-06, “Revenue Recognition of Long-Term Power Sales Contracts”. Accordingly, the agreements were not subject to the accounting requirements of that consensus. The agreements also were entered into prior to the effective date of the consensus of EITF 01-08, “Determining Whether an Arrangement Contains a Lease” (“EITF 01-08”), and accordingly were not subject to the accounting requirement of that consensus.

With the Company’s acquisition of the remaining 50% interest in ROVA, the power sales agreements are considered to be within the scope of EITF 01-08. Under the provisions of EITF 01-08 the power sales arrangements are considered to contain a lease within the scope of SFAS No. 13, “Accounting for Leases”. The lease is classified as an operating lease, and as a result, the Company recognizes amounts invoiced under the power sales agreements as revenue based on the per kilowatt hour weighted average of the capacity payments estimated to be received over the remaining term of the power sales agreements. The capacity payments that ROVA receives are higher in the first 15 years of the power sales agreements (through 2009 for ROVA I and 2010 for ROVA II), but decrease for the remaining 10 years of the agreements. As a result of this change in revenue recognition, adjustments were included in the pro forma statements of operations presented above to reduce revenue in 2006 and 2005 by $28.6 million and $29.0 million, respectively.

The pro forma statements of operations also include adjustments for the amortization of intangible assets, amortization of fair market value adjustments to property, plant, and equipment and debt, and interest expense on the acquisition debt.

3.	CHANGES IN ACCOUNTING PRINCIPLES

In September 2006, the FASB issued SFAS No. 158, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS 158”). This statement requires balance sheet recognition of the overfunded or underfunded status of pension and postretirement benefit plans. Under SFAS 158, actuarial gains and losses, prior service costs or credits, and any remaining transition assets or obligations that have not been recognized under previous accounting standards must be recognized as assets or liabilities with a corresponding

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

adjustment to accumulated other comprehensive loss, net of tax effects, until they are amortized as a component of net periodic benefit cost. SFAS 158 is effective for publicly-held companies for fiscal years ending after December 15, 2006. Based on the Company’s unfunded obligations as of December 31, 2006, the Company’s assets decreased by approximately $4.5 million, and liabilities for pension and other postretirement benefit plans increased by approximately $90.7 million, resulting in an increase in shareholders’ deficit of approximately $95.2 million. The adoption of SFAS 158 will not affect the Company’s future pension and postretirement medical benefit expenses, as determined under the provisions of SFAS 106 and SFAS 87.

The following is a summary of the effect of the adoption of SFAS 158 on the Company’s Balance Sheet as of December 31, 2006 (in thousands):

	Before		After
	Adopting	Adjustments to	Adopting
	SFAS 158	Adopt SFAS 158	SFAS 158
	Increase/(Decrease)

ASSETS
Pension assets — noncurrent	$4,469	$(4,469)	$—
LIABILITIES
Postretirement medical costs — current	16,968	—	16,968
Pension and SERP obligations — current	76	—	76
Postretirement medical costs — noncurrent	133,002	90,412	223,414
Pension and SERP obligations — noncurrent	22,502	313	22,815
SHAREHOLDERS’ DEFICIT
Accumulated other comprehensive loss	9,603	95,194	104,797

Recognition of Revenue Under Power Sales Agreements

In connection with the acquisition of the remaining 50% interest in ROVA, the Company has applied the provisions of EITF 01-08, “Determining Whether an Arrangement Contains a Lease” (see Note 2) to two power sales agreements. A portion of the capacity payments under ROVA’s two power sales agreements are considered to be operating leases under EITF 01-08. Under both agreements, ROVA invoices and collects the capacity payments based on kilowatt hours produced if the units are dispatched or for the kilowatt hours of available capacity if the units are not fully dispatched. Under the power sales agreement for ROVA II, ROVA also collects capacity payments during periods of scheduled outages based on the kilowatt hours of dependable capacity of the unit. The capacity payments that ROVA invoices and collects are higher in the first 15 years of the power sales agreements (through 2009 for ROVA I and 2010 for ROVA II), but decrease for the remaining 10 years of the agreements due to a reduction in the rate paid per MW hour of capacity. Effective July 1, 2006, the Company is recognizing amounts invoiced under the power sales agreements as revenue on a pro rata basis, based on the weighted average per kilowatt hour capacity payments estimated to be received over the remaining term of the power sales agreements. Under this method of recognizing revenue, $14.5 million of amounts invoiced during 2006 have been deferred from recognition until 2010 and beyond.

Deferred Overburden Removal Costs

In June 2005, the FASB ratified a modification to the consensus reached in EITF 04-06. The EITF clarified that stripping costs incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. The effect of initially applying this consensus is accounted for in a manner similar to a cumulative effect adjustment with the adjustment recognized in the opening balance of retained earnings in the year of adoption. The Company adopted EITF 04-6 effective January 1, 2006. The adjustment to eliminate deferred stripping costs, previously recorded on the balance sheet as deferred overburden removal costs, was recorded

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

as a $16.8 million cumulative effect adjustment to the beginning accumulated deficit as of January 1, 2006. During 2006, net loss reported was less than $0.1 million less than it would have been under the Company’s previous methodology of accounting for deferred stripping costs.

Share-Based Payments

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”), which replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123(R) requires all share-based payments to employees and directors, including grants of stock options, be recognized in the financial statements based on their fair values.

The Company adopted SFAS No. 123(R) on January 1, 2006, as prescribed, using the modified prospective method. Accordingly, compensation expense for all newly granted awards and awards modified, repurchased, or cancelled after January 1, 2006 is being recognized ratably over the vesting period based on the fair value of the awards at the date of grant.

Compensation expense for the unvested portion of stock option awards that were outstanding as of January 1, 2006 is being recognized ratably over the remaining vesting period, based on the fair value of the awards at date of grant as calculated for the pro forma disclosure under SFAS No. 123. See Note 12 “Incentive Stock Options and Stock Appreciation Rights”.

There was no cumulative effect adjustment recorded in the Company’s Statement of Operations for the change in accounting related to the adoption of SFAS 123(R). The adoption of SFAS 123(R) had the effect of increasing the net loss for the year ended December 31, 2006 by approximately $0.6 million.

Staff Accounting Bulletin No. 108 (“SAB 108”)

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin, or SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”. SAB No. 108 provides guidance for quantifying and assessing the materiality of misstatements of financial statements, including uncorrected misstatements that were not material to prior years’ financial statements. SAB 108 provides for a one time transitional adjustment to retained earnings (accumulated deficit) for errors which were not previously deemed to be material, but which are material under the guidance of SAB 108. The Company adopted SAB No. 108 and recorded a cumulative effect adjustment to correct its accounting for accrued postretirement medical benefits, and to correct a litigation accrual that should have been recorded in purchase accounting in 2001.

4.	INVESTMENT IN INDEPENDENT POWER PLANTS

Westmoreland Energy LLC (“WELLC”), a wholly owned subsidiary of the Company, has acquired general and limited partner interests in partnerships which were formed to develop and own cogeneration and other non-regulated independent power plants. As of December 31, 2006, the Company owns a 4.49% interest in partnerships which own a 290 MW power plant in Ft. Lupton, Colorado (“Ft. Lupton”). The Company’s share of the earnings of Ft. Lupton were $0.4 million, $0.5 million, and $0.3 million for the years ended December 31, 2006, 2005, and 2004, respectively.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Prior to the acquisition of the remaining ownership interest in ROVA in 2006, the Company owned a 50% interest in ROVA. The following is a summary of ROVA’s balance sheet as of December 31, 2005 and its results of operations for the six months ended June 30, 2006 and the years ended December 31, 2005 and 2004:

ROVA Balance Sheet December 31,	2005
(In thousands)

Assets
Current assets	$46,458
Property, plant and equipment, net	228,323
Other assets	25,872

Total assets	$300,653

Liabilities and equity
Current liabilities	$45,482
Long-term debt and other liabilities	158,002
Other liabilities	526

Equity	96,643

Total liabilities and equity	$300,653

WELLC’s share of equity	$50,869

Income Statements
Six months ended June 30, 2006 and
Years Ended December 31,	2006	2005	2004
	(In thousands)

Revenues	$55,104	$109,991	$112,669
Operating income	20,136	36,899	38,665
Net income	14,512	24,396	25,063

WELLC’s share of earnings	$7,315	$12,272	$12,559

The results of operations for 2006 include the period from January 1, 2006 to June 30, 2006. Thereafter, the results of operations of ROVA are consolidated.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

5.	RESTRICTED CASH AND BOND COLLATERAL

The Company’s restricted cash and bond collateral consist of the following:

	Restricted Cash and Bond Collateral
	December 31,	December 31,
	2006	2005
	(In thousands)

Corporate:
Workers’ compensation bonds	$5,512	$5,349
Postretirement health benefit bonds	4,436	4,225
Coal Segment:
Westmoreland Mining — debt reserve account	10,312	10,018
Westmoreland Mining — prepayment account	15,123	12,217
Reclamation bond collateral:
Absaloka Mine	3,702	1,613
Jewett Mine	1,057	1,000
Rosebud Mine	89	71
Beulah Mine	71	70
ROVA:
Debt protection account	28,141	—
Ash reserve account	627	—
Repairs and maintenance account	583	—

Total restricted cash & bond collateral	69,653	34,563
Less current portion	(3,300)	—

Total restricted cash and bond collateral, less current portion	$66,353	$34,563

For all of its restricted cash and bond collateral accounts, the Company can select from several investment options for the funds and receives the investment returns on these investments.

Corporate

The Company is required to obtain surety bonds in connection with its self-insured workers’ compensation plan and certain health care plans. The Company’s surety bond underwriters require collateral to issue these bonds. As of December 31, 2006 and 2005, the amount held in collateral accounts was $5.5 million and $5.3 million respectively, for the workers’ compensation plan and $4.4 million and $4.2 million respectively, for health care plans.

Coal Segment

Pursuant to the WML term loan agreement, WML is required to maintain a debt service reserve account and a long-term prepayment account. As of December 31, 2006 and December 31, 2005, there was a total of $10.3 million and $10.0 million, respectively in the debt service reserve account. The prepayment account is to be used to fund a $30.0 million payment due December 31, 2008 for the Series B notes. There was $15.1 million and $12.2 million in the prepayment account at December 31, 2006 and 2005, respectively.

As of December 31, 2006 the Company had reclamation bond collateral in place for its active Absaloka, Rosebud, Jewett and Beulah mines. These government-required bonds assure that coal mining operations comply with applicable federal and state regulations relating to the performance and completion of final

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

reclamation activities. The amounts deposited in the bond collateral account secure the bonds issued by the bonding company.

ROVA

Pursuant to the terms of its Credit Agreement, ROVA must maintain a debt protection account (“DPA”). At December 31, 2006 the DPA was funded with $28.1 million. Additional funding of the DPA of $1.1 million per year is required through 2008. The required funding level is reduced by $6.7 million in 2009 and by $3.0 million in 2010.

The Credit Agreement also requires ROVA to fund a repairs and maintenance account and an ash reserve account totaling $3.2 million from January 31, 2004 through January 31, 2010, after which date the funding requirement reduces to $2.8 million. The funds for the repairs and maintenance account are required to be deposited every six months based on a formula contained in the agreement. The ash reserve account was fully funded at December 31, 2006. As of December 31, 2006, these accounts had a combined balance of $1.2 million.

6.	LINES OF CREDIT AND LONG-TERM DEBT

The amounts outstanding at December 31, 2006 and 2005 under the Company’s lines of credit and long-term debt consist of the following:

	Current Portion of Debt		Total Debt Outstanding
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
	(In thousands)

Corporate debt:
Revolving line of credit	$—	$—	$8,500	$5,500
Westmoreland Mining debt:
Revolving line of credit	—	—	4,500	—
Westmoreland Mining term debt:
Series B Notes	12,000	11,300	56,600	67,900
Series C Notes	—	—	20,375	20,375
Series D Notes	—	—	14,625	14,625
Other term debt	1,311	1,137	3,474	3,843
ROVA debt:
ROVA acquisition bridge loan	30,000	—	30,000	—
ROVA acquisition term loan	5,000	—	5,000	—
ROVA term debt	28,492	—	162,933	—

Total debt outstanding	$76,803	$12,437	$306,007	$112,243

The ROVA current and total term debt includes debt premiums of $0.8 million and $4.9 million, respectively.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The maturities of all long-term debt and the revolving credit facilities outstanding at December 31, 2006 are (in thousands):

2007	$76,008
2008	90,880
2009	43,502
2010	27,187
2011	20,500
Thereafter	43,000

$301,077

Corporate Revolving Line of Credit

The Company has a $14.0 million revolving credit facility with First Interstate Bank. Interest is payable monthly at the bank’s prime rate (8.25% per annum at December 31, 2006). The Company is required to maintain financial ratios relating to liquidity, indebtedness, and net worth. As of December 31, 2006, the Company was in compliance with such covenants. The revolving credit facility is collateralized by the Company’s stock in Westmoreland Resources Inc. (“WRI”), which owns the Absaloka Mine in Big Horn County, Montana, and the dragline located at WRI’s Absaloka mine. In June 2006, the term of this facility was extended to June 30, 2008.

Westmoreland Mining LLC

Westmoreland Mining LLC (“WML”) has a $20.0 million revolving credit facility (the “Facility”) with PNC Bank, National Association (“PNC”) which expires on April 27, 2008. The interest rate is either PNC’s Base Rate plus 1%, or a Euro-Rate plus 3%, at WML’s option. As of December 31, 2006, the interest rate under the Facility is 9.25% per year. In addition, a commitment fee of 1/2 of 1% of the average unused portion of the available credit is payable quarterly. The amount available under the facility is based upon, and any outstanding amounts are secured by, eligible accounts receivable.

WML has a term loan agreement under which $56.6 million in Series B Notes, $20.4 million in Series C Notes and $14.6 million in Series D Notes are outstanding as of December 31, 2006. The Series B Notes bear interest at a fixed interest rate of 9.39% per annum; the Series C Notes bear interest at a fixed rate of 6.85% per annum; and the Series D Notes bear interest at a variable rate based upon LIBOR plus 2.90% (8.26% per annum at December 31, 2006). All of the notes are secured by the assets of WML and the term loan agreement requires the Company to comply with certain covenants and minimum financial ratio requirements related to liquidity, indebtedness, and capital investments. As of December 31, 2006, WML was in compliance with such covenants.

The Company engages in leasing transactions for equipment utilized in operations. Certain leases at the Rosebud Mine qualify as capital leases and were recorded as an asset and liability at the net present value of the minimum lease payments at the inception of the leases. The present value of these lease payments at December 31, 2006 and 2005 was $3.2 million and $3.4 million respectively, at a weighted average interest rate of 4.68% and 5.22%, respectively. The Jewett Mine also has a note payable outstanding from the purchase of a parcel of land at December 31, 2006, in the amount of $0.3 million ($0.5 million at December 31, 2005), with interest payable at 6.0% annually.

ROVA

The Company funded the ROVA acquisition and debt protection account deposit in part with a $30.0 million bridge loan facility from SOF Investments, L.P. (“SOF”) and a $5.0 million term loan with First

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Interstate Bank. The SOF bridge loan has a one-year term extendable to four years at the option of the Company. The loan bears interest at the London Interbank Offering Rate (“LIBOR”) plus 4% (9.53% per annum at December 31, 2006). The Company also paid SOF a 1% closing fee. If the Company elects to extend the loan beyond its initial one-year term, it will be required to issue warrants to purchase 150,000 shares of the Company’s common stock to SOF at a premium of 15% to the then current stock price. These warrants would be exercisable for a three-year period from the date of issuance. The loan is secured by a pledge of the semi-annual cash distributions from ROVA commencing in January 2007 as well as pledges from the Company’s subsidiaries that directly or indirectly acquired the operating agreements.

The $5.0 million term loan with First Interstate Bank has a one-year term expiring June 29, 2007. Interest is payable at the bank’s prime rate (8.25% per annum at December 31, 2006).

On December 18, 1991, ROVA entered into a Credit Agreement (“Tranche A”) with a consortium of banks (the “Banks”) and an institutional lender for the financing and construction of the first ROVA facility. On December 1, 1993, the Credit Agreement was amended and restated (“Tranche B”) to allow for the financing and construction of the second ROVA facility. Under the terms of the Credit Agreement, ROVA was permitted to borrow up to $229.9 million from the banks (“Bank Borrowings”), $120.0 million from an institutional lender, and $36.8 million in tax-exempt facility revenue bonds (“Bond Borrowings”) under two indenture agreements with the Halifax County, North Carolina, Industrial Facilities and Pollution Control Financing Authority (“Financing Authority”). The borrowings are evidenced by promissory notes and are secured by substantially all of the book value of ROVA’s assets including land, the facilities, ROVA’s equipment, inventory, accounts receivable, certain other assets and assignment of all material contracts. Bank Borrowings amounted to $51.2 million at December 31, 2006, and mature in 2008. The Credit Agreement provides for interest to be paid on the Bank Borrowings at rates set at varying margins in excess of the Banks’ base rate, LIBOR or certificate of deposit rate, for various terms from one day to one year in length, each selected by ROVA when amounts are borrowed. The weighted average interest rate on the Bank Borrowings at December 31, 2006, was 6.9% per annum.

Under the terms of the Credit Agreement, interest on the Tranche A institutional borrowings is fixed at 10.42% per annum and interest on the Tranche B institutional borrowings is fixed at 8.33% per annum. The Credit Agreement requires repayment of the Tranche A institutional borrowings in 38 semiannual installments ranging from $0.9 million to $4.3 million. Payment of the Tranche A institutional borrowings commenced in 1996 and is currently scheduled to be completed in 2014.

The Credit Agreement requires repayment of the Tranche B institutional borrowings in 40 semiannual installments ranging from $0.3 million to $6.5 million. Payment of the Tranche B institutional borrowings commenced in 1996 and is currently scheduled to be completed in 2015.

In accordance with the indenture agreements, the Financing Authority issued $29.5 million of 1991 Variable Rate Demand Exempt Facility Revenue Bonds (“1991 Bond Borrowings”) and $7.2 million of 1993 Variable Rate Demand Exempt Facility Revenue Bonds (“1993 Bond Borrowings”). The 1991 Bond Borrowings and the 1993 Bond Borrowings are secured by irrevocable letters of credit in the amounts of $30.1 million and $7.4 million, respectively, which were issued by the banks. The weighted average interest rate on the bonds at December 31, 2006 was 4.03% per annum. The 1991 Bond Indenture Agreement requires repayment of the 1991 Bond Borrowings in four semi-annual installments of $1.2 million, $1.2 million, $14.8 million, and $12.4 million. The first installment of the 1991 Bond Borrowings is due in January 2008. The 1993 Indenture Agreement requires repayment of the 1993 Bond Borrowings in three semi-annual installments of $1.6 million, $1.8 million and $3.8 million. The first installment is due in July 2009.

Irrevocable letters of credit in the amounts of $4.5 million and $1.5 million were issued to ROVA’s customer by the banks on behalf of ROVA for ROVA I and ROVA II, respectively, to ensure performance under their respective power sales agreements.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The debt agreements contain various restrictive covenants primarily related to construction of the facilities, maintenance of the property, and required insurance. Additionally, financial covenants include restrictions on incurring additional indebtedness and property liens, paying cash distributions to the partners, and incurring various commitments without lender approval. At December 31, 2006, ROVA was in compliance with the various covenants.

7.	POSTRETIREMENT MEDICAL BENEFITS

Single-Employer Plans

The Company and its subsidiaries provide certain health care benefits for retired employees and their dependents either voluntarily or as a result of the Coal Act. Under the Coal Act, the Company is required to provide postretirement medical benefits for certain UMWA miners and their dependants by making payments into certain benefit plans. Substantially all of the Company’s current employees may also become eligible for these benefits if certain age and service requirements are met at the time of termination or retirement as specified in the related plan documents. These benefits are provided through self-insured programs. The Company follows SFAS No. 106 as amended by SFAS No. 158 and has elected to amortize its unrecognized, unfunded accumulated postretirement benefit obligation over a 20-year period.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following table sets forth the actuarial present value of postretirement medical benefit obligations and amounts recognized in the Company’s financial statements:

December 31,	2006	2005
	(In thousands)

Change in benefit obligations:
Net benefit obligation at beginning of year	$274,047	$259,776
Service cost	829	534
Interest cost	13,670	14,612
Plan amendments	2,214	—
Plan participant contributions	129	113
Actuarial (gain) loss	(34,879)	16,000
Gross benefits paid	(17,012)	(16,988)
Federal subsidy on benefits paid	1,384	—

Net benefit obligation at end of year	240,382	274,047

Change in plan assets:
Employer contributions	15,500	16,875
Plan participant contributions	129	113
Benefits paid, net of federal subsidy	(15,629)	(16,988)
Fair value of plan assets at end of year	—	—

Funded status at end of year	$(240,382)	$(274,047)

Amounts recognized in the balance sheet consist of:
Current liabilities	$(16,968)	$(17,160)
Noncurrent liabilities	(223,415)	(124,746)
Accumulated other comprehensive loss	90,412	—

Net amount recognized	$(149,971)	$(141,906)

Amounts recognized in accumulated other Comprehensive loss consists of:
Net actuarial loss	$69,784
Prior service cost	336
Transition obligation	20,292

	$90,412
Assumptions:
Discount rate	5.80%	5.55%

The present value of the actuarially determined liability for postretirement medical costs decreased approximately $33.7 million between December 31, 2005 and 2006, principally because of the increase in discount rate and favorable changes in mortality, termination, and retirement experience. The discount rate is adjusted annually based on an Aa corporate bond index adjusted for the difference in the duration of the bond index and the duration of the benefit obligations.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The components of net periodic postretirement benefit cost are as follows:

Year Ended December 31,	2006	2005	2004
	(In thousands)

Components of net periodic benefit cost:
Service cost	$829	$534	$482
Interest cost	13,670	14,612	14,837
Amortization of:
Transition obligation	3,381	3,381	4,100
Prior service cost	(18)	(106)	—
Actuarial loss	5,702	6,124	4,278

Total net periodic benefit cost	$23,564	$24,545	$23,697

Assumptions:
Discount rate	5.55%	5.75%	6.25%

Of the total net periodic benefit cost, $22.0 million, $23.5 million and $22.9 million relates to the Company’s former Eastern mining operations and is included in heritage health benefit costs in 2006, 2005, and 2004, respectively. The remainder of $1.6 million, $1.0 million and $0.8 million, respectively, relates to current operations and is included in selling and administrative expenses.

The health care cost trend assumed on covered charges was 10.0% for 2007, decreasing by 1% per year to an ultimate trend of 5.0% in 2012 and beyond. The assumed health care cost trend rates have a significant effect on the amounts reported for postretirement health care benefits.

The effect of a one percent change on the health care cost trend rate used to calculate periodic postretirement medical costs and the related benefit obligation are summarized in the table below:

	Postretirement Benefits
	1% Increase	1% Decrease
	(In thousands)

Effect on service and interest cost components	$1,596	(1,347)
Effect in postretirement benefit obligation	$24,935	(21,125)

Based on the same assumptions used in measuring the Company’s benefit obligation at December 31, 2006, the Company expects to pay health benefits in each year from 2007 to 2011 of $17.0 million, $17.7 million, $18.3 million, $18.7 million, and $18.8 million, respectively. The aggregate health benefits expected to be paid in the five-years from 2012 to 2016 are $90.0 million.

Multiemployer Plan (Combined Benefit Fund)

The Company makes payments to the UMWA Combined Benefit Fund (“CBF”), which is a multiemployer health plan neither controlled by or administered by the Company. The CBF is designed to pay health care benefits to UMWA workers (and dependents) who retired prior to 1976. The Company is required by the Coal Act to make monthly premium payments into the CBF. These payments are based on the number of the Company’s UMWA employees who retired prior to 1976, and the Company’s pro-rata assigned share of UMWA retirees whose companies are no longer in business. The Company expenses payments to the CBF when they are due. Payments in 2006, 2005 and 2004 were $3.6 million, $4.6 million and $5.4 million, respectively. As discussed in Note 18, the Company expects to recover excessive premium payments made in prior years.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Workers’ Compensation Benefits

The Company was self-insured for workers’ compensation benefits prior to January 1, 1996. Beginning in 1996, the Company purchased third party insurance for new workers’ compensation claims. Based on updated actuarial and claims data, $1.3 million, $2.5 million, and $3.4 million was charged to operations in 2006, 2005 and 2004, respectively, for self insured workers compensation benefits. Payments for workers’ compensation benefits were $1.1 million, $1.3 million, and $1.9 million in 2006, 2005 and 2004, respectively.

The discount rates used in determining the workers’ compensation benefit accruals at December 31, 2006 and 2005 were 4.75% and 5.50%, respectively.

Pneumoconiosis (Black Lung) Benefits

The Company is self-insured for federal and state pneumoconiosis benefits for former employees and has established an independent trust to pay these benefits.

The following table sets forth the funded status of the Company’s obligation:

December 31,	2006	2005
	(In thousands)

Actuarial present value of benefit obligation:
Expected claims from terminated employees	$948	$1,556
Claimants	13,954	15,323

Total present value of benefit obligation	14,902	16,879
Plan assets at fair value, primarily government-backed securities	22,734	24,342

Excess of trust assets over pneumoconiosis benefit obligation	7,832	7,463
Less current portion	(5,566)	—

Excess of trust assets over pneumoconiosis benefit obligation, less current portion	$2,266	$7,463

The overfunded status of the Company’s obligation is included as excess of trust assets over pneumoconiosis benefit obligation in the accompanying Consolidated Balance Sheet. Of this excess, $5.6 million is recorded in current assets reflecting the portion of the excess the Company is able to withdraw during 2007.

The discount rates used in determining the accumulated pneumoconiosis benefit obligation at December 31, 2006 and 2005 were 5.80% and 5.65%, respectively.

8.	PENSION PLANS

Defined Benefit Pension Plans

The Company provides defined benefit pension plans for its full-time employees. Benefits are generally based on years of service and the employee’s average annual compensation for the highest five continuous years of employment as specified in the plan agreement. The Company’s funding policy is to contribute annually the minimum amount prescribed, as specified by applicable regulations. Prior service costs and actuarial gains and losses are amortized over expected future period of service of the plan’s participants using the straight-line method.

Supplemental Executive Retirement Plan

The Company maintains a Supplemental Executive Retirement Plan (“SERP”). The SERP is an unfunded non-qualified deferred compensation plan which provides benefits to certain employees beyond the maximum

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

limits imposed by the Employee Retirement Income Security Act and the Internal Revenue Code. The SERP plan is unfunded.

The following table provides a reconciliation of the changes in the benefit obligations of the plans, and the fair value of assets of the qualified plan for the years ended December 31, 2006 and 2005 and the amounts recognized in the Company’s financial statements for both the defined benefit pension and SERP plans:

	Qualified Pension Benefits		SERP Benefits
December 31,	2006	2005	2006	2005
	(In thousands)

Change in benefit obligation:
Net benefit obligation at beginning of year	$65,916	$55,955	$2,409	$2,199
Service cost	3,062	2,622	70	66
Interest cost	3,979	3,468	141	138
Actuarial (gain) loss	(4,511)	4,571	(38)	82
Benefits paid	(1,035)	(700)	(76)	(76)

Net benefit obligation at end of year	67,411	65,916	2,506	2,409

Change in plan assets:
Fair value of plan assets at the beginning of year	42,543	39,103	—	—
Actual return on plan assets	4,135	2,527	—	—
Employer contributions	1,383	1,613	76	76
Benefits paid	(1,035)	(700)	(76)	(76)

Fair value of plan assets at end of year	47,026	42,543	—	—

Funded status at end of year	$(20,385)	$(23,373)	$(2,506)	$(2,409)

Amounts recognized in the accompanying balance sheet consist of:
Current liability	$—	$—	$(76)	$(76)
Noncurrent liability	(20,385)	(13,798)	(2,430)	(2,373)
Accumulated other comprehensive loss	14,473	11,347	(88)	—

Net amount recognized at end of year	$(5,912)	$(2,451)	$(2,594)	$(2,449)

Amounts recognized in accumulated other comprehensive loss consists of:
Minimum pension liability	$—	$11,347	$—	$—
Net actuarial loss	14,473	—	(133)	—
Prior service costs	—	—	45	—

	$14,473	$11,347	$(88)	$—

Assumptions:
Discount rate	5.85% - 5.95%	5.70%	5.95%	5.70%
Expected return on plan assets	8.50%	8.50%	N/A	N/A
Rate of compensation increase	4.00% - 7.50%	4.20%	4.00% - 7.50%	4.20%

The portion of the net actuarial loss expected to be recognized as a component of pension cost in 2007 is $0.7 million.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The components of net periodic pension cost and related assumptions are as follows:

	Qualified Pension Benefits			SERP Benefits
Year Ended December 31,	2006	2005	2004	2006	2005	2004
	(In thousands)

Components of net periodic benefit cost
Service cost	$3,062	$2,622	$2,407	$70	$66	$58
Interest cost	3,979	3,468	3,174	141	138	128
Expected return on plan assets	(3,638)	(3,400)	(2,774)	—	—	—
Amortization of:
Transition asset	—	—	(4)	—	—	—
Prior service cost	4	50	50	10	10	10
Actuarial (gain) loss	1,387	930	851	—	—	(6)

Total net periodic pension cost	$4,794	$3,670	$3,704	$221	$214	$190

Assumptions:
Discount rate	5.70%	6.00%	6.25%	5.70%	6.00%	6.25%
Expected return on plan assets	8.50%	8.50%	8.50%	N/A	N/A	N/A
Rate of compensation increase	4.20%	4.50%	4.50%	4.20%	5.00%	5.00%

These costs are included in the accompanying statement of operations in selling and administrative expenses.

The weighted-average asset allocation of the Company’s qualified pension trusts at December 31, 2006 and 2005 was as follows:

	Allocation of Plan Assets at
	December 31,
	2006	2005	Target Allocation

Asset category
Cash and equivalents	1%	1%	0% - 25%
Equity securities	71%	70%	40% - 75%
Debt securities	26%	27%	0% - 50%
Other	2%	2%	0% - 10%

Total	100%	100%	100%

The Company’s investment goals are to maximize returns subject to specific risk management policies. The Company sets the expected return on plan assets based on historical trends and forecasts provided by its third-party fund managers. Its risk management policies permit investments in mutual funds, and prohibit direct investments in debt and equity securities and derivative financial instruments. The Company addresses diversification by the use of mutual fund investments whose underlying investments are in domestic and international fixed income securities and domestic and international equity securities. These mutual funds are readily marketable and can be sold to fund benefit payment obligations as they become payable.

The Company expects to contribute $4.2 million to its pension plans during 2007.

The pension benefits expected to be paid in each year from 2007 to 2011 are $1.1 million, $1.4 million, $1.8 million, $2.1 million, and $2.6 million, respectively. The aggregate pension benefits expected to be paid in the five years from 2012 to 2016 are $18.8 million. The benefits expected to be paid are based on the same

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

assumptions used to measure the Company’s pension benefit obligation at December 31, 2006 and include estimated future employee service.

9.	HERITAGE HEALTH BENEFIT EXPENSES

The caption “Heritage health benefit expenses” used in the Consolidated Statements of Operations refers to costs of benefits the Company provides to our former Eastern mining operation employees as well as other administrative costs associated with providing those benefits. The components of these expenses are (in thousands):

	Year End December 31,
	2006	2005	2004

Health care benefits	$23,376	$23,489	$22,909
Combined benefit fund payments	3,611	4,560	5,390
Workers’ compensation benefits	1,336	2,472	3,354
Black lung benefits (credit)	(421)	(3,050)	1,550

Total	$27,902	$27,471	$33,203

10.	ASSET RETIREMENT OBLIGATIONS, RECLAMATION DEPOSITS AND CONTRACTUAL THIRD PARTY RECLAMATION RECEIVABLES

Asset Retirement Obligations

Changes in the Company’s asset retirement obligations during 2006 and 2005 were (in thousands):

	2006	2005

Asset retirement obligations — beginning of year	$158,407	$134,348
Accretion	10,327	8,945
ROVA asset retirement obligation assumed	414	—
Settlements (final reclamation performed)	(13,937)	(2,944)
Losses on settlements	213	732
Changes due to amount and timing of reclamation	28,638	17,326

Asset retirement obligations — end of year	$184,062	$158,407

As of December 31, 2006 the Company has reclamation bonds in place for its active mines in Montana, North Dakota and Texas and for inactive mining sites in Virginia which are now awaiting final bond release. These government-required bonds assure that coal mining operations comply with applicable federal and state regulations relating to the performance and completion of final reclamation activities. The Company estimates that the cost of final reclamation for its mines when they are closed in the future will total approximately $488.4 million, with a present value of $184.1 million. As permittee the Company is responsible for the total amount. The financial responsibility for a portion of final reclamation of the mines when they are closed has been shifted by contract to certain customers, while other customers have provided guarantees or funded escrow accounts to cover final reclamation costs. These are discussed below. Costs of final reclamation of mining pits prior to mine closure are recovered in the price of coal shipped.

Reclamation Deposits

Reclamation deposits of $62.5 million at December 31, 2006 consist of $17.3 million of cash and cash equivalents and $45.2 million of federal agency bonds (government backed securities). The Company has the intent and ability to hold these securities to maturity, and, therefore, accounts for them as held-to-maturity

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

securities. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts calculated on the effective interest method. Interest income is recognized when earned.

The amortized cost, gross unrealized holding losses and fair value of held-to-maturity securities at December 31, 2006 are as follows (in thousands):

Amortized cost	$45,183
Gross unrealized holding gains	—
Gross unrealized holding losses	(1,249)

Fair value	$43,934

Maturities of held-to-maturity securities are as follows at December 31, 2006 (in thousands):

	Amortized Cost	Fair Value

Due in five years or less	$22,294	$21,765
Due after five years to ten years	9,640	9,321
Due in more than ten years	13,249	12,848

	$45,183	$43,934

Contractual Third Party Reclamation Receivables

The Company has recognized as an asset $41.9 million as contractual third party reclamation receivables, representing the present value of obligations of certain customers and a contract miner to reimburse the Company for a portion of the asset retirement costs at the Company’s Rosebud, Jewett, and Absaloka mines.

At the Rosebud Mine, certain customers were contractually obligated under a coal supply agreement to pay the final reclamation costs for a specific area of the mine. They satisfied that obligation by pre-funding their respective portions of those costs. The funds are invested in cash equivalents and government-backed interest-bearing securities. As of December 31, 2006, the value of those funds, classified as reclamation deposits on the Consolidated Balance Sheets, was $62.5 million. One customer under the same coal supply agreement elected not to pre-fund its obligation but in 2003 began to fund a separate reclamation account over the remaining term of the coal contract to satisfy the contract provisions. The balance in the restricted account maintained by the customer was $5.0 million and the present value of that customer’s obligation was $3.8 million as of December 31, 2006, and was classified as contractual third party reclamation receivables in the Consolidated Balance Sheets.

At the Jewett Mine, the customer is contractually responsible for all post-production reclamation obligations. The present value of the customer’s obligation at mine closure was $26.5 million as of December 31, 2006, which is classified as contractual third party reclamation receivables on the Consolidated Balance Sheets. The former owners of the customer have provided a $50.0 million corporate guarantee to the Railroad Commission of Texas to assure performance of such final reclamation.

At the Absaloka Mine at December 31, 2006, the contract miner, Washington Group International (“WGI”), was obligated to perform the vast majority of all reclamation activities, including all final backfilling, regrading and seeding. WRI owns the Absaloka Mine, and Westmoreland owns 80% of WRI. WRI has a maximum financial responsibility for these activities of $2.6 million, which amount has been pre-funded. Once the contract miner has performed its final reclamation obligations, WRI will be responsible for site maintenance and monitoring until final bond release. To assure compliance, and as part of a settlement of several outstanding issues in 2002, the contract miner has established an escrow account into which 6.5% of every contract mining invoice payment is being deposited. The balance in the escrow account maintained by

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

WGI as of December 31, 2006 was $6.5 million. The present value of the contract miner’s reclamation receivable was $11.6 million as of December 31, 2006, and is classified as contractual third party reclamation receivables in the accompanying consolidated balance sheet.

On March 6, 2007, the Company, WRI and WGI signed a comprehensive settlement agreement pursuant to which the mining contract between WRI and WGI will be terminated on March 30, 2007 and all claims among the parties were settled, including the dispute relating to the coal sales agency agreement and the litigation relating to WGI’s performance under the mining contract. As part of this settlement, WGI will release the funds in the escrow account to WRI in exchange for WRI’s assuming liability for the reclamation obligation.

The asset retirement obligation, contractual third party reclamation receivable, and reclamation deposits for each of the Company’s mines and ROVA are summarized below (in thousands):

		Contractual Third
	Asset Retirement	Party Reclamation	Reclamation
	Obligation	Receivables	Deposits

Rosebud	$98,249	$3,825	$62,486
Jewett	63,671	26,537	—
Beulah	5,894	—	—
Savage	1,687	—	—
Absaloka	14,133	11,576	—
ROVA	428	—	—

Total	$184,062	$41,938	$62,486

11.	STOCKHOLDERS’ EQUITY

Preferred and Common Stock

The Company has two classes of capital stock outstanding, common stock, par value $2.50 per share, and Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share (“Series A Preferred Stock”). Each share of Series A Preferred Stock is represented by four Depositary Shares. The full amount of the quarterly dividend on the Series A Preferred Stock is $2.125 per preferred share or $0.53 per Depositary Share. The Company paid quarterly dividends of $0.25 per Depositary Share from October 1, 2004 through July 1, 2006. The Company suspended the payment of preferred stock dividends following the recognition of the deficit in shareholders’ equity described below. The quarterly dividends which are accumulated through and including January 1, 2007 amount to $14.5 million in the aggregate ($90.53 per preferred share or $22.63 per Depositary Share).

The Company is currently reporting a deficit in shareholders’ equity. As a result, the Company is prohibited from paying preferred stock dividends because of the statutory restrictions limiting the payment of preferred stock dividends under Delaware law, the state in which the Company is incorporated. Under Delaware law, the Company is permitted to pay preferred stock dividends only to the extent that shareholders’ equity exceeds the par value of the preferred stock ($160,000 at December 31, 2006).

During 2006, the Company exchanged a total of 179,818 Depositary Shares at an exchange ratio of 1.8691 shares of Common Stock for each Depositary Share, compared to the conversion ratio of 1.708 provided for under the terms of Certificate of Designation governing the preferred stock. As a result of these preferred stock exchanges, $0.8 million of premium on the exchange of preferred stock for common stock was recorded in 2006 as an increase in net loss applicable to common shareholders. This premium on the exchange of preferred stock for common stock represents the excess of the fair value of consideration transferred to the preferred stock holders over the value of consideration that would have been exchanged under the original

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

conversion terms. While the Company can redeem preferred shares at any time for the redemption value of $25 plus accumulated dividends paid in cash, the Company has agreed to the negotiated exchanges as a cash conservation measure and because the exchanges reduced the number of outstanding Depositary Shares, thereby eliminating $3.9 million of accumulated dividends and associated future dividend requirements.

Restricted Net Assets

At December 31, 2006, Westmoreland Coal Company had approximately $112.5 million of net assets at its subsidiaries that were not available to be transferred to it in the form of dividends, loans, or advances due to restrictions contained in the credit facilities of these subsidiaries. Approximately $46.7 million of net assets of the subsidiaries are unrestricted.

12.	INCENTIVE STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

As of December 31, 2006, the Company had stock options and SARs outstanding from three stock incentive plans for employees and three stock incentive plans for directors.

The employee plans provide for the grant of incentive stock options (“ISOs”), non-qualified options under certain circumstances, SARs and restricted stock. ISOs and SARs generally vest over two or three years, expire ten years from the date of grant, and may not have an option or base price that is less than the market value of the stock on the date of grant. The maximum number of shares that could be issued or granted under the employee plans is 1,150,000, and as of December 31, 2006, a total of 210,472 shares are available for future grants.

The non-employee director plans generally provide for the grant of options for 20,000 shares when elected or appointed, and options for 10,000 shares after each annual meeting. Beginning in 2006, directors were granted SARs as a form of award. The maximum number of shares that could be issued or granted under the director plans is 900,000, and as of December 31, 2006, 19,176 shares were available for future grants.

On December 30, 2005, the Company accelerated the vesting of all unvested SARs, essentially all of which were in the money, which resulted in additional compensation expense of $0.5 million. The Company elected to accelerate the vesting of the SARs because doing so reduced the expense that the Company would be required to recognize in the future under SFAS No. 123(R).

The Company granted 161,500 SARs under an employee plan during 2006 which vest over a three year period. The Company also granted 16,067 SARs under a non-employee director plan in 2006 which vest over a four year period. The exercise price of each SAR granted was equal to the market value of a share of the Company’s common stock on the date of the grant. As of December 31, 2006, there was less than $0.1 million of intrinsic value for vested SARs and less than $0.1 million for all SARs outstanding. Upon vesting, the holders may exercise the SARs and receive an amount equal to the increase in the value of the common stock between the grant date and the exercise date in shares of common stock.

Compensation cost arising from share-based payment arrangements was $2.6 million, $2.3 million, and $2.2 million during 2006, 2005, and 2004, respectively, including $1.8 million, $1.4 million, and $1.4 million, respectively, for stock issued as matching contributions to the Company’s 401(k) Savings Plan. The intrinsic value of options and SARs exercised during 2006, 2005, and 2004 was $3.6 million, $3.1 million, and $1.7 million, respectively.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Information with respect to both the employee and director SARs is as follows:

		Stock	Weighted
	Base Price	Appreciation	Average
	Range	Rights	Base Price

Outstanding at December 31, 2005	$18.04-24.73	401,194	$20.37
Granted	23.99-29.48	177,567	24.53
Exercised	19.37-24.73	(13,914)	20.61
Expired or forfeited	24.41	(4,100)	24.41

Outstanding at December 31, 2006	$18.04-29.48	560,747	$21.66

Information about SARs outstanding as of December 31, 2006 is as follows:

Weighted Average
		Remaining	Weighted Average		Weighted Average
Range of	Number	Contractual Life	Base Price		Base Price
Base Price	Outstanding	(Years)	(All SARs)	SARs Vested	(Vested SARs)

$18.04-29.48	560,747	8.5	$21.66	387,280	$20.37

The weighted-average fair value of each SAR granted in 2006, 2005, and 2004 was $14.64, $10.13, and $11.41, respectively. There will be no future compensation expense arising from the SARs granted prior to 2006 because of the accelerated vesting discussed above. The amount of unamortized compensation expense for SARs outstanding at December 31, 2006 was $2.2 million which is expected to be recognized over approximately three years.

The fair value of SARs granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 2006 and 2005:

	Number of
	SARs
SARs Granted	Granted	Dividend Yield	Volatility	Risk-Free Rate	Expected Life

2006	177,567	None	52%	5.20%	7.0 years
2005	246,100	None	48%	3.85%	5.2 years

Information with respect to employee and director stock options is as follows:

			Weighted
	Issue Price	Stock Option	Average
	Range	Shares	Exercise Price

Outstanding at December 31, 2005	$2.81 - 22.86	717,950	$10.20
Granted	—	—	—
Exercised	2.81 - 18.19	(174,732)	5.71
Expired or forfeited	17.80 - 18.08	(1,602)	17.89

Outstanding at December 31, 2006	$2.81 - 22.86	541,616	$11.62

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Information about stock options outstanding as of December 31, 2006 is as follows:

		Weighted Average
		Remaining	Weighted Average		Weighted Average
	Number	Contractual Life	Exercise Price	Number	Exercise Price
Range of Exercise Price	Outstanding	(Years)	(All Options)	Exercisable	(Vested Options)

$ 2.81 - 5.00	188,150	3.0	$2.92	188,150	$2.92
5.01 - 10.00	—	—	—	—	—
10.01 - 15.00	95,835	5.3	12.38	90,835	12.48
15.01 - 22.86	257,631	5.9	17.70	233,678	17.61

$ 2.81 - 22.86	541,616	4.8	$11.62	512,663	$11.31

The amount of unamortized compensation expense for options outstanding at December 31, 2006 was less than $0.1 million.

Prior to January 1, 2006, the Company applied the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations, to account for its fixed-plan stock options. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed under SFAS No. 123, the Company had elected to continue to apply the intrinsic-value-based method of accounting described above, and adopted only the disclosure requirements of SFAS No. 123, prior to the adoption of SFAS 123(R)effective January 1, 2006.

The following table illustrates the pro forma effect on net loss and net loss per share in 2005 and 2004 as if the compensation cost for the Company’s fixed-plan stock options had been determined based on fair value at their grant dates consistent with SFAS No. 123:

	Year Ended December 31,
	2005	2004
	(In thousands except per share data)

Net loss applicable to common shareholders, as reported:	$(7,678)	$(8,991)
Add: Stock-based employee compensation included in reported net loss	835	731
Less: Total stock-based employee compensation expense determined under fair value based on method for all awards	(2,291)	(2,044)

Net loss applicable to common shareholders	$(9,134)	$(10,304)

Net loss per share applicable to common shareholders:
Basic — as reported	$(0.93)	$(1.11)
Basic — pro forma	$(1.07)	$(1.24)
Diluted — as reported	$(0.93)	$(1.11)
Diluted — pro forma	$(1.07)	$(1.24)

13.	TRANSACTIONS WITH AFFILIATED COMPANIES

WRI has a coal mining contract with WGI, its 20% stockholder. Mining costs incurred under the contract were $24.6 million, $22.7 million and $22.3 million in 2006, 2005 and 2004, respectively.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

14.	SALE OF MINERAL LEASES

In February 2006, a wholly-owned subsidiary of the Company sold its undivided interests in two coal bed methane leases in southern Colorado for net proceeds of $5.1 million and recognized a $5.1 million gain on the sale.

15.	DERIVATIVE INSTRUMENTS

During 2006, the Company entered into three derivative contracts to manage a portion of its exposure to the price volatility of diesel fuel used in its operations. In a typical commodity swap agreement, the Company receives the difference between a fixed price per gallon of diesel fuel and a price based on an agreed upon published, third-party index if the index price is greater than the fixed price. If the index price is lower, the Company pays the difference. By entering into swap agreements, the Company effectively fixes the price it will pay in the future for the quantity of diesel fuel subject to the swap agreement.

The first two contracts covered approximately 4 million gallons of diesel fuel, which represented an estimated two-thirds of the annual consumption at one of our mines, at a weighted average fixed price of $2.01 per gallon. These contracts settled monthly from February to December, 2006. During 2006, the Company realized a net loss of approximately $0.2 million on these derivative contracts.

In October 2006, the Company entered into a derivative contract to manage a portion of its exposure to the price volatility of diesel fuel to be used in its operations in 2007. The contract covers 2.4 million gallons of diesel fuel at a weighted average fixed price of $2.02 per gallon. This contract settles monthly from January to December, 2007. The Company accounts for this derivative instrument on a mark-to-market basis through earnings. The Consolidated Financial Statements as of December 31, 2006 reflect an unrealized loss on this contract of $0.3 million, which is recorded in accounts payable and as cost of sales — coal.

In January 2007, the Company entered into an additional derivative contract to manage a portion of its exposure to the price volatility of diesel fuel to be used in its operations in 2007. The contract covers 1.1 million gallons of diesel fuel at a weighted average fixed price of $1.75 per gallon. This contract settles monthly from February to December, 2007.

Information regarding derivative instruments for the year ended December 31, 2006 is as follows:

2006

Realized loss	$(194)
Unrealized loss	(336)

2006

Unrealized derivative loss beginning of the year	$—
Change in fair value	(530)
Realized loss on settlements	194

Unrealized loss on derivatives at the end of the year	$(336)

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

16.	INCOME TAXES

Income tax expense attributable to net loss before income taxes consists of:

	2006	2005	2004
	(In thousands)

Current:
Federal	$—	$144	$295
State	3,022	2,523	601

	3,022	2,667	896

Deferred:
Federal	—	—	—
State	—	—	—

	—	—	—

Income tax expense	$3,022	$2,667	$896

The Company accrued $2.1 million in 2005 and an additional $2.1 million in 2006 for a North Carolina state income tax assessment.

Income tax expense attributable to net loss before income taxes differed from the amounts computed by applying the statutory Federal income tax rate of 34% to pre-tax income as a result of the following:

	2006	2005	2004
	(In thousands)

Computed tax benefit at statutory rate	$(1,554)	$(1,111)	$(2,159)
Increase (decrease) in tax expense resulting from:
Tax depletion in excess of book	(6,114)	(2,816)	(1,923)
Minority interest adjustment	875	323	406
State income taxes, net	(806)	1,672	245
Non-taxable earnings of offshore insurance subsidiary	(267)	—	—
Adjustments to deferred tax assets attributable to prior years	1,043	—	—
Change in valuation allowance for net deferred tax assets	19,887	5,363	4,333
Change in effective tax rate	—	(823)	—
Indian coal production tax credits	(10,167)	—	—
Other, net	125	59	(6)

Income tax expense	$3,022	$2,667	$896

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2006 and 2005 are presented below:

	2006	2005
	(In thousands)

Deferred tax assets:
Federal net operating loss carryforwards	$59,305	$63,334
State net operating loss carryforwards	12,268	10,559
Alternative minimum tax credit carryforwards	6,235	3,026
Indian coal production tax credits	6,812	—
Accruals for the following:
Workers’ compensation	3,720	3,643
Postretirement benefit and pension obligations	99,178	57,027
Incentive plans	2,325	—
Deferred stripping	5,111	—
Asset retirement obligations	27,307	21,138
Deferred revenues	5,673	—
Other accruals	3,900	6,280

Total gross deferred assets	231,834	165,007
Less valuation allowance	(181,366)	(115,362)

Net deferred tax assets	50,468	49,645

Deferred tax liabilities:
Investment in independent power projects	—	(15,123)
Property, plant and equipment	(45,729)	(31,611)
Excess of trust assets over pneumoconiosis benefit obligation	(3,055)	(2,911)
Other	(1,684)	—

Total gross deferred tax liabilities	(50,468)	(49,645)

Net deferred tax asset	$—	$—

The Company believes it will be taxed under the AMT system for the foreseeable future due to the significant amount of statutory tax depletion in excess of book depletion expected to be generated by its mining operations. As a result, the Company has determined that a valuation allowance is required for all of its regular federal net operating loss carryforwards, since they are not available to reduce AMT income in the future. The Company has also determined that a full valuation allowance is required for all its AMT credit carryforwards, since they are only available to offset future regular income taxes payable. In addition, the Company has determined that since its net deductible temporary differences will not reverse for the foreseeable future, and the Company is unable to forecast that it will have taxable income when they do reverse, a full valuation allowance is required for these deferred tax assets. The Company has also therefore recorded a full valuation allowance for its state net operating losses, since it believes that it is not more likely than not that they will be realized.

During the year ended December 31, 2006, the Company recorded an increase to its valuation allowance of approximately $40.9 million relating to the increase in the liabilities for pension and other postretirement benefits recorded as an adjustment to accumulated other comprehensive loss upon adoption of SFAS 158, an increase in the valuation allowance of approximately $6.6 million for the effect of the adoption of EITF 04-06 which was changed directly to accumulated deficit, an increase in the valuation allowance for the effect of the

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

adoption of SAB 108 of $1.8 million which was charged directly to accumulated deficit and an increase in the valuation allowance for the tax effect of excess stock option deductions of $1.2 million included in the Company’s net operating loss carryforward.

As of December 31, 2006, the Company has available Federal net operating loss carryforwards to reduce future regular taxable income which expire as follows:

Expiration Date	Regular Tax
(In thousands)

2010	$28,209
2011	36,479
2012	449
2018	28
2019	88,429
after 2019	14,345

Total	$167,939

The Company has AMT credit carryforwards of $6.2 million which are available indefinitely to offset future regular Federal taxes payable. The Company also has $6.1 million of Indian coal production tax credits which are available indefinitely to offset future regular Federal taxes payable as well as future AMT.

17.	COMMITMENTS

Lease Obligations

The Company leases certain of its coal reserves from third parties and pays royalties based on either a per ton rate or as a percentage of revenues received. Royalties charged to expense under all such lease agreements amounted to $35.5 million, $27.4 million and $27.2 million in 2006, 2005 and 2004, respectively.

The Company has operating lease commitments expiring at various dates, primarily for real property and equipment. Rental expense under operating leases during 2006, 2005 and 2004 totaled $6.3 million, $4.3 million and $3.4 million, respectively. Minimum future rental obligations existing under leases with remaining terms of one year or more at December 31, 2006 are as follows (in thousands):

Lease
Obligations

2007	$4,613
2008	1,855
2009	1,014
2010	16
2011 and thereafter	—

Coal Supply Agreements

Westmoreland Partners, which owns ROVA, has two coal supply agreements with TECO Coal Corporation (“TECO”). If Westmoreland Partners continues to purchase coal under these contracts at the current volume and pricing and does not extend these coal supply agreements, then Westmoreland Partners would be obligated to pay TECO $26.5 million in each of 2007, 2008, 2009, 2010, 2011 and an aggregate of $84.7 million after 2011.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Long-Term Sales Commitments

The following table presents estimated total sales tonnage under existing long-term contracts for the next five years from the Company’s existing mining operations. The prices for all future tonnage are subject to revision and adjustments based upon market prices, certain indices and/or cost recovery.

Projected Sales
Tonnage Under
Existing Long-
Term Contracts
(In millions of tons)

2007	30.0
2008	27.3
2009	26.6
2010	21.9
2011	17.6

The tonnages in the table above represent estimated sales tonnage under existing, executed contracts and generally exclude pending or anticipated contract renewals or new contracts. These projections reflect customers’ scheduled major plant outages, if known. The figures above exclude the new agreement with Colstrip Units 1&2 entered into during March 2007 and effective January 1, 2010 for an estimated 3 million tons per year.

18.	CONTINGENCIES

Royalty Claims

The Company acquired Western Energy Company (“WECO”) from Montana Power Company in 2001. WECO produces coal from the Rosebud Mine, which includes federal leases, a state lease and some privately owned leases near Colstrip, Montana. The Rosebud Mine supplies coal to the four units of the adjacent Colstrip Power Plant. In the late 1970’s, a consortium of six utilities, including Montana Power, entered into negotiations with WECO for the long-term supply of coal to Units 3&4 of the Colstrip Power Plant, which would not be operational until 1984 and 1985, respectively. The parties could not reach agreement on all the relevant terms of the coal price and arbitration was commenced. The arbitration panel issued its opinion in 1980. As a result of the arbitration order, WECO and the Colstrip owners entered into a Coal Supply Agreement and a separate Coal Transportation Agreement. Under the Coal Supply Agreement, the Colstrip Units 3&4 owners pay a price for the coal F.O.B. mine. Under the Coal Transportation Agreement, the Colstrip Units 3&4 owners pay a separate fee for the transportation of the coal from the mine to Colstrip Units 3&4 on a conveyor belt that was designed and constructed by WECO and has been continuously operated and maintained by WECO.

In 2002 and 2006, the State of Montana, as agent for the Minerals Management Service (“MMS”) of the U.S. Department of the Interior, conducted audits of the royalty payments made by WECO on the production of coal from the federal leases. The audits covered three periods: October 1991 through December 1995, January 1996 through December 2001, and January 2002 through December 2004. Based on these audits, the Office of Minerals Revenue Management (“MRM”) of the Department of the Interior issued orders directing WECO to pay royalties in the amount of $8.6 million on the proceeds received from the Colstrip owners under the Coal Transportation Agreement during the three audit periods. The orders held that the payments for transportation were payments for the production of coal. The Company believes that only the costs paid for coal production are subject to the federal royalty, not payments for transportation.

WECO appealed the orders of the MRM to the Director of the MMS. On March 28, 2005, the MMS issued a decision stating that payments to WECO for transportation across the conveyor belt were part of the

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

purchase price of the coal and therefore subject to the royalty charged by the federal government under the federal leases. However, the MMS dismissed the royalty claims for periods more than seven years before the date of the order on the basis that the statute of limitations had expired, which reduced the total demand from $8.6 million to $5.0 million.

On June 17, 2005, WECO appealed the decision of the MMS on the transportation charges to the United States Department of the Interior, Office of Hearings and Appeals, Interior Board of Land Appeals (“IBLA”). On September 6, 2005, the MMS filed its answer to WECO’s appeal. This matter is still pending before the IBLA.

The total amount of the MMS royalty claims including interest through the end of 2003 was approximately $5.0 million. This amount, if payable, is subject to interest through the date of payment, and as discussed above, the audit only covered the period through 2001.

By decision dated September 26, 2006, the MMS issued a demand to WECO assessing a royalty underpayment charge of $1.6 million, which the MMS asserts is attributable to coal production from Federal Coal Lease No. M18-080697-0. This assessment is based on the same MMS analysis as the assessments previously asserted by the MMS pursuant to its decisions dated September 23, 2002 but applies to a later period. The amount of the potential liability is $1.6 million, plus interest.

In 2003, the State of Montana Department of Revenue (“DOR”) assessed state taxes for years 1997 and 1998 on the transportation charges collected by WECO from the Colstrip Units 3&4 owners. The taxes are payable only if the transportation charges are considered payments for the production of coal. The DOR is relying upon the same arguments used by the MMS in its royalty claims. WECO has disputed the state tax claims.

In 2006, DOR issued additional assessments for certain of these taxes for years 1998-2001. WECO appealed and DOR elected to proceed to hearing on these objections using its internal administrative hearing process. This is the first stage of the eventual adjudication which could ultimately conclude with the Montana Supreme Court. It is likely that the IBLA will rule on the MMS issue before this DOR process reaches the Montana state court system, and it is likely that the federal court will have ruled on any appeal from the IBLA before the DOR issue reaches the Montana Supreme Court. The total of the state tax claims through the end of 2001, including interest through the end of 2006, was approximately $20.4 million. If this amount is payable it is subject to interest from the time the tax payment was due until it is paid.

The MMS has asserted two other royalty claims against WECO. In 2002, the MMS held that “take or pay” payments received by WECO during the period from October 1, 1991 to December 31, 1995 from two Colstrip Units 3&4 owners were subject to the federal royalty. The MMS is claiming that these “take or pay” payments are payments for the production of coal, notwithstanding that no coal was produced. WECO filed a notice of appeal with MMS on October 22, 2002, disputing this royalty demand. No ruling has yet been issued by MMS. The total amount of the royalty demand, including interest through August 2003, is approximately $2.7 million.

In 2004, the MMS issued a demand for a royalty payment in connection with a settlement agreement dated February 21, 1997 between WECO and one of the Colstrip owners, Puget Sound Energy. This settlement agreement reduced the coal price payable by Puget Sound as a result of certain “inequities” caused by the fact that the mine owner at the time, Montana Power, was also one of the Colstrip customers. The MMS has claimed that the coal price reduction is subject to the federal royalty. WECO has appealed this demand to the MMS, which has not yet ruled on the appeal. The amount of the royalty demand, with interest through mid-2003, is approximately $1.3 million.

Finally, in May 2005 the State of Montana asserted a demand for unpaid royalties on the state lease for the period from January 1, 1996 through December 31, 2001. This demand, which was for $0.8 million, is

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

based on the same arguments as those used by the MMS in its claim for payment of royalties on transportation charges and the 1997 retroactive “inequities” adjustment of the coal price payable by Puget Sound.

Neither the MMS nor the DOR has made royalty or tax demands for all periods during which WECO has received payments for transportation of coal. Presumably, the royalty and tax demands for periods after the years in dispute-generally, 1997 to 2004-and future years will be determined by the outcome of the pending proceedings. However, if the MMS and DOR were to make demands for all periods through the present, including interest, the total amount claimed against WECO, including the pending claims and interest thereon through December 31, 2006, could exceed $33.0 million.

The Company believes that WECO has meritorious defenses against the royalty and tax demands made by the MMS and the DOR. The Company expects a favorable ruling from the IBLA, although it could be a year or more before the IBLA issues its decision. If the outcome is not favorable to WECO, the Company plans to seek relief in Federal district court.

Moreover, in the event of a final adverse outcome with DOR and MMS, the Company believes that certain of the Company’s customers are contractually obligated to reimburse the Company for any royalties and taxes imposed on the Company for the production of coal sold to the Colstrip owners, plus the Company’s legal expenses. Consequently, the Company has not recorded any provisions for these matters. Legal expenses associated with these matters are expensed as incurred. WECO expects to recover these expenses from the Colstrip Units 3&4 owners upon the final determination of these claims.

Rensselaer Tax Assessment

Niagara Mohawk Power Corporation (“NIMO”) was party to power purchase agreements with independent power producers, including the Rensselaer project, in which the Company owned an interest. In 1997, the New York Public Service Commission approved NIMO’s plan to terminate or restructure 29 power purchase contracts. The Rensselaer project agreed to terminate its Power Purchase and Supply Agreement after NIMO threatened to seize the project under its power of eminent domain. NIMO and the Rensselaer project executed a settlement agreement in 1998 with a payment to the project. On February 11, 2003, the North Carolina Department of Revenue notified the Company that it had disallowed the exclusion of gain as non-business income from the settlement agreement between NIMO and the Rensselaer project. The State of North Carolina assessed a current tax of $3.5 million, interest of $1.3 million (through 2004), and a penalty of $0.9 million. The Company consequently filed a protest. The North Carolina Department of Revenue held a hearing on May 28, 2003. In November 2003, the Company submitted further documentation to the State to support its position. On January 14, 2005, the North Carolina Department of Revenue concluded that the additional assessment is statutorily correct. On July 27, 2005, the Company responded to the North Carolina Department of Revenue providing additional information.

As a result of discussions between counsel for the Company and counsel for the Department of Revenue in February 2007, the department indicated that it will revise its assessment to $4.2 million, inclusive of interest but without a penalty. The Company has an accrued reserve of $4.2 million at December 31, 2006, which is the minimum amount the Company believes it will be required to pay.

Combined Benefit Fund

Under the Coal Act, the Company is required to provide postretirement medical benefits for certain UMWA miners and their dependents by making payments into certain benefit plans, one of which is the Combined Benefit Fund (“CBF”).

The Coal Act merged the UMWA 1950 and 1974 Benefit Plans into the CBF, and beneficiaries of the CBF were assigned to coal companies across the country. Congress authorized the Department of Health & Human Services (“HHS”) to calculate the amount of the premium to be paid by each coal company to whom

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

beneficiaries were assigned. Under the statute, the premium was to be based on the aggregate amount of health care payments made by the 1950 and 1974 Plans in the plan year beginning July 1, 1991, less reimbursements from the Federal Government, divided by the number of individuals covered. That amount is increased each year by a cost of living factor.

Prior to the creation of the CBF, the UMWA 1950 and 1974 Plans had an arrangement with HHS pursuant to which they would pay the health care costs of retirees entitled to Medicare, and would then seek reimbursement for the Medicare-covered portion of the costs from HHS. The parties had lengthy disputes over the years concerning the amount to be reimbursed, which led them to enter into a capitation agreement in which they agreed that HHS would pay the Plans a specified per-capita reimbursement amount for each beneficiary each year, rather than trying to ascertain each year the actual amount to be reimbursed. The capitation agreement was in effect for the plan year beginning July 1, 1991, the year specified by the Coal Act as the baseline for the calculation of Coal Act premiums.

In assessing the annual premium of the coal operators under the CBF, the Trustees of the CBF used an interpretation by HHS that “reimbursements” in the base-line year were the amounts that would have been payable by the government if the actual Medicare regulations were applied, not the amounts actually received by the CBF under the capitation agreement. This method of calculating the CBF premium resulted in a higher amount than would have been the case if the government payments under the capitation agreement had been applied. The coal operators disagreed with the HHS interpretation and initiated litigation in the mid — 1990’s.

In 1995, the Court of Appeals for the Eleventh Circuit ruled, in a victory for the coal companies, that the meaning of the statute was clear, i.e., that “reimbursements” meant the actual amount by which the CBF was reimbursed, regardless of the amount of the Medicare-covered expenditures under government regulations. In 2002, the Court of Appeals for the District of Columbia Circuit ruled that the statute was ambiguous, and remanded the case to the Commissioner of Social Security, as successor to HHS, for an explanation of its interpretation so that the court could evaluate whether the interpretation was reasonable. The Commissioner of Social Security affirmed the previous interpretation and the coal companies then brought another legal challenge. On August 12, 2005, the United States District Court for the District of Maryland agreed with the Eleventh Circuit that the term “reimbursements” unambiguously means the actual amount by which the CBF was reimbursed, and the Court granted summary judgment to the coal operators. However, the judge ruled that until all appeals have been exhausted and the case is final, the CBF can retain the premium overpayments, although the judge applied the new premium calculation prospectively.

On December 21, 2006, the United States Court of Appeals for the Fourth Circuit ruled in favor of the coal operators and affirmed the decision of the Maryland District Court that “reimbursements” in the Coal Act premium calculation refers to actual reimbursements received by the CBF.

The difference in premium payments for Westmoreland is substantial. Pursuant to the holdings of the Eleventh Circuit and the Federal District Court of Maryland, Westmoreland has overpaid and expensed premiums by more than $5.8 million for the period from 1993 through 2006.

In March 2007, the Trustees of the CBF and the coal companies reached agreement that during 2007 the CBF would refund the overpayments together with interest to the coal companies. Accordingly during 2007, the Company expects to receive the $5.8 million plus interest, as full and final settlement of this litigation.

The Company paid premiums to the CBF of approximately $332,000 for each of the first nine months of 2006, compared to $396,000 per month prior to the Maryland District Court decision. The premiums were reduced to approximately $306,000 per month beginning in October, 2006.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

1992 UMWA Benefit Plan Surety Bond

On May 11, 2005, XL Specialty Insurance Company and XL Reinsurance America, Inc. (together, “XL”), filed in the U.S. District Court, Southern District of New York, a Complaint for Declaratory Judgment against Westmoreland Coal Company and named Westmoreland Mining LLC as a co-defendant. The Complaint asked the court to confirm XL’s right to cancel a $21.3 million bond that secures Westmoreland’s obligation to pay premiums to the UMWA 1992 Plan, and also asked the court to direct Westmoreland to pay $21.3 million to XL to reimburse XL for the $21.3 million that would be drawn under the bond by the 1992 Plan Trustees upon cancellation of the bond.

At a hearing held on January 31, 2006, the judge advised the parties that the United States District Court for New Jersey would be a more appropriate venue. On March 1, 2006, the plaintiffs filed their complaint in the New Jersey District Court. On April 12, 2006, the defendants filed a motion to dismiss for lack of jurisdiction because there is no diversity of citizenship. The motion was granted on March 21, 2007 and the case was dismissed. The plaintiffs have the option of bringing the litigation in state court.

On February 7, 2007, Westmoreland Coal Company voluntarily reduced the amount of the XL bond, with the consent of XL, from approximately $21.3 million to $9.0 million. This reduction was permitted by amendments to the Coal Act that were signed into law on December 20, 2006.

The Company believes that it has no obligation to reimburse XL for draws under the bond unless the draw is the result of a default by the Company under its obligations to the UMWA 1992 Plan. No default has occurred. If XL prevails on its claim, the Company will be required to provide cash collateral of $9.0 million for its obligations to the 1992 Plan or, alternatively, provide a letter of credit.

Derivative Action Brought by Washington Group International, Inc. in Connection With Sales Agency Agreement

On February 17, 2006, the Company was served with a complaint filed by Washington Group International, Inc. (“WGI”) in Colorado District Court, City and County of Denver. The defendants in this legal action were Westmoreland Coal Company, Westmoreland Coal Sales Company (“WCSC”), WRI, and certain directors and officers of WRI. WGI owns a 20% interest in WRI and the Company owns the remaining 80%. This litigation related to a coal sales agency agreement between WRI and WCSC, a wholly owned subsidiary of the Company, which was entered into in January of 2002. Under this coal sales agency agreement, WCSC agreed to act as agent for WRI in marketing and selling WRI’s produced coal in exchange for an agency fee per ton sold. WGI objected to this fee and claimed in its complaint that the directors of WRI and its President breached their fiduciary duty by granting an over-market agency fee to an affiliated company. WGI’s share of the amount in dispute, if the fee was to be rescinded retroactively to 2002 and the fee then in effect applied, is approximately $0.6 million. The Company believes that the sales agency fee reflects a fair rate for marketing and selling coal since 2002 and further believes that WCSC provides service to WRI for which it should be compensated at a fair rate. The Company has not reserved any amount in the financial statements for this claim.

On March 6, 2007, the Company, WRI and WGI signed a comprehensive settlement agreement pursuant to which the mining contract between WRI and WGI will terminate on March 30, 2007 and all claims among the parties were settled, including the dispute relating to the coal sales agency agreement and the litigation relating to WGI’s performance under the mining contract.

McGreevey Litigation

In late 2002, the Company was served with a complaint in a case styled McGreevey et al. v. Montana Power Company et al. in a Montana State court. The plaintiffs are former stockholders of Montana Power who filed their first complaint on August 16, 2001. This was the Plaintiffs’ Fourth Amended Complaint; it added

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Westmoreland as a defendant to a suit against Montana Power Company, various officers of Montana Power Company, the Board of Directors of Montana Power Company, financial advisors and lawyers representing Montana Power Company and the purchasers of some of the businesses formerly owned by Montana Power Company and Entech, Inc., a subsidiary of Montana Power Company. The plaintiffs seek to rescind the sale by Montana Power of its generating, oil and gas, and transmission businesses, and the sale by Entech of its coal business, or to compel the purchasers to hold these businesses in trust for the shareholders. The Plaintiffs contend that they were entitled to vote to approve the sale by Entech to the Company even though they were not shareholders of Entech. Westmoreland has filed an answer, various affirmative defenses and a counterclaim against the plaintiffs. Shortly after the Company was named as a defendant, the litigation was transferred from Montana State Court to the U.S. District Court in Billings, Montana.

There has been no significant activity in the case involving Westmoreland for the past four years. Settlement discussions between the plaintiffs and other defendants appear to have been unsuccessful. We have never participated in settlement discussions with the plaintiffs because we believe that the case against the Company is totally without merit. Even if the plaintiffs could establish that shareholder consent was required for the sale of Montana Power’s coal business in 2001, there is virtually no legal support for the argument that such a sale to a buyer acting in good faith, purchasing from a wholly owned subsidiary, and relying on the seller’s representations can be rescinded. Indeed, the practical issues relating to such rescission would present a significant obstacle to such a result, particularly when the business has been operated by the buyer for six years, significant amounts of capital have been invested, reserves have been depleted, and the original seller is in bankruptcy and has no means to complete a repurchase or operate the business following a repurchase.

The Company has considered seeking a dismissal of the claims against it but is waiting for the outcome of a matter under review in the bankruptcy proceedings in Delaware involving Touch America (formerly Montana Power Company). In those proceedings, the unsecured creditors have asserted that the claims originally filed by McGreevey in Montana — the claims against the officers and directors which, if successful, would likely result in a payment by the insurance carrier that provided D&O insurance to Montana Power Company — belong to the creditors, not the shareholders who are the plaintiffs in the McGreevey action. If the Delaware Bankruptcy Court holds that those claims are “derivative” and thus belong to the corporation, then the unsecured creditors may have a right to those claims. Although the Delaware Bankruptcy Court will not directly decide that issue with respect to the claims against the various asset purchasers, including the Company, such a decision would likely affect the analysis of the Montana District Court where our case is pending.

No reserve has been accrued by the Company in this matter.

19.	BUSINESS SEGMENT INFORMATION

Segment information is presented in accordance with SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”. This standard is based on a management approach, which requires segmentation based upon our internal organization and reporting of revenue and operating income based upon internal accounting methods.

During 2006, the Company revised its segments. The changes were designed to provide better performance information between the Company’s existing operations and its former Eastern U.S. coal mining operations. The Company’s operations are now classified into four segments: coal, independent power, heritage and corporate. The coal segment includes the production and sale of coal from Montana, North Dakota and Texas. The independent power operations include the ownership of interests in cogeneration and other non-regulated independent power plants and business development expenses. The heritage segment includes costs of benefits the Company provides to former employees of its previously owned Eastern U.S. coal mining operations which have been disposed of. The corporate segment represents all costs not otherwise classified, including corporate office expenses. Assets attributed to the heritage segment consist primarily of cash, bonds

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

and deposits restricted to pay heritage health benefits. Prior year segment information has been reclassified to conform to the new segment presentation.

Summarized financial information by segment for 2006, 2005 and 2004 is as follows:

		Independent
Year Ended December 31, 2006	Coal	Power	Heritage	Corporate	Total
	(In thousands)

Revenues:
Coal	$393,482	$—	$—	$—	$393,482
Energy	—	47,904	—	—	47,904
Equity in earnings	—	7,681	—	—	7,681

	393,482	55,585	—	—	449,067

Costs and expenses:
Cost of sales — Coal	311,629	—	—	—	311,629
Cost of sales — Energy	—	31,381	—	—	31,381
Depreciation, depletion and amortization	24,070	4,795	—	477	29,342
Selling and administrative	24,163	6,946	127	11,617	42,853
Heritage health benefit expenses	—	—	27,902	—	27,902
Loss (gain) on sales of assets	127	123	—	(5,035)	(4,785)

Operating income (loss)	$33,493	$12,340	$(28,029)	$(7,059)	$10,745

Capital expenditures	$17,189	$2,855	$—	$808	$20,852

Total assets	$449,569	$290,723	$9,794	$11,296	$761,382

		Independent
Year Ended December 31, 2005	Coal	Power	Heritage	Corporate	Total
	(In thousands)

Revenues:
Coal	$361,017	$—	$—	$—	$361,017
Equity in earnings	—	12,727	—	—	12,727

	361,017	12,727	—	—	373,744

Costs and expenses:
Cost of sales	288,728	—	—	—	288,728
Depreciation, depletion and amortization	21,316	24	—	263	21,603
Selling and administrative	24,843	3,076	34	7,203	35,156
Heritage health benefit expenses	—	—	27,471	—	27,741
Loss (gain) on sales of assets	177	—	—	(110)	67

Operating income (loss)	$25,953	$9,627	$(27,505)	$(7,356)	$719

Capital expenditures	$18,214	$52	$—	$78	$18,344

Total assets	$417,325	$38,508	$9,320	$30,718	$495,871

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

		Independent
Year Ended December 31, 2004	Coal	Power	Heritage	Corporate	Total
	(In thousands)

Revenues:
Coal	$319,648	$—	$—	$—	$319,648
Equity in earnings	—	12,741	—	—	12,741

	319,648	12,741	—	—	332,389

Costs and expenses:
Cost of sales	249,131	—	—	—	249,131
Depreciation, depletion and amortization	18,244	19	—	146	18,409
Selling and administrative	19,021	1,685	157	9,899	30,762
Heritage health benefit expenses	—	—	33,203	—	33,203
Loss (gain) on sales of assets	(77)	—	—	—	(77)

Operating income (loss)	$33,329	$11,037	$(33,360)	$(10,045)	$961

Capital expenditures	$17,710	$47	$—	$567	$18,324

Total assets	$383,280	$35,303	$6,174	$37,973	$462,730

The Company derives its coal revenues from a few key customers. The customers from which more than 10% of total revenue has been derived and the percentage of total revenue from those customers is summarized as follows:

	2006	2005	2004
	(In thousands)

Customer A	$112,470	$111,224	$83,196
Customer B	88,510	75,750	70,909
Customer C	43,205	39,146	50,951

Percentage of total revenue	54%	61%	62%

The Company derives its energy revenues primarily from one key customer. The total revenue derived from that customer was $54.7 million, or 12.2% of the Company’s total revenues.

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

20.	QUARTERLY FINANCIAL DATA (UNAUDITED)

Summarized quarterly financial data for 2006 and 2005 is as follows:

	Three Months Ended
	March 31	June 30	Sept 30	Dec 31
	(In thousands except per share)

2006
Revenues	$99,092	$94,621	$131,748	$123,606
Costs and expenses	91,219	95,264	126,596	125,243

Operating income (loss)	7,873	(643)	5,152	(1,637)
Income (loss) before income taxes	6,066	(2,647)	(166)	(7,824)
Income tax expense	(277)	(243)	(213)	(2,289)

Net income (loss)	5,789	(2,890)	(379)	(10,113)
Less preferred stock dividend requirements	436	388	340	421
Less premium on exchange of preferred stock for common stock	—	549	242	—

Net income (loss) applicable to common shareholders	$5,353	$(3,827)	$(961)	$(10,534)

Net income (loss) per share applicable to common shareholders:
Basic	$0.63	$(0.44)	$(0.11)	$(1.17)
Diluted	0.60	(0.44)	(0.11)	(1.17)

Weighted average number of common and common equivalent shares outstanding:
Basic	8,430	8,629	8,948	8,978
Diluted	8,928	9,145	9,222	9,248

Westmoreland Coal Company and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

	Three Months Ended
	March 31	June 30	Sept 30	Dec 31
	(In thousands except per share)

2005
Revenues	$91,032	$88,923	$95,823	$97,966
Costs and expenses	87,308	93,364	100,205	92,148

Operating income (loss)	3,724	(4,441)	(4,382)	5,818
Income (loss) before income taxes and cumulative effect of change in accounting principle	1,522	(6,163)	(6,056)	4,768
Income tax benefit (expense)	(1,492)	(136)	(1,368)	329
Cumulative effect of change in accounting principle	2,662	—	—	—

Net income (loss)	2,692	(6,299)	(7,424)	5,097
Less preferred stock dividend requirements	436	436	436	436

Net income (loss) applicable to common shareholders	$2,256	$(6,735)	$(7,860)	$4,661

Net income (loss) per share applicable to common shareholders:
Basic	$0.28	$(0.81)	$(0.95)	$0.56
Diluted	0.25	(0.81)	(0.95)	0.52

Weighted average number of common and common equivalent shares outstanding:
Basic	8,192	8,269	8,302	8,357
Diluted	8,874	8,269	8,302	8,909

21.	SUBSEQUENT EVENT

Sale of Coal Royalties Rights at Wyoming Mine

On February 27, 2007, the Company sold its rights to a fixed royalty stream related to the future mining of 225 million of tons of coal at Peabody Energy Corporation’s Caballo Mine in Wyoming to Natural Resource Partners L.P. for $12.7 million. The sale of the coal royalty will result in a gain of approximately $5.6 million during the first quarter of 2007.

Agreement to Terminate WGI’s Mining Contract at WRI

On March 6, 2007, the Company, WRI and WGI executed a comprehensive agreement. Pursuant to that agreement, effective March 30, 2007, WRI terminated the WGI mining contract and assumed direct responsibility for mining operations at the Absaloka Mine, and assumed all liability for reclaiming the mine. In addition, WGI transferred $7.0 million in a reclamation escrow account to WRI, WRI purchased certain equipment from WGI, WRI paid WGI $4.2 million, and the parties terminated all the litigation between them.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Westmoreland Coal Company:

We have audited the accompanying consolidated balance sheets of Westmoreland Coal Company and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ deficit and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Westmoreland Coal Company and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficit, and a net capital deficiency that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in notes to the consolidated financial statements, the Company changed its method for accounting and reporting for share based payments effective January 1, 2006, its method of accounting for deferred overburden removal costs effective January 1, 2006, its method of accounting for pension and other postretirement benefits effective December 31, 2006, and its method of quantifying misstatements effective January 1, 2006. Also, as discussed in note 3 to the consolidated financial statements, the Company changed its method of accounting for workers compensation benefits effective January 1, 2005.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of the Sponsoring Organizations of the Treadway Commission (COSO) expressed an unqualified opinion on management’s assessment of, and an adverse opinion on the effective operation of, internal control over financial reporting.

KPMG LLP

Denver, Colorado
March 30, 2007

Westmoreland Coal Company and Subsidiaries

Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2007	2006
	(In thousands)

Assets
Current assets:
Cash and cash equivalents	$25,749	$26,738
Receivables:
Trade	65,186	56,923
Other	7,777	6,017

	72,963	62,940
Inventories	26,278	24,484
Restricted cash	—	3,300
Excess of trust assets over pneumoconiosis benefit obligation	3,566	5,566
Other current assets	7,080	4,992

Total current assets	135,636	128,020

Property, plant and equipment:
Land and mineral rights	80,076	79,442
Capitalized asset retirement cost	145,294	143,655
Plant and equipment	362,677	350,414

	588,047	573,511
Less accumulated depreciation, depletion and amortization	149,891	142,059

Net property, plant and equipment	438,156	431,452
Excess of trust assets over pneumoconiosis benefit obligation, less current portion	2,430	2,266
Advanced coal royalties	3,826	3,982
Reclamation deposits	63,712	62,486
Restricted cash and bond collateral	68,098	66,353
Contractual third party reclamation receivables	30,716	41,938
Intangible assets	12,762	13,263
Other assets	4,001	11,622

Total Assets	$759,337	$761,382

See accompanying Notes to Consolidated Financial Statements.

Westmoreland Coal Company and Subsidiaries

Consolidated Balance Sheets (Continued)
(Unaudited)

	March 31,	December 31,
	2007	2006
	(In thousands)

Liabilities and Shareholders’ Deficit
Current liabilities:
Current installments of long-term debt	$75,332	$76,803
Accounts payable and accrued expenses:
Trade	47,075	54,603
Deferred revenue	1,004	886
Income taxes	4,951	4,769
Interest	1,898	2,907
Production taxes	26,268	23,589
Workers’ compensation	936	949
Pension and SERP obligations	76	76
Postretirement medical benefits	17,175	16,968
Asset retirement obligations	15,926	13,832

Total current liabilities	190,641	195,382

Long-term debt, less current installments	198,548	216,204
Revolving lines of credit	7,600	13,000
Workers’ compensation, less current portion	8,463	8,589
Postretirement medical costs, less current portion	223,016	223,414
Pension and SERP obligations, less current portion	23,022	22,815
Deferred revenue, less current portion	32,492	15,328
Asset retirement obligations, less current portion	167,093	170,230
Other liabilities	16,350	17,103
Minority interest	6,087	5,502
Commitments and contingent liabilities	—	—
Shareholders’ deficit:
Preferred stock of $1.00 par value Authorized 5,000,000 shares; Issued and outstanding 160,130 shares at March 31, 2007 and December 31, 2006	160	160
Common stock of $2.50 par value Authorized 20,000,000 shares; Issued and outstanding 9,056,864 shares at March 31, 2007 and 9,014,078 shares at December 31, 2006	22,642	22,535
Other paid-in capital	80,153	79,246
Accumulated other comprehensive loss	(102,815)	(104,797)
Accumulated deficit	(114,115)	(123,329)

Total shareholders’ deficit	(113,975)	(126,185)

Total Liabilities and Shareholders’ Deficit	$759,337	$761,382

See accompanying Notes to Consolidated Financial Statements.

Westmoreland Coal Company and Subsidiaries

Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2007	2006
	(In thousands, except per share data)

Revenues:
Coal	$103,080	$94,634
Energy	24,608	—
Independent power projects — equity in earnings	136	4,458

	127,824	99,092

Cost and expenses:
Cost of sales — coal	83,050	73,865
Cost of sales — energy	14,308	—
Depreciation, depletion and amortization	8,885	5,920
Selling and administrative	12,980	9,426
Heritage health benefit expenses	465	7,024
Gain on sales of assets	(5,866)	(5,016)

	113,822	91,219

Operating income	14,002	7,873
Other income (expense):
Interest expense	(6,545)	(2,654)
Interest income	2,403	1,133
Minority interest	(588)	(483)
Other income	124	197

	(4,606)	(1,807)

Income before income taxes	9,396	6,066
Income tax expense	182	277

Net income	9,214	5,789
Less preferred stock dividend requirements	340	436

Net income applicable to common shareholders	$8,874	$5,353

Net income per share applicable to common shareholders:
Basic	$0.98	$0.63
Diluted	$0.96	$0.60
Weighted average number of common shares outstanding
Basic	9,039	8,430
Diluted	9,286	8,928

See accompanying Notes to Consolidated Financial Statements.

Westmoreland Coal Company and Subsidiaries

Consolidated Statement of Shareholders’ Deficit
and Comprehensive Income (Loss)
Year Ended December 31, 2006 and
Three Months Ended March 31, 2007
(Unaudited)

	Class A
	Convertible			Accumulated
	Exchangeable		Other	Other		Total
	Preferred	Common	Paid-In	Comprehensive	Accumulated	Shareholders’
	Stock	Stock	Capital	Loss	Deficit	Equity (Deficit)
	(In thousands)

Balance at December 31, 2005 (205,083 preferred shares and 8,413,312 common shares outstanding)	$205	$21,033	$75,344	$(11,409)	$(95,365)	$(10,192)
Common stock issued as compensation (89,939 shares)	—	225	2,339	—	—	2,564
Common stock options exercised (174,732 shares)	—	437	561	—	—	998
Dividends declared	—	—	—	—	(387)	(387)
Exchange of preferred shares for common stock (336,095 shares)	(45)	840	(4)	—	(791)	—
Cumulative effect of change in accounting for deferred overburden removal costs	—	—	—	—	(16,805)	(16,805)
Adjustment for funded status of pension and postretirement medical benefit plans upon adoption of SFAS 158	—	—	—	(95,194)	—	(95,194)
Cumulative effect of adjustment upon adoption of SAB 108	—	—	—	—	(2,388)	(2,388)
Adjustment for stock appreciation rights previously classified as a liability upon adoption of SFAS 123(R)	—	—	1,006	—	—	1,006
Net loss	—	—	—		(7,593)	(7,593)
Minimum pension liability	—	—	—	1,744	—	1,744
Settlement of interest rate swap agreement	—	—	—	62	—	62

Comprehensive loss						(5,787)

Balance at December 31, 2006 (160,130 preferred shares and 9,014,078 common shares outstanding)	$160	$22,535	$79,246	$(104,797)	$(123,329)	$(126,185)

Common stock issued as compensation (28,820 shares)	—	72	724	—	—	796
Common stock options exercised (13,966 shares)	—	35	183	—	—	218
Net income	—	—	—	—	9,214	9,214
Amortization of actuarial loss and transition obligations	—	—	—	1,982	—	1,982

Comprehensive income						11,196

Balance at March 31, 2007 (160,130 preferred shares and 9,056,864 common shares outstanding)	$160	$22,642	$80,153	$(102,815)	$(114,115)	$(113,975)

See accompanying Notes to Consolidated Financial Statements.

Westmoreland Coal Company and Subsidiaries

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

	(In thousands)

Cash flows from operating activities:
Net income	$9,214	$5,789
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred power sales revenue	7,312	—
Cash distributions from independent power projects	135	1,085
Equity in earnings of independent power projects	(135)	(4,458)
Depreciation, depletion and amortization	8,885	5,920
Amortization of intangible assets and liabilities	246	—
Stock compensation expense	796	383
Gain on sales of assets	(5,866)	(5,016)
Minority interest	588	483
Amortization of deferred financing costs	617	235
Amortization of actuarial loss and transition obligations	1,982	—
Changes in operating assets and liabilities:
Receivables, net	(23)	1,744
Inventories	449	(1,639)
Excess of trust assets over pneumoconiosis benefit obligation	1,836	(216)
Accounts payable and accrued expenses	(5,064)	(2,049)
Income taxes payable	182	264
Accrual for workers’ compensation	(139)	(10)
Accrual for postretirement medical costs	(191)	1,231
Pension and SERP obligations	207	1,100
Other assets and liabilities	(1,528)	(2,010)

Net cash provided by operating activities	19,503	2,836

Cash flows from investing activities:
Additions to property, plant and equipment	(3,678)	(1,935)
Change in restricted cash and bond collateral and reclamation deposits	329	(2,744)
Net proceeds from sales of assets	13,178	5,060
Acquisition of Absaloka mining assets, net	(3,405)	—

Net cash provided by investing activities	6,424	381

Cash flows from financing activities:
Repayment of long-term debt	(21,734)	(3,116)
Net borrowings (repayments) on revolving lines of credit	(5,400)	(1,500)
Exercise of stock options	218	326
Dividends paid on preferred shares	—	(205)

Net cash used in financing activities	(26,916)	(4,495)

Net decrease in cash and cash equivalents	(989)	(1,278)
Cash and cash equivalents, beginning of year	26,738	11,216

Cash and cash equivalents, end of period	$25,749	$9,938

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$7,012	$2,406
Income taxes	—	12

See accompanying Notes to Consolidated Financial Statements.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

These quarterly consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The accounting principles followed by the Company are set forth in the Notes to the Company’s consolidated financial statements in that Annual Report. Most of the descriptions of the accounting principles and other footnote disclosures previously made have been omitted in this report so long as the interim information presented is not misleading.

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles and require use of management’s estimates. The financial information contained in this Form 10-Q is unaudited but reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial information for the periods shown. Such adjustments are of a normal recurring nature. The results of operations for such interim periods are not necessarily indicative of results to be expected for the full year. Certain prior year amounts have been reclassified to conform to the current year presentation.

1.	NATURE OF OPERATIONS AND LIQUIDITY

Westmoreland Coal Company (“the Company”) is an energy company. The Company’s current principal activities, all conducted within the United States, are the production and sale of coal from Montana, North Dakota and Texas; and the development, ownership and management of interests in cogeneration and other non-regulated independent power plants. The Company’s activities are primarily conducted through wholly-owned or majority owned subsidiaries which generally have obtained separate financing.

The major factors impacting the Company’s liquidity are: payments due on the term loan it entered into to acquire various operations and assets from Montana Power and Knife River in May 2001 (see note 7); payments due on the acquisition debt associated with its purchase of the 50% interest in a partnership which owns the 230 MW Roanoke Valley power plant (“ROVA”) (see note 7); payments made for the buyout of the Washington Group International mining contract at WRI (see note 2), and additional capital expenditures the Company plans to make since it has taken over responsibility to operate the mine; cash collateral requirements for additional reclamation bonds in new mining areas; and payments for its heritage health benefit costs. Unforeseen changes in the Company’s ongoing business requirements could also impact its liquidity. The principal sources of cash flow to Westmoreland Coal Company are dividends from WRI, distributions from ROVA and from Westmoreland Mining subject to the provisions in their respective debt agreements and dividends from the subsidiaries that operate power plants.

On May 2, 2007, the Company entered into a Standby Purchase Agreement with an investor that would backstop a rights offering of common stock by the Company to its shareholders and purchase additional shares of common stock. The Company expects to seek gross proceeds of at least $85 million before expenses. The closing of such transactions is subject to several conditions including shareholder approval (which the Company plans to seek at a meeting of stockholders later in 2007), there being no material adverse effect on the Company’s financial condition and there not being trading suspensions in its common stock or other adverse developments in the financial markets.

Proceeds from the rights offering will be used to fund capital expenditures that are expected to improve the Company’s coal sales margins, fund future growth initiatives and provide working capital, as well as for general corporate purposes. As part of the transaction, the Company intends to use a portion of the proceeds from the rights offering to retire its outstanding Series A Convertible Exchangeable Preferred Stock, each share of which is represented by four depositary shares. The Company is evaluating options to achieve this objective.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

2.	ABSALOKA MINING CONTRACT

On March 6, 2007, the Company’s 80% owned subsidiary Westmoreland Resources, Inc. (“WRI”) reached an agreement to settle all contract disputes with Washington Group International, Inc. (“WGI”), including the lawsuit WRI had filed seeking termination of the Absaloka mining contract. As a result, WRI assumed operation of the Absaloka mine on March 30, 2007. The agreement also includes settlement of other on-going demands by WRI and disputes between its affiliate Westmoreland Coal Sales Company and WGI.

WRI purchased from WGI mining and office equipment for $7.9 million and tools, spare parts and supplies, and coal inventory for $2.3 million. As part of the transaction, WRI released any claim WRI had in the $7.0 million reclamation escrow account held by WGI, and released WGI from its financial obligation to complete final reclamation of the mine.

WRI also hired 131 employees previously employed by WGI and assumed their accrued benefits.

The assets purchased, liabilities assumed, termination fee paid to WGI, as well as the adjustments for the release of WGI from its reclamation obligation were as follows (in thousands):

Assets:
Inventory	$2,301
Property, plant, and equipment	7,924
Asset retirement cost	4,473
Third party reclamation receivable	(11,107)

Total assets	3,591

Liabilities:
Accounts payable and accrued expenses	186
Income Statement:
Termination fee included in cost of sales — coal	813

Total cash payment	$4,218

3.	CHANGES IN ACCOUNTING PRINCIPLES

Recognition of Revenue Under Power Sales Agreements

In connection with the acquisition of the remaining 50% interest in ROVA, the Company has applied the provisions of EITF 01-08, “Determining Whether an Arrangement Contains a Lease” to two power sales agreements. A portion of the capacity payments under ROVA’s two power sales agreements are considered to be operating leases under EITF 01-08. Under both agreements, ROVA invoices and collects the capacity payments based on kilowatt hours produced if the units are dispatched or for the kilowatt hours of available capacity if the units are not fully dispatched. Under the power sales agreement for ROVA II, ROVA also collects capacity payments during periods of scheduled outages based on the kilowatt hours of dependable capacity of the unit. The capacity payments that ROVA invoices and collects are higher in the first 15 years of the power sales agreements (through 2009 for ROVA I and 2010 for ROVA II), but decrease for the remaining 10 years of the agreements due to a reduction in the rate paid per MW hour of capacity. Since the power sales agreements were entered into prior to the effective date of EITF 01-08, the Company had been grandfathered relative to the accounting method it had been utilizing. As a result of the acquisition, the Company was required to apply the accounting proscribed under EITF 01-08. Effective July 1, 2006, the Company began recognizing amounts invoiced under the power sales agreements as revenue on a pro rata basis, based on the weighted average per kilowatt hour capacity payments estimated to be received over the remaining term of the

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

power sales agreements. Under this method of recognizing revenue, $7.3 million of amounts invoiced during the first quarter of 2007 have been deferred from recognition until 2010 and beyond.

Adoption of SFAS No. 158

In September 2006, the FASB issued SFAS No. 158, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS 158”). This statement requires balance sheet recognition of the overfunded or underfunded status of pension and postretirement benefit plans. Under SFAS 158, actuarial gains and losses, prior service costs or credits, and any remaining transition assets or obligations that have not been recognized under previous accounting standards must be recognized as assets or liabilities with a corresponding adjustment to accumulated other comprehensive loss, net of tax effects, until they are amortized as a component of net periodic benefit cost. SFAS 158 was effective for publicly-held companies for fiscal years ending after December 15, 2006. Based on the Company’s unfunded obligations at December 31, 2006, the Company’s assets decreased by approximately $4.5 million, and liabilities for pension and other postretirement benefit plans increased by approximately $90.7 million, resulting in an increase in shareholders’ deficit of approximately $95.2 million. The adoption of SFAS 158 will not affect the Company’s future pension and postretirement medical benefit expenses, as determined under the provisions of SFAS 106 and SFAS 87.

Share-Based Payments

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”), which replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123(R) requires all share-based payments to employees and directors, including grants of stock options, be recognized in the financial statements based on their fair values.

The Company adopted SFAS No. 123(R) on January 1, 2006, as prescribed, using the modified prospective method. Accordingly, compensation expense for all newly granted awards and awards modified, repurchased, or cancelled after January 1, 2006 is being recognized ratably over the vesting period based on the fair value of the awards at the date of grant.

Compensation expense for the unvested portion of stock option awards that were outstanding as of January 1, 2006 is being recognized ratably over the remaining vesting period, based on the fair value of the awards at date of grant as calculated for the pro forma disclosure under SFAS No. 123. See Note 12 “Incentive Stock Options and Stock Appreciation Rights”.

There was no cumulative effect adjustment recorded in the Company’s Statement of Operations for the change in accounting related to the adoption of SFAS 123(R). The adoption of SFAS 123 (R) had the effect of decreasing the net income for the three months ended March 31, 2007 and 2006 by approximately $0.8 million and $0.4 million, respectively.

Accounting For Uncertainty in Income Taxes

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 requires companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each annual period. The disclosures also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 requires a company to recognize a financial statement benefit for a position taken for tax return purposes when

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

it is more likely than not that the position will be sustained. We adopted FIN No. 48 on January 1, 2007 and the adoption did not have an impact on our Consolidated Financial Statements.

4.	RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which clarifies the definition of fair value, establishes guidelines for measuring fair value, and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements and eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 will be effective for the Company on January 1, 2008. We are currently evaluating the impact of adopting SFAS 157 but do not believe the adoption of SFAS 157 will have a material impact on our Consolidated Financial Statements.

5.	SIGNIFICANT EVENTS

Sale of Coal Royalty Interest

On February 27, 2007, the Company sold its royalty interest in a property at Peabody Energy Corporation’s Caballo Mine in Wyoming to Natural Resource Partners L.P. for $12.7 million. The sale of the royalty interest resulted in a gain of approximately $5.6 million during the first quarter of 2007.

Reserve Dedication Fee

The Company recorded a $10.0 million receivable and deferred revenue for a reserve dedication payment from a customer in the first quarter of 2007. This payment was received in the second quarter of 2007.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

6.	RESTRICTED CASH AND BOND COLLATERAL

The Company’s restricted cash and bond collateral consist of the following:

	Restricted Cash and Bond Collateral
	March 31, 2007	December 31, 2006
	(In thousands)

Corporate:
Worker’s compensation bonds	$5,578	$5,512
Postretirement health benefit bonds	1,172	4,436
Coal Segment:
Westmoreland Mining — debt reserve account	10,445	10,312
Westmoreland Mining — prepayment account	15,169	15,123
Reclamation bond collateral:
Absaloka Mine	4,745	3,702
Jewett Mine	1,072	1,057
Rosebud Mine	89	89
Beulah Mine	71	71
ROVA:
Debt protection account	28,253	28,141
Ash reserve account	605	627
Repairs and maintenance account	899	583

Total restricted cash and bond collateral	68,098	69,653
Less current portion	—	(3,300)

Total restricted cash and bond collateral, less current portion	$68,098	$66,353

For all of its restricted cash and bond collateral accounts, the Company can select from several investment options for the funds and receives the investment returns on these investments.

Corporate

The Company is required to obtain surety bonds in connection with its self-insured workers’ compensation plan and certain health care plans. The Company’s surety bond underwriters require collateral to issue these bonds. As of March 31, 2007 and December 31, 2006, the amount held in collateral accounts was $5.6 million and $5.5 million respectively, for the workers’ compensation plan and $1.2 million and $4.4 million respectively, for health care plans. During the three months ended March 31, 2007, approximately $3.3 million was released from the health care bond collateral accounts as a result of reduced bonding requirements under an amendment to the Coal Act.

Coal Segment

Pursuant to the WML term loan agreement, WML is required to maintain a debt service reserve account and a long-term prepayment account. As of March 31, 2007 and December 31, 2006, there was a total of $10.4 million and $10.3 million, respectively in the debt service reserve account. There was $15.2 million and $15.1 million in the prepayment account at March 31, 2007 and December 31, 2006, respectively. The prepayment account is to be used to fund a $30.0 million payment due December 31, 2008 for the Series B notes.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

As of March 31, 2007, the Company had reclamation bond collateral in place for its Absaloka, Rosebud, Jewett and Beulah mines. These government-required bonds assure that coal mining operations comply with applicable federal and state regulations relating to the performance and completion of final reclamation activities. The amounts deposited in the bond collateral account secure the bonds issued by the bonding company.

ROVA

Pursuant to the terms of its Credit Agreement, ROVA must maintain a debt protection account (“DPA”). At March 31, 2007 the DPA was funded with $28.3 million. Additional funding of the DPA of $1.1 million per year is required through 2008. The required funding level is reduced by $6.7 million in 2009 and by $3.0 million in 2010.

The Credit Agreement also requires ROVA to fund a repairs and maintenance account and an ash reserve account totaling $3.2 million from January 31, 2004 through January 31, 2010, after which date the funding requirement reduces to $2.8 million.

The funds for the repairs and maintenance account are required to be deposited every six months based on a formula contained in the agreement. The ash reserve account was fully funded at March 31, 2007. As of March 31, 2007, these accounts had a combined balance of $1.5 million.

7.	LINES OF CREDIT AND LONG-TERM DEBT

The amounts outstanding at March 31, 2007 and December 31, 2006 under the Company’s lines of credit and long-term debt consist of the following:

	Current Portion of Debt		Total Debt Outstanding
	March 31,	December 31,	March 31,	December 31,
	2007	2006	2007	2006
	(In thousands)

Corporate debt:
Revolving line of credit	$—	$—	$7,600	$8,500
Westmoreland Mining debt:
Revolving line of credit	—	—	—	4,500
Westmoreland Mining term debt:
Series B Notes	12,650	12,000	53,600	56,600
Series C Notes	—	—	20,375	20,375
Series D Notes	—	—	14,625	14,625
Other term debt	1,801	1,311	5,695	3,474
ROVA debt:
ROVA acquisition bridge loan	25,700	30,000	25,700	30,000
ROVA acquisition term loan	5,000	5,000	5,000	5,000
ROVA term debt	30,181	28,492	148,885	162,933

Total debt outstanding	$75,332	$76,803	$281,480	$306,007

The ROVA current and total term debt includes debt premiums of $0.6 million and $4.7 million, respectively.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

The maturities of all long-term debt and the revolving credit facilities outstanding at March 31, 2007 are (in thousands):

2007	$54,849
2008	85,953
2009	43,999
2010	27,751
2011	21,039
Thereafter	43,159

$276,750

Corporate Revolving Line of Credit

The Company has a $14.0 million revolving credit facility with First Interstate Bank. Interest is payable monthly at the bank’s prime rate (8.25% per annum at March 31, 2007). The Company is required to maintain financial ratios relating to its liquidity, indebtedness, and net worth. As of March 31, 2007, the Company was in compliance with such covenants. The revolving credit facility is collateralized by the Company’s stock in Westmoreland Resources Inc. (“WRI”), which owns the Absaloka Mine in and the dragline located at WRI’s Absaloka mine. In June 2006, the term of this facility was extended to June 30, 2008.

Westmoreland Mining LLC

Westmoreland Mining LLC (“WML”) has a $20.0 million revolving credit facility (the “Facility”) with PNC Bank, National Association (“PNC”) which expires on April 27, 2008. The interest rate is either PNC’s Base Rate plus 1%, or a Euro-Rate plus 3%, at WML’s option. As of March 31, 2007, the interest rate under the Facility is 9.25% per year. In addition, a commitment fee of 1/2 of 1% of the average unused portion of the available credit is payable quarterly. The amount available under the Facility is based upon, and any outstanding amounts are secured by, eligible accounts receivable.

WML has a term loan agreement under which $53.6 million in Series B Notes, $20.4 million in Series C Notes and $14.6 million in Series D Notes are outstanding as of March 31, 2007. The Series B Notes require quarterly principal and interest payments to December 2008. The Series C and D Notes require quarterly interest payments with principal payments beginning March 31, 2009 and final payment on December 31, 2011. The Series B Notes bear interest at a fixed interest rate of 9.39% per annum; the Series C Notes bear interest at a fixed rate of 6.85% per annum; and the Series D Notes bear interest at a variable rate based upon LIBOR plus 2.90% (8.26% per annum at March 31, 2007). All of the notes are secured by the assets of WML and the term loan agreement requires the Company to comply with certain covenants and minimum financial ratio requirements related to liquidity, indebtedness, and capital investments. As of March 31, 2007, WML was in compliance with such covenants.

The Company engages in leasing transactions for equipment utilized in operations. Certain leases at the Rosebud and Beulah Mines qualify as capital leases and were recorded as an asset and liability at the net present value of the minimum lease payments at the inception of the leases. The present value of these lease payments at March 31, 2007 and December 31, 2006 was $5.4 million and $3.2 million, respectively, at a weighted average interest rate of 6.44% and 6.12%, respectively. The Jewett Mine also has a note payable outstanding from the purchase of a parcel of land at March 31, 2007 in the amount of $0.3 million with interest payable at 6.0% annually.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

ROVA

The Company funded the ROVA acquisition and debt protection account deposit in part with a $30.0 million bridge loan facility from SOF Investments, L.P. (“SOF”) and a $5.0 million term loan with First Interstate Bank. At March 31, 2007, the SOF bridge loan had an outstanding balance of $25.7 million and the term loan had an outstanding balance of $5.0 million. The SOF bridge loan has a one-year term extendable to four years at the option of the Company. The loan bears interest at the London Interbank Offering Rate (“LIBOR”) plus 4% (9.40% per annum at March 31, 2007). The Company also paid SOF a 1% closing fee. If the Company elects to extend the loan beyond its initial one-year term, it will be required to issue warrants to purchase 150,000 shares of the Company’s common stock to SOF at a premium of 15% to the then current stock price. These warrants would be exercisable for a three-year period from the date of issuance. The loan is secured by a pledge of the semi-annual cash distributions from ROVA commencing in January 2007 as well as pledges from the Company’s subsidiaries that directly or indirectly acquired the operating agreements.

The $5.0 million term loan with First Interstate Bank has a one-year term maturing June 29, 2007, which was paid-off on May 7, 2007 prior to maturity. Interest is payable at the bank’s prime rate (8.25% per annum at March 31, 2007).

On December 18, 1991, ROVA entered into a Credit Agreement (“Tranche A”) with a consortium of banks (the “Banks”) and an institutional lender for the financing and construction of the first ROVA facility. On December 1, 1993, the Credit Agreement was amended and restated (“Tranche B”) to allow for the financing and construction of the second ROVA facility. Under the terms of the Credit Agreement, ROVA was permitted to borrow up to $229.9 million from the banks (“Bank Borrowings”), $120.0 million from an institutional lender, and $36.8 million in tax-exempt facility revenue bonds (“Bond Borrowings”) under two indenture agreements with the Halifax County, North Carolina, Industrial Facilities and Pollution Control Financing Authority (“Financing Authority”). The borrowings are evidenced by promissory notes and are secured by substantially all of the book value of ROVA’s assets including land, the facilities, ROVA’s equipment, inventory, accounts receivable, certain other assets and assignment of all material contracts. Bank Borrowings amounted to $39.0 million at March 31, 2007, and mature from July 2007 to July 2008. The Credit Agreement provides for interest to be paid on the Bank Borrowings at rates set at varying margins in excess of the Banks’ base rate, LIBOR or certificate of deposit rate, for various terms from one day to one year in length, each selected by ROVA when amounts are borrowed. The weighted average interest rate on the Bank Borrowings at March 31, 2007, was 6.85% per annum.

Under the terms of the Credit Agreement, interest on the Tranche A institutional borrowings is fixed at 10.42% per annum and interest on the Tranche B institutional borrowings is fixed at 8.33% per annum. The Credit Agreement requires repayment of the Tranche A institutional borrowings in 38 semiannual installments ranging from $0.9 million to $4.3 million. Payment of the Tranche A institutional borrowings commenced in 1996 and is currently scheduled to be completed in 2014.

The Credit Agreement requires repayment of the Tranche B institutional borrowings in 40 semiannual installments ranging from $0.3 million to $6.5 million. Payment of the Tranche B institutional borrowings commenced in 1996 and is currently scheduled to be completed in 2015.

In accordance with the indenture agreements, the Financing Authority issued $29.5 million of 1991 Variable Rate Demand Exempt Facility Revenue Bonds (“1991 Bond Borrowings”) and $7.2 million of 1993 Variable Rate Demand Exempt Facility Revenue Bonds (“1993 Bond Borrowings”). The 1991 Bond Borrowings and the 1993 Bond Borrowings are secured by irrevocable letters of credit in the amounts of $30.1 million and $7.4 million, respectively, which were issued by the banks. The weighted average interest rate on the bonds at March 31, 2007 was 3.84% per annum. The 1991 Bond Indenture Agreement requires repayment of the 1991 Bond Borrowings in four semi-annual installments of $1.2 million, $1.2 million, $14.8 million, and $12.4 million. The first installment of the 1991 Bond Borrowings is due in January 2008. The 1993 Indenture

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Agreement requires repayment of the 1993 Bond Borrowings in three semi-annual installments of $1.6 million, $1.8 million and $3.8 million. The first installment is due in July 2009.

Irrevocable letters of credit in the amounts of $4.5 million and $1.5 million were issued to ROVA’s customer by the banks on behalf of ROVA for ROVA I and ROVA II, respectively, to ensure performance under their respective power sales agreements.

The debt agreements contain various restrictive covenants primarily related to construction of the facilities, maintenance of the property, and required insurance. Additionally, financial covenants include restrictions on incurring additional indebtedness and property liens, paying cash distributions to the partners, and incurring various commitments without lender approval. At March 31, 2007, ROVA was in compliance with the various covenants.

8.	DERIVATIVE INSTRUMENTS

As of March 31, 2007, the Company was party to two derivative contracts to manage a portion of its exposure to the price volatility of diesel fuel used in its operations.

In a typical commodity swap agreement, the Company receives the difference between a fixed price per gallon of diesel fuel and a price based on an agreed upon published, third-party index if the index price is greater than the fixed price. If the index price is lower, the Company pays the difference. By entering into swap agreements, the Company effectively fixes the price it will pay in the future for the quantity of diesel fuel subject to the swap agreement.

In October 2006, the Company entered into a derivative contract to manage a portion of its exposure to the price volatility of diesel fuel to be used in its operations in 2007. The contract covers 2.4 million gallons of diesel fuel at a weighted average fixed price of $2.02 per gallon. This contract settles monthly from January to December, 2007.

In January 2007, the Company entered into an additional derivative contract related to diesel fuel to be used in its operations in 2007. The contract covers 1.1 million gallons of diesel fuel at a weighted average fixed price of $1.75 per gallon. This contract settles monthly from February to December, 2007.

The Company accounts for these derivative instruments on a mark-to-market basis through earnings. The Consolidated Financial Statements as of March 31, 2007 reflect unrealized gains on these contracts of $0.3 million, which is recorded in accounts receivable. Unrealized gains during the three months ended March 31, 2007 were $0.7 million, which is recorded as a reduction to Costs of sales of coal. During the three months ended March 31, 2007, the Company settled a portion of these contracts covering approximately 0.8 million gallons of fuel, which resulted in a loss of less than $0.1 million.

Information regarding derivative instruments for the three months ended March 31, 2007 is as follows (in thousands):

Unrealized derivative loss beginning of the year	$(336)
Change in fair value	656
Realized loss on settlements	(64)

Unrealized gain on derivatives at March 31, 2007	$256

9.	HERITAGE HEALTH BENEFIT EXPENSES

The caption “Heritage health benefit expenses” used in the Consolidated Statements of Operations refers to costs of benefits the Company provides to our former Eastern mining operation employees as well as other administrative costs associated with providing those benefits.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

The components of these expenses are (in thousands):

	Three Months Ended
	March 31,
	2007	2006

Health care benefits	$5,314	$5,948
Combined benefit fund (credit)	(4,873)	995
Workers’ compensation	187	297
Black lung benefits (credit)	(163)	(216)

Total	$465	$7,024

During the first quarter of 2007, the Company reached a settlement with the UMWA Combined Benefit Fund (“CBF”) for the reimbursement of $5.8 million, plus interest, in past overpayments to the CBF for retiree medical benefits. The Company received $2.9 million of the reimbursement and $0.6 million in interest during the first quarter, and received the remaining $2.9 million reimbursement plus interest of approximately $0.1 million during the second quarter of 2007. The Company recorded the settlement as a $5.8 million reduction in heritage health benefit expenses and $0.6 million in interest income, and recorded a receivable for the $2.9 million plus related accrued interest through March 31, 2007.

10.	PENSION AND POSTRETIREMENT MEDICAL BENEFITS

The Company provides pension and postretirement medical benefits to qualified full-time employees and retired employees and their dependents, the majority of which benefits are mandated by the Coal Act. The Company incurred costs of providing these benefits during the three months ended March 31, 2007 and 2006 as follows (in thousands):

			Postretirement
	Pension Benefits		Medical Benefits
	Three Months Ended March 31,
	2007	2006	2007	2006

Components of net periodic benefit cost:
Service cost	$744	$800	$202	$158
Interest cost	1,073	1,053	3,375	3,700
Expected return on plan assets	(1,027)	(931)	—	—
Amortization of deferred items	189	354	1,793	2,473

Total net periodic benefit cost	$979	$1,276	$5,370	$6,331

The Company expects to pay approximately $17.0 million for postretirement medical benefits during 2007, net of Medicare Part D reimbursements. A total of $4.0 million was paid in the first quarter of 2007.

The Company expects to contribute approximately $4.2 million to its pension plans during 2007. A total of $0.6 million was paid in the first quarter of 2007.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

11.	ASSET RETIREMENT OBLIGATIONS, RECLAMATION DEPOSITS AND CONTRACTUAL THIRD PARTY RECLAMATION RECEIVABLES

Asset Retirement Obligations

Changes in the Company’s asset retirement obligations for the three months ended March 31, 2007 and 2006 are summarized below (in thousands):

	Three Months Ended March 31,
	2007	2006

Asset retirement obligations — beginning of year	$184,062	$158,407
Accretion	3,261	2,532
Settlements (final reclamation performed)	(1,403)	(3,243)
Changes due to amount and timing of reclamation	(2,901)	—

Asset retirement obligations — end of period	$183,019	$157,696

The asset retirement obligation, contractual third party reclamation receivable, and reclamation deposits for each of the Company’s mines and ROVA are summarized below (in thousands):

		Contractual
	Asset	Third Party
	Retirement	Reclamation	Reclamation
	Obligation	Receivable	Deposits

Rosebud	$98,858	$3,679	$63,712
Jewett	63,671	27,037	—
Beulah	5,985	—	—
Savage	1,719	—	—
Absaloka	12,350	—	—
ROVA	436	—	—

Total	$183,019	$30,716	$63,712

As of March 31, 2007 the Company or its subsidiaries have reclamation bonds in place for its active mines in Montana, North Dakota and Texas and for inactive mining sites in Virginia and Colorado which are now awaiting final bond release. These government-required bonds assure that coal mining operations comply with applicable federal and state regulations relating to the performance and completion of final reclamation activities. The Company estimates that the cost of final reclamation for its mines when they are closed in the future will total approximately $484.9 million, with a present value of $183.0 million. As permittee, the Company or its subsidiaries are responsible for the total amount. The financial responsibility for a portion of final reclamation of the mines when they are closed has been transferred by contract to certain customers, while other customers have provided guarantees or funded escrow accounts to cover final reclamation costs. Costs of reclamation of mining pits prior to mine closure are recovered in the price of coal shipped.

On March 6, 2007, the Company, WRI and WGI signed a comprehensive settlement agreement pursuant to which the mining contract between WRI and WGI for the Absaloka Mine was terminated on March 30, 2007 and all claims among the parties were settled, including the dispute relating to the coal sales agency agreement and the litigation relating to WGI’s performance under the mining contract. As part of this settlement, WRI released any claim WRI had in the $7.0 million reclamation escrow account held by WGI and released WGI from its financial obligations to complete final reclamation of the Absaloka Mine.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

12.	STOCKHOLDERS’ EQUITY

Preferred and Common Stock

The Company has two classes of capital stock outstanding, common stock, par value $2.50 per share, and Series A Convertible Exchangeable Preferred Stock, par value $1.0 per share (“Series A Preferred Stock”). Each share of Series A Preferred Stock is represented by four Depositary Shares. The full amount of the quarterly dividend on the Series A Preferred Stock is $2.125 per preferred share or $0.53 per Depositary Share. The Company paid quarterly dividends of $0.25 per Depositary Share from October 1, 2004 through July 1, 2006. The Company suspended the payment of preferred stock dividends following the recognition of the deficit in shareholders’ equity described below. The quarterly dividends which are accumulated through and including April 1, 2007 amount to $14.8 million in the aggregate ($92.65 per preferred share or $23.16 per Depositary Share).

The Company is currently reporting a deficit in shareholders’ equity. As a result, the Company is prohibited from paying preferred stock dividends because of the statutory restrictions limiting the payment of preferred stock dividends under Delaware law, the state in which the Company is incorporated. Under Delaware law, the Company is permitted to pay preferred stock dividends only to the extent that shareholders’ equity exceeds the par value of the preferred stock ($160,000 at March 31, 2007).

Restricted Net Assets

At March 31, 2007, Westmoreland Coal Company had approximately $107.2 million of net assets at its subsidiaries that were not available to be transferred to it in the form of dividends, loans, or advances due to restrictions contained in the credit facilities of these subsidiaries. Approximately $52.6 million of net assets of the subsidiaries are unrestricted.

13.	INCENTIVE STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

As of March 31, 2007, the Company had stock options and SARs outstanding from three stock incentive plans for employees and three stock incentive plans for directors.

The employee plans provide for the grant of incentive stock options (“ISOs”), non-qualified options under certain circumstances, SARs and restricted stock. ISOs and SARs generally vest over three years, expire ten years from the date of grant, and may not have an option or base price that is less than the market value of the stock on the date of grant. The maximum number of shares that could be issued or granted under the employee plans is 1,150,000, and as of March 31, 2007, a total of 210,472 shares are available for future grants.

The non-employee director plans generally provide for the grant of stock options or SARs with a value of $60,000 when elected or appointed, and stock options or SARs with a value of $30,000 after each annual meeting. In 2006, directors were granted SARs as a form of award. The maximum number of shares that could be issued or granted under the director plans is 900,000, and as of March 31, 2007, 19,176 shares were available for future grants.

No SARs, options or shares of restricted stock were granted during the first quarter of 2007 or 2006.

As of March 31, 2007, there was approximately $0.3 million of intrinsic value for vested SARs and for all SARs outstanding. Upon vesting, the holders may exercise the SARs and receive an amount equal to the increase in the value of the common stock between the grant date and the exercise date in shares of common stock.

Compensation cost arising from share-based payment arrangements was $0.8 million and $0.4 million, during the first three months of 2007 and 2006, respectively, including $0.6 million and $0.4 million, respectively, for stock issued as matching contributions to the Company’s 401(k) Savings Plan. The intrinsic

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

value of options and SARs exercised during the first three months of 2007 and 2006 was $0.1 million and $0.8 million, respectively.

Information with respect to both the employee and director SARs is as follows:

		Stock	Weighted
		Appreciation	Average Base
	Base Price Range	Rights	Price

Outstanding at December 31, 2006	$18.04-29.48	560,747	$21.66
Exercised	$19.37-20.98	(9,960)	20.21

Outstanding at March 31, 2007	$18.04-29.48	550,787	$21.68

Information about SARs outstanding as of March 31, 2007 is as follows:

Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average Base
	Number	Contractual	Base Price		Price (Vested
Range of Base Price	Outstanding	Life (Years)	(all SARs)	SARs Vested	SARs)

$18.04-29.48	550,787	8.3	$21.68	378,253	$20.38

The amount of unamortized compensation expense for SARs outstanding at March 31, 2007 was $1.9 million which is expected to be recognized over approximately three years.

Information with respect to employee and director stock options is as follows:

			Weighted
		Stock	Average
	Issue Price	Option	Exercise
	Range	Shares	Price

Outstanding at December 31, 2006	$2.81 - 22.86	541,616	$11.62
Exercised	12.86 - 18.08	(13,966)	15.63

Outstanding at March 31, 2007	$2.81 - 22.86	527,650	$11.52

Information about stock options outstanding as of March 31, 2007 is as follows:

					Weighted
		Weighted			Average
		Average	Weighted		Exercise
		Remaining	Average		Price
Range of	Number	Contractual	Exercise Price	Number	(vested
Exercise Price	Outstanding	Life (Years)	(all options)	Exercisable	options)

$ 2.81 - 5.00	188,150	2.7	$2.92	188,150	$2.92
5.01 - 10.00	—	—	—	—	—
10.01 - 15.00	92,035	5.0	12.36	92,035	12.36
15.01 - 22.86	247,465	5.7	17.74	244,131	17.67

$ 2.81 - 22.86	527,650	4.5	$11.52	524,316	$11.45

The amount of unamortized compensation expense for options outstanding at March 31, 2007 was less than $0.1 million.

14.	EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is determined on the same basis except that the weighted average shares outstanding are increased to include

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

additional shares for the assumed exercise of stock options and stock appreciation rights (SARs), if dilutive, and the impact of restricted stock outstanding. The number of additional shares from options and SARs is calculated by assuming that outstanding stock options were exercised and that the proceeds from such exercises were used to acquire shares of common stock at the average market price during the reporting period. The number of additional shares from restricted stock is calculated by assuming that an amount equal to the unamortized compensation costs attributable to the restricted shares outstanding is used to acquire shares of common stock at the average market price during the reporting period.

The following table provides a reconciliation of the number of shares used to calculate basic and diluted earnings per share (EPS):

Three Months Ended March 31,	2007	2006
	(In thousands, except per share data)

Net income applicable to common shareholders:	$8,874	$5,353
Number of shares of common stock outstanding:
Basic	9,039	8,430
Effect of dilutive stock options	247	414
Effect of dilutive SARs	—	71
Effect of dilutive restricted stock	—	13

Diluted	9,286	8,928

Net income per share applicable to common shares outstanding:
Basic	$0.98	$0.63
Diluted	$0.96	$0.60
Number of shares excluded from calculation of diluted EPS because the exercise price of the options and SARs were greater than the average market price of the common shares	197	—

15.  INCOME TAXES

Income tax expense attributable to income before income taxes consists of:

	Three Months Ended March 31,
	2007	2006
	(In thousands)

Current:
Federal	$—	$25
State	182	252

	182	277

Deferred:
Federal	—	—
State	—	—

Income tax expense	$182	$277

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

16.	BUSINESS SEGMENT INFORMATION

Segment information is presented in accordance with SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”. This standard is based on a management approach, which requires segmentation based upon our internal organization and reporting of revenue and operating income based upon internal accounting methods.

The Company’s operations are classified into four segments: coal, independent power, heritage and corporate. The coal segment includes the production and sale of coal from Montana, North Dakota and Texas. The independent power operations include the ownership of interests in cogeneration and other non-regulated independent power plants and related business development expenses. The heritage segment includes costs of benefits the Company provides to former employees of its previously owned Eastern U.S. coal mining operations which have been disposed of. The corporate segment represents all costs not otherwise classified, including corporate office expenses. Assets attributed to the heritage segment consist primarily of cash, bonds and deposits restricted to pay heritage health benefits. Prior year segment information has been reclassified to conform to the new segment presentation.

Summarized financial information by segment for the first three months of 2007 and 2006 is as follows:

	Three Months Ended March 31, 2007
		Independent
	Coal	Power	Heritage	Corporate	Total
	(In thousands)
	(Unaudited)
Revenues:
Coal	$103,080	$—	$—	$—	$103,080
Energy	—	24,608	—	—	24,608
Equity in earnings	—	136	—	—	136

	103,080	24,744	—	—	127,824

Costs and expenses:
Cost of sales — coal	83,050	—	—	—	83,050
Cost of sales — energy	—	14,308	—	—	14,308
Depreciation, depletion and amortization	6,377	2,423	—	85	8,885
Selling and administrative	5,426	3,219	470	3,865	12,980
Heritage health benefit expenses	—	—	465	—	465
Gain on sales of assets	(221)	(4)	—	(5,641)	(5,866)

Operating income (loss)	8,448	4,798	(935)	1,691	14,002
Other income (expense):
Interest expense	(2,470)	(3,748)	—	(327)	(6,545)
Interest income	1,166	517	647	73	2,403
Minority interest	(588)	—	—	—	(588)
Other income	108	(3)	—	19	124

Income before income taxes	$6,664	$1,564	$(288)	$1,456	$9,396

Capital expenditures	$3,598	$72	$—	$8	$3,678

Total assets	$450,096	$281,898	$11,589	$15,754	$759,337

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

	Three Months Ended March 31, 2006
		Independent
	Coal	Power	Heritage	Corporate	Total
	(In thousands)
	(Unaudited)

Revenues:
Coal	$94,634	$—	$—	$—	$94,634
Equity in earnings	—	4,458	—	—	4,458

	94,634	4,458	—	—	99,092

Costs and expenses:
Cost of sales — coal	73,865	—	—	—	73,865
Depreciation, depletion and amortization	5,831	8	—	81	5,920
Selling and administrative	5,438	854	189	2,945	9,426
Heritage health benefit expenses	—	—	7,024	—	7,024
Gain on sales of assets	44	—	—	(5,060)	(5,016)

Operating income (loss)	9,456	3,596	(7,213)	2,034	7,873
Other income (expense):
Interest expense	(2,522)	—	—	(132)	(2,654)
Interest income	964	—	24	145	1,133
Minority interest	(483)	—	—	—	(483)
Other income	71	126	—	—	197

Income before income taxes	$7,486	$3,722	$(7,189)	$2,047	$6,066

Capital expenditures	$1,553	$—	$—	$382	$1,935

Total assets	$406,433	$54,897	$10,256	$10,973	$482,559

17.	COMMITMENTS

Lease Obligations

The Company leases certain of its coal reserves from third parties and pays royalties based on either a per ton rate or as a percentage of revenues received. Royalties charged to expense under all such lease agreements amounted to $10.1 million and $8.7 million in the first three months of 2007 and 2006, respectively.

The Company has operating lease commitments expiring at various dates, primarily for real property and equipment. Rental expense under operating leases during the first three months of 2007 and 2006 totaled $1.7 million and $1.5 million, respectively.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Minimum future rental obligations existing under leases with remaining terms of one year or more at March 31, 2007 are as follows (in thousands):

Lease Obligations

2007	$4,574
2008	3,814
2009	1,653
2010	748
2011 and thereafter	459

Coal Supply Agreements

Westmoreland Partners, which owns ROVA, has two coal supply agreements with TECO Coal Corporation (“TECO”). If Westmoreland Partners continues to purchase coal under these contracts at the current volume and pricing and does not extend these coal supply agreements, then Westmoreland Partners would be obligated to pay TECO $19.9 million for the remainder of 2007 and $26.5 million in each of the years of 2008, 2009, 2010, 2011, 2012 and an aggregate of $58.2 million after 2012.

Long-Term Sales Commitments

The following table presents estimated total sales tonnage under existing long-term contracts for the next five years from the Company’s existing mining operations. The prices for all future tonnage are subject to revision and adjustments based upon market prices, certain indices and/or cost recovery.

Projected Sales Tonnage Under Existing Long-Term Contracts (In millions of tons)

2007	30.0
2008	27.3
2009	26.6
2010	24.9
2011	20.6

The tonnages in the table above represent estimated sales tonnage under existing, executed contracts and generally exclude pending or anticipated contract renewals or new contracts. These projections reflect customers’ scheduled major plant outages, if known. These projections include projected tonnages under the Jewett Mine’s contract with NRG.

18.	CONTINGENCIES

Royalty Claims

The Company acquired Western Energy Company (“WECO”) from Montana Power Company in 2001. WECO produces coal from the Rosebud Mine, which includes federal leases, a state lease and some privately owned leases near Colstrip, Montana. The Rosebud Mine supplies coal to the four units of the adjacent Colstrip Power Plant. In the late 1970’s, a consortium of six utilities, including Montana Power, entered into negotiations with WECO for the long-term supply of coal to Units 3&4 of the Colstrip Power Plant, which would not be operational until 1984 and 1985, respectively. The parties could not reach agreement on all the relevant terms of the coal price and arbitration was commenced. The arbitration panel issued its opinion in 1980. As a result of the arbitration order, WECO and the Colstrip owners entered into a Coal Supply Agreement and a separate Coal Transportation Agreement. Under the Coal Supply Agreement, the Colstrip Units 3&4 owners pay a price for the coal F.O.B. mine. Under the Coal Transportation Agreement, the Colstrip Units 3&4 owners pay a separate fee for the transportation of the coal from the mine to Colstrip

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Units 3&4 on a conveyor belt that was designed and constructed by WECO and has been continuously operated and maintained by WECO.

In 2002 and 2006, the State of Montana, as agent for the Minerals Management Service (“MMS”) of the U.S. Department of the Interior, conducted audits of the royalty payments made by WECO on the production of coal from the federal leases. The audits covered three periods: October 1991 through December 1995, January 1996 through December 2001, and January 2002 through December 2004. Based on these audits, the Office of Minerals Revenue Management (“MRM”) of the Department of the Interior issued orders directing WECO to pay royalties in the amount of $8.6 million on the proceeds received from the Colstrip owners under the Coal Transportation Agreement during the three audit periods. The orders held that the payments for transportation were payments for the production of coal. The Company believes that only the costs paid for coal production are subject to the federal royalty, not payments for transportation.

WECO appealed the orders of the MRM to the Director of the MMS. On March 28, 2005, the MMS issued a decision stating that payments to WECO for transportation across the conveyor belt were part of the purchase price of the coal and therefore subject to the royalty charged by the federal government under the federal leases. However, the MMS dismissed the royalty claims for periods more than seven years before the date of the order on the basis that the statute of limitations had expired, which reduced the total demand from $8.6 million to $5.0 million.

On June 17, 2005, WECO appealed the decision of the MMS on the transportation charges to the United States Department of the Interior, Office of Hearings and Appeals, Interior Board of Land Appeals (“IBLA”). On September 6, 2005, the MMS filed its answer to WECO’s appeal. This matter is still pending before the IBLA.

The total amount of the MMS royalty claims including interest through the end of 2003 was approximately $5.0 million. This amount, if payable, is subject to interest through the date of payment, and as discussed above, the audit covered the periods through 2004.

By decision dated September 26, 2006, the MMS issued a demand to WECO assessing a royalty underpayment charge of $1.6 million, which the MMS asserts is attributable to coal production from Federal Coal Lease No. M18-080697-0. This assessment is based on the same MMS analysis as the assessments previously asserted by the MMS pursuant to its decisions dated September 23, 2002 but applies to a later period. The amount of the potential liability is $1.6 million, plus interest.

In 2003, the State of Montana Department of Revenue (“DOR”) assessed state taxes for years 1997 and 1998 on the transportation charges collected by WECO from the Colstrip Units 3&4 owners. The taxes are payable only if the transportation charges are considered payments for the production of coal. The DOR is relying upon the same arguments used by the MMS in its royalty claims. WECO has disputed the state tax claims.

In 2006, DOR issued additional assessments for certain of these taxes for years 1998-2001. WECO appealed and DOR elected to proceed to hearing on these objections using its internal administrative hearing process. This is the first stage of the eventual adjudication which could ultimately conclude with the Montana Supreme Court.

It is likely that the IBLA will rule on the MMS issue before this DOR process reaches the Montana state court system, and it is likely that the federal court will have ruled on any appeal from the IBLA before the DOR issue reaches the Montana Supreme Court. The total of the state tax claims through the end of 2001, including interest through the end of 2006, was approximately $20.4 million. If this amount is payable it is subject to interest from the time the tax payment was due until it is paid.

The MMS has asserted two other royalty claims against WECO. In 2002, the MMS held that “take or pay” payments received by WECO during the period from October 1, 1991 to December 31, 1995 from two

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Colstrip Units 3&4 owners were subject to the federal royalty. The MMS is claiming that these “take or pay” payments are payments for the production of coal, notwithstanding that no coal was produced. WECO filed a notice of appeal with MMS on October 22, 2002, disputing this royalty demand. No ruling has yet been issued by MMS. The total amount of the royalty demand, including interest through August 2003, is approximately $2.7 million.

In 2004, the MMS issued a demand for a royalty payment in connection with a settlement agreement dated February 21, 1997 between WECO and one of the Colstrip owners, Puget Sound Energy. This settlement agreement reduced the coal price payable by Puget Sound as a result of certain “inequities” caused by the fact that the mine owner at the time, Montana Power, was also one of the Colstrip customers. The MMS has claimed that the coal price reduction is subject to the federal royalty. WECO has appealed this demand to the MMS, which has not yet ruled on the appeal. The amount of the royalty demand, with interest through mid-2003, is approximately $1.3 million.

Finally, in May 2005 the State of Montana asserted a demand for unpaid royalties on the state lease for the period from January 1, 1996 through December 31, 2001. This demand, which was for $0.8 million, is based on the same arguments as those used by the MMS in its claim for payment of royalties on transportation charges and the 1997 retroactive “inequities” adjustment of the coal price payable by Puget Sound.

Neither the MMS nor the DOR has made royalty or tax demands for all periods during which WECO has received payments for transportation of coal. Presumably, the royalty and tax demands for periods after the years in dispute, generally, 1997 to 2004, and future years will be determined by the outcome of the pending proceedings. However, if the MMS and DOR were to make demands for all periods through the present, including interest, the total amount claimed against WECO, including the pending claims and interest thereon through December 31, 2006, could exceed $33.0 million.

The Company believes that WECO has meritorious defenses against the royalty and tax demands made by the MMS and the DOR. The Company expects a favorable ruling from the IBLA, although it could be a year or more before the IBLA issues its decision. If the outcome is not favorable to WECO, the Company plans to seek relief in Federal district court.

Moreover, in the event of a final adverse outcome with DOR and MMS, the Company believes that certain of the Company’s customers are contractually obligated to reimburse the Company for any royalties and taxes imposed on the Company for the production of coal sold to the Colstrip owners, plus the Company’s legal expenses. Consequently, the Company has not recorded any provisions for these matters. It is possible that the customers may dispute the Company’s interpretation of the contracts. Legal expenses associated with these matters are expensed as incurred.

Rensselaer Tax Assessment

Niagara Mohawk Power Corporation (“NIMO”) was party to power purchase agreements with independent power producers, including the Rensselaer project, in which the Company owned an interest. In 1997, the New York Public Service Commission approved NIMO’s plan to terminate or restructure 29 power purchase contracts. The Rensselaer project agreed to terminate its Power Purchase and Supply Agreement after NIMO threatened to seize the project under its power of eminent domain. NIMO and the Rensselaer project executed a settlement agreement in 1998 with a payment to the project. On February 11, 2003, the North Carolina Department of Revenue notified the Company that it had disallowed the exclusion of gain as non-business income from the settlement agreement between NIMO and the Rensselaer project. The State of North Carolina assessed a current tax of $3.5 million, interest of $1.3 million (through 2004), and a penalty of $0.9 million. The Company consequently filed a protest. The North Carolina Department of Revenue held a hearing on May 28, 2003. In November 2003, the Company submitted further documentation to the State to support its position. On January 14, 2005, the North Carolina Department of Revenue concluded that the additional

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

assessment is statutorily correct. On July 27, 2005, the Company responded to the North Carolina Department of Revenue providing additional information.

In March, 2007, the Department of Revenue revised its assessment to $4.2 million, which included interest but no penalty. The Company has an accrued reserve of $4.2 million at March 31, 2007, which is the amount the Company believes it will be required to pay.

Combined Benefit Fund

Under the Coal Act, the Company is required to provide postretirement medical benefits for certain UMWA miners and their dependents by making payments into certain benefit plans, one of which is the Combined Benefit Fund (“CBF”).

The Coal Act merged the UMWA 1950 and 1974 Benefit Plans into the CBF, and beneficiaries of the CBF were assigned to coal companies across the country. Congress authorized the Department of Health & Human Services (“HHS”) to calculate the amount of the premium to be paid by each coal company to whom beneficiaries were assigned. Under the statute, the premium was to be based on the aggregate amount of health care payments made by the 1950 and 1974 Plans in the plan year beginning July 1, 1991, less reimbursements from the Federal Government, divided by the number of individuals covered. That amount is increased each year by a cost of living factor.

Prior to the creation of the CBF, the UMWA 1950 and 1974 Plans had an arrangement with HHS pursuant to which they would pay the health care costs of retirees entitled to Medicare, and would then seek reimbursement for the Medicare-covered portion of the costs from HHS. The parties had lengthy disputes over the years concerning the amount to be reimbursed, which led them to enter into a capitation agreement in which they agreed that HHS would pay the Plans a specified per-capita reimbursement amount for each beneficiary each year, rather than trying to ascertain each year the actual amount to be reimbursed. The capitation agreement was in effect for the plan year beginning July 1, 1991, the year specified by the Coal Act as the baseline for the calculation of Coal Act premiums.

In assessing the annual premium of the coal operators under the CBF, the Trustees of the CBF used an interpretation by HHS that “reimbursements” in the base-line year were the amounts that would have been payable by the government if the actual Medicare regulations were applied, not the amounts actually received by the CBF under the capitation agreement. This method of calculating the CBF premium resulted in a higher amount than would have been the case if the government payments under the capitation agreement had been applied. The coal operators disagreed with the HHS interpretation and initiated litigation in the mid — 1990’s.

In 1995, the Court of Appeals for the Eleventh Circuit ruled, in a victory for the coal companies, that the meaning of the statute was clear, i.e., that “reimbursements” meant the actual amount by which the CBF was reimbursed, regardless of the amount of the Medicare-covered expenditures under government regulations. In 2002, the Court of Appeals for the District of Columbia Circuit ruled that the statute was ambiguous, and remanded the case to the Commissioner of Social Security, as successor to HHS, for an explanation of its interpretation so that the court could evaluate whether the interpretation was reasonable. The Commissioner of Social Security affirmed the previous interpretation and the coal companies then brought another legal challenge. On August 12, 2005, the United States District Court for the District of Maryland agreed with the Eleventh Circuit that the term “reimbursements” unambiguously means the actual amount by which the CBF was reimbursed, and the Court granted summary judgment to the coal operators. However, the judge ruled that until all appeals have been exhausted and the case is final, the CBF can retain the premium overpayments, although the judge applied the new premium calculation prospectively.

On December 21, 2006, the United States Court of Appeals for the Fourth Circuit ruled in favor of the coal operators and affirmed the decision of the Maryland District Court that “reimbursements” in the Coal Act premium calculation refers to actual reimbursements received by the CBF.

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

The difference in premium payments for Westmoreland is substantial. Pursuant to the holdings of the Eleventh Circuit and the Federal District Court of Maryland, Westmoreland has overpaid and expensed premiums for the period from 1993 through 2006.

During the first quarter of 2007, the Company reached a settlement with the UMWA Combined Benefit Fund (“CBF”) for the reimbursement of $5.8 million, plus interest, in past overpayments to the CBF for retiree medical benefits. The Company received $2.9 million of the reimbursement and $0.6 million in interest during the first quarter, and received the remaining $2.9 million reimbursement plus interest of approximately $0.1 million during the second quarter of 2007. The Company recorded the settlement as a $5.8 million reduction in heritage health benefit expenses and $0.6 million in interest income, and recorded a receivable for the $2.9 million plus related accrued interest through March 31, 2007.

McGreevey Litigation

In late 2002, the Company was served with a complaint in a case styled McGreevey et al. v. Montana Power Company et al. in a Montana State court. The plaintiffs are former stockholders of Montana Power who filed their first complaint on August 16, 2001. This was the Plaintiffs’ Fourth Amended Complaint; it added Westmoreland as a defendant to a suit against Montana Power Company, various officers of Montana Power Company, the Board of Directors of Montana Power Company, financial advisors and lawyers representing Montana Power Company and the purchasers of some of the businesses formerly owned by Montana Power Company and Entech, Inc., a subsidiary of Montana Power Company. The plaintiffs seek to rescind the sale by Montana Power of its generating, oil and gas, and transmission businesses, and the sale by Entech of its coal business, or to compel the purchasers to hold these businesses in trust for the shareholders. The Plaintiffs contend that they were entitled to vote to approve the sale by Entech to the Company even though they were not shareholders of Entech. Westmoreland has filed an answer, various affirmative defenses and a counterclaim against the plaintiffs. Shortly after the Company was named as a defendant, the litigation was transferred from Montana State Court to the U.S. District Court in Billings, Montana.

There has been no significant activity in the case involving Westmoreland for the past four years. Settlement discussions between the plaintiffs and other defendants appear to have been unsuccessful. We have never participated in settlement discussions with the plaintiffs because we believe that the case against the Company is totally without merit. Even if the plaintiffs could establish that shareholder consent was required for the sale of Montana Power’s coal business in 2001, there is virtually no legal support for the argument that such a sale to a buyer acting in good faith, purchasing from a wholly owned subsidiary, and relying on the seller’s representations can be rescinded. Indeed, the practical issues relating to such rescission would present a significant obstacle to such a result, particularly when the business has been operated by the buyer for six years, significant amounts of capital have been invested, reserves have been depleted, and the original seller is in bankruptcy and has no means to complete a repurchase or operate the business following a repurchase.

The Company has considered seeking a dismissal of the claims against it but is waiting for the outcome of a matter under review in the bankruptcy proceedings in Delaware involving Touch America (formerly Montana Power Company). In those proceedings, the unsecured creditors have asserted that the claims originally filed by McGreevey in Montana — the claims against the officers and directors which, if successful, would likely result in a payment by the insurance carrier that provided D&O insurance to Montana Power Company — belong to the creditors, not the shareholders who are the plaintiffs in the McGreevey action. If the Delaware Bankruptcy Court holds that those claims are “derivative” and thus belong to the corporation, then the unsecured creditors may have a right to those claims. Although the Delaware Bankruptcy Court will not directly decide that issue with respect to the claims against the various asset purchasers, including the Company, such a decision would likely affect the analysis of the Montana District Court where our case is pending.

No reserve has been accrued by the Company for this matter.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined statements of operations for the year ended December 31, 2006 are based on the historical financial statements of Westmoreland Coal Company and Westmoreland Partners (formerly Westmoreland-LG&E Partners) after giving effect to the acquisition of Westmoreland Partners using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements. The pro forma statements of operations data have been prepared assuming the acquisition had occurred as of January 1, 2006.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price, calculated as described in Note 3 to these unaudited pro forma combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed of Westmoreland Partners in connection with the acquisition, based on their estimated fair values. Management has made an allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various estimates.

The unaudited pro forma combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined results of operations in future periods or the results that actually would have been realized had Westmoreland Coal Company and Westmoreland Partners been a combined company during the specified period. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Westmoreland Coal Company’s historical consolidated financial statements for the year ended December 31, 2006 included herein, and Westmoreland Partners’ historical financial statements for the six months ended June 30, 2006, also included herein.

Westmoreland Coal Company and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations
For the year ended December 31, 2006

	Historical		Pro Forma
		Westmoreland LG&E
		Partners (For the
	Westmoreland Coal	six months ended
	Company	June 30, 2006)	Adjustments		Combined
	(In thousands, except for per share data)
Revenues:
Coal	$393,482	$—	$—		$393,482
			(14,084	)(a)
Energy	47,904	55,104	338	(b)	89,262
Independent power projects — equity in earnings	7,681	—	(7,220	)(c)	461

	449,067	55,104	(20,966)		483,205

Cost and expenses:
Cost of sales — coal	311,629	—	—		311,629
Cost of sales — energy	31,381	26,782	—		58,163
			785	(d)
			(443	)(e)
Depreciation, depletion and amortization	29,342	5,484	(178	)(f)	34,990
Selling and administrative	42,853	2,702	—		45,555
Heritage health benefit expenses	27,902	—	—		27,902
Loss (gain) on sales of assets	(4,785)	—	—		(4,785)

	438,322	34,968	164		473,454

Operating income	10,745	20,136	(21,130)		9,751
Other income (expense):
			(1,650	)(g)
			414	(h)
Interest expense	(19,234)	(6,619)	(523	)(i)	(27,612)
Interest income	6,089	995	—		7,084
Minority interest	(2,244)	—	—		(2,244)
Other income	73	—	—		73

	(15,316)	(5,624)	(1,759)		(22,699)

Income (loss) before income taxes	(4,571)	14,512	(22,889)		(12,948)
Income tax expense	(3,022)	—	(58	)(j)	(3,080)

Net income (loss)	(7,593)	14,512	(22,947)		(16,028)
Less preferred stock dividend requirements	1,585	—	—		1,585
Less premium on conversion of preferred stock to common stock	791	—	—		791

Net income (loss) applicable to common shareholders	$(9,969)	$14,512	$(22,947)		$(18,404)

Net income (loss) per share applicable to common shareholders:
Basic	$(1.14)				$(2.10)
Diluted	$(1.14)				$(2.10)

Weighted average number of common shares outstanding — basic	8,748				8,748
Weighted average number of common shares outstanding — diluted	9,105				9,105

See Notes to Unaudited Pro Forma Combined Financial Statements

Westmoreland Coal Company

Notes to Unaudited Pro Forma Combined Financial Statements
Year Ended December 31, 2006
(Unaudited)

(1)	Basis of Pro Forma Presentation

On June 29, 2006 Westmoreland Coal Company (the Company) completed the acquisition of a 50 percent partnership interest in the 230 MW Roanoke Valley (“ROVA”) power project located in Weldon, North Carolina from a subsidiary of E.ON U.S. LLC (“E.ON”) — formerly LG&E Energy LLC. As a result, the Company now owns 100 percent of the two-unit, coal-fired power plant.

The Company has also acquired certain additional assets including operating agreements from LG&E Power Services LLC, another subsidiary of E.ON U.S., under which it operates and provides maintenance services to the ROVA project and four other power plants in Virginia.

The Company paid $27.5 million in cash at closing, and assumed, through the Westmoreland subsidiary purchasing the ROVA interest, E.ON’s share of non-recourse project debt in the amount of $85.3 million. The Company also paid a $2.5 million consent fee to Dominion Virginia Power in exchange for its agreement to waive its claim to a right of first refusal to acquire E.ON U.S.’s interest in ROVA. In addition, the Company has accumulated $0.3 million of direct acquisition costs. The Company was also required to contribute $5.0 million which was deposited into ROVA’s debt protection account to replace a letter of credit previously provided by E.ON.

The unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2006 includes the historical results of operations for Westmoreland Coal Company for the year ended December 31, 2006 and Westmoreland Partners for the six months ended June 30, 2006, adjusted for the pro forma effects of the Westmoreland Partners acquisition assuming the acquisition occurred on January 1, 2006.

(2)	Revenue Recognition

ROVA’s historical accounting policy for revenue recognition has been to record revenue as amounts were invoiced pursuant to the provisions of the power sales agreements. The power sales agreements were entered into prior to the effective date of EITF 91-06 “Revenue Recognition of Long-Term Power Sales Contracts”. Accordingly, the agreements were not subject to the accounting requirements of that consensus. The agreements also were entered into prior to the effective date of the consensus of EITF 01-08 “Determining Whether an Arrangement Contains a Lease”, and accordingly were not subject to the accounting requirement of that consensus.

Upon the acquisition of the remaining 50% interest in ROVA, the power sales agreements are considered to be within the scope of EITF 01-08. Under the provisions of EITF 01-08 the power sales arrangements are considered to contain a lease within the scope of SFAS No. 13, “Accounting for Leases”. The lease is classified as an operating lease, and as a result, the Company recognizes revenue for future capacity payments on a straight-line basis over the remaining term of the power sales agreements. The capacity payments that ROVA receives are higher in the first 15 years of the power sales agreements, but decrease for the remaining 10 years of the agreements.

(3)	Purchase Price

The unaudited pro forma combined financial statements reflect that the total consideration paid for the ROVA acquisition is $30.3 million.

Westmoreland Coal Company

Notes to Unaudited Pro Forma Financial Statements — (Continued)

The total purchase price of the ROVA acquisition is as follows (in millions):

Cash	$27.5
Consent fee	2.5
Direct acquisition costs	0.3

Total purchase price	$30.3

(4)	Financing of Acquisition

The Company financed the acquisition and debt protection account deposit with a $30 million bridge loan facility from SOF Investments, LP (“SOF”), a $5 million term loan with First Interstate Bank, and with corporate funds.

The SOF bridge loan has a one-year term extendable to four years at the option of the Company. The loan has an interest rate of LIBOR plus 4% (currently 9.6% per annum). The Company also paid SOF a 1% closing fee. If the Company elects to extend the loan beyond its initial one-year term, it will be required to issue warrants to purchase 150,000 shares of the Company’s common stock to SOF at a premium of 15% to the then current stock price. These warrants would be exercisable for a three-year period from the date of issuance. The loan is secured by a pledge of the semi-annual cash distributions from ROVA commencing in January 2007 as well as by pledges from the Company’s subsidiaries that directly or indirectly acquired the operating agreements.

The $5 million term loan with First Interstate Bank has a one-year term expiring June 29, 2007. Interest is payable at the Bank’s prime rate (currently 8.25% per annum).

The unaudited pro forma combined financial statements assume that, in addition to the consideration paid, Westmoreland incurred approximately $1.4 million of debt acquisition costs, which will be amortized over the term of the related debt.

The Company is subject to interest rate risk on its debt obligations. The Company’s $30 million bridge loan facility and the $5 million term loan with First Interstate Bank have a variable rate of interest indexed to either the prime rate or LIBOR. A change in the interest rates of 0.125% would impact pro forma operating income by approximately $44,000 on an annual basis.

(5)	Pro Forma Adjustments

The accompanying unaudited pro forma combined financial statements for the year ended December 31, 2006 have been adjusted as follows:

a	To adjust revenue historically recognized by Westmoreland-LG&E Partners to recognize capacity payments on a straight-line basis (see Note 2).

b	To record the amortization of intangible assets and liabilities relating to the power sales and utility operating sales agreements over the life of the agreements.

c	To eliminate equity earnings of Westmoreland-LG&E Partners recorded by Westmoreland Coal Company.

d	To record the amortization of intangible assets relating to the coal purchase agreements over the life of the agreements.

e	To adjust the depreciation expense of the property, plant and equipment acquired as a result of adjustments to record the property, plant and equipment at fair market value.

f	To adjust the amortization of deferred financing costs on ROVA’s existing project debt.

Westmoreland Coal Company

Notes to Unaudited Pro Forma Financial Statements — (Continued)

g	To record interest expense on the debt obtained to finance the ROVA acquisition (see note 4).

h	To record the amortization of debt premium resulting from the purchase price adjustment to record the project debt at fair market value.

i	To record the amortization of deferred financing costs relating to lender consent fees and the $30 million bridge loan facility.

j	To record income tax expense at Westmoreland Coal Company’s estimated effective tax rate subsequent to the acquisition.

Westmoreland — LG&E Partners

Financial Statements & Supplementary Data

WESTMORELAND-LG&E PARTNERS

Balance Sheets
As of December 31, 2005 and 2004

	December 31,	December 31,
	2005	2004
	(In thousands)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,430	$23,547
Accounts receivable	22,844	20,263
Fuel inventories	1,689	2,740
Prepaid expenses	495	559

Total current assets	46,458	47,109
PROPERTY, PLANT, AND EQUIPMENT — Net	228,323	237,343
LOAN ORIGINATION FEES — Net	3,023	3,732
RESTRICTED ASSETS	22,849	22,555
OTHER ASSETS	—	10

	$300,653	$310,749

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$17,591	$9,347
Accounts payable — affiliate	552	823
Interest payable	1,745	1,693
Current portion of long-term debt	25,594	22,156

Total current liabilities	45,482	34,019
LONG-TERM DEBT	158,002	183,596
OTHER NONCURRENT LIABILITIES	526	1,513

Total liabilities	204,010	219,128

COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL:
Westmoreland-Roanoke Valley L.P.	50,932	48,906
LG&E-Roanoke Valley L.P.	45,837	43,854
Unrealized loss on derivative instrument	(126)	(1,139)

Total partners’ capital	96,643	91,621

	$300,653	$310,749

See accompanying notes to financial statements.

WESTMORELAND-LG&E PARTNERS

Statements of Operations and Comprehensive Income
For the six months ended June 30, 2006 and the years ended December 31, 2005 and 2004

	June 30,	December 31,	December 31,
	2006	2004	2005
	(In thousands)

Revenues:
Energy	$55,104	$109,991	$112,669

	55,104	109,991	112,669

Cost and expenses:
Cost of sales	22,777	41,389	44,292
Cost of sales — affiliate	4,005	9,446	8,637
Depreciation, depletion and amortization	5,484	10,969	10,906
Selling and administrative	2,303	10,436	9,352
Selling and administrative — affiliate	399	852	817

	34,968	73,092	74,004

Operating income	20,136	36,899	38,665

Other income (expense):
Interest expense	(6,619)	(13,778)	(14,001)
Interest income	995	1,275	393
Other	—	—	6

	(5,624)	(12,503)	(13,602)

Net Income:	14,512	24,396	25,063
Other comprehensive income
Unrealized gain on derivative financial instrument	126	1,013	2,255

Total comprehensive income	$14,638	$25,409	$27,318

See accompanying notes to financial statements.

WESTMORELAND-LG&E PARTNERS

Statements of Partners’ Capital
For the six months ended June 30, 2006 and the years ended December 31, 2005 and 2004

		LG&E	Unrealized Gain
	Westmoreland-	Roanoke	(Loss) on
	Roanoke	Valley	Derivative
	Valley L.P.	L.P.	Instrument	Total
	(In thousands)

Balance as of December 31, 2003	$39,257	$34,241	$(3,394)	$70,104
Net Income	12,559	12,504	—	25,063
Partner distributions	(2,910)	(2,891)	—	(5,801)
Unrealized gain on derivative instrument	—	—	2,255	2,255

Balance as of December 31, 2004	48,906	43,854	(1,139)	91,621
Net Income	12,272	12,124	—	24,396
Partner distributions	(10,246)	(10,141)	—	(20,387)
Unrealized gain on derivative instrument	—	—	1,013	1,013

Balance as of December 31, 2005	50,932	45,837	(126)	96,643
Net Income	7,320	7,192	—	14,512
Partner distributions	(946)	(855)	—	(1,801)
Unrealized gain on derivative instrument	—	—	126	126

Balance as of June 30, 2006	$57,306	$52,174	$—	$109,480

See accompanying notes to financial statements.

WESTMORELAND-LG&E PARTNERS

Statements of Cash Flows
For the six months ended June 30, 2006 and the years ended December 31, 2005 and 2004

	June 30,	December 31,	December 31,
	2006	2005	2004
	(In thousands)

OPERATING ACTIVITIES:
Net income	$14,512	$24,396	$25,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,115	10,250	10,173
Amortization	369	719	733
Ash monofill amortization	—	—	13
Decrease (increase) in accounts receivable	6,302	(2,580)	462
Decrease (increase) in fuel inventories	517	1,051	(639)
Decrease (increase) in prepaid expenses	(57)	63	(110)
Increase (decrease) in accounts payable and accrued liabilities	(11,027)	7,973	1,393
Increase (decrease) in interest payable	48	52	(74)

Net cash provided by operating activities	15,779	41,924	37,014

INVESTING ACTIVITIES —
Purchases of property, plant, and equipment	(186)	(1,204)	(708)
Increase in restricted assets	(377)	(294)	(1,763)

Net cash used in investing activities	(563)	(1,498)	(2,471)

FINANCING ACTIVITIES:
Repayment of notes payable	(12,944)	(22,156)	(20,199)
Partner distributions	(1,801)	(20,387)	(5,801)

Net cash used in financing activities	(14,745)	(42,543)	(26,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	471	(2,117)	8,543
CASH AND CASH EQUIVALENTS — Beginning of year	21,430	23,547	15,004

CASH AND CASH EQUIVALENTS — End of year	$21,901	$21,430	$23,547

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$6,670	$13,726	$14,074

See accompanying notes to financial statements.

WESTMORELAND-LG&E PARTNERS

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization — Westmoreland-LG&E Partners (the “Venture”), a Virginia general partnership, was formed to own and operate two cogeneration facilities (the “Facilities”) located in Weldon, North Carolina. The first facility (“ROVA I”) is a 180 MW facility and the second facility (“ROVA II”) is a 50 MW facility adjacent to ROVA I. The Facilities share certain coal handling, electrical distribution, and administrative equipment. The Facilities produce electric power and steam by burning coal. The steam is sold to a local industrial plant for use in its manufacturing process. ROVA I and ROVA II operate as exempt wholesale generators as determined by the Federal Energy Regulatory Commission (“FERC”). ROVA I commenced commercial operation on May 29, 1994 (Commercial Operations Date). ROVA II commenced commercial operation on June 1, 1995 (Commercial Operations Date).

On June 29, 2006, Westmoreland Coal Company (“Westmoreland”) acquired a 50% partnership interest in the venture from a subsidiary of E.ON U.S. LLC (“E.ON”) — formerly LG&E Energy LLC. The transaction increases Westmoreland’s interest in the Venture to 100%. As part of the same transaction, Westmoreland acquired certain additional assets from LG&E Power Services LLC, a subsidiary of E.ON, consisting primarily of contracts under which Westmoreland will now operate and provide maintenance services to ROVA and four power plants in Virginia. For accounting purposes, the acquisition was assumed to have been completed effective June 30, 2006.

Subsequent to the acquisition, the partners in the Venture are Westmoreland-Roanoke Valley, L.P. (“Westmoreland L.P.”), a limited partnership between Westmoreland Energy LLC. (“WEI”), as the sole limited partner, and WEI-Roanoke Valley, Inc., a wholly owned subsidiary of WEI, as the sole general partner, and Westmoreland North Carolina Power LLC, a wholly owned subsidiary of WEI. The partner previous to the acquisition was LG&E Roanoke Valley L.P. (“LG&E L.P.”), a limited partnership between LG&E Power Roanoke Incorporated, an indirect wholly owned subsidiary of LG&E Power Inc. (“LPI”), as the sole limited partner, and LG&E Power 16 Incorporated, an indirect wholly owned subsidiary of LPI, as the sole general partner. Under the terms of the General Partnership Agreement (“Partnership Agreement”), after priority allocations to Westmoreland L.P., all income, loss, tax deductions and credits, and cash distributions were allocated approximately 50% to Westmoreland L.P. and 50% to Westmoreland North Carolina Power LLC.

Power Sales Agreement — The Venture has entered into two Power Purchase and Operating Agreements (“Power Agreements”) with North Carolina Power Company, a division of Dominion Virginia Power Company (“DVP”), for the sale of all energy produced by the Facilities. Each Power Agreement is for an initial term of 25 years from the respective Commercial Operations Date. Revenue is recognized for these Power Agreements as amounts are invoiced.

Under the terms of ROVA I Power Agreement, the energy price consists of an Energy Purchase Price (“ROVA I Energy Price”) and a Purchased Capacity Unit Price (“ROVA I CUP”). ROVA I Energy Price is billed for each kilowatt-hour delivered and is comprised of a Base Fuel Compensation Price (“ROVA I Fuel Price”) and an Operating and Maintenance Price (“ROVA I O&M Price”). ROVA I Fuel Price is adjusted quarterly and ROVA I O&M Price is adjusted annually based upon the Gross Domestic Product Implicit Price Deflator Index (“GDPIPD”). ROVA I CUP is determined by dividing the sum of the applicable capacity components (the Fixed Capacity Component and the O&M Capacity Component) by a three-year rolling average capacity factor (“Average Capacity Factor”) expressed in cents per kilowatt-hour. Annually, on April 1, the O&M Capacity Component is adjusted by the percentage change in the GDPIPD. The Venture recognizes revenue based on the billed ROVA I Energy Price and ROVA I Delivered Capacity expressed in kilowatt-hours multiplied by ROVA I CUP. In addition, a notional, off-balance sheet account (the “Tracking Account”) has been established to accumulate differences in actual capacity versus the three-year rolling average capacity to facilitate calculation of Capacity Purchase Payment Adjustments. If the Actual Capacity Factor for any year is less than the Average Capacity Factor, the Tracking Account is decreased and the Venture will recognize additional revenue from the Capacity Purchase Payment Adjustment to the extent of the positive balance in the

WESTMORELAND-LG&E PARTNERS

NOTES TO FINANCIAL STATEMENTS — (Continued)

Tracking Account. If the Actual Capacity Factor for any year is greater than the Average Capacity Factor, the Tracking Account is increased, but no additional revenue is recognized. As of June 30, 2006, December 31, 2005 and 2004, the Tracking Account contained a positive balance of $829,022, $829,022 and $1,168,971, respectively, which is not included in the financial statements.

Under the terms of ROVA II Power Agreement, the energy price consists of an Energy Purchase Price (“ROVA II Energy Price”) and a Purchased Capacity Price (“ROVA II Capacity Price”). ROVA II Energy Price is billed for each kilowatt-hour delivered, reduced by 2.25% for line losses, and is comprised of a Base Fuel Compensation Price (“ROVA II Fuel Price”) and an Operating and Maintenance Price (“ROVA II O&M Price”). ROVA II Fuel Price is adjusted quarterly and ROVA II O&M Price is adjusted annually based upon the GDPIPD. ROVA II Capacity Price is based on the Dispatch Level, Dependable Capacity, and Net Electrical Output, and is comprised of a fixed amount per kilowatt-hour plus a variable amount per kilowatt-hour, which is adjusted annually based upon the GDPIPD. The Venture recognizes revenue based on the billed ROVA II Energy Price and ROVA II Capacity Price.

Energy Services Agreement — The Venture has entered into an Energy Services Agreement (“Energy Agreement”) with Patch Rubber Company for the sale of steam produced by the Facilities. The Energy Agreement is for an initial term of 15 years from the later of ROVA I Initial Delivery Date or ROVA II Initial Delivery Date with three five-year renewal options. Under the terms of the Energy Agreement, the volume of steam delivered determines payments to the Venture. The prices of delivered steam is increased annually based upon the Gross National Product Implicit Price Deflator Index (“GNPIPD”) beginning January 1, 1991, except that such increase shall not exceed 3% per year. The Venture recognizes revenue on steam sales based on the volume of steam delivered.

Cash Equivalents — The Venture considers all highly liquid securities purchased with an original maturity of three months or less to be cash equivalents.

Fuel Inventories — Fuel inventories, which consist primarily of coal, are valued at the lower of cost or market. Cost is determined by the moving weighted average method.

Property, Plant, and Equipment — Depreciation is provided on a straight-line method over the estimated useful lives of the assets except for the ash monofills. The ash monofills are amortized on a cost per ton basis multiplied by tons sent to each monofill. The ash monofills were built as disposal sites for the ash generated during operations.

Balance of property, plant, and equipment, at cost, as of December 31, 2005 and 2004, is as follows:

			Useful lives
	2005	2004	in Years

Land	$1,010	$1,010
Land improvements	300	300	29
Plant and related equipment, including capitalized interest of $34,486,000 in 2005 and 2004	335,073	332,950	5 - 35
Office equipment	991	912	5
Ash monofills	2,231	2,231
Construction-in-progress	9	1,007
Asset retirement obligation	203	203	24
Transportation equipment	182	182	5

Total cost	339,999	338,795
Less accumulated depreciation	(111,676)	(101,452)

Property, plant, and equipment — net	$228,323	$237,343

WESTMORELAND-LG&E PARTNERS

NOTES TO FINANCIAL STATEMENTS — (Continued)

Loan Origination Fees — Loan origination fees incurred in conjunction with obtaining the construction and term loan, institutional loan, and bond financing have been capitalized. These costs are being amortized by the effective-interest method over the lives of the notes and bonds. Accumulated amortization as of December 31, 2005 and 2004 was $9,149,105 and $8,440,671, respectively.

Restricted Assets — Restricted assets represent cash deposits to the Debt Protection Account (“DPA”), the Ash Reserve Account (“Ash”) and the Repair and Maintenance Account (“R&M”) as required by the Credit Agreement. At December 31, 2005 and 2004, the DPA balance was fully funded at $21,724,657 and $20,408,247, respectively. The maximum Ash balance is $600,000, of which $606,009 and $603,276 has been funded by the Venture at December 31, 2005 and 2004, respectively, in accordance with the terms of the Credit Agreement. The maximum R&M balance is $2,200,000 through January 31, 2004, and $2,600,000 thereafter until January 31, 2010, of which $518,330 and $1,543,017 has been funded by the Venture at December 31, 2005 and 2004, respectively, in accordance with the terms of the Credit Agreement. The remaining R&M balance will be funded incrementally on each distribution date until such time as it is fully funded. See Note 3 Long-Term Debt.

Intangible Asset — The Venture paid $215,973 to construct a steam host physically located on the property of Patch Rubber Company. The Venture has rights to use the system through October 2006. These costs have been amortized on a straight-line basis over a period of nine years. Accumulated amortization was $215,973 and $205,589 at December 31, 2005 and 2004, respectively.

Major Maintenance — The Venture expenses major maintenance costs as incurred.

Income Taxes — The Venture is a partnership and, as such, does not record or pay income taxes. Each Venture partner reports its respective share of the Venture’s taxable income or loss for income tax purposes.

Derivatives — Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, requires that all derivatives be recognized in the financial statements as either assets or liabilities and that they be measured at fair value. Changes in fair value are recorded as adjustments to the assets or liabilities being hedged in Other Comprehensive Income (Loss), or in current earnings, depending on whether the derivative is designated and qualifies for hedge accounting, the type of hedge transaction represented and the effectiveness of the hedge.

In connection with the adoption of SFAS No. 133, SFAS No. 138 and SFAS No. 149, the Venture classified its Interest Rate Exchange Agreements (“Swap Agreements”) as cash flow hedges. At December 31, 2005 and 2004, the fair value of the Swap Agreements is recorded as a noncurrent liability of $126,134 and $1,139,311, respectively. The change in fair value is recorded as a component of Other Comprehensive Income. The swap agreement was terminated as of June 30, 3006.

Asset Retirement Obligation — In August 2001, FASB issued Statement No. 143, Accounting for Asset Retirement Obligations, and the Venture adopted this statement effective January 1, 2003. Statement No. 143 addresses financial accounting for legal obligations associated with the retirement of long-lived assets and requires the Venture to recognize the fair value of an asset retirement obligation in the period in which that obligation is incurred. The Venture capitalizes the present value of estimated retirement costs as part of the carrying amount of long-lived assets.

WESTMORELAND-LG&E PARTNERS

NOTES TO FINANCIAL STATEMENTS — (Continued)

As of December 31, 2005 and 2004, the Venture’s obligation recorded in Other Noncurrent Liabilities was $400,307 and $374,119, respectively. Changes in the Venture’s asset retirement obligations for the years ended December 31, 2005 and 2004 were as follows:

	2005	2004

Asset retirement obligation — beginning of period	$374	$350
Accretion	26	24

Asset retirement obligation — end of period	$400	$374

Use of Estimates — Financial statements prepared in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Reclassification — Certain prior period amounts have been reclassified to conform to the current period presentation.

2.	FINANCIAL INSTRUMENTS

The Venture is a party to financial instruments with off-balance sheet risk. Pursuant to SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Venture is required to disclose the fair value of financial instruments where practicable. The carrying amounts of cash equivalents, accounts receivable, and accounts payable reflected on the balance sheets approximate the fair value of these instruments due to the short duration to maturity. The fair value of long-term debt is based on the interest rates available to the Venture for debt with similar terms and maturities. The fair value of interest rate swaps is based on the quoted market price.

The carrying value and estimated fair value of the Venture’s financial instruments as of December 31, 2005 and 2004 are as follows:

	2005
	Carrying	Fair
	Value	Value
	(In thousands)

Long-term debt	$(183,596)	$(192,946)
Interest rate swaps	(126)	(126)

	2004
	Carrying	Fair
	Value	Value
	(In thousands)

Long-term debt	$(205,752)	$(218,837)
Interest rate swaps	(1,139)	(1,139)

WESTMORELAND-LG&E PARTNERS

NOTES TO FINANCIAL STATEMENTS — (Continued)

3.	LONG-TERM DEBT

Long-term debt at December 31, 2005 and 2004 consisted of the following:

	2005	2004
	(In thousands)

Notes payable to banks:
Tranche A	$57,468	$71,588
Tranche B	15,604	19,204
Notes payable to institutional lenders:
Tranche A	51,000	54,400
Tranche B	22,764	23,800
Bonds payable:
Tranche A	29,515	29,515
Tranche B	7,245	7,245

Total	183,596	205,752
Less current portion	25,594	22,156

Total long-term debt	$158,002	$183,596

On December 18, 1991, the Venture entered into the Credit Agreement (“Tranche A”) with a consortium of banks (the “Banks”) and an Institutional Lender for the financing and construction of ROVA I facility. On December 1, 1993, the Credit Agreement was amended and restated (“Tranche B”) to allow for the financing and construction of the ROVA II facility. Under the terms of the Credit Agreement, the Venture is permitted to borrow up to $229,887,000 from the Banks (“Bank Borrowings”), $120,000,000 from an Institutional Lender (“Institutional Borrowings”), and $36,760,000 in tax-exempt facility revenue bonds (“Bond Borrowings”) under two Indenture Agreements with the Halifax County, North Carolina, Industrial Facilities and Pollution Control Financing Authority (“Financing Authority”). The borrowings are evidenced by promissory notes and are secured by land, the facilities, the Venture’s equipment, inventory, accounts receivable, certain other assets and the assignment of all material contracts. Bank borrowings amounted to $73,071,787 and $90,791,724 at December 31, 2005 and 2004, respectively and mature in 2008. The Credit Agreement requires interest on the Bank borrowings at rates set at varying margins in excess of the Banks’ base rate, London Interbank Offering Rate (“LIBOR”) or certificate of deposit rate (“CD”), for various terms from one day to one year in length, each to be selected by the Venture when amounts are borrowed. Interest payments for all elections are generally due at the end of the applicable interest period. However, if such interest period extends beyond a quarterly date, then interest is due on each quarterly date and at the end of the applicable interest period. During the years ended December 31, 2005 and 2004, the weighted average interest rate on the outstanding Bank borrowings was 4.80% and 2.90%, respectively. The interest rate at December 31, 2005 and 2004 was 5.86% and 3.85%, respectively.

At the Tranche A Conversion Date (January 31, 1995), Westmoreland L.P. and LG&E L.P. contributed a combined total of $8,571,224 (“Tranche A Equity Funding”) to the Venture to reduce the principal amount of the outstanding Tranche A Bank Borrowings. The remaining principal balance of the Tranche A Bank Borrowings converted into a term loan (“Tranche A Term Loan”). Principal payments under the Tranche A Term Loan are based upon fixed percentages, ranging from 0.75% to 7.55% of the Tranche A Term Loan, and are paid in 38 semiannual installments ranging from $850,000 to $4,250,000.

At the Tranche B Conversion Date (October 19, 1995), Westmoreland L.P. and LG&E L.P. contributed a combined total of $9,222,152 (“Tranche B Equity Funding”) to the Venture to reduce the principal amount of the outstanding Tranche B Bank Borrowings. The remaining principal balance of the Tranche B Bank

WESTMORELAND-LG&E PARTNERS

NOTES TO FINANCIAL STATEMENTS — (Continued)

Borrowings converted into a term loan (“Tranche B Term Loan”). Principal payments under the Tranche B Term Loan are based upon fixed percentages, ranging from 0.68% to 7.87% of the Tranche B Term Loan, and are paid in 40 semiannual installments ranging from $294,000 to $6,510,000.

Under the terms of the Credit Agreement, interest on the Tranche A Institutional Borrowings is fixed at 10.42% and interest on the Tranche B Institutional Borrowings is fixed at 8.33%.

In accordance with the Indenture Agreement, the Financing Authority issued $29,515,000 of 1991 Variable Rate Demand Exempt Facility Revenue Bonds (“1991 Bond Borrowings”) and $7,245,000 of 1993 Variable Rate Demand Exempt Facility Revenue Bonds (“1993 Bond Borrowings”). The 1991 Bond Borrowings and the 1993 Bond Borrowings are secured by irrevocable letters of credit in the amounts of $30,058,400 and $7,378,387, respectively, which were issued to the respective Trustee by the Banks. The fees associated with the letters of credit totaled $781,424 and $751,449 for the years ended December 31, 2005 and 2004, respectively. The weighted average interest rate for the outstanding Bond Borrowings was 4.09%, 2.43% and 1.24% for the six months ended June 30, 2006 and the years ended December 31, 2005 and 2004, respectively. The interest rate at December 31, 2005 and 2004 was 3.10% and 1.62%, respectively. The 1991 Bond Indenture Agreement requires repayment of the 1991 Bond Borrowings in four semi-annual installments of $1,180,600, $1,180,600, $14,757,500, and $12,396,300. The first installment of the 1991 Bond Borrowings is due in January 2008. The 1993 Indenture Agreement requires repayment of the 1993 Bond Borrowings in three semi-annual installments of $1,593,900, $1,811,250, and $3,839,850. The first installment is due in July 2009.

On January 17, 1992, the Venture entered into Interest Rate Exchange Agreements (“Swap Agreements”) with the Banks, which were created for the purpose of securing a fixed interest rate of 8.03% on approximately 63.3% of the Tranche A Bank Borrowings. These Swap Agreements have been classified as cash flow hedges. In return, the Venture receives a variable rate based on LIBOR, which averaged 4.75%, 3.3% and 1.46% during the first six months of 2006 and for the years ended December 31, 2005 and 2004, respectively. Under the terms of the Swap Agreements, the difference between the interest at the rate selected by the Venture at the time the funds were borrowed and the fixed interest rate is paid or received quarterly. Swap interest incurred under this agreement was $124,606, $947,958 and $2,229,660 for the six months ended June 30, 2006 and for the years ended December 31, 2005 and 2004, respectively.

To ensure performance under the Power Agreement, irrevocable letters of credit in the amounts of $4,500,000 and $1,476,000 were issued to DVP by the Banks on behalf of the Venture for ROVA I and ROVA II, respectively. The fees associated with the letters of credit totaled $53,342, $89,640 and $86,258 for the six months ended June 30, 2006 and for the years ended December 31, 2005 and 2004, respectively.

The debt agreements contain various restrictive covenants primarily related to construction of the Facilities, maintenance of the property, and required insurance. Additionally, the financial covenants include restrictions on incurring additional indebtedness and property liens, paying cash distributions to the partners, and incurring various commitments without lender approval. At June 30, 2006, December 31, 2005 and 2004, the Venture was in compliance with the various covenants.

Pursuant to the terms of the Credit Agreement, the Venture must maintain a debt protection account (“DPA”). On November 30, 2000, Amendment 6 to the Credit Agreement (“Amendment 6”) was negotiated with the Banks and the full funding level was increased to $22,000,000 and an additional $2,000,000 was funded. Beginning in 2002, additional funding of $1.1 million per year is required through 2008. In 2009, $6.7 million of the $9.7 million contributed from 2000-2008 will be available for partnership distribution. In 2010, the remaining $3 million will be available for partnership distribution and the full funding level reverts back to $20,000,000. At December 31, 2005, the DPA consists of $21,724,657 in cash (see Note 1, Restricted Assets) and a letter of credit in the amount of $5,000,000 provided by E.ON.

Balances held in the DPA are available to be used to meet shortfalls of debt service requirements. If the balance in the DPA falls below the required balance, the cash flow from the Facilities must be paid into the

WESTMORELAND-LG&E PARTNERS

NOTES TO FINANCIAL STATEMENTS — (Continued)

DPA until the deficiency is corrected. There were no deficiencies at June 30, 2006, December 31, 2005 or 2004.

The Credit Agreement requires the Venture to maintain an R&M account. Pursuant to Amendment 6, the Venture was required to increase its maximum funding level from $1.5 million to $2.2 million by January 31, 2004. See Note 1, Restricted Assets. The maximum funding level increased to $2.6 million from January 31, 2004 through January 31, 2010, after which date it reverts back to $2.2 million.

Under the terms of the Credit Agreement, the Venture must maintain an Ash Reserve Account. Pursuant to Amendment 6, the funding level of the Ash Reserve Account was reduced from $1,000,000 to $600,000. See Note 1, Restricted Assets. Also, a provision was made for the funds to be used for debt protection after the funds in the DPA and R&M are exhausted. Should the funds be used for debt protection, or should the Venture receive written notice from the Banks’ independent engineer that construction of a new ash monofill will be required, the funding level will immediately increase to $1,000,000.

Future principal payments on long-term debt at June 30, 2006, are as follows:

Year	Total
(In thousands)

2006	$12,650
2007	27,695
2008	32,268
2009	31,233
2010	15,306
Thereafter	51,500

$170,652

4.	COMMITMENTS AND CONTINGENCIES

Coal Supply Agreement — The Venture has entered into two Coal Supply Agreements (“Coal Agreements”) with TECO Coal Corporation (“TECO”). Under the terms of the Coal Agreements, TECO entered into a subcontract with Kentucky Criterion Coal Company (“KCCC”), an affiliate of WEI, to provide 79.5% of the coal requirements under the Coal Agreements. On December 16, 1994, WEI sold the assets of KCCC to Consol of Kentucky, Inc. (“Consol”). TECO consented to the assignment of the subcontract with KCCC to Consol. Each Coal Supply Agreement is for an initial term of 20 years from the respective Commercial Operations Date with two five-year renewal options. Under the terms of the Coal Agreements, the Venture must purchase a combined minimum of 512,500 tons of coal each contract year (“Minimum Quantity”). In the event the Venture fails to purchase the Minimum Quantity in any contract year, the Venture may be liable for actual and direct damages incurred by TECO, up to a maximum of $5 per ton for each ton short for ROVA I or 20% of the current base price for each ton short for ROVA II. The base price is adjusted annually on July 1 of each contract year based upon the GNPIPD. The average cost of coal per ton, including transportation cost, for the six months ended June 30, 2006 and for the years ended December 31, 2005 and 2004 was $49.62, 48.59 and $49.37, respectively. Coal purchases from TECO for the six months ended June 30, 2006 and for the years ended December 31, 2005 and 2004 were $10,390,453, $20,304,811 and $21,049,907, respectively.

Lime Supply Agreement — The Venture has entered into two Lime Supply Agreements (“Lime Agreements”) with O. N. Minerals (Chemstone) Corporation. The Lime Agreements were for an initial term of five years from the respective commercial operations dates and have been extended through December 31, 2008. Under the terms of the Lime Agreements, the Venture must purchase the greater of 100% of the Facility’s requirement or 10,000 tons of pebble lime per year for ROVA I and 4,500 tons of hydrated lime per year for ROVA II. The base price is increased annually over the life of the Lime Agreements.

WESTMORELAND-LG&E PARTNERS

NOTES TO FINANCIAL STATEMENTS — (Continued)

The average lime cost per ton, including transportation cost, for the six months ended June 30, 2006 and the years ended December 31, 2005 and 2004 was $98.15, $86.70 and $86.12, respectively. Total purchases and transportation under the agreements were $1,237,210, $1,597,170 and $2,067,817, respectively, for the six months ended June 30, 2006 and the years ended December 31, 2005 and 2004. See Rail Transportation Agreement below for information about contract terms and conditions.

Rail Transportation Agreement — The Coal Rail Transportation Agreement (“Coal Rail Agreement”) is for an initial term of 20 years from the commercial date of ROVA I, with two five-year renewal options. Under the terms of the Coal Rail Agreement, the base rate per ton is adjusted annually for the life of the Coal Rail Agreement. Additionally, the Venture must utilize CSX Transportation (“CSX”) for up to 95% of the coal received by the Facility on an annual basis. Failure to comply with this requirement may result in liquidated damages based on the difference between the 95% contract requirement and tons actually received. Total charges under the Coal Rail Agreement for the six months ended June 30, 2006 and the years ended December 31, 2005 and 2004 were $5,959,700, $10,564,729 and $12,270,821, respectively.

The Venture has entered into a Rail Transportation Agreement for the transportation of lime to the Facilities with CSX. The Lime Rail Transportation Agreement (“Lime Rail Agreement”), as amended, extends through June 10, 2008. Under the terms of the Lime Rail Agreement, the base rate per ton is adjusted annually, as determined in the Lime Rail Agreement, each June 11. Additionally, the Venture must utilize CSX for up to 95% of the lime received by ROVA I on an annual basis. Failure to comply with this requirement may result in liquidated damages based on the difference between the 95% contract requirement and the tons actually received. See Lime Supply Agreement above.

Property Tax Audit — The Venture is located in Halifax County, North Carolina and is the County’s largest taxpayer. In 2002, the County hired an independent consultant to review and audit personal property tax returns for the previous five years. In May 2002, the County advised the Venture that its returns were being scrutinized for potential underpayment and undervaluation of the property subject to tax. The Venture responded that its valuation was consistent with an agreement reached with the County in 1996. On November 5, 2002, the County assessed the Venture $4.6 million for the years 1997 to 2001. The Venture filed a protest with the Property Tax Commission. On May 26, 2004, the Tax Commission denied the Venture’s protest and issued an order consistent with the County’s assessment. The Venture appealed the Tax Commission’s decision to the North Carolina Court of Appeals on June 24, 2004. In December 2005, the Venture received an adverse ruling from the North Carolina Court of Appeals. The Venture did not appeal this ruling. At December 31, 2005, the Venture has recorded a liability of $10.6 million for this contingency in accounts payable and accrued liabilities on the balance sheet for the tax years 1996 to 2005. During the first quarter of 2006, the Venture paid $7.1 million, including penalties and interest, for the 1996 to 2001 tax years. During the second quarter of 2006, the Venture settled all outstanding personal property assessments for years 2000 to 2005, including interest and penalties, for approximately $3.7 million. Because the Venture had previously accrued for the assessments in its financial statements, there was no material impact on the Venture’s financial statements in the first six months of 2006 as a result of the settlement.

5.	RELATED-PARTY TRANSACTIONS

The Venture entered into an operating agreement with LG&E Power Services LLC, (the “Operator”), an affiliate of LPI, for the operation and maintenance of the Facility and administration of the Venture’s day-to-day operations expiring 25 years after the Commencement Date. The agreement provides for the reimbursement of payroll and other direct costs incurred by the Operator in performance of the agreement, reimbursement of the Operator’s overhead and general and administrative costs based on stated percentages of the reimbursable payroll costs, and a fixed fee. Reimbursed costs and fees incurred under the agreement were $3,090,014, $7,176,792 and $6,220,711, respectively, for the six months ended June 30, 2006 and for the years

WESTMORELAND-LG&E PARTNERS

NOTES TO FINANCIAL STATEMENTS — (Continued)

ended December 31, 2005 and 2004. At December 31, 2005 and 2004, $393,313 and $372,153, respectively, were owed to the Operator and are included in accounts payable in the accompanying financial statements.

The Venture incurred various costs that were paid to LPI and its affiliates, primarily relating to venture management fees, financial management, engineering, environmental services, and internal legal fees on behalf of the Venture. Fees incurred totaled $263,923, $575,149 and $580,993, respectively, for the six months ended June 30, 2006 and for the years ended December 31, 2005 and 2004. At December 31, 2005 and 2004, $104,994 and $131,358, respectively, were owed to LPI and are included in accounts payable-affiliate in the accompanying financial statements.

The Venture incurred various costs that were paid to WEI primarily relating to venture accounting fees and cost accounting services. Fees paid totaled $135,550, $276,628 and $236,500 for the six months ended June 30, 2006 and for the years ended December 31, 2005 and 2004, respectively. At December 31, 2005 and 2004, $14,000 and $0, respectively, were owed to WEI and are included in accounts payable-affiliate in the accompanying financial statements.

The Venture incurred maintenance costs, which were paid to Westmoreland Technical Services, Inc. (“WTS”). These costs totaled $915,132, $2,268,902 and $2,416,306 for the six months ended June 30, 2006 and for the years ended December 31, 2005 and 2004. At December 31, 2005 and 2004, $40,053 and $319,380, respectively, were owed to WTS and are included in accounts payable-affiliate in the accompanying financial statements.

Report of Independent Registered Public Accounting Firm

To the Partners of
Westmoreland-LG&E Partners:

We have audited the accompanying statements of operations and comprehensive loss, partners’ capital, and cash flows for the six months ended June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Westmoreland-LG&E Partners for the six moths ended June 30, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Denver, Colorado
March 30, 2007

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Westmoreland-LG&E Partners
Louisville, Kentucky

We have audited the accompanying balance sheets of Westmoreland-LG&E Partners (the “Venture”) as of December 31, 2005 and 2004 and the related statements of operations and comprehensive income, partners’ capital, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Venture’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Venture’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Venture as of December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Indianapolis, Indiana
March 10, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the various fees and expenses payable in connection with the issuance and distribution of the securities being registered, all of which we will pay. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Registration fee — Securities and Exchange Commission		$3,211
American Stock Exchange listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Subscription Agent fees and expenses		*
Miscellaneous expenses		*
Total Expenses	$	*

*	To be completed by amendment

Item 14.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Restated Certificate of Incorporation limits the liability of directors to the extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses and no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Section 145 also permits us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Westmoreland, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability.

Our bylaws obligate us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or supervisor or manager of Westmoreland or a constituent corporation absorbed in a consolidation or merger, or while a director, officer or supervisor or manager of Westmoreland is or was serving at the request of Westmoreland or a constituent corporation absorbed in a consolidation or merger, as a director, officer or supervisor or manager of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation to the extent that such person is not otherwise indemnified and to the extent such indemnification is not prohibited by applicable law. Our bylaws also obligate us to pay any such person’s expenses in advance of the final disposition of any such proceeding, if such person undertakes to repay any amount so advanced if it shall ultimately be determined that he is not entitled to be indemnified by us.

Under our bylaws, our obligation to indemnify, including the duty to advance expenses, is a contract between our company and each person entitled to indemnification, and no modification of our bylaws may affect, to the detriment of any such person, our obligations in connection with a claim based on any act or failure to act occurring before such modification.

Our bylaws also permit us to purchase and maintain insurance, and we have purchased insurance on behalf of our directors and officers.

Under our bylaws, the rights to indemnification and advance of expenses are not exclusive of any other right to which an indemnified person may be entitled, and all such rights shall inure to the benefit of the indemnified person and his or her heirs, executors and administrators.

Item 15.	Recent Sales of Unregistered Securities.

From April through July of 2006, the Company agreed to exchange a total of 179,818 Depositary Shares at an exchange ratio of 1.8691 shares of Common Stock for each Depositary Share, compared to the conversion ratio of 1.708 provided for under the terms of Certificate of Designation governing the preferred stock. Under the Certificate of Designation governing the preferred stock, a holder of Depositary Shares is not entitled to receive accrued but unpaid dividends upon conversion of the Depositary Shares into Common Stock. The Company agreed to the negotiated exchanges as a cash conservation measure and because they reduce the number of outstanding Depositary Shares, thereby eliminating the associated future dividend requirements and expense.

Agreements with the depositary shareholders were reached on April 28, May 1, 12, 15 and 23, and June 7 and 26, 2006 for the exchange of 15,083, 12,800, 61,035, 44,900, 16,000, 20,000 and 10,000 Depositary Shares, respectively. The exchanges are exempt from registration by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended, and occurred on or before July 6, 2006. Following these exchanges, 640,516 Depositary Shares remain outstanding.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit
Number	Description

3.1	Restated Certificate of Incorporation of Westmoreland Coal Company is incorporated herein by reference to Exhibit 3.1 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
3.2	Certificate of Correction to the Restated Certificate of Incorporation of Westmoreland Coal Company is incorporated herein by reference to Exhibit 3.1 to Westmoreland’s Current Report on Form 8-K filed October 21, 2004 (SEC File No. 001-11155).
3.3	Bylaws, as amended and restated on May 18, 2006, are incorporated herein by reference to Exhibit 3.1 to Westmoreland’s Current Report on Form 8-K filed May 19, 2006 (SEC File No. 001-11155).
4.1	Indenture between Westmoreland and Fidelity Bank, National Association, as Trustee, relating to the Exchange Debentures, is incorporated herein by reference to Exhibit 4.2 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
4.2	Form of Exchange Debenture is incorporated herein by reference to Exhibit 4.3 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.

Exhibit
Number		Description

4.3		Deposit Agreement among Westmoreland, First Chicago Trust Company of New York, as Depository, and the holders from time to time of the Depository Receipts is incorporated herein by reference to Exhibit 4.4 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
4.4		Specimen certificate representing the Common Stock is incorporated by reference to Exhibit 4(c) to Westmoreland’s Registration Statement on Form S-2 (Registration No. 33-1950) filed December 4, 1985.
4.5		Specimen certificate representing the Preferred Stock is incorporated by reference to Exhibit 4.6 to Westmoreland’s registration statement on Form S-2 (Registration No. 33-47872) filed May 13, 1992, and Amendments 1 through 4 thereto.
4.6		Form of Depository Receipt is incorporated by reference to Exhibit 4.5 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
4.7		Amended and Restated Rights Agreement, dated as of February 7, 2003, between Westmoreland Coal Company and EquiServe Trust Company, N.A. is incorporated by reference to Exhibit 4.1 to Westmoreland’s Current Report on Form 8-K filed February 7, 2003 (SEC File No. 001-11155).
4.8		First Amendment to Amended and Restated Rights Agreement dated as of May 2, 2007 between Westmoreland Coal Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit (l) to Amendment No. 2 to Form 8-A filed May 4, 2007) (SEC File No. 001-11155).
4.9		Form of Westmoreland Coal Company Subscription Rights Certificate (to be filed by amendment).
4.10		In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K, Westmoreland hereby agrees to furnish to the Commission, upon request, copies of all other long-term debt instruments.
5.1		Opinion of Roger D. Wiegley, Esq.
10	.1*	In 1990, the Board of Directors of Westmoreland established an Executive Severance Policy for certain executive officers, which provides a severance award in the event of termination of employment. The Executive Severance Policy is incorporated by reference to Exhibit 10.2 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
10	.2*	Westmoreland Coal Company 1991 Non-Qualified Stock Option Plan for Non-Employee Directors is incorporated herein by reference to Exhibit 10(i) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 1990 (SEC File No. 0-752).
10	.3*	Supplemental Executive Retirement Plan, effective January 1, 1992, for certain executive officers and other key individuals, to supplement Westmoreland’s Retirement Plan is incorporated herein by reference to Exhibit 10(d) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 001-11155).
10.4		Amended Coal Lease Agreement between Westmoreland Resources, Inc. and Crow Tribe of Indians, dated November 26, 1974, as further amended in 1982, is incorporated herein by reference to Exhibit 10(a) to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1992 (SEC File No. 0-752).
10	.5*	Westmoreland Coal Company 1995 Long-Term Incentive Stock Plan is incorporated herein by reference to Appendix 3 to Westmoreland’s Definitive Schedule 14A filed April 28, 1995 (SEC File No. 0-752).
10.6		Master Agreement dated as of January 4, 1999 between Westmoreland Coal Company, Westmoreland Resources, Inc., Westmoreland Energy, Inc., Westmoreland Terminal Company, and Westmoreland Coal Sales Company, the UMWA 1992 Benefit Plan and its Trustees, the UMWA Combined Benefit Fund and its Trustees, the UMWA 1974 Pension Trust and its Trustees, the United Mine Workers of America, and the Official Committee of Equity Security Holders in the chapter 11 case of Westmoreland Coal and its official members is incorporated herein by reference to Exhibit No. 99.2 to Westmoreland’s Current Report on Form 8-K filed February 4, 1999 (SEC File No. 001-11155).
10	.7*	Westmoreland Coal Company 1996 Directors’ Stock Incentive Plan is incorporated herein by reference to Exhibit 10(i) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 001-11155).

Exhibit
Number		Description

10	.8*	Westmoreland Coal Company 2000 Nonemployee Directors’ Stock Incentive Plan is incorporated herein by reference to Exhibit 10(j) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 001-11155).
10	.9*	Westmoreland Coal Company 2000 Long-Term Incentive Stock Plan is incorporated herein by reference to Annex A to Westmoreland’s Definitive Schedule 14A filed April 20, 2000 (SEC File No. 001-11155).
10	.10*	Westmoreland Coal Company 2001 Directors Compensation Policy is incorporated herein by reference to Exhibit 10.11 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
10.11		Amended and Restated Coal Supply Agreement dated August 24, 1998 by and among The Montana Power Company, Puget Sound Energy, Inc., The Washington Water Power Company, Portland General Electric Company, PacifiCorp and Western Energy Company is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.12		Coal Transportation Agreement dated July 10, 1981 by and among the Montana Power Company, Puget Sound Power & Light Company, Puget Colstrip Construction Company, The Washington Water Power Company, Portland General Electric Company, Pacific Power & Light Company, Basin Electric Power Cooperative, and Western Energy Company is incorporated herein by reference to Exhibit 10.2 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.13		Amendment No. 1 to the Coal Transportation Agreement dated September 14, 1987 by and among The Montana Power Company, Puget Sound Power & Light Company, Puget Colstrip Construction Company, The Washington Water Power Company, Portland General Electric Company, Pacific Power & Light Company and Western Energy Company is incorporated herein by reference to Exhibit 10.3 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File #001-11155).
10.14		Amendment No. 2 to the Coal Transportation Agreement dated August 24, 1998 by and among The Montana Power Company, Puget Sound Power & Light Company, Puget Colstrip Construction Company, The Washington Water Power Company, Portland General Electric Company, Pacific Power & Light Company, Basin Electric Power Cooperative, and Western Energy Company is incorporated herein by reference to Exhibit 10.4 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.15		Lignite Supply Agreement dated August 29, 1979 between Northwestern Resources Co. and Utility Fuels Inc. is incorporated herein by reference to Exhibit 10.5 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.16		Settlement Agreement and Amendment of Existing Contracts dated August 2, 1999 between Northwestern Resources Co. and Reliant Energy, Incorporated is incorporated herein by reference to Exhibit 10.6 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.17		Term Loan Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., the other entities from time to time party thereto as guarantors, and the purchasers named in Schedule A thereto is incorporated herein by reference to Exhibit 99.2 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.18		Credit Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., the other entities from time to time party thereto as guarantors, the banks party thereto, and PNC Bank, National Association, in its capacity as agent for the banks, is incorporated herein by reference to Exhibit 99.3 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).

Exhibit
Number	Description

10.19	First Amendment to Credit Agreement dated as of August 15, 2001 among Westmoreland Mining LLC, the Loan Parties under the Credit Agreement, the Banks under the Credit Agreement, and PNC Bank, National Association, as Agent, is incorporated herein by reference to Exhibit 10.7 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.20	First Amendment to Note Purchase Agreement dated as of August 15, 2001 among Westmoreland Mining LLC, the other Obligors under the Agreement, the Purchasers under the Agreement, and PNC Capital Markets, Inc., as lead arranger, is incorporated herein by reference to Exhibit 10.8 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.21	Amendment No. 2 to Credit Agreement dated February 27, 2002 among Westmoreland Mining LLC, the Loan Parties under the Credit Agreement, the Banks under the Credit Agreement, and PNC Bank, National Association, as Agent, is incorporated herein by reference to Exhibit 10(w) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2001 (SEC File No. 001-11155).
10.22	Second Amendment to Term Loan Agreement dated February 27, 2002 among Westmoreland Mining LLC, the other Obligors under the Agreement, the Purchasers under the Agreement, and PNC Capital Markets, Inc., as lead arranger, is incorporated herein by reference to Exhibit 10(x) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2001 (SEC File No. 001-11155).
10.23	Third Amendment to Term Loan Agreement dated March 8, 2004 among Westmoreland Mining LLC, the other Obligors under the Agreement, the Purchasers under the Agreement, and PNC Capital Markets, Inc., as lead arranger, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed March 10, 2004 (SEC File No. 001-11155).
10.24	Third Amendment to Credit Agreement dated March 8, 2004 among Westmoreland Mining LLC, the Loan Parties under the Credit Agreement, the Banks under the Credit Agreement, and PNC Bank, National Association, as Agent, is incorporated herein by reference to Exhibit 10.2 to Westmoreland’s Current Report on Form 8-K filed March 10, 2004 (SEC File No. 001-11155).
10.25	Fourth Amendment to Credit Agreement dated December 21, 2005 among Westmoreland Mining LLC, the Loan Parties under the Credit agreement, the Banks under the Credit Agreement, and PNC Bank, National Association, as Agent, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed December 22, 2005 (SEC File No. 001-11155).
10.26	Loan Agreement dated as of December 14, 2001 between Westmoreland Coal Company, a Delaware corporation, and First Interstate Bank, a Montana corporation, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed December 19, 2001 (SEC File No. 001-11155).
10.27	First Amendment dated as of December 24, 2002 to Loan Agreement dated December 14, 2001 between Westmoreland Coal Company, a Delaware corporation, and First Interstate Bank, a Montana corporation, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed January 28, 2003 (SEC File No. 001-11155).
10.28	Second Amendment dated as of January 24, 2003 to Loan Agreement dated December 14, 2001 between Westmoreland Coal Company, a Delaware corporation, and First Interstate Bank, a Montana corporation, is incorporated herein by reference to Exhibit 10.2 to Westmoreland’s Current Report on Form 8-K filed January 28, 2003 (SEC File No. 001-11155).
10.29	Third Amendment effective as of June 24, 2004 to Loan Agreement dated December 14, 2001 between Westmoreland Coal Company, a Delaware corporation, and First Interstate Bank, a Montana corporation, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed June 30, 2004 (SEC File No. 011-11155).
10.30	Fourth Amendment dated June 9, 2006 to Loan Agreement dated December 14, 2001 between Westmoreland Coal Company, a Delaware corporation, and First Interstate Bank, a Montana corporation, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed June 14, 2006 (SEC File No. 001-11155).

Exhibit
Number		Description

10.31		Pledge Agreement dated as of April 27, 2001, by and among Westmoreland Coal Company, Westmoreland Mining LLC, the other entities from time to time party thereto as pledgors, and Firstar Bank, N.A., as collateral agent for the purchasers in connection with the Term Loan Agreement, is incorporated herein by reference to Exhibit 99.4 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.32		Pledge Agreement dated as of April 27, 2001, by and among Westmoreland Coal Company, Westmoreland Mining LLC, the other entities from time to time party thereto as pledgors, and Firstar Bank, N.A., as collateral agent for the banks in connection with the Revolving Credit Agreement, is incorporated herein by reference to Exhibit 99.5 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.33		Continuing Agreement of Guaranty and Suretyship dated as of April 27, 2001, by and among WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor thereunder, in favor of the purchasers under the Term Loan Agreement, is incorporated herein by reference to Exhibit 99.6 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.34		Continuing Agreement of Guaranty and Suretyship dated as of April 27, 2001, by and among WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor thereunder, in favor of PNC Bank, National Association, as agent for the banks in connection with that Credit Agreement, is incorporated herein by reference to Exhibit 99.7 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.35		Security Agreement dated as of April 27, 2001, by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor under the Term Loan Agreement and Firstar Bank, N.A., as collateral agent for the purchasers under the Term Loan Agreement, is incorporated herein by reference to Exhibit 99.8 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.36		Stock Purchase Agreement dated as of September 15, 2000 by and between Westmoreland Coal Company and Entech, Inc. is incorporated herein by reference to Exhibit 99.1 to Westmoreland’s Current Report on Form 8-K filed February 5, 2001 (SEC File No. 001-11155).
10	.37*	Westmoreland Coal Company 2002 Long-Term Incentive Stock Plan is incorporated herein by reference to Annex A to Westmoreland’s Definitive Proxy Statement filed April 23, 2002 (SEC File No. 001-11155).
10.38		Letter Agreement dated June 18, 2002, between Reliant-HL&P and Northwestern Resources Co. is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (SEC File No. 001-11155).
10	.39*	Westmoreland Coal Company 2000 Performance Unit Plan, dated May 22, 2003, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (SEC File No. 001-11155).
10	.40*	First Amendment to Westmoreland Coal Company 2000 Non-employee Directors’ Stock Incentive Plan, dated May 22, 2003, is incorporated herein by reference to Exhibit 10.2 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (SEC File No. 001-11155).
10	.41*	Termination Agreement for Robert J. Jaeger, Chief Financial Officer, is incorporated herein by reference to Exhibit 10.3 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (SEC File No. 001-11155).
10.42		Supplemental Settlement Agreement and Amendment of Existing Contracts between Northwestern Resources Company and Texas Genco, L.P., dated January 30, 2004, is incorporated herein by reference to Exhibit 10(nn) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 001-11155).

Exhibit
Number	Description

10.43	Letter Agreement Regarding Lignite Supply Agreement dated September 21, 2005 between Texas Genco II, L.P. and Texas Westmoreland Coal Company is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report Form 10-Q for the quarter ended September 30, 2005 (SEC File No. 001-11155).
10.44	Purchase Agreement dated June 23, 2006 by and between LG&E Roanoke Valley L.P., LG&E Power Services LLC, and Westmoreland Coal Company is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.45	Third Amendment and Restatement of the Power Purchase and Operating Agreement effective as of December 1, 2000 between Westmoreland-LG&E Partners and Virginia Electric and Power Company is incorporated herein by reference to Exhibit 10.2 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.46	Second Amendment and Restatement of the Power Purchase and Operating Agreement dated November 21, 2000 between Westmoreland-LG&E Partners and Virginia Electric and Power Company for the Roanoke Valley II Project is incorporated herein by reference to Exhibit 10.3 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.47	Amended and Restated Construction and Term Loan Agreement dated as of December 1, 1993 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.4 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.48	Amendment No. 1 to Amended and Restated Construction and Term Loan Agreement dated as of November 4, 1994 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.5 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.49	Amendment No. 2 to Amended and Restated Construction and Term Loan Agreement dated as of December 30, 1994 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.6 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.50	Amendment No. 3 to Amended and Restated Construction and Term Loan Agreement dated as of January 31, 1995 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.7 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.51	Amendment No. 4 to Amended and Restated Construction and Term Loan Agreement dated as of October 19, 1995 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.8 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.52	Amendment No. 5 to Amended and Restated Construction and Term Loan Agreement dated as of December 15, 1996 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.9 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.53	Amendment No. 5 to Amended and Restated Construction and Term Loan Agreement dated as of August 23, 2000 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.10 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).

Exhibit
Number		Description

10.54		Amendment No. 6 to Amended and Restated Construction and Term Loan Agreement dated as of November 21, 2000 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.11 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.55		Amendment No. 7 to Amended and Restated Construction and Term Loan Agreement dated as of November 15, 2001 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.12 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.56		Amendment No. 8 to Amended and Restated Construction and Term Loan Agreement dated as of November 28, 2001 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.13 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.57		Amendment No. 9 to Amended and Restated Construction and Term Loan Agreement dated as of March 1, 2002 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.14 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.58		Amendment No. 10 to Amended and Restated Construction and Term Loan Agreement dated as of April 8, 2003 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Bond L/C Issuing Bank, the Co-Agents (each as defined therein), Credit Suisse First Boston in the capacities named therein and Dexia Credit Local, New York Agency, in the capacities named therein is incorporated herein by reference to Exhibit 10.15 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.59		Note Purchase Agreement dated June 29, 2006 between Westmoreland Energy LLC and SOF Investments, L.P. is incorporated herein by reference to Exhibit 10.16 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10	.60*	Description of Annual Bonus Opportunities for Fiscal 2006 for the Named Executive Officers of Westmoreland Coal Company is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (SEC File No. 001-11155).
10.61		Standby Purchase Agreement dated May 2, 2007 between Westmoreland Coal Company and Tontine Capital Partners, L.P., including the term sheet and the form of registration rights agreement attached thereto as Annexes A and B, respectively (incorporated by reference to Exhibit 10.1 to Form 8-K filed May 4, 2007) (SEC File No. 001-11155).
10	.62*	Westmoreland Coal Company Severance Policy for specified employees, including certain executive officers not covered by Westmoreland’s Executive Severance Policy, dated May 21, 2007 is incorporated herein by reference to Exhibit 10.1 to Form 8-K/A filed June 15, 2007 (SEC File No. 001-11155).
21		Subsidiaries of the Registrant.
23.1		Consent of KPMG LLP.
23.2		Consent of KPMG LLP.
23.3		Consent of Deloitte & Touche LLP.
23.4		Consent of IntraSearch Inc.
23.5		Consent of Roger D. Wiegley is included in Exhibit 5.1.
24.1		Power of Attorney (included on the signature pages of this registration statement).
99.1		Form of Instructions for Use of Westmoreland Coal Company Subscription Rights Certificates (to be filed by amendment).

Exhibit
Number	Description

99.2	Form of Notice of Guaranteed Delivery for Subscription Rights Certificates (to be filed by amendment).
99.3	Form of Letter from Westmoreland Coal Company to Stockholders who are Record Holders (to be filed by amendment).
99.4	Form of Letter from Westmoreland Coal Company to Securities Dealers, Commercial Banks, Trust Companies and other Nominees (to be filed by amendment).
99.5	Form of Letter from Nominees to Stockholders who are Beneficial Owners (to be filed by amendment).
99.6	Form of Nominee Holder Certification (to be filed by amendment).
99.7	Form of Beneficial Owner Election Form (to be filed by amendment).
99.8	Form of 401(k) Plan Participant Election Form (to be filed by amendment).
99.9	Form of Letter from Westmoreland Coal Company to Participants in the 401(k) Plan (to be filed by amendment).

*	Compensatory benefit plan or arrangement or management contract.

(b) Financial Statement Schedules.

Report of Independent Registered Public Accounting Firm

Schedule I — Condensed Financial Statements of Parent Company

Schedule II — Valuation Accounts

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Colorado Springs, State of Colorado, on June 22, 2007.

WESTMORELAND COAL COMPANY

By:	/s/ Keith E. Alessi
Keith E. Alessi, Interim President and
interim Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Westmoreland Coal Company, hereby severally constitute and appoint Keith E. Alessi, David J. Blair, and Kevin A. Paprzycki, and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Westmoreland Coal Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keith E. Alessi Keith E. Alessi	Interim President and interim Chief Executive Officer (Principal executive officer)	June 22, 2007

/s/ David J. Blair David J. Blair	Chief Financial Officer (Principal financial officer)	June 22, 2007

/s/ Kevin A. Paprzycki Kevin A. Paprzycki	Controller (Principal accounting officer)	June 22, 2007

/s/ Michael Armstrong Michael Armstrong	Director	June 22, 2007

/s/ Thomas J. Coffey Thomas J. Coffey	Director	June 22, 2007

/s/ Richard M. Klingaman Richard M. Klingaman	Director	June 22, 2007

/s/ Robert E. Killen Robert E. Killen	Director	June 22, 2007

Signature	Title	Date

/s/ Thomas W. Ostrander Thomas W. Ostrander	Director	June 22, 2007

/s/ William M. Stern William M. Stern	Director	June 22, 2007

Donald A. Tortorice	Director	June , 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Westmoreland Coal Company:

Under date of March 30, 2007, we reported on the consolidated balance sheets of Westmoreland Coal Company and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2006, which are included in the December 31, 2006 Annual Report on Form 10-K of Westmoreland Coal Company and subsidiaries. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules I and II. These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

The audit report on the consolidated financial statements of Westmoreland Coal Company and subsidiaries referred to above contains an explanatory paragraph that states that the Company has suffered recurring losses from operations, has a working capital deficit, and a net capital deficiency that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in notes to the consolidated financial statements, the Company changed its method for accounting and reporting for share-based payments effective January 1, 2006, its method of accounting for deferred overburden removal costs effective January 1, 2006, its method of accounting for pension and other postretirement benefits effective December 31, 2006, and its method of quantifying misstatements effective January 1, 2006. Also, as discussed in note 3 to the consolidated financial statements, the Company changed its method of accounting for workers compensation benefits effective January 1, 2005.

KPMG LLP

Denver, Colorado
March 30, 2007

WESTMORELAND COAL COMPANY

SCHEDULE I — CONDENSED BALANCE SHEET
(Parent Company Information — See Notes to Consolidated Financial Statements)

	December 31,	December 31,
	2006	2005
	(Amounts in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$128	$692
Receivables:
Trade	—	—
Other	293	92

	293	92
Restricted cash	3,300	—
Excess of trust assets over pneumoconiosis benefit obligation	2,266	—
Other current assets	5,704	398

Total current assets	11,691	1,182

Property, plant and equipment:
Plant and equipment	5,416	4,686
Less accumulated depreciation, depletion and amortization	4,206	3,783

Net property, plant and equipment	1,210	903
Investment in subsidiaries and independent power projects,
including intercompany balances	159,749	161,863
Other assets	6,655	20,541

Total Assets	$179,305	$184,489

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current installments of long-term debt	$5,000	$—
Accounts payable and accrued expenses	7,403	5,792
Intercompany payable	52,551	50,610
Income taxes	162	—
Workers’ compensation	949	—
Pension and SERP obligations	51	—
Postretirement medical benefits	15,771	—

Total current liabilities	81,887	56,402

Revolving lines of credit	8,500	5,500
Workers’ compensation, less current portion	8,589	8,396
Postretirement medical costs, less current portion	200,161	124,990
Pension and SERP obligations, less current portion	5,147	—
Other liabilities	1,206	7,424
Shareholders’ deficit:
Preferred stock	160	205
Common stock	22,535	21,043
Other paid-in capital	79,246	75,344
Accumulated other comprehensive loss	(104,797)	(37)
Accumulated deficit	(123,329)	(114,778)

Total shareholders’ deficit	(126,185)	(18,223)

Total Liabilities and Shareholders’ Deficit	$179,305	$184,489

WESTMORELAND COAL COMPANY

SCHEDULE I — CONDENSED STATEMENT OF OPERATIONS
(Parent Company Information — See Notes to Consolidated Financial Statements)

	Year Ended December 31,
	2006	2005	2004
	(Amounts in thousands)

Operating costs and expenses:
Depreciation and amortization	$477	$263	$146
Selling and administrative	12,279	7,077	7,661
Heritage health benefit expenses	27,902	27,471	33,203
Loss on sale of assets	25	—	—

	40,683	34,811	41,010

Operating loss	(40,683)	(34,811)	(41,010)
Other income (expense):
Interest expense	(877)	(465)	(421)
Interest income	457	334	722
Minority interest	—	—	—
Other income	(78)	2,662	1

	(498)	2,531	302

Loss before income taxes and income of consolidated subsidiaries	(41,181)	(32,280)	(40,708)
Equity in income of subsidiaries and earnings of independent power projects, net	33,597	23,761	29,456

Loss from continuing operations before income taxes	(7,584)	(8,519)	(11,252)
Income tax expense	(9)	(179)	(146)

Net loss	$(7,593)	$(8,698)	$(11,398)

WESTMORELAND COAL COMPANY

SCHEDULE I — CONDENSED STATEMENT OF CASH FLOWS
(Parent Company Information — See Notes to Consolidated Financial Statements)

	Year Ended December 31,
	2006	2005	2004
	(Amounts in thousands)

Cash flows from operating activities:
Net loss	$(7,593)	$(8,698)	$(11,398)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in income of subsidiaries and earnings of independent power projects	(33,597)	(23,761)	(29,456)
Depreciation, depletion and amortization	477	263	146
Stock compensation expense	2,564	1,719	1,617
Changes in operating assets and liabilities:
Receivables, net	(20,099)	400	(180)
Accounts payable and accrued expenses	1,483	3,912	(129)
Other assets and liabilities	6,874	(1,142)	3,112

Net cash used by operating activities	(49,891)	(27,307)	(36,288)

Cash flows from investing activities:
Distributions received from subsidiaries	14,381	4,318	4,720
Additions to property, plant and equipment	(784)	(491)	(637)

Net cash provided by investing activities	13,597	3,827	4,083

Cash flows from financing activities:
Net borrowings on revolving lines of credit	8,000	5,500	—
Loans from subsidiaries	27,119	18,383	32,600
Exercise of stock options	998	1,094	862
Dividends on preferred shares	(387)	(820)	(738)

Net cash provided by financing activities	35,730	24,157	32,724

Net increase (decrease) in cash and cash equivalents	(564)	677	519
Cash and cash equivalents, beginning of year	692	15	(504)

Cash and cash equivalents, end of year	$128	$692	$15

WESTMORELAND COAL COMPANY AND SUBSIDIARIES

SCHEDULE II — VALUATION ACCOUNTS
Years ended December 31, 2006, 2005 and 2004

		Deductions
		Charged to
	Balance at	Costs and			Balance at
	Beginning of Year	Expenses	Deductions		End of Year
	(In thousands)

Year Ended December 31, 2006:
Allowance for doubtful accounts	$2,441	$—	$(2,441	)(A)	$—

Year Ended December 31, 2005:
Allowance for doubtful accounts	$2,441	—	—		$2,441	(B)

Year Ended December 31, 2004:
Allowance for doubtful accounts	$2,441	—	—		$2,441	(B)

Amounts above include current and non-current valuation accounts.

(A)	Uncollectible note charged to allowance

(B)	Consists of reserves related to the uncollectibility of notes receivable reported as a reduction of other assets in the Company’s Consolidated Balance Sheets.

EXHIBIT INDEX

Exhibit
Number		Description

3.1		Restated Certificate of Incorporation of Westmoreland Coal Company is incorporated herein by reference to Exhibit 3.1 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
3.2		Certificate of Correction to the Restated Certificate of Incorporation of Westmoreland Coal Company is incorporated herein by reference to Exhibit 3.1 to Westmoreland’s Current Report on Form 8-K filed October 21, 2004 (SEC File No. 001-11155).
3.3		Bylaws, as amended and restated on May 18, 2006, are incorporated herein by reference to Exhibit 3.1 to Westmoreland’s Current Report on Form 8-K filed May 19, 2006 (SEC File No. 001-11155).
4.1		Indenture between Westmoreland and Fidelity Bank, National Association, as Trustee, relating to the Exchange Debentures, is incorporated herein by reference to Exhibit 4.2 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
4.2		Form of Exchange Debenture is incorporated herein by reference to Exhibit 4.3 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
4.3		Deposit Agreement among Westmoreland, First Chicago Trust Company of New York, as Depository, and the holders from time to time of the Depository Receipts is incorporated herein by reference to Exhibit 4.4 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
4.4		Specimen certificate representing the Common Stock is incorporated by reference to Exhibit 4(c) to Westmoreland’s Registration Statement on Form S-2 (Registration No. 33-1950) filed December 4, 1985.
4.5		Specimen certificate representing the Preferred Stock is incorporated by reference to Exhibit 4.6 to Westmoreland’s registration statement on Form S-2 (Registration No. 33-47872) filed May 13, 1992, and Amendments 1 through 4 thereto.
4.6		Form of Depository Receipt is incorporated by reference to Exhibit 4.5 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
4.7		Amended and Restated Rights Agreement, dated as of February 7, 2003, between Westmoreland Coal Company and EquiServe Trust Company, N.A. is incorporated by reference to Exhibit 4.1 to Westmoreland’s Current Report on Form 8-K filed February 7, 2003 (SEC File No. 001-11155).
4.8		First Amendment to Amended and Restated Rights Agreement dated as of May 2, 2007 between Westmoreland Coal Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit(l) to Amendment No. 2 to Form 8-A filed May 4, 2007) (SEC File No. 001-11155).
4.9		Form of Westmoreland Coal Company Subscription Rights Certificate (to be filed by amendment).
4.10		In accordance with paragraph(b)(4)(iii) of Item 601 of Regulation S-K, Westmoreland hereby agrees to furnish to the Commission, upon request, copies of all other long-term debt instruments.
5.1		Opinion of Roger D. Wiegley, Esq.
10	.1*	In 1990, the Board of Directors of Westmoreland established an Executive Severance Policy for certain executive officers, which provides a severance award in the event of termination of employment. The Executive Severance Policy is incorporated by reference to Exhibit 10.2 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
10	.2*	Westmoreland Coal Company 1991 Non-Qualified Stock Option Plan for Non-Employee Directors is incorporated herein by reference to Exhibit 10(i) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 1990 (SEC File No. 0-752).
10	.3*	Supplemental Executive Retirement Plan, effective January 1, 1992, for certain executive officers and other key individuals, to supplement Westmoreland’s Retirement Plan is incorporated herein by reference to Exhibit 10(d) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 001-11155).
10.4		Amended Coal Lease Agreement between Westmoreland Resources, Inc. and Crow Tribe of Indians, dated November 26, 1974, as further amended in 1982, is incorporated herein by reference to Exhibit 10(a) to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1992 (SEC File No. 0-752).

Exhibit
Number		Description

10	.5*	Westmoreland Coal Company 1995 Long-Term Incentive Stock Plan is incorporated herein by reference to Appendix 3 to Westmoreland’s Definitive Schedule 14A filed April 28, 1995 (SEC File No. 0-752).
10.6		Master Agreement dated as of January 4, 1999 between Westmoreland Coal Company, Westmoreland Resources, Inc., Westmoreland Energy, Inc., Westmoreland Terminal Company, and Westmoreland Coal Sales Company, the UMWA 1992 Benefit Plan and its Trustees, the UMWA Combined Benefit Fund and its Trustees, the UMWA 1974 Pension Trust and its Trustees, the United Mine Workers of America, and the Official Committee of Equity Security Holders in the chapter 11 case of Westmoreland Coal and its official members is incorporated herein by reference to Exhibit No. 99.2 to Westmoreland’s Current Report on Form 8-K filed February 4, 1999 (SEC File No. 001-11155).
10	.7*	Westmoreland Coal Company 1996 Directors’ Stock Incentive Plan is incorporated herein by reference to Exhibit 10(i) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 001-11155).
10	.8*	Westmoreland Coal Company 2000 Nonemployee Directors’ Stock Incentive Plan is incorporated herein by reference to Exhibit 10(j) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 001-11155).
10	.9*	Westmoreland Coal Company 2000 Long-Term Incentive Stock Plan is incorporated herein by reference to Annex A to Westmoreland’s Definitive Schedule 14A filed April 20, 2000 (SEC File No. 001-11155).
10	.10*	Westmoreland Coal Company 2001 Directors Compensation Policy is incorporated herein by reference to Exhibit 10.11 to Westmoreland’s Registration Statement on Form S-1 (Registration No. 333-117709) filed July 28, 2004.
10.11		Amended and Restated Coal Supply Agreement dated August 24, 1998 by and among The Montana Power Company, Puget Sound Energy, Inc., The Washington Water Power Company, Portland General Electric Company, PacifiCorp and Western Energy Company is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.12		Coal Transportation Agreement dated July 10, 1981 by and among the Montana Power Company, Puget Sound Power & Light Company, Puget Colstrip Construction Company, The Washington Water Power Company, Portland General Electric Company, Pacific Power & Light Company, Basin Electric Power Cooperative, and Western Energy Company is incorporated herein by reference to Exhibit 10.2 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.13		Amendment No. 1 to the Coal Transportation Agreement dated September 14, 1987 by and among The Montana Power Company, Puget Sound Power & Light Company, Puget Colstrip Construction Company, The Washington Water Power Company, Portland General Electric Company, Pacific Power & Light Company and Western Energy Company is incorporated herein by reference to Exhibit 10.3 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File #001-11155).
10.14		Amendment No. 2 to the Coal Transportation Agreement dated August 24, 1998 by and among The Montana Power Company, Puget Sound Power & Light Company, Puget Colstrip Construction Company, The Washington Water Power Company, Portland General Electric Company, Pacific Power & Light Company, Basin Electric Power Cooperative, and Western Energy Company is incorporated herein by reference to Exhibit 10.4 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.15		Lignite Supply Agreement dated August 29, 1979 between Northwestern Resources Co. and Utility Fuels Inc. is incorporated herein by reference to Exhibit 10.5 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.16		Settlement Agreement and Amendment of Existing Contracts dated August 2, 1999 between Northwestern Resources Co. and Reliant Energy, Incorporated is incorporated herein by reference to Exhibit 10.6 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).

Exhibit
Number	Description

10.17	Term Loan Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., the other entities from time to time party thereto as guarantors, and the purchasers named in Schedule A thereto is incorporated herein by reference to Exhibit 99.2 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.18	Credit Agreement dated as of April 27, 2001 by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., the other entities from time to time party thereto as guarantors, the banks party thereto, and PNC Bank, National Association, in its capacity as agent for the banks, is incorporated herein by reference to Exhibit 99.3 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.19	First Amendment to Credit Agreement dated as of August 15, 2001 among Westmoreland Mining LLC, the Loan Parties under the Credit Agreement, the Banks under the Credit Agreement, and PNC Bank, National Association, as Agent, is incorporated herein by reference to Exhibit 10.7 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.20	First Amendment to Note Purchase Agreement dated as of August 15, 2001 among Westmoreland Mining LLC, the other Obligors under the Agreement, the Purchasers under the Agreement, and PNC Capital Markets, Inc., as lead arranger, is incorporated herein by reference to Exhibit 10.8 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (SEC File No. 001-11155).
10.21	Amendment No. 2 to Credit Agreement dated February 27, 2002 among Westmoreland Mining LLC, the Loan Parties under the Credit Agreement, the Banks under the Credit Agreement, and PNC Bank, National Association, as Agent, is incorporated herein by reference to Exhibit 10(w) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2001 (SEC File No. 001-11155).
10.22	Second Amendment to Term Loan Agreement dated February 27, 2002 among Westmoreland Mining LLC, the other Obligors under the Agreement, the Purchasers under the Agreement, and PNC Capital Markets, Inc., as lead arranger, is incorporated herein by reference to Exhibit 10(x) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2001 (SEC File No. 001-11155).
10.23	Third Amendment to Term Loan Agreement dated March 8, 2004 among Westmoreland Mining LLC, the other Obligors under the Agreement, the Purchasers under the Agreement, and PNC Capital Markets, Inc., as lead arranger, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed March 10, 2004 (SEC File No. 001-11155).
10.24	Third Amendment to Credit Agreement dated March 8, 2004 among Westmoreland Mining LLC, the Loan Parties under the Credit Agreement, the Banks under the Credit Agreement, and PNC Bank, National Association, as Agent, is incorporated herein by reference to Exhibit 10.2 to Westmoreland’s Current Report on Form 8-K filed March 10, 2004 (SEC File No. 001-11155).
10.25	Fourth Amendment to Credit Agreement dated December 21, 2005 among Westmoreland Mining LLC, the Loan Parties under the Credit agreement, the Banks under the Credit Agreement, and PNC Bank, National Association, as Agent, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed December 22, 2005 (SEC File No. 001-11155).
10.26	Loan Agreement dated as of December 14, 2001 between Westmoreland Coal Company, a Delaware corporation, and First Interstate Bank, a Montana corporation, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed December 19, 2001 (SEC File No. 001-11155).
10.27	First Amendment dated as of December 24, 2002 to Loan Agreement dated December 14, 2001 between Westmoreland Coal Company, a Delaware corporation, and First Interstate Bank, a Montana corporation, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed January 28, 2003 (SEC File No. 001-11155).

Exhibit
Number		Description

10.28		Second Amendment dated as of January 24, 2003 to Loan Agreement dated December 14, 2001 between Westmoreland Coal Company, a Delaware corporation, and First Interstate Bank, a Montana corporation, is incorporated herein by reference to Exhibit 10.2 to Westmoreland’s Current Report on Form 8-K filed January 28, 2003 (SEC File No. 001-11155).
10.29		Third Amendment effective as of June 24, 2004 to Loan Agreement dated December 14, 2001 between Westmoreland Coal Company, a Delaware corporation, and First Interstate Bank, a Montana corporation, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed June 30, 2004 (SEC File No. 011-11155).
10.30		Fourth Amendment dated June 9, 2006 to Loan Agreement dated December 14, 2001 between Westmoreland Coal Company, a Delaware corporation, and First Interstate Bank, a Montana corporation, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Current Report on Form 8-K filed June 14, 2006 (SEC File No. 001-11155).
10.31		Pledge Agreement dated as of April 27, 2001, by and among Westmoreland Coal Company, Westmoreland Mining LLC, the other entities from time to time party thereto as pledgors, and Firstar Bank, N.A., as collateral agent for the purchasers in connection with the Term Loan Agreement, is incorporated herein by reference to Exhibit 99.4 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.32		Pledge Agreement dated as of April 27, 2001, by and among Westmoreland Coal Company, Westmoreland Mining LLC, the other entities from time to time party thereto as pledgors, and Firstar Bank, N.A., as collateral agent for the banks in connection with the Revolving Credit Agreement, is incorporated herein by reference to Exhibit 99.5 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.33		Continuing Agreement of Guaranty and Suretyship dated as of April 27, 2001, by and among WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor thereunder, in favor of the purchasers under the Term Loan Agreement, is incorporated herein by reference to Exhibit 99.6 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.34		Continuing Agreement of Guaranty and Suretyship dated as of April 27, 2001, by and among WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor thereunder, in favor of PNC Bank, National Association, as agent for the banks in connection with that Credit Agreement, is incorporated herein by reference to Exhibit 99.7 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.35		Security Agreement dated as of April 27, 2001, by and among Westmoreland Mining LLC, WCCO-KRC Acquisition Corp., Dakota Westmoreland Corporation, Western Energy Company, Northwestern Resources Co., and each of the other persons which becomes a guarantor under the Term Loan Agreement and Firstar Bank, N.A., as collateral agent for the purchasers under the Term Loan Agreement, is incorporated herein by reference to Exhibit 99.8 to Westmoreland’s Current Report on Form 8-K filed May 15, 2001 (SEC File No. 001-11155).
10.36		Stock Purchase Agreement dated as of September 15, 2000 by and between Westmoreland Coal Company and Entech, Inc. is incorporated herein by reference to Exhibit 99.1 to Westmoreland’s Current Report on Form 8-K filed February 5, 2001 (SEC File No. 001-11155).
10	.37*	Westmoreland Coal Company 2002 Long-Term Incentive Stock Plan is incorporated herein by reference to Annex A to Westmoreland’s Definitive Proxy Statement filed April 23, 2002 (SEC File No. 001-11155).
10.38		Letter Agreement dated June 18, 2002, between Reliant-HL&P and Northwestern Resources Co. is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (SEC File No. 001-11155).
10	.39*	Westmoreland Coal Company 2000 Performance Unit Plan, dated May 22, 2003, is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (SEC File No. 001-11155).

Exhibit
Number		Description

10	.40*	First Amendment to Westmoreland Coal Company 2000 Non-employee Directors’ Stock Incentive Plan, dated May 22, 2003, is incorporated herein by reference to Exhibit 10.2 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (SEC File No. 001-11155).
10	.41*	Termination Agreement for Robert J. Jaeger, Chief Financial Officer, is incorporated herein by reference to Exhibit 10.3 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (SEC File No. 001-11155).
10.42		Supplemental Settlement Agreement and Amendment of Existing Contracts between Northwestern Resources Company and Texas Genco, L.P., dated January 30, 2004, is incorporated herein by reference to Exhibit 10(nn) to Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 001-11155).
10.43		Letter Agreement Regarding Lignite Supply Agreement dated September 21, 2005 between Texas Genco II, L.P. and Texas Westmoreland Coal Company is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report Form 10-Q for the quarter ended September 30, 2005 (SEC File No. 001-11155).
10.44		Purchase Agreement dated June 23, 2006 by and between LG&E Roanoke Valley L.P., LG&E Power Services LLC, and Westmoreland Coal Company is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.45		Third Amendment and Restatement of the Power Purchase and Operating Agreement effective as of December 1, 2000 between Westmoreland-LG&E Partners and Virginia Electric and Power Company is incorporated herein by reference to Exhibit 10.2 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.46		Second Amendment and Restatement of the Power Purchase and Operating Agreement dated November 21, 2000 between Westmoreland-LG&E Partners and Virginia Electric and Power Company for the Roanoke Valley II Project is incorporated herein by reference to Exhibit 10.3 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.47		Amended and Restated Construction and Term Loan Agreement dated as of December 1, 1993 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.4 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.48		Amendment No. 1 to Amended and Restated Construction and Term Loan Agreement dated as of November 4, 1994 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.5 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.49		Amendment No. 2 to Amended and Restated Construction and Term Loan Agreement dated as of December 30, 1994 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.6 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.50		Amendment No. 3 to Amended and Restated Construction and Term Loan Agreement dated as of January 31, 1995 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.7 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.51		Amendment No. 4 to Amended and Restated Construction and Term Loan Agreement dated as of October 19, 1995 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.8 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).

Exhibit
Number		Description

10.52		Amendment No. 5 to Amended and Restated Construction and Term Loan Agreement dated as of December 15, 1996 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.9 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.53		Amendment No. 5 to Amended and Restated Construction and Term Loan Agreement dated as of August 23, 2000 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.10 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.54		Amendment No. 6 to Amended and Restated Construction and Term Loan Agreement dated as of November 21, 2000 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.11 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.55		Amendment No. 7 to Amended and Restated Construction and Term Loan Agreement dated as of November 15, 2001 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.12 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.56		Amendment No. 8 to Amended and Restated Construction and Term Loan Agreement dated as of November 28, 2001 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.13 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.57		Amendment No. 9 to Amended and Restated Construction and Term Loan Agreement dated as of March 1, 2002 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Issuing Bank, the Co-Agents and Agent (each as defined therein) is incorporated herein by reference to Exhibit 10.14 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.58		Amendment No. 10 to Amended and Restated Construction and Term Loan Agreement dated as of April 8, 2003 among Westmoreland-LG&E Partners, the Lenders named therein, the Institutional Lenders, the Institutional Agent, the Bond L/C Issuing Bank, the Co-Agents (each as defined therein), Credit Suisse First Boston in the capacities named therein and Dexia Credit Local, New York Agency, in the capacities named therein is incorporated herein by reference to Exhibit 10.15 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10.59		Note Purchase Agreement dated June 29, 2006 between Westmoreland Energy LLC and SOF Investments, L.P. is incorporated herein by reference to Exhibit 10.16 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (SEC File No. 001-11155).
10	.60*	Description of Annual Bonus Opportunities for Fiscal 2006 for the Named Executive Officers of Westmoreland Coal Company is incorporated herein by reference to Exhibit 10.1 to Westmoreland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (SEC File No. 001-11155).
10.61		Standby Purchase Agreement dated May 2, 2007 between Westmoreland Coal Company and Tontine Capital Partners, L.P., including the term sheet and the form of registration rights agreement attached thereto as Annexes A and B, respectively (incorporated by reference to Exhibit 10.1 to Form 8-K filed May 4, 2007) (SEC File No. 001-11155).
10	.62*	Westmoreland Coal Company Severance Policy for specified employees, including certain executive officers not covered by Westmoreland’s Executive Severance Policy, dated May 21, 2007 is incorporated herein by reference to Exhibit 10.1 to Form 8-K/A filed June 15, 2007 (SEC File No. 001-11155).
21		Subsidiaries of the Registrant.
23.1		Consent of KPMG LLP.
23.2		Consent of KPMG LLP.

Exhibit
Number	Description

23.3	Consent of Deloitte & Touche LLP.
23.4	Consent of IntraSearch Inc.
23.5	Consent of Roger D. Wiegley is included in Exhibit 5.1.
24.1	Power of Attorney (included on the signature pages of this registration statement).
99.1	Form of Instructions for Use of Westmoreland Coal Company Subscription Rights Certificates (to be filed by amendment).
99.2	Form of Notice of Guaranteed Delivery for Subscription Rights Certificates (to be filed by amendment).
99.3	Form of Letter from Westmoreland Coal Company to Stockholders who are Record Holders (to be filed by amendment).
99.4	Form of Letter from Westmoreland Coal Company to Securities Dealers, Commercial Banks, Trust Companies and other Nominees (to be filed by amendment).
99.5	Form of Letter from Nominees to Stockholders who are Beneficial Owners (to be filed by amendment).
99.6	Form of Nominee Holder Certification (to be filed by amendment).
99.7	Form of Beneficial Owner Election Form (to be filed by amendment).
99.8	Form of 401(k) Plan Participant Election Form (to be filed by amendment).
99.9	Form of Letter from Westmoreland Coal Company to Participants in the 401(k) Plan (to be filed by amendment).

*	Compensatory benefit plan or arrangement or management contract.